Exhibit 4.10

EXECUTION COPY

SPIRIT MASTER FUNDING, LLC

an Issuer,

SPIRIT MASTER FUNDING II, LLC

an Issuer,

SPIRIT MASTER FUNDING III, LLC

an Issuer,

SPIRIT MASTER FUNDING VI, LLC

an Issuer,

SPIRIT MASTER FUNDING VIII, LLC

an Issuer,

and

CITIBANK, N.A.

Indenture Trustee

SERIES 2017-1 SUPPLEMENT

Dated as of December 14, 2017

to

SECOND AMENDED AND RESTATED MASTER INDENTURE

Dated as of May 20, 2014

NET-LEASE MORTGAGE NOTES, SERIES 2017-1

Schedules

SCHEDULE I-A	Post-Closing Properties
SCHEDULE II-A	Series 2017-1 Class A Amortization Schedule
SCHEDULE II-B	Series 2017-1 Class B Amortization Schedule
SCHEDULE III-A	Representations and Warranties with respect to the Post-Closing Properties and Related Leases
SCHEDULE III-B	Exceptions to Representations and Warranties with respect to the Post- Closing Properties and Related Leases

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Exhibits

EXHIBIT A	Amendment No. 2 to the Second Amended and Restated Master Indenture
EXHIBIT B	Amendment No. 2 to the Second Amended and Restated Property Management Agreement
EXHIBIT C	Omnibus Amendment to the Series 2014-1 Supplement, Series 2014-2 Supplement, Series 2014-3 Supplement and Series 2014-4 Supplement
EXHIBIT D	Amendment No. 2 to the Second Amended and Restated Custody Agreement
EXHIBIT E	Amendment No. 2 to the Second Amended and Restated Collateral Agency Agreement
EXHIBIT F	Amendment No.1 to the Performance Undertakings
EXHIBIT G	Amendment No.1 to the LLC Agreement of each Issuer

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SERIES 2017-1 SUPPLEMENT, dated as of December 14, 2017 (the “Series 2017-1 Supplement”), among Spirit Master Funding, LLC, Spirit Master Funding II, LLC, Spirit Master Funding III, LLC, Spirit Master Funding VI, LLC, Spirit Master Funding VIII, LLC (each, an “Issuer” and, collectively, the “Issuers”) and Citibank, N.A., a national banking association, not in its individual capacity, but solely as Indenture Trustee (the “Indenture Trustee”).

Pursuant to this Series 2017-1 Supplement, the Issuers and the Indenture Trustee hereby create a new Series of Notes (“Series 2017-1”) and specify the Principal Terms thereof, to be issued in two Classes, one Class bearing the designation “Class A” (the “Series 2017-1 Class A Notes”) and one Class bearing the designation “Class B” (the “Series 2017-1 Class B Notes”).

Pursuant to the Master Indenture, the Issuers may from time to time direct the Indenture Trustee to authenticate one or more new Series of Notes. The Principal Terms of any new Series are to be set forth in a related Series Supplement to the Master Indenture.

The parties hereto have entered into the Master Indenture (as amended and modified through and including the Applicable Series Closing Date) prior to (i) entering into this Series 2017-1 Supplement and (ii) the issuance of the Series 2017-1 Notes.

ARTICLE I

DEFINITIONS

Section 1.01. Definitions.

Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Master Indenture.

“Accrual Period”: With respect to any Payment Date, the calendar month immediately preceding the calendar month in which such Payment Date occurs; provided that the Accrual Period with respect to the Payment Date occurring in January 2018 will be the period from and including the Series Closing Date to but excluding January 1, 2018.

“Anticipated Repayment Date”: For each Class of Series 2017-1 Notes, the Payment Date occurring in December 2022.

“Asset Concentrations”: Concentrations, stated as a percentage, of (i) Business Sectors, (ii) Mortgaged Properties on which a gasoline station or other gasoline pumping facility is located, (iii) Tenants (including affiliates of any Tenant), (iv) Mortgaged Properties located in any particular state, (v) Mortgaged Properties which are subject to Leases pursuant to which Tenants only pay Percentage Rent and Mortgaged Properties that are Leasehold Mortgaged Properties, (vi) Mortgaged Properties that are subject to Ground Leases, (vii) Mortgage Loans that bear interest at an adjustable rate and (viii) Mortgage Loans, and are calculated as of each Determination Date, by dividing the aggregate Collateral Value of the Mortgage Loans and the Mortgaged Properties (that do not otherwise secure a Mortgage Loan) in the Collateral Pool, as applicable, with respect to all (a) Mortgaged Properties operated in any single Business Sector (or applicable group of Business Sectors), (b) Mortgaged Properties on which a gasoline station or other pumping facility is located, (c) Leases to any single Tenant (including affiliates of such Tenant), (d) Mortgaged Properties located within any state, (e) Mortgaged Properties which are subject to Leases pursuant to which Tenants only pay Percentage Rent and Mortgaged Properties that are Leasehold Mortgaged Properties, (f) Mortgaged Properties which are subject to Ground Leases, (g) Mortgage Loans that bear interest at an adjustable rate and (h) Mortgage Loans, in each case, by the sum of (i) the Aggregate Collateral Value and (ii) the amounts on deposit in the Release Account that are available to an Issuer to purchase or otherwise acquire Qualified Substitute Mortgage Loans or Qualified Substitute Mortgaged Properties.

“Class B Deferred Interest”: With respect to any Payment Date during the continuance of a Special Amortization Event and the Series 2017-1 Class B Notes, the interest accrued during the related Accrual Period at the applicable Note Rate for such Class, applied to the Class Principal Balance of such Class on such Payment Date before giving effect to any payments of principal on such Payment Date.

“Controlling Party”: The Series 2017-1 Noteholders that own in the aggregate more than 50% of the aggregate Class Principal Balance of the Series 2017-1 Notes (excluding, for the purposes of this determination, any Notes owned by Spirit Realty, any Issuer or any of their Affiliates).

“Determination Date Report”: As defined in the Property Management Agreement.

“Early Refinancing Prepayment” A Voluntary Prepayment of the Series 2017-1 Notes (i) that occurs on a Business Day that is greater than thirty-six (36) months after the Series Closing Date, (ii) made with funds obtained from a Qualified Deleveraging Event, (iii) where the Issuers have provided notice of such Voluntary Prepayment to the Indenture Trustee on the Early Refinancing Notice Date and (iv) where such Voluntary Prepayment occurs no later than twelve (12) months following the Early Refinancing Notice Date; provided, however, that the maximum amount of an Early Refinancing Prepayment that can be made on any business day is an amount equal to (A) thirty-five percent (35%) of the aggregate initial Class Principal Balance of the Series 2017-1 Notes (as set forth in Section 2.01(a)), minus (B) the aggregate principal balance of the Series 2017-1 Notes repaid with the proceeds of Early Refinancing Prepayments since the Series Closing Date.

“Early Refinancing Notice Date” the date upon which notice of an Early Refinancing Prepayment is provided to the Indenture Trustee, which shall be no less than thirty (30) days prior to the related Voluntary Prepayment.

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“End Make Whole Payment Date”: For each Class of Series 2017-1 Notes, the Payment Date that is twenty-four months prior to the Anticipated Repayment Date for such Class of Series 2017-1 Notes.

“Escrow Letter”: The Escrow Letter relating to the issuance of the Series 2017-1 Notes, dated the date hereof, from Reed Smith LLP to First American Title Insurance Company.

“Financing Statement”: As defined in the Property Management Agreement.

“Indenture”: The Master Indenture, as supplemented by this Series 2017- 1 Supplement and any other Series Supplement, as applicable, and as otherwise amended, supplemented or modified from time to time.

“Initial Purchaser”: Credit Suisse Securities (USA) LLC.

“Legal Final Payment Date”: For each Class of Series 2017-1 Notes, the Payment Date occurring in December 2047.

“Make Whole Payment”: For each Class of Series 2017-1 Notes, on any Business Day occurring prior to the End Make Whole Payment Date for such Class of Series 2017-1 Notes on which a Voluntary Prepayment is made on such Class of Series 2017-1 Notes, an amount equal to: (A) using the Reinvestment Yield, the sum of the present values of the scheduled payments of principal and interest remaining on such Class of Series 2017-1 Notes until the End Make Whole Payment Date for such Class of Series 2017-1 Notes (assuming for such purpose that the entire principal amount of such Class of Series 2017-1 Notes remaining after such scheduled payments of principal is due and paid on such End Make Whole Payment Date), calculated prior to the application of such Voluntary Prepayment to such Class of Series 2017-1 Notes, minus (B) the sum of (i) using the Reinvestment Yield, the sum of the present values of the scheduled payments of principal and interest remaining on such Class of Series 2017-1 Notes until the End Make Whole Payment Date for such Class of Series 2017-1 Notes (assuming for such purpose that the entire principal amount of such Class of Series 2017-1 Notes remaining after such scheduled payments of principal is due and paid on such End Make Whole Payment Date), calculated prior to the application of such Voluntary Prepayment to such Class of Series 2017-1 Notes, and (ii) the amount of the Voluntary Prepayment that will be allocated on such Payment Date to such Class of Series 2017-1 Notes.

“Master Indenture”: The Second Amended and Restated Master Indenture, dated May 20, 2014, among the Issuers and the Indenture Trustee, as amended, supplemented or otherwise modified from time to time.

“Maximum Asset Concentrations”: With respect to any Determination Date: (i) with respect to the Asset Concentration for any Business Sector, (a) in the case of Automotive Parts and Services, a percentage equal to 20.0% as of such Determination Date, (b) in the case of Grocery, a percentage equal to 15.0% as of such Determination

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Date, (c) in the case of Movie Theatres, a percentage equal to 20.0% as of such Determination Date, (d) in the case of Medical / Other Office, a percentage equal to 15.0% as of such Determination Date, (e) in the case of Multi-Tenant Properties, a percentage equal to 2.0% as of such Determination Date and (f) in the case of any other Business Sector (other than the Restaurants / Casual Dining Business Sector or the Restaurants / Quick Service Business Sector, so long as no related Restaurant Concept exceeds a percentage equal to 10.0%), a percentage equal to 10.0% as of such Determination Date; (ii) with respect to the Asset Concentration for Mortgaged Properties on which a gasoline station or other gasoline pumping facility is located, an aggregate percentage equal to 20.0% as of such Determination Date; (iii) with respect to the Asset Concentration for any Tenant (including affiliates thereof) as of such Determination Date, (x) in the case of the largest concentration of Tenants (including affiliates thereof) as of such Determination Date, a percentage equal to 10.0% as of such Determination Date and (y) in the case of the 5 largest concentrations of Tenants (including affiliates thereof), an aggregate percentage equal to 25.0% as of such Determination Date; (iv) (a) with respect to the Asset Concentration for Mortgaged Properties located in any particular state (other than Georgia and Texas), a percentage equal to 15.0% as of such Determination Date and (b) with respect to the Asset Concentration for Mortgaged Properties located in each of Georgia and Texas, a percentage equal to 20.0% as of such Determination Date; (v) with respect to the Asset Concentration for (y) Mortgaged Properties which are subject to Leases pursuant to which Tenants only pay Percentage Rent and (z) Mortgaged Properties that are Leasehold Mortgaged Properties, an aggregate percentage equal to 1.0% as of such Determination Date (it being understood that any Mortgaged Property shall be counted no more than once in determining such aggregate percentage); (vi) with respect to the Asset Concentration for Mortgaged Properties that are subject to Ground Leases (for the avoidance of doubt, excluding any Leasehold Mortgaged Property), a percentage equal to 2.0% as of such Determination Date; (vii) with respect to the Asset Concentration for Mortgage Loans that bear interest at an adjustable rate, a percentage equal to 5.0% as of such Determination Date; and (viii) with respect to the Asset Concentration for Mortgage Loans, a percentage equal to 20.0% as of such Determination Date; provided that any Protective Mortgage Loans shall not be included for purposes of determining such Maximum Asset Concentration set forth in this clause (viii). Any Maximum Asset Concentration percentage may be increased by up to 15.0% at the direction of any Issuer, without an amendment to the Indenture or the consent of the Noteholders or any other party, provided that the Rating Condition is satisfied with respect to such increase.

“Note Rate”: For each Class of Series 2017-1 Notes, as set forth in Section 2.01(a).

“Post-ARD Additional Interest Rate”: With respect to any Class of Series 2017-1 Notes, a per annum rate equal to the rate determined by the Property Manager to be the greater of (i) 5.0% and (ii) the amount, if any, by which the sum of the following exceeds the Note Rate for such Class of Series 2017-1 Notes: (A) the yield to maturity (adjusted to a “mortgage equivalent basis” pursuant to the standards and practices of the Securities Industry and Financial Markets Association) on such Anticipated Repayment Date of the United States Treasury Security having a term closest to ten years, plus (B) 5.0%, plus (C) the Post-ARD Spread.

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“Post-ARD Spread”: For (i) the Series 2017-1 Class A Notes is 2.15% and (ii) the Series 2017-1 Class B Notes is 4.15%.

“Post-Closing Acquisition Conditions”: The following conditions precedent:

(a) the Indenture Trustee has received an Officer’s Certificate from the Issuers (upon which the Indenture Trustee may conclusively rely with no liability therefor), dated as of the Post-Closing Acquisition Date, certifying to the following, and a Responsible Officer of the Indenture Trustee has no actual knowledge that anything contained therein is untrue:

(i) no Early Amortization Event or Sweep Period is continuing and the acquisition of the Post-Closing Properties will not result in the occurrence of an Early Amortization Event or Sweep Period;

(ii) based on the facts known to the person executing such Officer’s Certificate, the Issuers reasonably believe that no uncured Indenture Event of Default is continuing as of the Post-Closing Acquisition Date and the acquisition of the Post- Closing Properties will not result in the occurrence of an Indenture Event of Default;

(iii) each Issuer is a solvent, special purpose, bankruptcy-remote entity;

(iv) each of the Financing Statements (in the form of the financing statements delivered in the ordinary course with respect to the Issuers’ Mortgaged Properties), including those to the extent required by the jurisdiction in which the Post- Closing Property is located, which, upon filing, perfect the Indenture Trustee’s security interest in the fixtures attached to such Post-Closing Property for the benefit of the Noteholders, have been delivered to the applicable title insurance company with appropriate direction to file such Financing Statements in connection with the acquisition of the Post-Closing Properties; and

(v) each Post-Closing Property satisfies the requirements set forth in the definition of Post-Closing Property set forth in Section 1.01 herein;

(b) the Indenture Trustee has received an Officer’s Certificate from the Property Manager and the Special Servicer (upon which the Indenture Trustee may conclusively rely with no liability therefor), dated as of the Post-Closing Acquisition Date, certifying that (i) the terms, covenants, agreements and conditions to be complied with and performed by the Property Manager and the Special Servicer pursuant to the Transaction Documents have been complied with and performed in all material respects and (ii) each of the representations and warranties of the Property Manager and the Special Servicer, in such capacity, contained in the transaction documents are true and correct in all material respects as of the date specified in such representation or warranty or, if no such date is specified, as though expressly made on and as of the Post-Closing Acquisition Date;

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(c) each of the Post-Closing Acquisition Deliverables and the items required to be delivered pursuant to the Indenture and the Custody Agreement (including, without limitation, the Lease File) in connection with the acquisition of a Post-Closing Property have been duly delivered to the Custodian, if required to be so delivered by the Custody Agreement or the Indenture, or otherwise to the applicable Issuer (or the Property Manager on behalf of such Issuer);

(d) the Indenture Trustee has received an opinion of counsel with respect to the “true contribution” of such Post-Closing Property to the applicable Issuer.

“Post-Closing Acquisition Date”: The date selected by the Property Manager, which will be a Business Day after the Series Closing Date but on or prior to the Post-Closing Acquisition Deadline.

“Post-Closing Acquisition Deadline”: December 31, 2017.

“Post-Closing Acquisition Deliverables”: With respect to each Post- Closing Property on the Post-Closing Acquisition Date, the following items:

(a) a duly executed copy of the applicable Property Transfer Agreement, or other similar agreement, evidencing transfer of such Post-Closing Property to the related Issuer; and

(b) a zoning letter from the municipality in which such Post-Closing Property is located, zoning report or other evidence of compliance with applicable zoning laws and ordinances.

“Post-Closing Acquisition Proceeds”: An amount equal to $211,830,000.00 from the proceeds of the sale of the Series 2017-1 Notes to be deposited into the Post-Closing Acquisition Reserve Account on the Series Closing Date.

“Post-Closing Acquisition Reserve Account”: The segregated, non-interest bearing account established in the name of the Indenture Trustee pursuant to Section 4.02.

“Post-Closing Unscheduled Principal Amount”: As defined in Section 4.02(b).

“Post-Closing Property”: A Mortgaged Property identified on Schedule I-A acquired by an Issuer that, on the Post-Closing Acquisition Date, (i) subject to the exceptions set forth on Schedule III-B and any additional exceptions with respect to which the Rating Condition is satisfied or the Requisite Global Majority consents, has the benefit of the representations and warranties set forth on Schedule III-A made by an Originator, and guaranteed by the Support Provider pursuant to the Performance Undertakings, as of the date specified in such representation or warranty or, if no such

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date is specified, as of the Post-Closing Acquisition Date, (ii) if the applicable Tenant or any third party has a Third Party Purchase Option with respect to such Mortgaged Property, the amount of such Third Party Purchase Option Price is not less than what the Allocated Loan Amount of such Post-Closing Property would be after being acquired by the applicable Issuer, and (iii) after giving effect to the acquisition of such Mortgaged Property, no Asset Concentration will exceed the applicable Maximum Asset Concentration or, if such excess exists, it will not be made worse or it will be reduced after giving effect to such acquisition.

“Qualified Deleveraging Event”: As defined in the Property Management Agreement.

“Redemption Date”: As set forth in Section 2.05(b).

“Reinvestment Yield”: For each Class of Series 2017-1 Notes, the yield on United States Treasury Securities having a maturity (month and year) closest to the End Make Whole Payment Date for such Class of Series 2017-1 Notes (prior to the application of any Voluntary Prepayment with respect thereto), plus 0.50%. If more than one such quoted United States Treasury Security has the same maturity date, then the yield of the United States Treasury Security quoted closest to par will be used for this calculation.

“Scheduled Principal Payment”: With respect to any Payment Date, an amount equal to the sum of (a) the Scheduled Class A Principal Payment and (b) the Scheduled Class B Principal Payment.

“Scheduled Class A Principal Balance”: With respect to any Payment Date, the amount set forth for such Payment Date on the Amortization Schedule annexed hereto as Schedule II-A.

“Scheduled Class A Principal Payment”: With respect to any Payment Date, an amount, calculated by the Property Manager and confirmed by the Indenture Trustee upon receipt of and based upon the Determination Date Report, equal to the sum of (a) any unpaid Scheduled Class A Principal Payment or portion thereof for the Series 2017-1 Class A Notes from any prior Payment Date plus (b) the product of (i) (A) the Scheduled Class A Principal Balance for the prior Payment Date minus (B) the Scheduled Class A Principal Balance for the current Payment Date and (ii) a fraction (A) the numerator of which is equal to the Class Principal Balance of the Series 2017-1 Class A Notes (without taking into account any payments to be made on such Payment Date), minus the amounts specified in clause (a) of this definition and (B) the denominator of which is the Scheduled Class A Principal Balance for the prior Payment Date.

“Scheduled Class B Principal Balance”: With respect to any Payment Date, the amount set forth for such Payment Date on the Amortization Schedule annexed hereto as Schedule II-B.

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“Scheduled Class B Principal Payment”: With respect to any Payment Date (i) prior to the Anticipated Repayment Date, zero ($0) and (ii) on or after the Anticipated Repayment Date, the Scheduled Class B Principal Balance.

“Series 2017-1 Note”: Any of the Series 2017-1 Notes with a “Class A” or “Class B” designation on the face thereof, issued pursuant to this Series 2017-1 Supplement and the Indenture, executed by the Issuers and authenticated by the Indenture Trustee or the Authenticating Agent, if any, substantially in the form of Exhibit A-1, A-2 or A-3 attached to the Indenture.

“Series 2017-1 Noteholder”: With respect to any Series 2017-1 Note, the applicable Noteholder, as such term is further defined in the Indenture.

“Series Account”: As defined in Section 2.01(d).

“Series Closing Date”: December 14, 2017.

“Special Amortization Event”: With respect to the Series 2017-1 Class B Notes, an event that will occur on the Payment Date in December 2027 (unless the Class Principal Balance of the Series 2017-1 Class A Notes is reduced to zero prior to such Payment Date) and will continue until the Class Principal Balance of the Series 2017-1 Class A Notes has been reduced to zero.

ARTICLE II

CREATION OF THE SERIES 2017-1 NOTES; PAYMENTS ON THE 2017-1 NOTES;

LIQUIDITY RESERVE ACCOUNT

Section 2.01. Designation.

(a) There is hereby created a Series of Notes to be issued by the Issuers pursuant to the Indenture and this Series 2017-1 Supplement to be known as “Net- Lease Mortgage Notes, Series 2017-1.” The Notes shall have the following Class designation, initial Class Principal Balance, Note Rate, rating and CUSIPs:

Class Designation	Initial Class Principal Balance	Note Rate	Rating (S&P)	CUSIP (144A)	CUSIP (Regulation S)
Class A	$542,400,000	4.36%	A+(sf)	84861C AC9	U8459T AC6
Class B	$132,000,000	6.35%	BBB(sf)	84861C AF2	U8459T AF9

The Series 2017-1 Notes shall not have preference or priority over the Notes of any other Series except to the extent set forth in the Indenture. The Series 2017- 1 Class A Notes shall not be subordinate to any other Series. Payments of interest on the Series 2017-1 Class B Notes will be subordinate to payments of interest on the Series 2017-1 Class A Notes and the Class A Notes of each other Series to the extent set forth in Section 2.03 hereof and Section 2.11 of the Master Indenture.

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(b) If a Special Amortization Event has occurred and is continuing with respect to the Series 2017-1 Class B Notes, Note Interest shall cease to accrue on the Series 2017-Class B Notes and Class B Deferred Interest shall accrue during such period.

(c) The initial Payment Date with respect to the Series 2017-1 Notes shall be the Payment Date occurring on January 22, 2018.

(d) The Indenture Trustee shall establish on or prior to the Series Closing Date, one or more segregated trust accounts (collectively, the “Series Account”) at Citibank, N.A. (or at such other financial institution as necessary to ensure that the Payment Account is at all times an Eligible Account or a sub-account of an Eligible Account, in each case subject to an Account Control Agreement), in its name, as Indenture Trustee, bearing a designation clearly indicating that such account and all funds deposited therein are held for the exclusive benefit of the holders of the Series 2017-1 Notes, and the Issuers as their interests may appear. Each Series Account shall be an Eligible Account or a sub-account of an Eligible Account. Notwithstanding anything to the contrary in the Master Indenture, on each Payment Date, amounts then on deposit in the Series Account shall be added to (and treated as part of) the Series Available Amount with respect to Series 2017-1 for such Payment Date and distributed in accordance with Section 2.03. Except as provided in the Indenture, the Indenture Trustee, in accordance with the terms of this Indenture, shall have exclusive control and sole right of withdrawal with respect to the Series Account. Funds in the Series Account shall not be commingled with any other moneys. The Issuers may, from time to time, deposit amounts (other than amounts that are subject to the lien of the Indenture) in the Series Account. Any P&I Advance with respect to the Series 2017-1 Notes shall be deposited in the Series Account.

(e) The Series 2017-1 Notes offered and sold shall be issued in the form of Book-Entry Notes. Each Class of Series 2017-1 Notes shall be issuable in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof.

(f) A Make Whole Payment shall (subject to Section 2.03 hereof and Section 2.11 of the Master Indenture) be payable by the Issuers in connection with a Voluntary Prepayment of either Class of Series 2017-1 Notes (for the avoidance of doubt, such Make Whole Payment may be paid to one or both Classes of Series 2017-1 Notes and shall be paid to any such Class of Series 2017-1 Notes as set forth in Section 2.03). Notwithstanding anything to the contrary herein or in the Master Indenture, no Make Whole Payment will be required to be paid (or become due) on any Class of Series 2017-1 Notes in connection with any redemption, optional redemption or Voluntary Prepayment with respect to such Class of Series 2017-1 Notes (a) on or after the End Make Whole Payment Date for such Class of Series 2017-1 Notes, (b) while an Early Amortization Event is continuing with respect to the Series 2017-1 Notes or (c) in connection with an Early Refinancing Prepayment. For the avoidance of doubt, a Make Whole Payment with respect to any Class of Series 2017-1 Notes shall not constitute a payment of interest on such Class of Series 2017-1 Notes. The Make Whole Payment shall be calculated two (2) Business Days before the related date of prepayment by the Property Manager and confirmed by the Indenture Trustee.

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Section 2.02. Definitive Notes. Notwithstanding anything to the contrary in the Indenture (including Section 2.06(c) of the Master Indenture), Class A Notes having an initial Note Principal Balance of $27,120,000 and Class B Notes having an initial Note Principal Balance of $6,600,000 shall be issued in the form of Definitive Notes. Such Notes shall be treated for all purposes under the Indenture as Definitive Notes authenticated and delivered in exchange for Book-Entry Notes as provided in Section 2.06(c) of the Master Indenture.

Section 2.03. Payments on the Series 2017-1 Notes.

On each Payment Date, the Indenture Trustee will apply and will pay the Series Available Amount with respect to Series 2017-1 for such Payment Date for the following purposes and in the following order of priority:

(1) to the holders of the Series 2017-1 Class A Notes, the Note Interest with respect to such Series 2017-1 Class A Notes for such Payment Date, plus unpaid Note Interest with respect to such Series 2017-1 Class A Notes from any prior Payment Date, together with interest on any such unpaid Note Interest at the Note Rate applicable to the Series 2017-1 Class A Notes;

(2) to the holders of the Series 2017-1 Class B Notes, the Note Interest with respect to such Series 2017-1 Class B Notes for such Payment Date, plus unpaid Note Interest with respect to such Series 2017-1 Class B Notes from any prior Payment Date, together with interest on any such unpaid Note Interest at the Note Rate applicable to such Series 2017-1 Class B Notes;

(3) (I) so long as no Early Amortization Event has occurred and is continuing, first (a) until the Class Principal Balance of the Series 2017-1 Class A Notes has been reduced to zero, to the holders of the Series 2017-1 Class A Notes, an amount (to be applied as a principal payment on the Series 2017-1 Class A Notes) equal to the Scheduled Class A Principal Payment for such Payment Date, and second (b) to the holders of the Series 2017-1 Class A Notes, the amount of the Unscheduled Principal Payment for such Payment Date allocated to Series 2017-1 pursuant to the Inter-Series Priority of Payments, if any (to be applied as a principal payment on the Series 2017-1 Class A Notes); or (II) if an Early Amortization Event has occurred and is continuing, to the holders of the Series 2017-1 Class A Notes, in respect of unpaid principal of such Series 2017-1 Class A Notes, until the Class Principal Balance of the Series 2017-1 Class A Notes has been reduced to zero;

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(4) (I) so long as no Early Amortization Event has occurred and is continuing, first (a) until the Class Principal Balance of the Series 2017-1 Class B Notes has been reduced to zero, to the holders of the Series 2017-1 Class B Notes, an amount (to be applied as a principal payment on the Series 2017-1 Class B Notes) equal to the Scheduled Class B Principal Payment for such Payment Date and second (b) to the holders of the Series 2017-1 Class B Notes the amount of the remaining Unscheduled Principal Payment for such Payment Date allocated to Series 2017-1 pursuant to the Inter-Series Priority of Payments, if any (to be applied as a principal payment on the Series 2017-1 Class B Notes); or (II) if an Early Amortization Event has occurred and is continuing, to the holders of the Series 2017-1 Class B Notes, in respect of unpaid principal of such Series 2017-1 Class B Notes, until the Class Principal Balance of the Series 2017-1 Class B Notes has been reduced to zero;

(5) to the holders of the Series 2017-1 Class B Notes, Class B Deferred Interest, if any, due on the Series 2017-1 Class B Notes in respect of such Payment Date plus any unpaid Class B Deferred Interest in respect of such Series 2017-1 Class B Notes from any prior Payment Date, together with interest accrued on such Class B Deferred Interest at the Note Rate for the Series 2017-1 Class B Notes;

(6) to the holders of the Series 2017-1 Class A Notes the Make Whole Payments, if any, due in respect of such Series 2017-1 Class A Notes on such Payment Date, together with any unpaid Make Whole Payments with respect to such Series 2017-1 Class A Notes from any prior Payment Date;

(7) to the holders of the Series 2017-1 Class B Notes the Make Whole Payments, if any, due in respect of such Series 2017-1 Class B Notes on such Payment Date, together with any unpaid Make Whole Payments with respect to such Series 2017-1 Class B Notes from any prior Payment Date;

(8) to the holders of the Series 2017-1 Class A Notes, any accrued and unpaid Post-ARD Additional Interest and Deferred Post-ARD Additional Interest on such Series 2017-1 Class A Notes for such Payment Date; and

(9) to the holders of the Series 2017-1 Class B Notes, any accrued and unpaid Post-ARD Additional Interest and Deferred Post- ARD Additional Interest on such Series 2017-1 Class B Notes for such Payment Date.

Any Series Available Amount remaining on any Payment Date after the allocations described above will be paid to the Issuers and released from the lien of the Indenture.

Amounts properly withheld under the Code by any Person from a payment to any holder of a Note of interest, principal or other amounts, or any such payment set aside on the Final Payment Date for such Note, shall be considered as having been paid by the applicable Issuers to the applicable Noteholder for all purposes.

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Section 2.04. Interest Calculations. Note Interest, Post ARD Additional Interest, Deferred Post ARD Additional Interest and Class B Deferred Interest with respect to the Series 2017-1 Notes shall each be computed on the basis of a 360-day year consisting of twelve (12) 30-day months.

Section 2.05. Optional Redemption of the Series 2017-1 Notes. Notwithstanding anything to the contrary in Section 7.01 of the Master Indenture (including Section 7.01(b)(i) thereof), an optional redemption of the Series 2017-1 Notes may occur on any Business Day (regardless of whether such date is a Payment Date) after the Series Closing Date. There shall be no “Optional Repayment Date” with respect to the Series 2017-1 Notes.

Section 2.06. Liquidity Reserve Account. On the Series Closing Date, the Issuers shall deposit or cause to be deposited $5,500,000 in the Liquidity Reserve Account.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.01. Representations and Warranties.

Each of the parties hereto make the following representations:

(i) It has the full power and authority to execute, deliver and perform its obligations under this Series 2017-1 Supplement. The performance by such party of its obligations under this Series 2017-1 Supplement will not conflict with, or result in a breach of, any of the terms, conditions or provisions of its organizational documents, or any material agreement or instrument to which it is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which it or its property is subject, except any such conflict, violation or breach that would not result in a material adverse effect on such party’s ability to perform its obligations hereunder. The execution, delivery and performance by it of this Series 2017-1 Supplement, and the consummation by it of the transactions provided for herein, have been duly authorized by all necessary corporate action or limited liability company action, as applicable. This Series 2017-1 Supplement has been duly executed and delivered by it and, assuming due authorization, execution and delivery by each other party hereto, constitutes the valid and legally binding obligation of it enforceable against it in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing); and

12

(ii) No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by it in connection with the execution, delivery or performance by it of this Series 2017-1 Supplement, except such as have already been obtained.

Section 3.02. No Default. The Issuers hereby represent and warrant to the Indenture Trustee that, as of the Series Closing Date, no Event of Default has occurred and is continuing.

Section 3.03. Conditions Precedent Satisfied. The Issuers hereby represent and warrant to the Indenture Trustee that, as of the Series Closing Date, each of the conditions precedent set forth in the Master Indenture to the issuance of the Series 2017-1 Notes, including but not limited to those conditions precedent set forth in Section 2.04(d) thereof, have been satisfied.

ARTICLE IV

ACQUISITION OF MORTGAGED PROPERTIES POST-CLOSING

Section 4.01. Acquisition of Post-Closing Properties. On the Series Closing Date, the Issuers will deposit or cause to be deposited the Post-Closing Acquisition Proceeds into the Post-Closing Acquisition Reserve Account. Subject to the satisfaction of the Post-Closing Acquisition Conditions, any Issuer may (but shall not be required to) acquire Post-Closing Properties by contribution from the related Originator and upon such acquisition, direct the release of the related amount on deposit in the Post-Closing Acquisition Reserve Account. On the Post-Closing Acquisition Date, the Indenture Trustee shall release, from the Post-Closing Acquisition Reserve Account, an amount of Post-Closing Acquisition Proceeds, specified by the Issuers, equal to no more than 75% of the Aggregate Collateral Value of the Post-Closing Properties to be acquired by the applicable Issuers and remit such amount to an account specified by the Issuers. Such Post-Closing Properties will become part of the Collateral Pool on the Post-Closing Acquisition Date.

Section 4.02. Post-Closing Acquisition Reserve Account.

(a) On or prior to the Series Closing Date, the Indenture Trustee shall establish and maintain a non-interest bearing, segregated account at Citibank, N.A. (or at such other financial institution as necessary to ensure that the Post-Acquisition Reserve Account is at all times an Eligible Account), in its name, as Indenture Trustee, bearing a designation clearly indicating that such account and all funds deposited therein are held for the exclusive benefit of the Noteholders, and the Issuers as their interests may appear. The Post-Closing Acquisition Reserve Account shall be an Eligible Account. All moneys deposited in the Post-Closing Acquisition Reserve Account shall be held by and under the control of the Indenture Trustee in the Post-Closing Acquisition Reserve Account for the benefit of the Noteholders and the Issuers as herein provided. The funds held in the Post-Closing Acquisition Reserve Account shall be invested at the direction of the Property Manager in Permitted Investments.

13

(b) If (A) a Responsible Officer of the Indenture Trustee obtains actual knowledge (either through notice or otherwise) of the occurrence of an Early Amortization Event prior to the Post-Closing Acquisition Date, on the following Payment Date, the amount on deposit in the Post-Closing Acquisition Reserve Account on such Payment Date will be added to the Series Available Amount for the Notes for such Payment Date or (B) there are any amounts remaining on deposit in the Post-Closing Acquisition Reserve Account after the earlier of (1) the Post-Closing Acquisition Date (after giving effect to the acquisition of any Post-Closing Properties) and (2) the Post- Closing Acquisition Deadline, on the following Payment Date, the amount (the “Post-Closing Unscheduled Principal Amount”) on deposit in the Post-Closing Acquisition Reserve Account will be used to make an Unscheduled Principal Payment on the Series 2017-1 Notes and distributed in accordance with Section 2.03.

ARTICLE V

MISCELLANEOUS PROVISIONS

Section 5.01. Ratification of Indenture. As supplemented by this Series 2017-1 Supplement, the Master Indenture is in all respects ratified and confirmed and the Master Indenture, as so supplemented by this Series 2017-1 Supplement, shall be read, taken and construed as one and the same instrument.

Section 5.02. Consent to Amendments. Pursuant to Section 8.04(a) of the Master Indenture, the Indenture Trustee hereby consents to the entry into the amendments to the Transaction Documents attached hereto as Exhibits A, B, C, D, E, F and G.

Section 5.03. Counterparts. This Series 2017-1 Supplement may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Series 2017-1 Supplement in Portable Document Format (PDF) or by facsimile transmission shall be as effective as delivery of a manually executed original counterpart of this Series 2017-1 Supplement.

Section 5.04. Governing Law. THIS SERIES 2017-1 SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES).

Section 5.05. Beneficiaries. As supplemented by this Series 2017-1 Series Supplement, the Master Indenture shall inure to the benefit of and be binding upon the parties hereto, the Series 2017-1 Noteholders, and their respective successors and permitted assigns. No other Person shall have any right or obligation hereunder.

14

Section 5.06. Non-Petition.

Each of the Noteholders, by its acceptance of a Series 2017-1 Note, and the Indenture Trustee hereby covenants and agrees that, prior to the date which is two years and thirty-one days after the payment in full of the latest maturing Note, it will not institute against, or join with, encourage or cooperate with any other Person in instituting, against any Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any federal or state bankruptcy or similar law; provided, however, that nothing in this Section 5.06 shall constitute a waiver of any right to indemnification, reimbursement or other payment from the Issuers pursuant to the Indenture. In the event that any such Noteholder or the Indenture Trustee takes action in violation of this Section 5.06, the applicable Issuer, shall file or cause to be filed an answer with the bankruptcy court or otherwise properly contesting the filing of such a petition by any such Noteholder or the Indenture Trustee against such Issuer or the commencement of such action and raising the defense that such Noteholder or the Indenture Trustee has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. The provisions of this Section 5.06 shall survive the termination of the Indenture, and the resignation or removal of the Indenture Trustee. Nothing contained herein shall preclude participation by any Noteholder or the Indenture Trustee in the assertion or defense of its claims in any such proceeding involving any Issuer.

Section 5.07. Non-Recourse.

The obligations of the Issuers under this Series Supplement are solely the obligations of the Issuers. No recourse shall be had for the payment of any amount owing in respect of any fee hereunder or any other obligation or claim arising out of or based upon the Indenture against any member, employee, officer or director of the Issuers. Fees, expenses, costs or other obligations payable by the Issues hereunder shall be payable by the Issuers only to the extent that funds are then available or thereafter become available for such purpose pursuant to Section 2.11 of the Master Indenture. In the event that sufficient funds are not available for their payment pursuant to Section 2.11 of the Master Indenture, the excess unpaid amount of such fees, expenses, costs or other obligations shall in no event constitute a claim (as defined in Section 101 of the Bankruptcy Code) against, or corporate obligation of, the Issuers. Nothing in this Section 5.07 shall be construed to limit the Indenture Trustee from exercising its rights hereunder with respect to the Collateral Pool.

Section 5.08. Amendments. This Series Supplement may, from time to time, be amended, modified or waived in accordance with Article VIII of the Master Indenture.

Section 5.09. Delivery of Documents to Custodian. The Issuers shall deliver (or cause to be delivered) the Recordable Documents (as defined in the Escrow Letter) and the final Loan Policies (as defined in the Escrow Letter) to the Custodian within a reasonable time after the Issuers have received such documents from First American Title Insurance Company pursuant to the terms of the Escrow Letter.

15

IN WITNESS WHEREOF, the Issuers and the Indenture Trustee have caused this Series 2017-1 Supplement to be duly executed and delivered by their respective officers thereunto duly authorized and their respective seals, duly attested, to be hereunto affixed, all as of the day and year first above written.

SPIRIT MASTER FUNDING, LLC

By:	Spirit SPE Manager, LLC,
a Delaware limited liability company

Its:	Manager

By:	/s/ Phillip D. Joseph, Jr.
Name: Phillip D. Joseph, Jr.
Its: Executive Vice President, Chief Financial Officer and Treasurer

SPIRIT MASTER FUNDING II, LLC

By:	Spirit SPE Manager, LLC,
a Delaware limited liability company

Its:	Manager

By:	/s/ Phillip D. Joseph, Jr.
Name: Phillip D. Joseph, Jr.
Its: Executive Vice President, Chief Financial Officer and Treasurer

SPIRIT MASTER FUNDING III, LLC

By:	Spirit SPE Manager, LLC,
a Delaware limited liability company

Its:	Manager

By:	/s/ Phillip D. Joseph, Jr.
Name: Phillip D. Joseph, Jr.
Its: Executive Vice President, Chief Financial Officer and Treasurer

SPIRIT MASTER FUNDING VI, LLC

By:	Spirit SPE Manager, LLC,
a Delaware limited liability company

Its:	Manager

By:	/s/ Phillip D. Joseph, Jr.
Name: Phillip D. Joseph, Jr.
Its: Executive Vice President, Chief Financial Officer and Treasurer

SPIRIT MASTER FUNDING VIII, LLC

By:	Spirit SPE Manager, LLC,
a Delaware limited liability company

Its:	Manager

By:	/s/ Phillip D. Joseph, Jr.
Name: Phillip D. Joseph, Jr.
Its: Executive Vice President, Chief Financial Officer and Treasurer

CITIBANK, N.A.,
not in its individual capacity but solely as Indenture Trustee

By:	/s/ Camille Tomao
Name:	Camille Tomao
Title:	Director

SCHEDULE I-A

POST-CLOSING PROPERTIES

Property ID	Asset/Property Name	Address	City	State	Zip Code	Collateral Value
P04603	Mills Fleet Farm	2630 Division Street	Waite Park	MN	56387	$31,850,000
P01274	Casual Male	555 Turnpike Street	Canton	MA	02021	$80,320,000
P02748	Station Casinos	1505 S. Pavilion Center Dr.	Las Vegas	NV	89135	$52,610,000
P04507	Buehler’s Food Market	1055 Sugarbush Drive	Ashland	OH	48805	$12,107,263
P04508	Buehler’s Food Market	3000 N. Wooster Road	Dover	OH	44622	$12,107,263
P04509	Buehler’s Food Market	3626 Medina Road	Medina	OH	44256	$17,991,127
P04510	Buehler’s Food Market	3540 Burbank Road	Wooster	OH	44691	$13,351,887
P04511	Buehler’s Food Market	175 Great Oaks Trail	Wadsworth	OH	44281	$13,012,459
P02850	CarMax	2800 Laurens Road	Greenville	SC	29607	$28,070,000
P00876	CarMax	11335 Atlantic Blvd	Jacksonville	FL	32225	$21,020,000

I-A-1

SCHEDULE II-A

CLASS A NOTES

AMORTIZATION SCHEDULE

Date	Balance
Series Closing Date	$542,400,000
12/20/2017	542,400,000
1/20/2018	542,247,000
2/20/2018	542,094,000
3/20/2018	541,941,000
4/20/2018	541,788,000
5/20/2018	541,635,000
6/20/2018	541,482,000
7/20/2018	541,329,000
8/20/2018	541,176,000
9/20/2018	541,023,000
10/20/2018	540,870,000
11/20/2018	540,717,000
12/20/2018	540,564,000
1/20/2019	540,411,000
2/20/2019	540,258,000
3/20/2019	540,105,000
4/20/2019	539,952,000
5/20/2019	539,799,000
6/20/2019	539,646,000
7/20/2019	539,493,000
8/20/2019	539,340,000
9/20/2019	539,187,000
10/20/2019	539,034,000
11/20/2019	538,881,000
12/20/2019	538,728,000
1/20/2020	538,575,000
2/20/2020	538,422,000
3/20/2020	538,269,000
4/20/2020	538,116,000
5/20/2020	537,963,000
6/20/2020	537,810,000
7/20/2020	537,657,000
8/20/2020	537,504,000
9/20/2020	537,351,000
10/20/2020	537,198,000
11/20/2020	537,045,000
12/20/2020	536,892,000
1/20/2021	536,739,000
2/20/2021	536,586,000
3/20/2021	536,433,000
4/20/2021	536,280,000
5/20/2021	536,127,000
6/20/2021	535,974,000
7/20/2021	535,821,000
8/20/2021	535,668,000
9/20/2021	535,515,000
10/20/2021	535,362,000
11/20/2021	535,209,000
12/20/2021	535,056,000
1/20/2022	534,903,000
2/20/2022	534,750,000
3/20/2022	534,597,000
4/20/2022	534,444,000
5/20/2022	534,291,000
6/20/2022	534,138,000
7/20/2022	533,985,000
8/20/2022	533,832,000
9/20/2022	533,679,000
10/20/2022	533,526,000
11/20/2022	533,373,000
12/20/2022	0

II-A-1

SCHEDULE II-B

CLASS B NOTES

AMORTIZATION SCHEDULE

Date	Balance
Series Closing Date	$132,000,000
12/20/2017	132,000,000
1/20/2018	132,000,000
2/20/2018	132,000,000
3/20/2018	132,000,000
4/20/2018	132,000,000
5/20/2018	132,000,000
6/20/2018	132,000,000
7/20/2018	132,000,000
8/20/2018	132,000,000
9/20/2018	132,000,000
10/20/2018	132,000,000
11/20/2018	132,000,000
12/20/2018	132,000,000
1/20/2019	132,000,000
2/20/2019	132,000,000
3/20/2019	132,000,000
4/20/2019	132,000,000
5/20/2019	132,000,000
6/20/2019	132,000,000
7/20/2019	132,000,000
8/20/2019	132,000,000
9/20/2019	132,000,000
10/20/2019	132,000,000
11/20/2019	132,000,000
12/20/2019	132,000,000
1/20/2020	132,000,000
2/20/2020	132,000,000
3/20/2020	132,000,000
4/20/2020	132,000,000
5/20/2020	132,000,000
6/20/2020	132,000,000
7/20/2020	132,000,000
8/20/2020	132,000,000
9/20/2020	132,000,000
10/20/2020	132,000,000
11/20/2020	132,000,000
12/20/2020	132,000,000
1/20/2021	132,000,000
2/20/2021	132,000,000
3/20/2021	132,000,000
4/20/2021	132,000,000
5/20/2021	132,000,000
6/20/2021	132,000,000
7/20/2021	132,000,000
8/20/2021	132,000,000
9/20/2021	132,000,000
10/20/2021	132,000,000
11/20/2021	132,000,000
12/20/2021	132,000,000
1/20/2022	132,000,000
2/20/2022	132,000,000
3/20/2022	132,000,000
4/20/2022	132,000,000
5/20/2022	132,000,000
6/20/2022	132,000,000
7/20/2022	132,000,000
8/20/2022	132,000,000
9/20/2022	132,000,000
10/20/2022	132,000,000
11/20/2022	132,000,000
12/20/2022	0

II-B-1

SCHEDULE III-A

REPRESENTATIONS AND WARRANTIES FOR THE POST-CLOSING PROPERTIES AND RELATED LEASES

(a) Solely with respect to (i) such Mortgaged Properties conveyed by such Originator to an Issuer (the “Originator Conveyed Properties”), immediately prior to such conveyance to the Issuer, such Originator owned such Mortgaged Property and (other than as contemplated in clause (gg) below) any related Lease free and clear of any and all liens and other encumbrances except for the Permitted Exceptions and (ii) such Mortgaged Properties acquired by an Issuer from a Person other than an Originator (the “Third Party Properties”), the applicable Issuer owns such Mortgaged Property and any related Lease free and clear of any and all liens and other encumbrances except for the Permitted Exceptions. The following are “Permitted Exceptions” with respect to such Mortgaged Properties and Leases: (i) liens for real estate taxes and special assessments not yet due and payable or due but not yet delinquent, (ii) covenants, conditions and restrictions, rights-of-way, easements and other matters of public record, such exceptions being of a type or nature that are acceptable to mortgage lending institutions generally, (iii) those purchase options described under “Description of the Mortgage Loans, the Mortgaged Properties and the Leases—Terms Governing the Leases—Third Party Purchase Option” in the private placement memorandum relating to the Series 2017-1 Notes and (iv) other matters to which like properties or leases are commonly subject, which matters referred to in clauses (i), (ii), (iii) and (iv) do not, individually or in the aggregate, materially interfere with the value of such Mortgaged Property, or do not materially interfere or restrict the current use or operation of such Mortgaged Property relating to the Lease or do not materially interfere with the security intended to be provided by any mortgage, the current use or operation of the Mortgaged Property or the current ability of the Mortgaged Property to generate net operating income sufficient to service the Lease. Financing Statements have been filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and recording), in all public places necessary to perfect a valid first priority security interest in all items of personal property defined as part of the Mortgaged Property and in all cases, subject to a purchase money security interest and to the extent perfection may be effected pursuant to applicable law solely by recording or filing Financing Statements.

(b) With respect to Originator Conveyed Properties, such Originator has full right and authority to sell, contribute, assign, mortgage, pledge and transfer its interest in such Lease and Mortgaged Property or, to the extent that consent of a Tenant is required, such consent has been obtained. With respect to Third Party Properties, to an Issuer’s knowledge, the third party from whom such Issuer obtained the Mortgaged Property has full right and authority to sell, contribute, assign, mortgage, pledge and transfer its interest in such Lease and Mortgaged Property or, to the extent that consent of a Tenant is required, such consent was obtained.

(c) With respect to any Originator Conveyed Property, the information set forth in the Lease Schedule (attached to the related Property Transfer Agreement) with respect to such Mortgaged Property and Lease was true and correct in all material respects as of the related Transfer Date. With respect to any Third Party Property, the information pertaining to the Mortgaged Property set forth in the Lease Schedule (attached to the related Property Transfer Agreement) with respect to such Mortgaged Property and Lease was true and correct in all material respects as of the date an Issuer acquired the Mortgaged Property.

(d) Such Lease was not delinquent (giving effect to any applicable grace period) in the payment of any Monthly Lease Payments (other than Additional Rents that are being recalculated with respect to certain Leases set forth in a schedule to the related Property Transfer Agreement) and, solely with respect to Originator Conveyed Properties, has not been, during the time owned by such Originator, 30 days or more delinquent in respect of any Monthly Lease Payment required thereunder.

(e) With respect to each Leasehold Mortgaged Property, lessor estoppels containing protection provisions have been obtained from the owner of the fee simple interest in such Mortgaged Property.

(f) (i) There exists no material default, breach or event of acceleration under such Lease or any other agreement, document or instrument executed in connection with such Lease, (ii) to such Originator’s (with respect to Originator Conveyed Properties) or such Issuer’s (with respect to Third Party Properties) knowledge, as applicable, there exists no event (other than payments due but not yet delinquent) that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute such a material default, breach or event of acceleration under such Lease and (iii) there exists no material default, breach or event of acceleration under such Lease which such Originator (with respect to Originator Conveyed Properties) or such Issuer (with respect to Third Party Properties and promptly after such acquisition), as applicable, as landlord, or its servicer is not pursuing to cure, resolve or otherwise pursue remedies under such Lease with diligence.

III-A-1

(g) Neither such Lease nor any other agreement, document or instrument executed in connection with such Lease has been waived, modified, altered, satisfied, cancelled or subordinated in any material respect, and such Lease has not been terminated or cancelled, nor has any instrument been executed that would affect any such waiver, modification, alteration, satisfaction, termination, cancellation, subordination or release, except in each case by a written instrument that is part of the related Lease File.

(h) The Mortgaged Property will be covered by a Title Policy (in the case of any Leasehold Mortgaged Property, in the form and to the extent commonly received for commercial real estate properties secured by ground leases) issued during the six months after the First Collateral Date thereof, in an amount at least equal to the Appraised Value of such Mortgaged Property as of such First Collateral Date. The Title Policy insures, as of the date of such policy, that the Collateral Agent has a valid security interest in such Mortgaged Property subject only to the Permitted Exceptions (to the extent stated therein); such Title Policy will be in full force and effect and will name the Collateral Agent as a mortgagee of record; all premiums thereon shall have been paid; and no material claims have been made thereunder. The Title Policy will be issued by a company licensed to issue such policies in the state in which such Mortgaged Property is located.

(i) The Mortgaged Property is not a Defaulted Asset or a Delinquent Asset as of the First Collateral Date.

(j) At commencement of the Lease, the Tenant had all material licenses, permits and material agreements, including without limitation franchise agreements and certificates of occupancy, necessary for the operation and continuance of the Tenant’s business on the Mortgaged Property; and, to the best of such Originator’s (with respect to Originator Conveyed Properties) or such Issuer’s (with respect to Third Party Properties) knowledge, (1) the Tenant is not in default of its obligations under any such applicable license, permit or agreement and (2) each such license, permit and agreement is in full force and effect.

(k) The Tenant is not the subject of any bankruptcy or insolvency proceeding.

(l) There are no pending actions, suits or proceedings by or before any court or governmental authority against or affecting, such Lease, such Mortgaged Property or, to such Originator’s (with respect to Originator Conveyed Properties) or such Issuer’s (with respect to Third Party Properties) knowledge, the Tenant, that is reasonably likely to be determined adversely and, if determined adversely, would materially and adversely affect the value of the Lease or use or value of the Mortgaged Property, or the ability of the Tenant to pay any amounts due under the Lease.

(m) All of the material improvements built or to be built on the Mortgaged Property that were included for the purpose of determining the Appraised Value of the Mortgaged Property as of the First Collateral Date lay within the boundaries of such property and there are no encroachments into the building setback restriction lines of such property in any way that would materially and adversely affect the value of the Mortgaged Property or the ability of the Tenant to pay any amounts due under the Lease (unless affirmatively covered in the applicable Title Policy described in paragraph (h) above).

(n) There are no delinquent or unpaid taxes or assessments, or other outstanding charges affecting the Mortgaged Property that are or may become a lien of priority equal to or higher than the lien of the Mortgage in favor of the Indenture Trustee, other than such amounts that do not materially and adversely affect the value of the Lease or use or value of the Mortgaged Property. For purposes of this representation and warranty, real property taxes and assessments shall not be considered unpaid until the date on which interest and/or penalties would be payable thereon.

(o) There is no valid dispute, claim, offset, defense or counterclaim to such Originator’s (with respect to Originator Conveyed Properties) or such Issuer’s (with respect to Third Party Properties) rights in the Lease.

(p) There is no proceeding pending for the total or partial condemnation of the Mortgaged Property and the Mortgaged Property is free and clear of any damage that would materially and adversely affect the value or use of such Mortgaged Property.

(q) The Lease and each other agreement, document or instrument executed by the Tenant in connection with such Lease is the legal, valid and binding and enforceable obligation of the Tenant (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law)) and is in full force and effect.

III-A-2

(r) Except for Leases that permit the Tenant to self-insure, each Lease requires the Tenant to maintain (or make payment to the lessor to cover such premiums) in respect of the Mortgaged Property insurance against loss by hazards (excluding flood and earthquake) and comprehensive general liability insurance in amounts generally required by such Originator (with respect to Originator Conveyed Properties) or such Issuer (with respect to Third Party Properties), and in some cases (which may be only required at an Originator’s or an Issuer’s request), business interruption or rental value insurance for at least six months; all of such insurance required under the related Lease for such Mortgaged Property (including, without limitation, if provided under a master insurance policy of the applicable Issuer or an Affiliate thereof) is in full force and effect and, with respect to Originator Conveyed Properties, names such Originator or its respective successors and assigns as an additional insured or, with respect to Third Party Properties, such Issuer will be an additional insured thereunder immediately after giving effect to such acquisition; all premiums for any insurance policies (including, without limitation, any applicable master insurance policy of the applicable Issuer or an Affiliate thereof) required to be paid as of the date of the applicable Property Transfer Agreement (with respect to the Originator Conveyed Properties) or as of the First Collateral Date (with respect to any Third Party Properties) have been paid; all of such insurance policies require prior notice to the lessor under the Lease of termination or cancellation, and as of the date of the applicable Property Transfer Agreement (with respect to the Originator Conveyed Properties) or as of the First Collateral Date (with respect to any Third Party Properties), no such notices have been received; in the event that the Tenant fails to maintain the insurance required thereunder, the Lease (or other applicable document) authorizes the lessor under the Lease to maintain such insurance at the Tenant’s cost and expense and to seek reimbursement therefor from such Tenant. If such Mortgaged Property is located in a flood zone area as identified by the Federal Emergency Management Agency as a 100 year flood zone or special hazard area, such Mortgaged Property is required under the Lease to be covered by insurance against loss by flood in amounts generally required by such Originator (with respect to Originator Conveyed Properties) or such Issuer (with respect to Third Party Properties), which insurance is in full force and effect. With respect to each Lease that permits the related Tenant to self-insure, such Lease requires one of the following in order for such Tenant to self-insure: (i) the related Tenant to not be in default, and such Tenant or any related Guarantor must be a company listed on the NYSE with a rating of “NAIC-2” or better by the National Association of Insurance Commissioners; (ii) the related Tenant to not be in default and maintain a minimum tangible net worth of at least $50,000,000; (iii) the related Tenant to maintain limits of not less than $2,000,000; or (iv) the related Tenant may self-insure up to $100,000 single limits per occurrence for each $10,000,000 of such Tenant’s net worth as reflected on such Tenant’s most recent audited balance sheet.

(s) The Mortgaged Property was subject to one or more environmental assessments or reports (or an update of a previously conducted assessment or report) and the Originator (with respect to Originator Conveyed Properties) or applicable Issuer (with respect to Third Party Properties) has no knowledge of any material and adverse environmental conditions or circumstance affecting such Mortgaged Property that were not disclosed in the related assessment or report(s). There are no material and adverse environmental conditions or circumstances affecting the Mortgaged Property other than, with respect to any adverse environmental condition described in such report, those conditions for which either (a) an environmental insurance policy has been obtained from an insurer meeting the requirements set forth in the Property Management Agreement, with limits the applicable Issuer reasonably believes to be sufficient to satisfy the remediation of and any potential Issuer or Originator liability derivative of such condition, or (b) remediation has been completed and, thereafter, to the extent that such report or remediation program so recommended: (i) a program of annual integrity testing and/or monitoring was recommended and implemented in connection with the Mortgaged Property or an adjacent or neighboring property; (ii) an operations and maintenance plan or periodic monitoring of such Mortgaged Property or nearby properties was recommended and implemented; or (iii) a follow-up plan was otherwise required to be taken under CERCLA or under regulations established thereunder from time to time by the Environmental Protection Agency, and such plan has been implemented in the case of (i), (ii) and (iii) above. The Originator (with respect to Originator Conveyed Properties) or Issuer (with respect to Third Party Properties), as applicable, determined in accordance with the then current Underwriting Guidelines at the time of such determination that adequate funding was available for such program or plan, as applicable. Neither the Originator (with respect to Originator Conveyed Properties) or Issuer (with respect to Third Party Properties) has taken any action with respect to the Mortgaged Property that would subject the applicable Issuer, or its successors and assigns in respect of the Mortgaged Property, to any liability under CERCLA or any other applicable Environmental Law, and neither the Originator (with respect to Originator Conveyed Properties) nor such Issuer (with respect to Third Party Properties) has received any actual notice of a material violation of CERCLA or any applicable Environmental Law with respect to the Mortgaged Property that was not disclosed in the related report. The Lease requires the Tenant to comply with all applicable federal, state and local laws. For purposes of this paragraph (s), “Environmental Law” means any present federal, state and local laws, statutes, ordinances, rules, regulations, standards, policies, consent decrees, consent or settlement agreements and other governmental directives or requirements, as well as common law, that apply to the Mortgaged Property and relate to Hazardous Substances, including, without limitation, CERCLA and RCRA. For purposes of this paragraph (s), “Hazardous Substances” means petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives; flammable materials; radioactive materials; polychlorinated biphenyls (PCBs) and compounds containing them; lead and lead-based paint; asbestos or asbestos-containing materials in any form that is or could become friable; underground or above-ground storage tanks, whether empty or containing any substance; any substance the presence of which

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on the Mortgaged Property is regulated by or prohibited by any federal, state or local authority; any substance that requires special handling; and any other material, substance or waste now or in the future defined as a “hazardous substance,” “hazardous material,” “hazardous waste,” “toxic substance,” “toxic pollutant,” “contaminant,” “pollutant” or other words of similar import within the meaning of any Environmental Law.

(t) Such Mortgaged Property is free and clear of any mechanics’ and materialmen’s liens or liens in the nature thereof that would materially and adversely affect the value, use or operation of such Mortgaged Property except those that are insured against by the Title Policy referred to in paragraph (h) above.

(u) The Lease, together with applicable state law, contains customary and enforceable provisions such as to render the rights and remedies of the lessors thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(v) With respect to each Mortgaged Property:

(1) such Mortgaged Property is not subject to any lease other than a sublease, a secondary lease, the related Lease and/or a Ground Lease, and, with respect to any Leasehold Mortgaged Property, the related ground lease; no person has any possessory interest in, or right to occupy, the leased property except under and pursuant the Lease, such sublease or such Ground Lease, or with respect to any Leasehold Mortgaged Property, the related ground lease; the Tenant (or sub-tenant) is in occupancy of the Mortgaged Property and is paying rent pursuant to the Lease; and, in the case of any sublease, the Tenant remains primarily liable on the Lease;

(2) except with respect to those Mortgaged Properties with respect to which the Tenant can terminate the related Lease during the last forty-two months of the lease term in the event of a casualty and any insurance proceeds related thereto are payable to the Tenant, the obligations of the Tenant, including, but not limited to, the obligation to pay fixed and additional rent, are not affected by reason of: any damage to or destruction of any portion of the leased property; any taking of the leased property or any part thereof by condemnation or otherwise; or any prohibition, limitation, interruption, cessation, restriction, prevention or interference of the Tenant’s use, occupancy or enjoyment of the leased property, except the Tenant’s rights to abate or terminate its obligation to pay fixed or additional rent are coupled with insurance proceeds or condemnation awards going to the lessor; or the right to abate as a result of a landlord’s default;

(3) neither such Originator (with respect to Originator Conveyed Properties) nor such Issuer (with respect to Third Party Properties), as applicable, as lessor under the Lease, has any monetary obligation under the Lease that has not been satisfied (other than obligations customary for a triple net lease lessor or, in the case of Mortgaged Properties subject to Ground Leases, a Ground Lease lessor);

(4) the Tenant has not been released, in whole or in part, from its obligations under the terms of the Lease;

(5) all obligations related to the initial construction of the improvements on the Mortgaged Property have been satisfied and, except for the obligation to rebuild such improvements after a casualty (which obligation is limited by available insurance proceeds), neither such Originator (with respect to Originator Conveyed Properties) nor such Issuer (with respect to Third Party Properties), as applicable, has any nonmonetary obligations as lessor under the Lease (other than obligations customary for a triple net lease lessor or, in the case of Mortgaged Properties subject to Ground Leases, a Ground Lease lessor) and has made no representation or warranty under the Lease, the breach of which would result in the abatement of rent, a right of setoff or termination of the Lease;

(6) there is no right of rescission, set-off, abatement (except in the case of casualty or condemnation), diminution, defense or counterclaim to the Lease, nor will the operation of any of the terms of the Lease, or the exercise of any rights thereunder, render the Lease unenforceable, in whole or in part, or subject to any right of rescission, set-off, abatement, diminution, defense or counterclaim, and no such right has been asserted;

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(7) the Tenant has agreed to indemnify the lessor from any claims of any nature relating to the Lease and the related Mortgaged Property other than the lessor’s gross negligence or willful misconduct, including, without limitation, arising as a result of violations of environmental and hazardous waste laws resulting from the Tenant’s operation of the property;

(8) any obligation or liability imposed on the lessor by any easement or reciprocal easement agreement is also an obligation of the Tenant under the Lease;

(9) the Tenant is required to make rental payments as directed by the lessor and its successors and assigns; and

(10) except in certain cases where the Tenant may exercise a right of first refusal, the Lease is freely assignable by the lessor and its successors and assigns to any person without the consent of the Tenant, and in the event the lessor’s interest is so assigned, the Tenant will be obligated to recognize the assignee as lessor under such Lease, whether under the Lease or by operation of law.

(w) In connection with Leases with a Guaranty:

(1) such Guaranty, on its face, is unconditional, irrevocable and absolute, and is a guaranty of payment and not merely of collection and contains no conditions to such payment, other than a notice and right to cure; and the Guaranty provides that it is the guaranty of both the performance and payment of the financial obligations of the Tenant under the Lease and does not provide for offset, counterclaim or defense; and

(2) such Guaranty is binding on the successors and assigns of the guarantor and inures to the benefit of the lessor’s successors and assigns and cannot be released or amended without the lessor’s consent or unless a predetermined performance threshold is achieved.

(x) Solely with respect to Originator Conveyed Properties, no fraudulent acts were committed by such Originator during the origination process with respect to the Lease related to such Mortgaged Property.

(y) In connection with the acquisition of each Mortgaged Property, such Originator (with respect to Originator Conveyed Properties) or such Issuer (with respect to Third Party Properties), as applicable, inspected or caused to be inspected the Mortgaged Property by inspection, appraisal or otherwise as required in the Underwriting Guidelines then in effect at the time of such acquisition.

(z) The origination, servicing and collection of Monthly Lease Payments on such Lease is in all respects legal, proper and prudent and in accordance with customary industry standards.

(aa) To the extent required under applicable law, such Originator (with respect to Originator Conveyed Properties) or such Issuer (with respect to Third Party Properties) was authorized to transact and do business in the jurisdiction in which such Mortgaged Property is located, except where such failure to qualify would not result in a material adverse effect on the enforceability of the related Lease.

(bb) The Mortgaged Property has adequate rights of access to public rights-of-way and is served by utilities, including, without limitation, adequate water, sewer, electricity, gas, telephone, sanitary sewer, and storm drain facilities. All public utilities necessary to the continued use and enjoyment of the Mortgaged Property as presently used and enjoyed are located in the public right-of-way abutting the Mortgaged Property or are the subject of access easements for the benefit of the Mortgaged Property, and all such utilities are connected so as to serve the Mortgaged Property without passing over other property or are the subject of access easements for the benefit of the Mortgaged Property. All roads necessary for the full use of the Mortgaged Property for its current purpose have been completed and dedicated to public use and accepted by all governmental authorities or are the subject of access easements for the benefit of the Mortgaged Property.

(cc) The Lease File contains (or Spirit Realty or an Affiliate thereof holds) a survey with respect to such Mortgaged Property, which survey was deemed sufficient to delete the standard title survey exception (to the extent the deletion of such exception is available in the related state).

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(dd) With respect to any Mortgaged Property that is a Leasehold Mortgaged Property, based upon the terms of the related ground lease or an estoppel letter or other writing received from the ground lessor and included in the related Lease File:

(1) The ground lease or a memorandum regarding such ground lease has been duly recorded. The ground lessor has permitted the interest of the related lessee to be encumbered by the related Lease and the Mortgage filed for the benefit of the Indenture Trustee or the Collateral Agent on its behalf. To the best of such Originator’s or Issuer’s knowledge, as applicable, there has been no material change in the terms of the ground lease since its recordation, except by any written instruments which are included in the related Lease File.

(2) The ground lease may not be amended, modified, canceled or terminated without the prior written consent of the lender and any such action without such consent is not binding on the lender, its successors or assigns.

(3) The ground lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by the lender) that extends not less than 20 years beyond the stated term of the related Lease.

(4) Based on the Title Policy referenced in paragraph (h) above, the ground lease interest is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, subject to permitted encumbrances and liens that encumber the ground lessor’s fee interest.

(5) The ground lease is assignable to the lender and its assigns without the consent of the ground lessor thereunder.

(6) The ground lease is in full force and effect and no default has occurred under the ground lease and there is no existing condition which, but for the passage of time or the giving of notice, would result in a material default under the terms of the ground lease.

(7) The ground lessor is required to give notice of any default by the related lessee to the lender.

(8) The lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the ground lease through legal proceedings, or to take other action so long as the lender is proceeding diligently) to cure any default under the ground lease which is curable after the receipt of notice of any default, before the ground lessor may terminate the ground lease.

(9) The ground lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent mortgage lender. The ground lessor is not permitted to disturb the possession, interest or quiet enjoyment of any subtenant of the ground lessee in any material manner, which would adversely affect the security provided by the related mortgage.

(10) Any related insurance proceeds or condemnation award (other than in respect of a total or substantially total loss or taking) will be applied either to the repair or restoration of all or part of the related Mortgaged Property, except that in the case of condemnation awards, the ground lessor may be entitled to a portion of such award.

(11) Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease upon termination of the ground lease for any reason, including rejection of the ground lease in a bankruptcy proceeding.

(ee) Each Originator Conveyed Property was acquired and each related Lease conveyed to the applicable Issuer was originated (in the case of Leases originated by an Originator) or acquired (in the case of any other Lease) by such Originator in all material respects in accordance with the Underwriting Guidelines in effect at the time of such origination or acquisition. Each Third Party Property and related Lease was acquired by the applicable Issuer in all material respects in accordance with the Underwriting Guidelines in effect at the time of such acquisition.

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(ff) No adverse selection was employed in selecting such Lease.

(gg) With respect to any Mortgaged Property which is the subject of a Master Lease (noting that not all properties subject to such Master Lease are included as Mortgaged Properties in the Collateral Pool), the lessor under the Master Lease has assigned its interest in the Leases of the Mortgaged Properties to such Originator (with respect to Originator Conveyed Properties) or such Issuer (with respect to Third Party Properties) and such Originator or such Issuer, as applicable, and the other lessors under the Master Leases have entered into inter-lessor agreements by which the rents and the rights to enforce the provisions of the Master Leases pertinent to any of the Mortgaged Properties have also been assigned to such Originator or Issuer, as applicable.

(hh) Such Mortgaged Property is (i) free of any damage that would materially and adversely affect the use or value of such Mortgaged Property and (ii) in good repair and condition so as not to materially and adversely affect the use or value of such Mortgaged Property; and all building systems contained in such Mortgaged Property are in good working order so as not to materially and adversely affect the use or value of such Mortgaged Property.

(ii) All security deposits collected in connection with such Mortgaged Property are being held in accordance with all applicable laws.

(jj) To the Originator’s (with respect to Originator Conveyed Properties) or the applicable Issuer’s (with respect to Third Party Properties) actual knowledge, based upon zoning letters, zoning reports, the Title Policy insuring the lien of the Mortgage, historical use and/or other due diligence customarily performed by such party in connection with the acquisition of the Mortgaged Property, the improvements located on or forming part of such Mortgaged Property comply in all material respects with applicable zoning laws and ordinances (except to the extent that they may constitute legal non-conforming uses), including the existence of a certificate of occupancy.

(kk) Such Mortgaged Property constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property.

(ll) Each Mortgaged Property satisfies the requirements set forth in the definition of Post-Closing Property.

(mm) With respect to each Mortgaged Property, the Post-Closing Acquisition Deliverables are in the possession of the applicable Issuer (or the Property Manager on behalf of such Issuer).

(nn) With respect to each Mortgaged Property, the Title Policy delivered to the Custodian will meet the following criteria (in addition to the other criteria set forth in these representations and warranties): (i) to the extent available, such Title Policy (or a marked, signed and redated commitment or pro forma policy to issue such Title Policy) will include an updated or amended “tie-in” or similar endorsement, together with a “first loss” endorsement, (A) to each Title Policy insuring the lien of the existing Mortgages as of the Post-Closing Acquisition Date and (B) to each Title Policy insuring the lien of the Mortgages with respect to each Post-Closing Property and (ii) such Title Policy (or a marked, signed and redated commitment or pro forma policy to issue such Title Policy) shall insure the lien of the Mortgage encumbering each Mortgaged Property, be dated as of the Post-Closing Acquisition Date and contain a first loss endorsement, an ALTA 9 comprehensive endorsement and affirmative coverage (or no exceptions) for mechanics liens.

Solely for the purposes of this Schedule III-A: (1) a Lease relating to an Originator Conveyed Property shall be deemed to have been originated by the Originator conveying such Lease to the applicable Issuer in the event that it was originated by a person who was an Affiliate of such Originator at the time of such origination and (2) an Originator Conveyed Property or related Lease shall be deemed to have been acquired by the Originator conveying such Originator Conveyed Property or related Lease to the applicable Issuer as of the earlier of (x) the date it was acquired by such Originator and (y) the date it was first acquired by a person who was an Affiliate (at the time of such acquisition) of such Originator.

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SCHEDULE III-B

EXCEPTIONS TO THE REPRESENTATIONS AND WARRANTIES FOR THE POST-CLOSING

PROPERTIES AND RELATED LEASES

Exceptions to Mortgaged Property and Related Lease Representations and Warranties for the Post-Closing Properties

1.	Spirit Master Funding VIII

(d)	For the following Mortgaged Property, the statement that the applicable Lease has not been, during the time owned by the applicable Originator, 30 days or more delinquent in respect of any Monthly Lease Payment required thereunder can be confirmed beginning in the year 2012 and going forward. In November 2016, the Tenant was delinquent in respect of its Monthly Lease Payment beyond the applicable cure period, and became current in respect of such Monthly Lease Payment within two days following the end of such cure period.

Property ID	Asset/Property Name	Address	City	ST	Zip Code	Clarification/ Other Issues
P01274	Casual Male	555 Turnpike Street	Canton	MA

(r)	For the following Mortgaged Property, the applicable Tenant is permitted to self-insure, without compliance with any of the requirements set forth in the last sentence of such representation related to the right of a Tenant to self-insure:

Property ID	Asset/Property Name	Address	City	ST	Zip Code	Clarification/ Other Issues
P04603	Mills Fleet Farm	2630 Division Street	Waite Park	MN	56387

(v)(2)

For the following Mortgaged Properties, the applicable Tenant has the right to terminate the Lease in connection with a condemnation; for Mortgaged Property P04603, such termination is permitted if (A) (i) there is a partial taking of any material part of the Mortgaged Property, (ii) there is a taking of any part of the parking area if the number of parking spaces is reduced by 15% or more, or (iii) there ceases to be reasonable pedestrian and vehicular access to the Mortgaged Property or (B) there is a temporary taking that (i) occurs during last year of Lease term, (ii) lasts longer than 30 days, and (iii) results in parking being reduced below required legal standards or if there ceases to be reasonable access to the site; for Mortgaged Property P04603, the Lease will automatically terminate if all or substantially all of the Mortgaged Property is taken by eminent domain; for Mortgaged Property P01274, such termination is permitted for a casualty or condemnation of all or a portion of the Mortgaged Property if one of the following criteria is met: (i) the Tenant makes a good faith determination that the restoration and continued use of the Mortgaged Property (or remainder of the Mortgaged Property) would be uneconomic, (ii) if there is a total loss for insurance purposes or loss as a result of casualty that cannot be restored within 180 days, (iii) if more than 25% of the building located on the Mortgaged Property is taken, (iv) if there is a condemnation to the extent that a reasonable conclusion would be that the property is unsuitable for restoration or continued use for the Tenant’s business, or (v) if the parking area is taken such that the parking ratio is reduced below current code requirements; for Mortgaged Properties P02850 and P00876, such termination is permitted if (i) the entire Mortgaged Property is taken, or (ii) at least 10% of the land paved for parking or 10% of the building on the Mortgaged Property is taken and in the Tenant’s and landlord’s reasonable judgment the loss resulting from the condemnation, even after restoration, would be substantially and materially adverse to the business operation of the Tenant; for Mortgaged Property P02850, the Tenant’s notice of termination in connection with a condemnation must include an offer from the Tenant to purchase the Mortgaged Property for a purchase price defined in the Lease; for Mortgaged Property P02850, for condemnations above a certain threshold where the Lease is not terminated and the Mortgaged Property is restored, the Tenant is entitled to a reduction in rent determined by a ratio of the net award paid to the landlord in connection with the condemnation to the pre-condemnation fair market value of the Mortgaged Property; for Mortgaged Property P02748, the Lease will automatically terminate if the entire building or any improvements on such Mortgaged Property or reasonable access to the adjacent roadways is taken by eminent domain and the Tenant may terminate the Lease if there is a temporary taking that results in the Tenant being unable to occupy 50% or more of the building located on the Mortgaged Property for a period of 18 months or the remaining Lease term; for Mortgaged Properties P04507, P04508, P04509, P04510, and P04511, each applicable Lease will automatically terminate if there is a total condemnation of the applicable Mortgaged Property:

Property ID	Asset/Property Name	Address	City	ST	Zip Code	Clarification/ Other Issues
P04603	Mills Fleet Farm	2630 Division Street	Waite Park	MN	56387
P01274	Casual Male	555 Turnpike Street	Canton	MA	02021
P02748	Station Casinos	1505 S. Pavilion Center Dr.	Las Vegas	NV	89135
P04507	Buehler’s Food Market	1055 Sugarbush Drive	Ashland	OH	48805
P04508	Buehler’s Food Market	3000 N. Wooster Road	Dover	OH	44622
P04509	Buehler’s Food Market	3626 Medina Road	Medina	OH	44256
P04510	Buehler’s Food Market	3540 Burbank Road	Wooster	OH	44691
P04511	Buehler’s Food Market	175 Great Oaks Trail	Wadsworth	OH	44281
P02850	CarMax	2800 Laurens Road	Greenville	SC	29607
P00876	CarMax	11335 Atlantic Blvd	Jacksonville	FL	32225

(v)(6)	For the following Mortgaged Property, the Tenant has the right to an abatement of rent during a period of utility disruption at the Mortgaged Property if utilities are disrupted on account of the landlord’s negligence or willful act and the landlord fails to restore service within 48 hours and the Tenant is unable to conduct its normal business operations as a result thereof:

Property ID	Asset/Property Name	Address	City	ST	Zip Code	Clarification/ Other Issues
P04603	Mills Fleet Farm	2630 Division Street	Waite Park	MN	56387

(v)(7)	For the following Mortgaged Property, the applicable Tenant’s indemnity to the landlord includes an exception for, among other items, landlord’s negligence:

Property ID	Asset/Property Name	Address	City	ST	Zip Code	Clarification/ Other Issues
P04603	Mills Fleet Farm	2630 Division Street	Waite Park	MN	56387

(v)(10)	For the following Mortgaged Property, so long as the Lease is in effect, an outdoor goods store is being operated at the Mortgaged Property, and no event of default has occurred and is continuing, the landlord may not sell the Mortgaged Property to an entity that operates a competing outdoor goods store (but such sale restriction does not apply in to transfers to an affiliate of landlord, any foreclosure sale, a sale of substantially all assets of landlord, or a transfer as a result of a condemnation or exercise of a purchase right of record as of Lease effective date):

Property ID	Asset/Property Name	Address	City	ST	Zip Code	Clarification/ Other Issues
P04603	Mills Fleet Farm	2630 Division Street	Waite Park	MN	56387

Exhibit B

Execution Version

AMENDMENT NO. 2 TO THE SECOND AMENDED AND RESTATED

PROPERTY MANAGEMENT AND SERVICING AGREEMENT

This Amendment No. 2 to the Second Amended and Restated Property Management and Servicing Agreement (this “Amendment”), is entered into as of this 14th day of December, 2017, by and among Spirit Master Funding, LLC, Spirit Master Funding II, LLC, Spirit Master Funding III, LLC, Spirit Master Funding VI, LLC and Spirit Master Funding VIII, LLC, each as an issuer (each, an “Issuer” and, collectively, the “Issuers”), Spirit Realty, L.P. (“Spirit Realty”), as property manager and special servicer (together with its successors in such capacities, the “Property Manager” and “Special Servicer,” respectively), Midland Loan Services, a division of PNC Bank, National Association, as Back-Up Manager (together with its successors in such capacity, the “Back-Up Manager”).

WITNESSETH:

WHEREAS, the Issuers, the Property Manager, the Special Servicer and the Back-Up Manager entered into that certain Second Amended and Restated Property Management and Servicing Agreement, dated as of May 20, 2014 (as amended by Amendment No. 1 thereto, dated as of November 26, 2014, the “Property Management Agreement”);

WHEREAS, Article VIII of the Second Amended and Restated Master Indenture, dated as of May 20, 2014, as amended by Amendment No. 1 thereto, dated as of November 26, 2014, and Amendment No. 2 thereto, dated as of the date hereof (as so amended, the “Master Indenture”), among the Issuers and the Indenture Trustee, and Section 9.01 of the Property Management Agreement permit amendments to the Property Management Agreement subject to certain conditions set forth therein;

WHEREAS, the Issuers have entered into that certain Series 2017-1 Supplement to the Master Indenture related to the issuance by the Issuers of $542,400,000 Net-Lease Mortgage Notes, Series 2017-1, Class A and $132,000,000 Net-Lease Mortgage Notes, Series 2017-1, Class B (collectively, the “Series 2017-1 Notes”) on the date hereof (the “Series 2017-1 Notes Issuance”), which constitutes a New Issuance (as defined in the Master Indenture);

WHEREAS, Section 8.04 of the Master Indenture authorizes the Issuers and the other parties thereto to amend, modify or supplement any of the Transaction Documents, including the Property Management Agreement, without the consent of the Noteholders, in connection with any New Issuance, including the Series 2017-1 Notes Issuance; provided that consent of holders of 100% of the Aggregate Series Principal Balance affected by such amendment, modification or supplement is required if the related amendments, modifications or supplements to such Transaction Document is set forth in Section 8.04(a)(1)-(7) of the Master Indenture;

WHEREAS, the parties hereto desire, in accordance with Article VIII of the Master Indenture and Section 9.01 of the Property Management Agreement, to amend the Property Management Agreement as provided herein, which amendments, modifications and supplements are not enumerated in Section 8.04(a)(1)-(7) of the Master Indenture; and

NOW, THEREFORE, based upon the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:

AGREEMENTS

1. Defined Terms. All capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the Property Management Agreement and if not defined therein, shall have the meaning assigned thereto in the Master Indenture.

2. Amendments to the Property Management Agreement.

(i) As of the date hereof, the Property Management Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Property Management Agreement attached as Exhibit A hereto (the “Amended Property Management Agreement”).

(ii) as of the date hereof, Exhibit E to the Property Management Agreement is hereby amended by amending and restating Exhibit E in its entirety in the form of amended Exhibit E attached hereto as Exhibit B hereto (the “Amended Exhibit E”); and

(iii) as of the date hereof, the Property Management Agreement is hereby amended by adding a new Exhibit I in the form attached hereto as Exhibit C in its proper alphabetical order (the “New Exhibit I”); and

(iv) except as expressly set forth in this Amendment, the Exhibits and Schedules to the Property Management Agreement shall be the Exhibits and Schedules to the Property Management Agreement, as amended hereby, and on and after the date hereof, unless otherwise specified, any reference to “Property Management Agreement” in the Exhibits and/or Schedules and/or Transaction Documents included in the Property Management Agreement shall be a reference to the Property Management Agreement, as amended, amended and restated, supplemented or otherwise modified from time to time.

3. Reference to and Effect on the Property Management Agreement; Ratification.

(a) Except as specifically amended above, the Property Management Agreement is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects.

(b) Except as expressly set forth above, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party hereto under the Master Indenture or the Property Management Agreement, or constitute a waiver of any provision of any other agreement.

2

(c) Upon the effectiveness hereof, each reference in the Property Management to “this Agreement”, “Property Management Agreement”, “Second Amended and Restated Property Management and Servicing Agreement”, “hereto”, “hereunder”, “hereof” or words of like import referring to the Property Management Agreement, and each reference in any other Transaction Document to “Property Management Agreement”, “Second Amended and Restated Property Management Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Property Management Agreement shall mean and be a reference to the Property Management Agreement as amended hereby.

4. Effectiveness. This Amendment shall be effective upon delivery of executed signature pages by all parties hereto. The parties hereto agree and acknowledge that the amendments, modifications set forth herein are being made in connection with a New Issuance and that the related amendments, modifications and supplements are not of the type described in Section 8.04(a)(1)-(7) of the Master Indenture.

5. Counterparts; Facsimile Signature. This Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be as effective as delivery of a manually executed original counterpart of this Amendment.

6. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE (WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

7. Headings. The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions thereof.

8. Severability. The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment. Whenever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

9. Interpretation. Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

[Remainder of Page Intentionally Blank; Signature Pages Follow]

3

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers or representatives all as of the day and year first above written.

SPIRIT MASTER FUNDING, LLC, as Issuer

By:	Spirit SPE Manager, LLC, a Delaware limited liability company
Its:	Manager

By:	/s/ Phillip D. Joseph, Jr.
Name: Phillip D. Joseph, Jr. Title: Executive Vice President, Chief Financial Officer and Treasurer

SPIRIT MASTER FUNDING II, LLC, as Issuer

By:	Spirit SPE Manager, LLC, a Delaware limited liability company
Its:	Manager

By:	/s/ Phillip D. Joseph, Jr.
Name: Phillip D. Joseph, Jr. Title: Executive Vice President, Chief Financial Officer and Treasurer

SPIRIT MASTER FUNDING III, LLC, as Issuer

By:	Spirit SPE Manager, LLC, a Delaware limited liability company
Its:	Manager

By:	/s/ Phillip D. Joseph, Jr.
Name: Phillip D. Joseph, Jr. Title: Executive Vice President, Chief Financial Officer and Treasurer

[Amendment No. 2 to Second Amended and Restated Property Management and Servicing Agreement]

SPIRIT MASTER FUNDING VI, LLC, as Issuer

By:	Spirit SPE Manager, LLC, a Delaware limited liability company
Its:	Manager

By:	/s/ Phillip D. Joseph, Jr.
	Name: Title:	Phillip D. Joseph, Jr. Executive Vice President, Chief Financial Officer and Treasurer

SPIRIT MASTER FUNDING VIII, LLC, as Issuer

By:	Spirit SPE Manager, LLC, a Delaware limited liability company
Its:	Manager

By:	/s/ Phillip D. Joseph, Jr.
	Name: Title:	Phillip D. Joseph, Jr. Executive Vice President, Chief Financial Officer and Treasurer

[Amendment No. 2 to Second Amended and Restated Property Management and Servicing Agreement]

SPIRIT REALTY, L.P., as Property Manager and Special Servicer

By:	Spirit General OP Holdings, LLC, a Delaware limited liability company
Its:	General Partner

By:	/s/ Phillip D. Joseph, Jr.
	Name: Title:	Phillip D. Joseph, Jr. Executive Vice President, Chief Financial Officer and Treasurer

[Amendment No. 2 to the Second Amended and Restated Property Management and Servicing Agreement]

MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION, as Back-Up Manager

By:	/s/ David A. Eckels
Name: David A. Eckels
Title: Senior Vice President

[Amendment No. 2 to the Second Amended and Restated Property Management and Servicing Agreement]

EXHIBIT A

Amended Property Management Agreement

[See attached.]

Conformed Copy of Property Management Agreement

(reflects updates pursuant to Amendment No. ~~1~~2 dated as of ~~November 26, 2014~~December 14, 2017)

SPIRIT MASTER FUNDING, LLC, SPIRIT MASTER FUNDING II, LLC AND SPIRIT

MASTER FUNDING III, LLC

each, as Issuer,

and

EACH JOINING PARTY

each, as Issuer,

SPIRIT REALTY, L.P.

as Property Manager and Special Servicer and

MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL

ASSOCIATION

as Back-Up Manager

SECOND AMENDED AND RESTATED PROPERTY MANAGEMENT AND

SERVICING AGREEMENT

Dated as of May 20, 2014

Net-Lease Mortgage Notes

TABLE OF CONTENTS

Page
Article I DEFINITIONS		1

Section 1.01	Defined Terms	1
Section 1.02	Other Definitional Provisions	~~29~~33
Section 1.03	Certain Calculations in Respect of the Leases and the Mortgage Loans	~~30~~34
Section 1.04	Fee Calculations; Interest Calculations	~~31~~35

Article II REPRESENTATIONS AND WARRANTIES; RECORDINGS AND FILINGS; BOOKS AND RECORDS; DEFECT, BREACH, CURE, REPURCHASE AND SUBSTITUTION; FINANCIAL COVENANTS		~~31~~35

Section 2.01	Representations and Warranties of ~~Spirit Realty~~the Property Manager and the Back-Up Manager	~~31~~35
Section 2.02	Representations and Warranties of the Issuers	~~34~~38
Section 2.03	Recordings and Filings; Books and Records	~~36~~40
Section 2.04	Repurchase or Transfer for Collateral Defects and Breaches of Representations and Warranties	~~37~~42
Section 2.05	Non-Petition	~~40~~44

Article III ADMINISTRATION AND SERVICING OF MORTGAGED PROPERTIES AND LEASES		~~40~~45

Section 3.01	Administration of the Mortgaged Properties, Leases and Mortgage Loans	~~40~~45
Section 3.02	Collection of Lease Payments and Loan Payments; Lockbox Accounts; Lockbox Transfer Accounts	~~42~~47
Section 3.03	Collection of Real Estate Taxes and Insurance Premiums; Servicing Accounts; Property Protection Advances; P&I Advances; Emergency Property Expenses	~~43~~48
Section 3.04	Collection Account; Release Account ~~48~~; Exchange Reserve Account	53
Section 3.05	Withdrawals From the Collection Account and the Release Account	~~51~~55
Section 3.06	Investment of Funds in the Collection Account and the Release Account	~~52~~57
Section 3.07	Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage	~~53~~58
Section 3.08	Enforcement of Alienation Clauses; Consent to Assignment	~~56~~61
Section 3.09	Realization Upon Specially Serviced Assets	~~56~~62
Section 3.10	Issuers, Custodian and Indenture Trustee to Cooperate; Release of Lease Files and Loan Files	~~59~~65
Section 3.11	Servicing Compensation; Interest on Property Protection Advances	~~61~~66

i

Section 3.12	Property Inspections; Collection of Financial Statements; Delivery of Certain Reports	~~64~~69
Section 3.13	Annual Statement as to Compliance	~~65~~70
Section 3.14	Reports by Independent Public Accountants	~~65~~70
Section 3.15	Access to Certain Information; Delivery of Certain Information	~~65~~71
Section 3.16	Title to REO Property	~~66~~71
Section 3.17	Management of REO Properties and Mortgaged Properties relating to Defaulted Assets	~~66~~71
Section 3.18	Sale and Exchange of Mortgage Loans, Leases and Mortgaged Properties	~~67~~72
Section 3.19	Modifications, Waivers, Amendments and Consents	~~68~~73
Section 3.20	Transfer of Servicing Between Property Manager and Special Servicer; Record Keeping	~~69~~74
Section 3.21	Sub-Management Agreements	~~70~~75

Article IV REPORTS		~~72~~78

Section 4.01	Reports to the Issuers, the Indenture Trustee and the Insurers	~~72~~78
Section 4.02	Use of Agents	~~73~~79

Article V THE PROPERTY MANAGER AND THE SPECIAL SERVICER		~~73~~79

Section 5.01	Liability of the Property Manager and the Special Servicer	~~73~~79
Section 5.02	Merger, Consolidation or Conversion of the Property Manager and the Special Servicer	~~74~~79
Section 5.03	Limitation on Liability of the Property Manager, the Special Servicer and the Back-Up Manager; Environmental Liabilities	~~74~~80
Section 5.04	Term of Service; Property Manager and Special Servicer Not to Resign	~~75~~81
Section 5.05	Rights of Certain Persons in Respect of the Property Manager and the Special Servicer	~~76~~82
Section 5.06	[Reserved]	~~76~~82
Section 5.07	Property Manager or Special Servicer as Owner of Notes	~~76~~82

Article VI SERVICER REPLACEMENT EVENTS		~~77~~83

Section 6.01	Servicer Replacement Events	~~77~~83
Section 6.02	Successor Property Manager	~~82~~88
Section 6.03	Additional Remedies of the Issuers and the Indenture Trustee upon a Servicer Replacement Event	~~84~~89
Section 6.04	Replacement of the Servicer	90

Article VII TRANSFERS AND EXCHANGES OF MORTGAGED PROPERTIES AND MORTGAGE LOANS BY THE APPLICABLE ISSUERS; RELEASE OF MORTGAGED PROPERTIES AND MORTGAGE LOANS BY THE APPLICABLE ISSUERS		~~84~~91

Section 7.01	Released Mortgage Loans and Released Mortgaged Properties	~~84~~91

Section 7.02	Third Party Purchase Options; Release of Mortgaged Properties to Affiliates under Defaulted or Delinquent Assets; Early Refinancing Prepayment; Other Sales or Exchanges	~~88~~97
Section 7.03	Transfer of Lease to New Mortgaged Property	~~89~~98
Section 7.04	Criteria Applicable to all Mortgage Properties and Mortgage Loans included in the Collateral Pool	~~90~~99
Section 7.05	Restrictions on Environmental Condition Mortgaged Properties	~~90~~100
Section 7.06	Terminated Lease Property	100

Article VIII TERMINATION		~~91~~100

Section 8.01	Termination Upon Repurchase or Liquidation of All Mortgaged Properties or Discharge of Indenture	~~91~~100

Article IX MISCELLANEOUS PROVISIONS		~~91~~100

Section 9.01	Amendment	~~91~~100
Section 9.02	Counterparts	~~91~~101
Section 9.03	GOVERNING LAW	~~91~~101
Section 9.04	Notices	~~92~~101
Section 9.05	Severability of Provisions	~~93~~102
Section 9.06	Effect of Headings and Table of Contents	~~93~~102
Section 9.07	Notices to Rating Agencies	~~93~~102
Section 9.08	Successors and Assigns: Beneficiaries	~~94~~103
Section 9.09	Complete Agreement	~~94~~103
Section 9.10	[Reserved]	~~94~~103
Section 9.11	Consent to Jurisdiction	~~94~~104
Section 9.12	No Proceedings	~~94~~104

EXHIBITS

EXHIBIT A-1	MORTGAGED PROPERTY SCHEDULE

EXHIBIT A-2	MORTGAGE LOAN SCHEDULE

EXHIBIT B	FORM OF REQUEST FOR RELEASE — PROPERTY MANAGER

EXHIBIT C	FORM OF REQUEST FOR RELEASE — SPECIAL SERVICER

EXHIBIT D	FORM OF LIMITED POWERS OF ATTORNEY FROM ISSUER OR INDENTURE TRUSTEE

EXHIBIT E	CALCULATION OF FIXED CHARGE COVERAGE RATIOS

EXHIBIT F	FORM OF DETERMINATION DATE REPORT

EXHIBIT G	FORM OF JOINDER AGREEMENT

EXHIBIT H	INDENTURE

This SECOND AMENDED AND RESTATED PROPERTY MANAGEMENT AND SERVICING AGREEMENT, dated as of May 20, 2014 (as amended, modified or otherwise modified, the “Agreement”), is made among Spirit Master Funding, LLC, Spirit Master Funding II, LLC, Spirit Master Funding III, LLC, and each Joining Party, each as an issuer (each, an “Issuer” and, collectively, the “Issuers”), Spirit Realty, L.P. (“Spirit Realty”), as property manager and special servicer (together with its successors in such capacities, the “Property Manager” and “Special Servicer,” respectively), and Midland Loan Services, a division of PNC Bank, National Association, as Back-Up Manager (together with its successors in such capacity, the “Back-Up Manager”).

PRELIMINARY STATEMENT

As of the Applicable Series Closing Date, the Issuers own the Mortgaged Properties and related Leases as indicated on Exhibit A-1 and the Mortgage Loans as indicated on Exhibit A-2 and each Issuer has pledged such Mortgaged Properties, Leases and Mortgage Loans owned by it to the Indenture Trustee as security for the indebtedness evidenced by the Indenture and each Series of Notes issued under the Indenture. Spirit Realty has agreed to provide property management services with respect to the Mortgaged Properties and to service the Leases and the Mortgage Loans as set forth herein.

ARTICLE I

DEFINITIONS

Section 1.01 Defined Terms.

Whenever used in this Agreement, including in the Preliminary Statement, the words and phrases set forth below, unless the context otherwise requires, shall have the meanings specified in this Section 1.01. Capitalized terms used in this Agreement, including the Preliminary Statement, and not defined herein, unless the context otherwise requires, shall have the respective meanings specified in Section 1.01 of the Indenture (as defined below).

“30/360 Basis”: The accrual of interest calculated on the basis of a 360-day year consisting of twelve 30-day months.

“Account Control Agreement”: An agreement with respect to a deposit account or a securities account, in form and substance satisfactory to the Indenture Trustee, pursuant to which the institution at which such account is maintained agrees to follow the instructions or entitlement orders, as the case may be, of the Indenture Trustee with respect thereto.

“Additional Rent”: With respect to any Lease, in addition to fixed rent or base rent thereunder, rent, if any, calculated as a percentage of the total sales generated by the related Tenant at the related Mortgaged Property ~~in excess of the Monthly Lease Payments for the prior calendar year~~.

“Additional Servicing Compensation”: Property Manager Additional Servicing Compensation and/or Special Servicer Additional Servicing Compensation, as the context may require.

“Advance”: Any Property Protection Advance and/or P&I Advance, as the context may require.

“Advance Interest”: Interest accrued on any unreimbursed Advance at the Reimbursement Rate and payable to the Property Manager, Indenture Trustee or the Back-Up Manager, as the case may be, in accordance with the terms hereof.

“Aggregate Collateral Value”: As defined in the Indenture.

“Aggregate Collateral Value of Post-Closing Properties”: Unless otherwise specified in the applicable Series Supplement, $~~94,000,000~~282,440,000.

“Aggregate Note Principal Balance”: As defined in the Indenture.

“Aggregate Series Principal Balance”: As defined in the Indenture.

“Allocated Loan Amount”: For any Mortgage Loan or Mortgaged Property (that does not otherwise secure a Mortgage Loan) as of any date of determination, the product of (i) the Aggregate Series Principal Balance and (ii) a fraction, (a) the numerator of which is the Collateral Value of such Mortgage Loan or Mortgaged Property, as applicable~~,~~ and (b) the denominator of which is the ~~sum of (1) the~~ Aggregate Collateral Value ~~and (2) the Aggregate Collateral Value of Post-Closing Properties multiplied by a fraction, (A) the numerator of which is the outstanding balance of the Post-Closing Acquisition Reserve Account and (B) the denominator of which is the initial balance of the Post-Closing Reserve Account, in each case as of such date of determination; provided that on the Post-Closing Acquisition Date, all acquisitions of Post-Closing Properties and releases from the Post-Closing Acquisition Reserve Account to occur on such Post-Closing Acquisition Date will be given effect for purposes of determining the Allocated Loan Amount.~~.

“Applicable Series Closing Date”: May 20, 2014.

“Appraised Value”: (X) For any Mortgaged Property included (or to be included) in the Collateral Pool or securing a Mortgage Loan included (or to be included) in the Collateral Pool other than an Equipment Loan, an appraised value determined pursuant to an independent MAI appraisal in accordance with the Uniform Standards of Professional Appraisal Practice (as recognized by the Financial Institutions Reform, Recovery and Enforcement Act of 1989) and which takes into account the leased fee value of the related buildings and land of such Mortgaged Property, consistent with industry standards, and excludes the value of equipment and other tangible personal property and business enterprise value, and (1) with respect to any Mortgage Loan (other than an Equipment Loan) included in the Collateral Pool as of a Series Closing Date (including the Applicable Series Closing Date), is the most recent full narrative (complete summary) or limited scope (limited restricted) MAI appraisal obtained by the Property Manager with respect to the related Mortgaged Property, (2) with respect to any Mortgaged Property included in the Collateral Pool as of a Series Closing Date (including the Applicable Series Closing Date), is the most recent full narrative (complete summary) or limited scope (limited restricted) MAI appraisal obtained by the Property Manager with respect to such Mortgaged Property or (3) with respect to any Qualified Substitute Mortgage Loan or Qualified Substitute Mortgaged Property added (or to be added) to the Collateral Pool since the most recent Series

Closing Date (including the Applicable Series Closing Date), is either (a) a full narrative (complete summary) MAI appraisal or (b) with respect to a related Mortgaged Property operated within the Restaurant/Casual Dining Business Sector (as defined in the Indenture), a limited scope (limited restricted) MAI appraisal obtained within 12 months prior to the date such Qualified Substitute Mortgage Loan or Qualified Substitute Mortgaged Property is pledged as part of the Collateral Pool; provided, that, in the event that, at any time subsequent to a Series Closing Date, in accordance with the Servicing Standard, the Property Manager or Special Servicer determines that obtaining a new Appraised Value is necessary, a full narrative (complete summary) or, with respect to a related Mortgaged Property operated within the Restaurant/Quick Service Business Sector, limited scope (limited restricted) MAI appraisal obtained by the Property Manager or the Special Servicer with respect to such Mortgaged Property or (Y) for any Equipment Loan included or to be included in the Collateral Pool, as specified in the most recent Series Supplement.

“Asset File”: A Loan File or a Lease File, as the context requires.

“Assignment of Leases”: With respect to any Mortgage Loan, any assignment of leases, rents and profits or similar document or instrument executed by the Borrower in connection with the origination or subsequent modification or amendment of the related Mortgage Loan.

“Authorized Officer”: With respect to an Issuer, any person who is authorized to act for such Issuer and who is identified on the list delivered by such Issuer to the Indenture Trustee on each Series Closing Date (as such list may be modified or supplemented from time to time thereafter by the Issuer).

“Available Amount”: The Available Amount ~~on~~for any Payment Date will consist of the aggregate of all amounts received in respect of the Collateral Pool during the immediately preceding Collection Period and on deposit in the Collection Account on the immediately preceding Determination Date, including amounts earned, if any, on the investment of such funds on deposit in the Collection Account and the Release Account during the immediately preceding Collection Period, Unscheduled Proceeds, amounts received on account of payments under any Guaranties, and any amounts received on account of payments under the Performance ~~Undertaking~~Undertakings and the Environmental Indemnity ~~Agreement~~Agreements, any amounts released from the Liquidity Reserve Account to be treated as Available Amounts in accordance with the Indenture on such Payment Date, and any amounts released from the Cashflow Coverage Reserve Account to be treated as Available Amounts in accordance with the Indenture on such Payment Date and any other amounts deposited in the Payment Account in order to be applied as Available ~~Amount~~Amounts on such Payment Date, but excluding (i) amounts on deposit in the Release Account and not transferred to the Collection Account for such Payment Date, (ii) the amount of any collections allocated to Companion Loans, if any, as provided in the applicable Pari Passu Co-Lender Agreements, (iii) the amount of any Additional Servicing Compensation, (iv) amounts received on account of Excess Cashflow (so long as no Early Amortization Event or Sweep Period has occurred and is continuing), (v) amounts withdrawn from the Collection Account to reimburse the Property Manager, the Back-Up Manager or the Indenture Trustee, as applicable, for any unreimbursed Advances (plus interest thereon) and to pay the Property Management Fee, the Back-Up Fee, any Special Servicing Fee, Workout Fees or Liquidation Fees and any Emergency Property Expenses, (vi) amounts required to be paid by ~~the~~any Issuer as the lessor under the related Leases in respect of sales taxes, (vii) Third Party Option Expenses, (viii) any amount received from a Tenant or Borrower as reimbursement for any cost paid by or on behalf of any Issuer as lessor or lender under a related Lease or Mortgage Loan, as applicable, and (~~viii~~ix) any amounts collected by or on behalf of any Issuer as lender or lessor and held in escrow or impound to pay future obligations due under a Mortgage Loan or Lease, as applicable~~, and (ix) any amounts constituting Third Party Option Expenses~~.

“Average Cashflow Coverage Ratio”: With respect to any Determination Date, the average of the Cashflow Coverage Ratios for such Determination Date and each of the two immediately preceding Determination Dates; provided, however, that the Average Cashflow Ratio shall not be calculated until the third Determination Date following the Applicable Series Closing Date.

“Back-Up Fee”: With respect to each Mortgage Loan and each Mortgaged Property (that does not otherwise secure a Mortgage Loan), the fee payable to the Back-Up Manager pursuant to Section 3.11(h).

“Back-Up Fee Rate”: With respect to each Mortgage Loan and each Mortgaged Property, a fixed percentage rate equal to ~~0.0075~~0.0100% per annum.

“Back-Up Manager”: Midland Loan Services, a division of PNC Bank, National Association, a Delaware corporation, or its successor in interest.

“Balloon Loan”: Mortgage Loans which have substantial payments of principal (relative to the initial principal balance of such Mortgage Loan) due at their stated maturities.

“Bankruptcy Code”: The federal Bankruptcy Code of 1978, Title 11 of the United States Code, as amended from time to time.

“Borrower”: For any Mortgage Loan, the obligor or obligors on the related Mortgage Note, including any Person that has acquired the related collateral and assumed the obligations of the original obligor or obligors under such Mortgage Note.

“Business Day”: Any day other than a Saturday, a Sunday or a day on which banking institutions are authorized or obligated by law or executive order to remain closed in New York, New York, Scottsdale, Arizona, or any other city in which is located the principal office of an Issuer, the Primary Servicing Office of the Property Manager or the Special Servicer or the Indenture Trustee’s office.

“Cashflow Coverage Ratio”: With respect to any Determination Date and the Collateral Pool, the ratio, expressed as a fraction, the numerator of which is the Cashflow Coverage Ratio Numerator for such Determination Date, and the denominator of which is the Total Debt Service for such Determination Date.

“Cashflow Coverage Ratio Numerator”: With respect to any Determination Date, the sum of (i) the Monthly Loan Payments and the Monthly Lease Payments received during the Collection Period ending on such Determination Date, (ii) any income earned from the investment of funds on deposit in the Collection Account and the Release Account during the Collection Period ending on such Determination Date ~~and~~, (iii) any Liquidity Reserve Amounts and (iv) any net payments received by any Issuer under the applicable hedge agreements for any Series of Notes for the Payment Date relating to such Determination Date.

“Cashflow Coverage Reserve Account”: As defined in the Indenture.

“CERCLA”: The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

“Closing Date Period” means the period from (and including) the most recent Series Closing Date until (and excluding) the next occurring Series Closing Date; provided, that the initial Closing Date Period shall commence on the Applicable Series Closing Date.

“Code”: The Internal Revenue Code of 1986, as amended.

“Collateral”: As defined in the Indenture.

“Collateral Agent”: As defined in the Indenture.

“Collateral Defect”: As defined in Section 2.04(a).

“Collateral Pool”: As defined in the Indenture.

“Collateral Value”: As of any determination date (i) with respect to each Mortgaged Property (that does not otherwise secure a Mortgage Loan), the Appraised Value of such Mortgaged Property as of the First Collateral Date with respect thereto, (ii) with respect to each Mortgage Loan, the lesser of (a) the Appraised Value of the related Mortgaged Property or Mortgaged Properties securing such Mortgage Loan and (b) the outstanding principal balance of such Mortgage Loan, or (iii) with respect to each potential Post-Closing Property identified on Exhibit I, until the earlier of the Post-Closing Acquisition Date and the Post-Closing Deadline, the “Collateral Value” specified for such property on Exhibit I; provided, that, with respect to clause (i) and (ii), in the event that the Property Manager has caused a Global Appraisal Event to occur, the “~~Collateral~~Appraised Value” of such Mortgaged Property will be the Re-Appraised Value determined with respect to such Mortgaged Property in connection with such Global Appraisal Event ~~or (ii) with respect to each Mortgage Loan, the lesser of (a) the Appraised Value of the Mortgaged Property or Mortgaged Properties securing such Mortgage Loan and (b) the outstanding principal balance of such Mortgage Loan~~.

“Collection Account”: The segregated account or accounts created and maintained by the Property Manager in the name of the Indenture Trustee, held on behalf of the Noteholders, for the collection of payments on the Mortgage Loans and Leases.

“Collection Account Agreement”: As defined in Section 3.04(a).

“Collection Account Bank”: As defined in Section 3.04(a).

“Collection Period”: With respect to any Payment Date, the period commencing immediately after the Determination Date in the month preceding the month in which such Payment Date occurs and ending on (and including) the Determination Date related to such Payment Date.

“Companion Loans”: A mortgage loan or leasehold interest which is secured, on a pari passu basis by the same Mortgaged Property that secures a Mortgage Loan included in the Collateral Pool.

“Condemnation Proceeds”: All proceeds received in connection with the condemnation or remediation of, or granting an easement on, any Mortgaged Property other than proceeds applied to the restoration of such Mortgaged Property or released to the related Tenant or Borrower in accordance with the Servicing Standard.

“Control Person”: With respect to any Person, anyone that constitutes a “controlling person” of such Person within the meaning of the Securities Act of 1933, as amended.

“Controlling Party”: As defined in the Indenture.

“Corporate Asset Management Agreement”: A management agreement entered into by Spirit Realty and Spirit MTA in connection with the Spin-Off pursuant to which Spirit Realty or one of its Affiliates (which may include a Taxable REIT Subsidiary) performs services for Spirit MTA which may include, without limitation, investment management and real estate management and servicing.

“Corrected Lease”: Any Specially Serviced Lease with respect to which, as of any date of determination, one or more of the following as are applicable shall have occurred with respect to each Specially Serviced Lease Trigger Event that previously occurred with respect to such Specially Serviced Lease:

(i)	with respect to the circumstances described in clause (a) of the definition of the term “Specially Serviced Lease”, the related Tenant has made three consecutive full and timely Monthly Lease Payments under the terms of such Lease (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Tenant or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer) or such Lease has been terminated and the related Mortgaged Property has been re-leased;

(ii)	with respect to the circumstances described in clause (b) of the definition of the term “Specially Serviced Lease”, such circumstances cease to exist in the good faith and reasonable judgment of the Special Servicer;

(iii)	with respect to the circumstances described in clause (c) of the definition of the term “Specially Serviced Lease”, the Special Servicer determines that the applicable Tenant likely will be able to make future Monthly Lease Payments;

(iv)	with respect to the circumstances described in clause (d) of the definition of the term “Specially Serviced Lease”, such default is cured; and

(v)	with respect to the circumstances described in clause (e) of the definition of the term “Specially Serviced Lease”, such proceedings are terminated.

“Corrected Loan”: Any Specially Serviced Loan with respect to which, as of any date of determination, one or more of the following as are applicable shall have occurred with respect to each Specially Serviced Loan Trigger Event that previously occurred with respect to such Specially Serviced Loan:

(i)	with respect to the circumstances described in clause (a) of the definition of the term “Specially Serviced Loan”, the related Borrower has made three consecutive full and timely Monthly Loan Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Borrower or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer);

(ii)	with respect to the circumstances described in clause (b) of the definition of the term “Specially Serviced Loan”, such circumstances cease to exist in the good faith and reasonable judgment of the Special Servicer;

(iii)	with respect to the circumstances described in clause (c) of the definition of the term “Specially Serviced Loan”, the Special Servicer determines that the applicable Borrower likely will be able to make future Monthly Loan Payments;

(iv)	with respect to the circumstances described in clause (d) of the definition of the term “Specially Serviced Loan”, such default is cured; and

(v)	with respect to the circumstances described in clause (e) of the definition of the term “Specially Serviced Loan”, such proceedings are terminated.

“Cure Party”: (i) With respect to any Mortgaged Property, Mortgage Loan, Qualified Substitute Mortgage Loan or Qualified Substitute Mortgaged Property acquired by the applicable Issuer from an Originator, such Originator; (ii) with respect to any Mortgage Loan, Mortgaged Property, Qualified Substitute Mortgaged Property or Qualified Substitute Mortgage Loan acquired by the applicable Issuer from a third party unaffiliated with Spirit Realty, such Issuer; and (iii) in the case of either of (i) or (ii), ~~Spirit Realty in its capacity as~~the Support Provider under the Performance Undertaking.

“Custodian”: As defined in the Indenture.

“Custodian Inventory List”: As defined in the Custody Agreement.

“Custody Agreement”: The Second Amended and Restated Custody Agreement, dated as of the Applicable Closing Date, among the Issuers, the Indenture Trustee and the Custodian, as the same may be amended or supplemented from time to time.

“Default Interest”: With respect to any (i) Lease, any amounts collected thereon (other than late payments, late payment charges or amounts representing the Third Party Option Price (without giving effect to clause (ii) in the definition thereof) paid by the related the Tenant) that represent penalty interest accrued at the rate specified in the related lease agreement and (ii) Mortgage Loan, any amounts collected thereon (other than late payments, late payment charges or ~~Yield Maintenance Premiums~~Prepayment Consideration Payments) that represent penalty interest in excess of interest on ~~theprincipal~~the principal balance of such Mortgage Loan accrued at the related Interest Rate.

“Defaulted Asset”: Any Mortgage Loan or Mortgaged Property included in the Collateral Pool, with respect to which a default occurs under the applicable Mortgage Loan or Lease, respectively, that materially and adversely affects the ~~interest~~interests of the applicable Issuer and that continues unremedied for the applicable grace period under the terms of such Mortgage Loan or Lease (or, if no grace period is specified, for 30 days).

“Defaulting Party”: As defined in Section 6.01(b).

“Delinquent Asset”: Any Mortgage Loan or Mortgaged Property included in the Collateral Pool (other than a Defaulted Asset), with respect to which any Monthly Loan Payment or Monthly Lease Payment, as applicable, becomes delinquent for 60 or more consecutive days.

“Determination Date”: With respect to any Payment Date, the 7th day of the month in which such Payment Date occurs or, if such 7th day is not a Business Day, the Business Day immediately succeeding such 7th day.

“Determination Date Report”: As defined in Section 4.01(a).

“Due Date”: With respect to any Mortgage Loan or Lease, the day of each calendar month on which the Monthly Loan Payment or Monthly Lease Payment, as applicable, with respect thereto is due.

“Early Amortization Event”: As defined in the Indenture.

“Early Refinancing Prepayment”: As defined in the Series 2017-1 Supplement.

“Eligible Account”: As defined in the Indenture.

“Eligible Successor”: An entity which, at the time it is appointed as Successor Property Manager or Successor Special Servicer, (i) is legally qualified and has the capacity to carry out the duties and obligations hereunder of the Property Manager or Special Servicer, as applicable, and (ii) has demonstrated the ability to administer professionally and competently a portfolio of leases, mortgaged properties and mortgage loans that are similar to the Leases, Mortgaged Properties and Mortgage Loans with high standards of skill and care.

“Emergency Property Expenses”: As defined in Section 3.03(e).

“Environmental Condition Mortgaged Property”: Any Mortgaged Property (i) on which a gasoline station or other gasoline pumping facility is operated, (ii) on which, to the Property Manager’s knowledge, oil or other hazardous materials are stored in underground storage tanks, (iii) in the Manufacturing Business Sector or (iv) any other Mortgaged Property that the Property Manager believes, in its reasonable discretion exercised in accordance with the

Servicing Standard (including based on the review of any Environmental Report), has a material risk of declining in value due to environmental conditions existing on or in respect of such Mortgaged Property; provided that no Mortgaged Property described in clauses (i) through (iv) shall be an Environmental Condition Mortgaged Property if the Rating Condition is satisfied with respect to the acquisition of such Mortgaged Property by an Issuer.

“Environmental Indemnity Agreement”: As defined in the Indenture.

“Environmental Insurer”: Any Qualified Insurer that issues Environmental Policies relating to any of the Mortgage Loans or Mortgaged Properties.

“Environmental Policy”: Any insurance policy issued by an Environmental Insurer, together with any endorsements thereto, providing insurance coverage for losses, with respect to certain Mortgage Loans or Mortgaged Properties, caused by the presence of hazardous substances on, or the migration of hazardous substances from, the related Mortgaged Properties.

“Equipment Loan”: Any commercial equipment loan secured by equipment used in the operation of a commercial real estate property and listed on the Mortgage Loan Schedule.

“Escrow Payment”: Any payment received by the Property Manager or the Special Servicer for the account of any Obligor or otherwise deposited in the Servicing Account for application toward the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items in respect of the related Mortgaged Property.

“Event of Default”: As defined in the Indenture.

“Excess Cashflow”: As defined in the Indenture.

“Exchange Act”: The Securities Exchange Act of 1934, as amended.

“Exchange Account”: An account established in the name of the Qualified Intermediary in order to receive all proceeds from the sale or disposition of Relinquished Properties.

“Exchange Agreement”: An agreement entered into a Qualified Intermediary setting forth the terms of a like-kind exchange program.

“Exchange Cash Collateral”: With respect to any Mortgaged Property which has been released pursuant to Section 7.01(a), an amount provided by the Issuers that is free and clear of all Liens in an amount equal to the Net Release Price thereof that is deposited into the Exchange Reserve Account.

“Exchange Reserve Account”: As defined in Section 3.04(c).

“Extraordinary Expense”: As defined in the Indenture.

“Fair Market Value”: With respect to any Mortgaged Property or Mortgage Loan secured by a Mortgaged Property, at any time, a price determined by the Property Manager (or by the Special Servicer with respect to a Specially Serviced Asset) in accordance with the Servicing Standard and Section 7.01(b).

“FDIC”: Federal Deposit Insurance Corporation or any successor.

“Financing Statement”: A financing statement either filed or recorded or in a form suitable for filing and recording under the applicable Uniform Commercial Code.

“First Collateral Date”: With respect to any Mortgaged Property or Mortgage Loan, (i) in the event that such Mortgaged Property or Mortgage Loan was ~~owned by an Issuer on the~~(or is) added to the Collateral Pool on a Series Closing Date on which such Issuer became an “Issuer” hereunder, such Series Closing Date or (ii) otherwise, the Transfer Date with respect thereto.

“Fixed Charge Coverage Ratio” or “FCCR”: The fixed charge coverage ratio determined in accordance with the provisions of Exhibit E attached hereto.

“FNMA”: Federal National Mortgage Association or any successor.

“GAAP”: Generally accepted accounting principles as in effect in the United States, consistently applied, as of the date of such application.

“Global Appraisal Event”: An event that shall occur when the Property Manager, within a one-year period, both (i) causes new Appraised Values to be determined with respect to all of the Mortgaged Properties and (ii) designates (in its sole discretion) that a “Global Appraisal Event” has occurred in connection therewith.

“Granting Clause”: The Granting Clause set forth in the Indenture.

“Ground Lease”: With respect to any Mortgaged Property the fee interest in which is owned by an Issuer or the related Borrower, the lease agreement, if any, pursuant to which such Issuer leases the land relating to such Mortgaged Property to the related tenant and such tenant owns the buildings and other improvements on such Mortgaged Property.

“Guaranty”: With respect to any Lease or Mortgage Loan, the guaranty, if any, related to such Lease or Mortgage Loan executed by an individual or an Affiliate or parent of the Tenant or Borrower, as applicable, in favor of the lessor or the lender, as applicable.

“Hazardous Materials”: As defined in the Indenture.

“Indenture”: The Second Amended and Restated Master Indenture, dated as of the Applicable Series Closing Date, among the Issuers and the Indenture Trustee, relating to the issuance of the Notes, including all amendments, supplements and other modifications thereto and any additional indenture between the Indenture Trustee and any Issuer.

“Indenture Trustee”: Citibank, N.A., a national banking association, in its capacity as indenture trustee under the Indenture, or its successor in interest or any successor indenture trustee appointed as provided in the Indenture.

“Indenture Trustee Fee”: As defined in the Indenture.

“Independent”: When used with respect to any specified Person, any such Person who (i) is not an Issuer, an Issuer Member, the Indenture Trustee, the Property Manager, the Special Servicer or an Affiliate thereof, (ii) does not have any direct financial interest in or any material indirect financial interest in any of the Issuers, the Issuer Members, the Indenture Trustee, the Property Manager, the Special Servicer or any of their respective Affiliates, and (iii) is not connected with the Issuers, the Issuer Members, the Indenture Trustee, the Property Manager, the Special Servicer or any of their respective Affiliates as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Issuers, the Issuer Members, the Indenture Trustee, the Property Manager, the Special Servicer or an Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by any Issuer, any Issuer Member, the Indenture Trustee, the Property Manager, the Special Servicer or an Affiliate thereof, as the case may be.

“Initial Purchaser”: As defined in the Indenture.

“Interest Accrual Period”: With respect to each Due Date related to any Mortgage Loan, the applicable period specified in the related Loan Documents.

“Interest Rate”: With respect to any Mortgage Loan, the annualized rate at which interest is scheduled (in the absence of a default) to accrue on such Mortgage Loan from time to time during any Interest Accrual Period in accordance with the related Mortgage Note and applicable law, as such rate may be modified in accordance with Section 3.19 or in connection with a bankruptcy, insolvency or similar proceeding involving the related Borrower.

“Interested Person”: The Issuers, the Issuer Members, the Property Manager, the Special Servicer, any holder of Notes or an Affiliate of any such Person.

“Issuer”: Each of Spirit Master Funding, LLC, Spirit Master Funding II, LLC, Spirit Master Funding III, LLC, Spirit Master Funding VI, LLC, Spirit Master Funding VIII, LLC and any Joining Party or, in any such case, its successor in interest, as the context may require. References to a “related” or “applicable” Issuer shall refer to the Issuer that owns the Collateral or has issued the Notes being addressed.

“Issuer Member”: With respect to any Issuer, the holder of the LLC Interests with respect to such Issuer, and with respect to any Joining Party, as indicated in the applicable Joinder Agreement.

“Joinder Agreement”: With respect to any Series of Notes (other than any Series of Notes that was issued on the Applicable Series Closing Date), the Joinder Agreement, dated as of the applicable Series Closing Date, among the applicable Joining Party, the Property Manager, the Special Servicer and the Back-Up Manager, substantially in the form of Exhibit G attached hereto.

“Joining Party”: Any Spirit SPE or Support Provider SPE, as indicated in the applicable Joinder Agreement.

“Lease”: Each lease listed on the Mortgaged Property Schedule and from time to time included in the Collateral Pool. As used herein, the term “Lease” includes the related lease agreement and other documents contained in the related Lease File as the context may require.

“Lease Documents”: Any related lease agreement, non-disturbance agreement, guaranty or other agreement or instrument, to the extent made for the benefit of the related Originator.

“Lease File”: As defined in the Custody Agreement.

“Lease Security Deposit”: As defined in Section 3.03(a).

“Lease Transfer Mortgaged Property”: As defined in Section 7.03.

“Like-Kind Exchange Program”: A like-kind exchange program whereby Relinquished Property may be exchanged with Replacement Property pursuant to an Exchange Agreement with a Qualified Intermediary.

“Liquidated Lease”: A Defaulted Asset that is a Lease with respect to which the related Mortgaged Property has been either re-leased or sold, or any Lease related to a Mortgaged Property sold, exchanged or otherwise disposed of by such Issuer, whether or not a Defaulted Asset.

“Liquidation Fee”: The fee payable to the Special Servicer pursuant to Section 3.11(g).

“Liquidation Fee Rate”: A percentage equal to 0.50%.

“Liquidation Proceeds”: All cash proceeds and all other amounts (other than Property Insurance Proceeds and REO Revenues) received by the applicable Issuer, the Property Manager, or the Special Servicer and retained in connection with the liquidation of any Mortgage Loan, Lease or Mortgaged Property which is (or relates to) a Defaulted Asset; all cash proceeds and all other amounts (other than Property Insurance Proceeds and REO Revenues) from the release or substitution of any Mortgage Loan or Mortgaged Property other than to the extent deposited into the Release Account; all proceeds from the investment of funds on deposit in the Release Account; and all cash proceeds from the release or substitution of any Mortgage Loan or Mortgaged Property transferred from the Release Account to the Collection Account pursuant to Section 3.04(b).

“LLC Agreement”: With respect to (i) any Issuer that constitutes an Issuer as of the date hereof, such Issuer’s limited liability company agreement and (ii) any other Issuer, as indicated in the applicable Joinder Agreement, in each case as the same may be amended from time to time in accordance with the terms thereto and the Indenture.

“LLC Interests”: The limited liability company interests issued pursuant to an LLC Agreement evidencing beneficial ownership interests in the related Issuer.

“Loan Agreement”: The agreement pursuant to which a Mortgage Loan was made.

“Loan Documents”: With respect to each of the Mortgage Loans, the related Loan Agreement, if any, and Mortgage Note, and any related Mortgage, Ground Lease, as applicable, Guaranty or other agreement or instrument, to the extent made for the benefit of the related lender or holder of the Mortgage Note.

“Loan File”: As defined in the Custody Agreement.

“Loan-to-Value Ratio”: With respect to any Mortgage Loan and any commercial real estate loan proposed to be included in the Collateral Pool as a Qualified Substitute Mortgage Loan, a ratio, expressed as a percentage, the numerator of which is the unpaid principal balance of such Mortgage Loan (or proposed Qualified Substitute Mortgage Loan) and the denominator of which is the Appraised Value of the Mortgaged Property securing such Mortgage Loan (or the Mortgaged Property securing the proposed Qualified Substitute Mortgage Loan).

“Lockbox Account”: The account or accounts created and maintained pursuant to Section 3.02(b).

“Lockbox Account Bank”: As defined in Section 3.02(b).

“Lockbox Transfer Account”: The account or accounts created and maintained pursuant to Section 3.02(c).

“Lockbox Transfer Account Bank”: As defined in Section 3.02(c).

“MAI”: A designation signifying that the designee is a member of the Appraisal Institute, a real estate appraisers and valuation professionals trade group.

“Modified Collateral Detail and Realized Loss Report”: As defined in Section 4.01(c).

“Monthly Lease Payment”: With respect to any Lease (except as otherwise described in the Mortgaged Property Schedule), the fixed or “base” rent monthly lease payment that is actually payable by the related Tenant from time to time under the terms of such Lease, after giving effect to any provision of such Lease providing for periodic increases in such fixed or “base” rent by fixed percentages or dollar amounts or by percentages based on increases in a consumer price index.

“Monthly Loan Payment”: With respect to any Mortgage Loan, the scheduled monthly payment of interest and, if applicable, principal due on such Mortgage Loan that is or would be, as the case may be, payable by the related Borrower on each Due Date under the terms of the related Mortgage Note as in effect on the First Collateral Date with respect to such Mortgage Loan, without regard to any subsequent change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Borrower or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section 3.19, and assuming that each prior Monthly Loan Payment has been made in a timely manner.

“Moody’s”: Moody’s Investors Service, Inc.

“Mortgage”: With respect to any Mortgaged Property, a mortgage (or deed of trust or deed to secure debt), assignment of leases and rents, security agreement and fixture filing or similar document executed by the applicable Issuer or the related Borrower, as applicable, pursuant to which such Issuer or Borrower grants a lien on its interest in such Mortgaged Property in favor of the Collateral Agent or the initial lender of the related Mortgage Loan, as applicable.

“Mortgage Loan”: Each fixed-rate or adjustable-rate, monthly pay, first lien, commercial mortgage loan secured by fee title to, or leasehold interest in, commercial real estate properties (including each similarly secured, fixed-rate or adjustable-rate, monthly pay, first lien ~~Equipment Loan~~mortgage loan acquired after the applicable Series Closing Date), as listed on the Mortgage Loan Schedule and from time to time included in the Collateral Pool.

“Mortgage Loan Schedule”: The list of Mortgage Loans transferred to each Issuer as part of the Collateral Pool and attached hereto as Exhibit A-2 (as such list may be amended upon each Series Closing Date and each Transfer Date, and otherwise be amended from time to time in accordance with the Transaction Documents, including to reflect the conveyance by an Issuer of any Mortgage Loan pursuant to the terms hereof). Such list shall set forth the following information with respect to each Mortgaged Loan:

(i)	the street address (including city, state and zip code) of the related Mortgaged Property (if any);

(ii)	the related Issuer loan number and name of Borrower;

(iii)	the initial Appraised Value of any related Mortgaged Property; and

(iv)	the Mortgage Loan’s maturity date, if applicable.

“Mortgage Note”: The original executed note evidencing the indebtedness of a Borrower under a Mortgage Loan, together with any rider, addendum or amendment thereto, or any renewal, substitution or replacement of such note.

“Mortgaged Property”: Each parcel of real property listed on the Mortgaged Property Schedule, the fee or leasehold interest in which is from time to time included in the Collateral Pool, and each parcel of real property or leasehold interest in a commercial real estate property securing a Mortgage Loan, including (to the extent not property of the related Tenant) the buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements or improvements now or hereinafter erected or located on such parcel and appurtenant easements and other property rights relating thereto.

“Mortgaged Property Schedule”: The list of Mortgaged Properties and Leases transferred to each Issuer as part of the Collateral Pool and attached hereto as Exhibit A-1 (as such list may be amended upon each Series Closing Date and each Transfer Date, and otherwise be amended from time to time in accordance with the Transaction Documents, including to reflect the conveyance by an Issuer of any Mortgaged Property pursuant to the terms hereof). Such list shall set forth the following information with respect to each Mortgaged Property:

(i)	the street address (including city, state and zip code) of the Mortgaged Property;

(ii)	the related Issuer lease number and name of Tenant;

(iii)	the Appraised Value; and

(iv)	the Lease’s final payment date.

“Net Assets” As defined in Section 6.04(b).

“Net Default Interest”: With respect to any (i) Lease, any Default Interest collected thereon, net of any unreimbursed Advance Interest accrued on Property Protection Advances made in respect of such Lease and reimbursable from such Default Interest in accordance with the terms hereof and (ii) Mortgage Loan, any Default Interest collected thereon, net of any unreimbursed Advance Interest accrued on Property Protection Advances made in respect of such Mortgage Loan and reimbursable from such Default Interest in accordance with the terms hereof.

“Net Investment Earnings”: The amount by which the aggregate of all interest and other income realized during a Collection Period on funds held in the Collection Account, the Exchange Reserve Account and/or the Release Account (as the context may require), if any, exceeds the aggregate of all losses, if any, incurred during such Collection Period in connection with the investment of such funds.

“Net Release Price”: As defined in Section 3.05(b).

“Nonrecoverable Advance”: Any Nonrecoverable P&I Advance and/or Nonrecoverable Property Protection Advance, as the context may require.

“Nonrecoverable P&I Advance”: Any P&I Advance previously made or proposed to be made in respect of any Payment Date, that, as determined by the Property Manager (or, if applicable, the Back-Up Manager or Indenture Trustee), in its commercially reasonable, good faith business judgment and (other than with respect to any such determination made by the Indenture Trustee) in accordance with the Servicing Standard, will not be ultimately recoverable by it from the proceeds on the Collateral Pool allocated in accordance with the priority set forth in Section 2.11 of the Indenture with respect to the payment of Collateral Pool Expenses.

“Nonrecoverable Property Protection Advance”: Any Property Protection Advance previously made or proposed to be made in respect of a Mortgaged Property (including any Lease related thereto) or Mortgage Loan that, as determined by the Property Manager (or, if applicable, the Back-Up Manager or Indenture Trustee), in its commercially reasonable good faith business judgment and (other than with respect any such determination made by the Indenture Trustee) in accordance with the Servicing Standard, will not be ultimately recoverable from late payments, Property Insurance Proceeds, Liquidation Proceeds or any other recovery on or in respect of the related Mortgage Loan or Mortgaged Property or related Lease with respect to which such Property Protection Advance was (or is proposed to be) made (including any Monthly Lease Payments in respect of any Lease added to the Collateral upon any re-leasing of the related Mortgaged Property).

“Note Registrar”: As defined in the Indenture.

“Notes”: As defined in the Indenture.

“Noteholders”: As defined in the Indenture.

“Obligor”: A Tenant or a Borrower, as the context requires.

“Officer’s Certificate”: A certificate signed by a Servicing Officer of the Property Manager or the Special Servicer or a Responsible Officer of the Indenture Trustee or the applicable Issuer Member on behalf of an Issuer, as the case may be, and with respect to any other Person, a certificate signed by the Chairman of the Board, the President, a Vice President or Assistant Vice President, the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of such Person.

“Opinion of Counsel”: A written opinion of counsel (which shall be rendered by counsel that is Independent of the Issuers, the Issuer Members, the Indenture Trustee, the Property Manager and the Special Servicer) in form and substance reasonably acceptable to and delivered to the addressees thereof.

“Originators”: Collectively, each of Spirit Realty and its Affiliates which has conveyed one or more Mortgage Loans or Mortgaged Properties to an Issuer pursuant to a Property Transfer Agreement or otherwise.

“OTS”: The Office of Thrift Supervision or any successor thereto.

“P&I Advance”: As defined in Section 3.03(g) hereof.

“P&I Shortfall”: With respect to any Series of Notes and any Payment Date, in the event that the Series Available Amount allocated (or to be allocated) to such Series of Notes in respect of such Payment Date will be insufficient to pay in full (x) the P&I Shortfall Scheduled Principal Payment (if any), in respect of the Notes of such Series due on such Payment Date and (y) accrued and unpaid Note Interest in respect of the Notes of such Series due on such Payment Date, in each case in accordance with the terms of the Series Supplement with respect to such Series of Notes, the amount of such insufficiency for such Payment Date. For the avoidance of doubt and notwithstanding the foregoing, in no event shall P&I Shortfall include any Make Whole Amount, Class B Deferred Interest, Post-ARD Additional Interest or Deferred Post-ARD Additional Interest

“P&I Shortfall Scheduled Principal Balance”: With respect to any Series of Notes and any Payment Date, the Scheduled Principal Payment (if any) with respect to each Class of Notes in such Series other than any such Class of Notes whose Anticipated Repayment Date (x) occurs on such Payment Date or (y) has occurred prior to such Payment Date.

“Pari Passu Co-Lender Agreements”: Any co-lender agreement relating to any Issuer acquiring Pari Passu Loans secured by Mortgaged Properties (or leasehold interests in real property) that also secure Companion Loans held by parties other than such Issuer.

“Pari Passu Loans”: Mortgage Loans secured by Mortgaged Properties (or leasehold interests in real property) that also secure on a pari passu basis any Companion Loans.

“Payment Account”: As defined in the Indenture.

“Payment Date”: As defined in the Indenture.

“Payoff Amount”: An amount equal to the Collateral Value as of the First Collateral Date of any Mortgage Loan or Mortgaged Property, as applicable~~, as of the First Collateral Date with respect to such Mortgage Loan or Mortgaged Property~~, plus any due and unpaid Monthly Loan Payment(s) or Monthly Lease Payment(s), as applicable, and any unreimbursed Property Protection Advances (plus Advance Interest thereon), Emergency Property Expenses, Liquidation Fees, Workout Fees, Special Servicing Fees and Extraordinary Expenses, in each case with respect to such Mortgage Loan or Mortgaged Property or the related Lease.

“Percentage Rent”: With respect to any Lease that does not provide for the payment of fixed rent, the rent thereunder, if any, calculated solely as a percentage of the total sales generated by the related Tenant at the related Mortgaged Property.

“Performance Undertaking”: As defined in the Indenture.

“Permitted Investments”: Any one or more of the following obligations or securities:

(i)	direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality thereof; provided, that such obligations are backed by the full faith and credit of the United States of America and have a predetermined, fixed amount of principal due at maturity (that cannot vary or change) and that each such obligation has a fixed interest rate or has its interest rate tied to a single interest rate index plus a single fixed spread;

(ii)	obligations of the following agencies or instrumentalities of the United States of America: the Export-Import Bank, the Farm Credit System Financial Assistance Corporation, the Rural Economic Community Development Administration, the General Services Administration, the U.S. Maritime Administration, the Small Business Administration, the Government National Mortgage Association, the U.S. Department of Housing & Urban Development, the Federal Housing Administration and the Federal Financing Bank; provided, that such obligations are backed by the full faith and credit of the United States of America, have a predetermined, fixed amount of principal due at maturity (that cannot vary or change) and do not have an “r” highlight attached to any rating and that each such obligation has a fixed interest rate or has its interest rate tied to a single interest rate index plus a single fixed spread;

(iii)

direct obligations of the following agencies or instrumentalities of the United States of America that are not backed by the full faith and credit of the United States: the Resolution Funding Corporation, the Federal Home Loan Bank System (senior debt obligations only), the Federal National Mortgage Association (senior debt obligations rated “Aaa” by Moody’s and “AAA” by S&P only) or the Federal Home Loan Mortgage Corporation (senior debt obligations rated “Aaa” by Moody’s and “AAA” by S&P only); provided, that such obligations have a predetermined amount of principal due at maturity (that cannot vary or change) and do not have an “r” highlight attached to any rating and that each such obligation has a fixed interest rate or has its interest rate tied to a single interest rate index plus a single fixed spread;

(iv)	uncertificated certificates of deposit, time deposits and bankers’ acceptances having maturities of not more than 360 days, of any bank or trust company organized under the laws of the United States of America or any state thereof; provided, that such items are rated in the highest short-term debt rating category of each Rating Agency or such lower rating as will not result in a qualification, downgrading or withdrawal of the rating then assigned to the Notes by any Rating Agency without giving effect to any Insurance Policy (as evidenced in writing by each Rating Agency), do not have an “r” highlight affixed to its rating and have a predetermined fixed amount of principal due at maturity (that cannot vary or change);

(v)	commercial paper (having original maturities of not more than 270 days) of any corporation incorporated under the laws of the United States of America or any state thereof (or of any corporation not so incorporated; provided, that the commercial paper is denominated in United States dollars and amounts payable thereunder are not subject to any withholding imposed by any non-United States jurisdiction) that is rated in the highest short-term debt rating category of each Rating Agency or such lower rating as will not result in a qualification, downgrading or withdrawal of the rating then assigned to the Notes by any Rating Agency without giving effect to any Insurance Policy (as evidenced in writing by each Rating Agency), does not have an “r” highlight affixed to its rating, has a predetermined fixed amount of principal due at maturity (that cannot vary or change) and has a fixed interest rate or has its interest rate tied to a single interest rate index plus a single fixed spread, or any demand notes that constitute vehicles for commercial paper rated in the highest unsecured commercial or finance company paper rating category of each Rating Agency;

(vi)	investments in money market funds rated “AA-mg” (or the equivalent rating) or higher by each Rating Agency; and

(vii)	any other obligation or security the inclusion of which, as an Eligible Investment, satisfies the Rating Agency Notification Condition.

provided, that (1) no investment described hereunder shall evidence either the right to receive (x) only interest with respect to such investment or (y) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations, (2) no investment described hereunder may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity (that cannot vary or change) and (3) such Permitted Investments are either (x) at all times available or (y) mature prior to the Payment Date on which funds used to acquire such investment would otherwise be distributed pursuant to Section 2.11 of the Indenture.

“Permitted Replacement Event”: As defined in Section 6.04(a) hereof.

“Permitted Termination Event”: As defined in Section 6.04(b) hereof.

“Person”: Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, estate, unincorporated organization or government or any agency, instrumentality or political subdivision of any government, or any definition of such term as may be provided in Sections 13(d) and 14(d) of the Exchange Act.

“Post-Closing Acquisition Reserve Account”: As defined in the Indenture.

“Post-Closing Property”: As defined in the Indenture.

“Prepayment Consideration Payment”: With respect to any Mortgage Loan, any yield maintenance or prepayment premium payment made by a Borrower in connection with a Principal Prepayment on or other early collection of principal of a Mortgage Loan.

“Primary Servicing Office”: The office of the Property Manager or the Special Servicer, as the context may require, that is primarily responsible for such party’s servicing obligations hereunder.

~~“Principal Prepayment”: Any payment of principal voluntarily made by the Borrower on a Mortgage Loan that is received in advance of its scheduled Due Date and that is not accompanied by an amount of interest (without regard to any Yield Maintenance Premium that may have been collected) representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.~~

“Prime Rate”: The “prime rate” published in the “Money Rates” section of The Wall Street Journal, as such “prime rate” may change from time to time. If The Wall Street Journal ceases to publish the “prime rate,” then the Indenture Trustee shall select an equivalent publication that publishes such “prime rate”; and if such “prime rate” is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then the Indenture Trustee shall select a comparable interest rate index. In either case, such selection shall be made by the Indenture Trustee in its sole discretion and the Indenture Trustee shall notify the Property Manager and the Special Servicer in writing of its selection.

“Principal Prepayment”: Any payment of principal voluntarily made by the Borrower on a Mortgage Loan that is received in advance of its scheduled Due Date and that is not accompanied by an amount of interest (without regard to any Prepayment Consideration Payment that may have been collected) representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

“Property Insurance Policy”: With respect to any Mortgage Loan and/or Mortgaged Property, any hazard insurance policy, flood insurance policy, title policy, Environmental Policy, residual value insurance policy or other insurance policy that is maintained from time to time in respect of such Mortgage Loan and/or Mortgaged Property (including, without limitation, any blanket insurance policy maintained by or on behalf of the applicable Issuer).

“Property Insurance Proceeds”: All proceeds received under any Property Insurance Policy that provides coverage with respect to any Mortgaged Property or the related Mortgage Loan, if applicable.

“Property Management Fee”: With respect to each Mortgage Loan and each Mortgaged Property owned by the Issuer, the fee payable to the Property Manager pursuant to Section 3.11(a).

“Property Management Fee Rate”: With respect to each Mortgage Loan and each Lease, a fixed percentage rate equal to 0.25% per annum.

“Property Manager”: Spirit Realty, in its capacity as property manager under this Agreement, or any successor property manager appointed as herein provided.

“Property Manager Additional Servicing Compensation”: As defined in Section 3.11(b).

“Property Protection Advances”: With respect to the Leases, the Mortgage Loans and the Mortgaged Properties:

(i)	All customary, reasonable and necessary out-of-pocket costs and expenses incurred by the Property Manager or the Back-Up Manager, in connection with servicing the Leases, the Mortgaged Properties and the Mortgage Loans, in accordance with the Servicing Standard and this Agreement, for the purpose of paying (a) real estate taxes, (b) in the case of Leasehold Mortgaged Properties, payments required to be made under the related ground leases, (c) premiums on Property Insurance Policies (not already paid pursuant to Section 2.11 of the Indenture, as confirmed by the applicable Issuers) and (d) other amounts necessary to preserve or maintain the security interest and lien of the Indenture Trustee in, and value of, each related Mortgaged Property (including any costs and expenses necessary to re-lease such Mortgaged Property), Lease or Mortgage Loan (including costs and expenses related to collection efforts).

(ii)

All customary, reasonable and necessary out-of-pocket costs and expenses incurred by the Property Manager or the Back-Up Manager (or, if applicable, the Special Servicer) in connection with the servicing of a Mortgage Loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property, including, but not limited to, the cost of (a) compliance with the obligations of the Property Manager or the Special Servicer set forth in Sections 2.04(c), 3.03(c) and 3.17(b), (b) the preservation, insurance, restoration, protection and management of any Collateral, including the cost of any “force placed” insurance policy purchased by the Property Manager to the extent such cost is allocable to a particular item of Collateral that the Property Manager is required to cause to be insured pursuant to Section 3.07(a), (c) obtaining any Liquidation Proceeds (insofar as such Liquidation Proceeds are of the nature described in the definition thereof) or Property Insurance Proceeds in respect of any Collateral or REO Property, (d) any enforcement of judicial proceedings with respect to any Collateral, including foreclosures, and (e) the operation, management, maintenance and liquidation of any REO Property.

Notwithstanding anything to the contrary, “Property Protection Advances” shall not include allocable overhead of the Property Manager or the Special Servicer, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses.

“Property Transfer Agreements”: As defined in the Indenture.

“Protective Mortgage Loan”: Means any Mortgage Loan (a) with respect to which Spirit Realty or an affiliate thereof is the Borrower and (b) that was acquired by any Issuer in lieu of such Issuer acquiring the Mortgaged Property or Mortgaged Properties securing such Mortgage Loan in order to reduce or eliminate any actual or potential liability that such Issuer would have had in the event that such Mortgaged Property or Mortgaged Properties were acquired by such Issuer.

“Purchase Option Deficiency”: An amount equal to the deficiency, if any, between ~~125~~115% of the Allocated Loan Amount of a Mortgaged Property released in connection with a Third Party Purchase Option and the related Third Party Option Price for such Mortgaged Property.

“Purchase Premium”: As defined in Section 7.01(c).

“Qualified Deleveraging Event”: Either (i) a firm commitment underwritten public offering of the equity interests of Spirit MTA or any direct or indirect parent entity of Spirit MTA pursuant to a registration statement under the Securities Act, which results in aggregate cash proceeds to Spirit MTA or any direct or indirect parent entity of Spirit MTA of at least $75 million (net of underwriting discounts and commissions), (ii) an acquisition (whether by merger, consolidation or otherwise) of greater than fifty percent (50%) of the voting equity interests of Spirit MTA, or any direct or indirect parent of Spirit MTA by any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) or (iii) Spirit MTA or any direct or indirect parent or subsidiary of Spirit MTA sells or transfers (whether by merger, consolidation or otherwise) all of its interests in the Issuers or the Issuers convey or transfer (whether by merger, consolidation or otherwise) all or substantially all the Collateral Pool in accordance with the applicable restrictions in the Indenture (in each case, other than a sale, transfer or other conveyance to a direct or indirect parent or wholly owned subsidiary of Spirit MTA).

“Qualified Eligible Successor”: As defined in Section 6.04(b).

“Qualified Insurer”: An insurance company or security or bonding company qualified to write the related Property Insurance Policy in the relevant jurisdiction.

“Qualified Intermediary”: Any third-party acting as an “qualified intermediary” within the meaning of Section 1031 of the Code and Section 1.1031(k)-1(g)(4) of the Treasury Regulations.

“Qualified Release Amount”: An amount equal to the product of (i) the amount of the Early Refinancing Prepayment and (ii) (a) the aggregate Collateral Value of all Mortgaged Properties (not otherwise securing a Mortgage Loan) and Mortgage Loans divided by (b) the aggregate Allocated Loan Amount of the Collateral Pool.

“Qualified Substitute Mortgage Loan”: (X) Any Qualified Substitute Protective Mortgage Loan or (Y) any other commercial real estate loan acquired by ~~the applicable~~an Issuer, which, in the case of clause (Y), is: (a) in substitution for a Released Mortgage Loan, (b) with the proceeds (or a portion thereof) from the sale of a Released Mortgage Loan or (c) with the proceeds (or a portion thereof) of a Balloon Payment or Principal Prepayment on a Mortgage Loan and which, in ~~the~~each such case ~~of any such commercial real estate loan~~, as of the date of the acquisition thereof, (i) is secured by one or more Mortgaged Properties that would constitute a Qualified Substitute Mortgaged Property (other than any requirements set forth in clauses (iii) and (vii) of the definition thereof) in the event that it (or they) were exchanged by such Issuer for the Mortgaged Property (or Mortgaged Properties) securing such Released Mortgage Loan or the Mortgage Loan with respect to which such Balloon Payment or Principal Prepayment was received, as applicable (it being understood that, for the purposes of this clause (i), the Collateral Value of each such Mortgaged Property shall be determined in accordance with clause (i) of the definition of “Collateral Value” as if it did not secure a Mortgage Loan), (ii) has an unpaid principal balance that, when combined with any cash proceeds received (or to be received) in connection with such substitution or such sale, if applicable, and the principal balance of each other commercial real estate loan acquired (or to be acquired) by the applicable Issuer in substitution for such Released Mortgage Loan or with the proceeds of such sale or such Balloon Payment or Principal Prepayment, as applicable, is not less than the unpaid principal balance of such Released Mortgage Loan or the amount of such Balloon Payment or Principal Prepayment, as applicable (other than the amount of such Balloon Payment or Principal Prepayment that will remain in the Release Account after giving effect to such acquisition), (iii) has an Interest Rate not more than one percentage point less than such Released Mortgage Loan or the Mortgage Loan with respect to which such Balloon Payment or Principal Prepayment was made, as applicable, (iv) subject to any exceptions with respect to which the Rating Condition is satisfied or the Requisite Global Majority has consented, the applicable Issuer has obtained from an Originator or itself has made, with respect to such commercial real estate loan, either (x) all of the representations and warranties originally made with respect to such Released Mortgage Loan or Mortgage Loan with respect to which such Balloon Loan or Principal Prepayment was made ~~(~~or (y) all of the representations and warranties required to be made for Mortgage Loans pursuant to Section 2.19 of the Indenture (in each case, with each date therein referring to, unless otherwise expressly stated, the date of such acquisition~~)~~, (v) pays interest and, if applicable, principal on a monthly basis, (vi) has been approved in writing by the Support Provider, (vii) has a maturity date that is not more than one year earlier than such Released Mortgage Loan or Mortgage Loan with respect to which the Balloon Payment or Principal Prepayment was made, (viii) if such commercial real estate loan would constitute a Balloon Loan and either such Released Mortgage Loan was a Balloon Loan or such commercial real estate loan is being acquired with the proceeds of a Balloon Payment, such commercial real estate loan has a balloon payment that is not more than 10.0% larger than the Balloon Payment relating to such Released Mortgage Loan or such Balloon Payment, as applicable and (ix) that has a Loan-to-Value Ratio no greater than the higher of (a) 80.0% and (b) the Loan-to-Value Ratio of the Released Mortgage Loan (or the Mortgage Loan with respect to which the Balloon Payment or Principal Prepayment was made). If one or more of the foregoing criteria are not met (x) other than with respect to a commercial real estate loan being acquired with the proceeds of a Balloon Payment or Principal Prepayment, such commercial real estate loan will be a Qualified Substitute Mortgage Loan if the Qualified Substitute Mortgage Loan Waiver Criteria are satisfied with respect to such commercial real estate loan or (y) with respect to a commercial real estate loan being acquired with the proceeds of a Balloon Payment or Principal Prepayment, such commercial real estate loan will be a Qualified Substitute Mortgage Loan if the Special Servicer considers such acquisition to be in the interest of the Noteholders and the Rating Agency Notification Condition is satisfied in connection with such acquisition.

“Qualified Substitute Mortgage Loan Waiver Criteria”: Means criteria that will be satisfied with respect to any commercial real estate loan in the event that: (1) the Special Servicer considers the acquisition by the applicable Issuer of such commercial real estate loan to be in the interest of the Noteholders and (2) either (x) the Rating Condition is satisfied in connection with such acquisition or (y) both (A) the Rating Agency Notification Condition is satisfied in connection with such acquisition and (B) after giving effect to such acquisition, the aggregate Collateral Values (determined as of the date of acquisition by the applicable Issuer) of all commercial real estate loans acquired pursuant to this clause (2)(y) and all commercial real estate properties acquired pursuant to clause (2)(y) of the Qualified Substitute Mortgaged Property Waiver Criteria, in each case during the Closing Date Period in which such acquisition occurs, will not exceed 5.0% of the Aggregate Collateral Value (determined as of the Starting Closing Date with respect to such Closing Date Period).

“Qualified Substitute Mortgaged Property”: Any commercial real estate property acquired by the applicable Issuer (a) in substitution for a Released Mortgaged Property or a Released Mortgage Loan, (b) with the proceeds (or a portion thereof) from the sale of a Released Mortgaged Property or Released Mortgage Loan or (c) with the proceeds (or a portion thereof) of a Balloon Payment or Principal Prepayment on a Mortgage Loan and which, in any case, as of the date of the acquisition thereof, (i) solely to the extent acquired with amounts on deposit in the Release Account, has a Collateral Value that, when combined with any cash proceeds received (or to be received) in connection with such substitution or such sale, if applicable, and the Collateral Value of each other commercial real estate property acquired (or to be acquired) by the applicable Issuer or Co-Issuer in substitution for such Released Mortgaged Property or Released Mortgage Loan or with the proceeds of such sale or such Balloon Payment or Principal Prepayment, as applicable, is equal to or greater than (x) in the case of a Released Mortgaged Property, the Fair Market Value of such Released Mortgaged Property, (y) in the case of a Released Mortgage Loan, the principal balance of such Released Mortgage Loan or (z) in the case of a Balloon Payment or Principal Prepayment, the amount of such Balloon Payment or Principal Prepayment, as applicable (other than the amount of such Balloon Payment or Principal Prepayment that will remain in the Release Account after giving effect to such acquisition), (ii) solely to the extent acquired through an exchange (and not with proceeds on deposit in the Release Account), has a Fair Market Value that, when combined with any cash proceeds received (or to be received) in connection with such substitution or such sale, if applicable, and the Fair Market Value of each other commercial real estate property acquired (or to be acquired) by the applicable Issuer in substitution for such Released Mortgaged Property or Released Mortgage Loan or with the proceeds of such sale or such Balloon Payment or Principal Prepayment, as applicable, is equal to or greater than (x) in the case of a Released Mortgaged Property, the Fair Market Value of such Released Mortgaged Property, (y) in the case of a Released Mortgage Loan, the principal balance of such Released Mortgage Loan or (z) in the case of a Balloon Payment or Principal Prepayment, the amount of such Balloon Payment or Principal Prepayment, as applicable (other than the amount of such Balloon Payment or Principal Prepayment that will remain in the Release Account after giving effect to such acquisition), (~~ii)~~iii) solely to the extent acquired through an exchange (and not with proceeds on deposit in the Release Account), has a Collateral Value that, when combined with any cash proceeds received (or to be received) in connection with such substitution or such sale, if applicable, and the Collateral Value of each other commercial real estate property acquired (or to be acquired) by the Issuer in substitution for such Released Mortgaged Property or Released Mortgage Loan or with the proceeds of such sale or such Balloon Payment or Principal Prepayment, as applicable, is equal to or greater than (x) in the case of a Released Mortgaged Property, the Collateral Value of such Released Mortgaged Property, (y) in the case of a Released Mortgage Loan, the principal balance of such Released Mortgage Loan or (z) in the case of a Balloon Payment or Principal Prepayment, the amount of such Balloon Payment or Principal Prepayment, as applicable (other than the amount of such Balloon Payment or Principal Prepayment that will remain in the Release Account after giving effect to such acquisition), (~~iii~~iv) subject to any exceptions with respect to which the Rating Condition is satisfied or the Requisite Global Majority has consented, such Issuer has obtained from an Originator or itself has made, (A) with respect to any such commercial real estate property~~,~~ acquired in substitution for a Released Mortgaged Property, either (x) all of the representations and warranties originally made with respect to such Released Mortgaged Property~~,~~ or~~, in the event that~~ (y) all of the representations and warranties required to be made with respect to commercial real estate loans contemplated by Section 2.19 of the Indenture for Mortgaged Properties or (B) with respect to any such commercial real estate property ~~is being~~ acquired ~~in substitution for, or~~ with the proceeds ~~of, any Released Mortgage Loan, or the proceeds~~ of any Balloon Payment or Principal Prepayment of a Mortgage Loan, all of the representations and warranties required to be made with respect to commercial real estate loans contemplated by Section 2.19 of the Indenture for Mortgaged Properties (in each case, with each date therein referring to, unless otherwise expressly stated, the date of such acquisition), (~~iv~~v) in the event that such commercial real estate property were included as a Mortgaged Property in the Collateral Pool as of the end of the Collection Period preceding the Collection Period in which such acquisition occurs, it would not have lowered the weighted average of the FCCR for all Mortgaged Properties in the Collateral Pool and all Mortgaged Properties securing Mortgage Loans in the Collateral Pool, based upon the most recent determination of each such FCCR by the Property Manager (weighted based on the Allocated Loan Amount of each such Mortgaged Property)~~, (v~~; provided, however, with respect to no more than 10% of the Aggregate Collateral Value in any Closing Date Period (determined as of the applicable Starting Closing Date), such Qualified Substitute Mortgaged Properties will not be subject to the weighted average FCCR criteria set forth in this clause (v), but instead will be required to have a minimum FCCR of 2.5 (measured as of the date of each respective substitution); provided, further, that with respect to no more than 5% of the

Aggregate Collateral Value in any Closing Date Period, such Qualified Substitute Mortgaged Properties will not be subject to the weighted average FCCR or minimum FCCR criteria set forth in this clause (v) so long as the Tenant under the related Lease (or any related Guarantor) has an investment grade rating from S&P, Moody’s or Fitch Ratings, Inc.,, (vi) in the event that any lease relating to such commercial real estate property were included as a “Lease” in the Collateral Pool as of the end of the Collection Period preceding the Collection Period in which such acquisition occurs, it would not have lowered the weighted average of the Monthly Lease Payments for all Leases in the Collateral Pool and all leases relating to Mortgaged Properties securing Mortgage Loans in the Collateral Pool (weighted based on the Allocated Loan Amount of each such Mortgaged Property), (vi) in the event that any lease relating to such commercial real estate property were included as a “Lease” in the Collateral Pool as of the end of the Collection Period preceding the Collection Period in which such acquisition occurs, it would not have lowered the weighted average of the ~~remaining lease term~~Monthly Lease Payments for all Leases in the Collateral Pool and all leases relating to Mortgaged Properties securing Mortgage Loans in the Collateral Pool (weighted based on the Allocated Loan Amount of each such Mortgaged Property), (vii) in the event that any lease relating to such commercial real estate property were included as a “Lease” in the Collateral Pool as of the end of the Collection Period preceding the Collection Period in which such acquisition occurs, it would not have lowered the weighted average of the remaining lease term for all Leases in the Collateral Pool and all Leases relating to Mortgaged Properties securing Mortgage Loans in the Collateral Pool (weighted based on the Allocated Loan Amount of each such Mortgaged Property), (viii) if the tenant thereof or any third party has an option to purchase such commercial real estate property, the contractual amount of such option price is no less than what the Allocated Loan Amount of such commercial real estate property would be after giving effect to such acquisition, (~~viii~~ix) has been approved in writing by the Support Provider, (~~ix~~x) is leased pursuant to a “triple net” lease and (~~x~~xi) has an appraisal that meets the applicable requirements set forth in the definition of “Appraised Value.” If one or more of the foregoing criteria are not met, such commercial real estate property will be a Qualified Substitute Mortgaged Property if the Qualified Substitute Mortgaged Property Waiver Criteria are satisfied with respect to such commercial real estate property.

“Qualified Substitute Mortgaged Property Waiver Criteria”: Means criteria that will be satisfied with respect to any commercial real estate property in the event that: (1) the Special Servicer considers the acquisition by the applicable Issuer of such commercial real estate property to be in the interest of the Noteholders and (2) either (x) the Rating Condition is satisfied in connection with such acquisition or (y) both (A) the Rating Agency Notification Condition is satisfied in connection with such acquisition and (B) after giving effect to such acquisition, the aggregate Collateral Values (determined as of the date of acquisition by the applicable Issuer) of all commercial real estate properties acquired pursuant to this clause (2)(y) and all commercial real estate loans acquired pursuant to clause (2)(y) of the Qualified Substitute Mortgage Loan Waiver Criteria, in each case during the Closing Date Period in which such acquisition occurs, will not exceed 5.0% of the Aggregate Collateral Value (determined as of the Starting Closing Date with respect to such Closing Date Period).

“Qualified Substitute Protective Mortgage Loan”: Means any Protective Mortgage Loan that (i) is secured by one or more Mortgaged Properties that would constitute a Qualified Substitute Mortgaged Property (other than any requirements set forth in clauses (iii) and (vii) of the definition thereof) in the event that it (or they) were exchanged by an Issuer for the Released Mortgaged Property (it being understood that, for the purposes of this clause (i), the Collateral Value of each such Mortgaged Property shall be determined in accordance with clause (i) of the definition of “Collateral Value” as if it did not secure a Mortgage Loan), (ii) has an unpaid principal balance that, when combined with any cash proceeds received (or to be received) in connection with the substitution or sale of the applicable Released Mortgaged Property, if applicable, and the principal balance of each other commercial real estate loan or commercial real estate property acquired (or to be acquired) by the applicable Issuer in substitution for such Released Mortgaged Property or with the proceeds of such sale or substitution, is not less than the Collateral Value of such Released Mortgaged Property, (iii) with respect to which, subject to any exceptions with respect to which the Rating Condition is satisfied or the Requisite Global Majority has consented, the applicable Issuer has obtained from an Originator or itself has made, ~~with respect to such Protective Mortgage Loan,~~all of the representations and warranties ~~set forth herein with respect to~~required to be made for Mortgage Loans pursuant to Section 2.19 of the Indenture (with each date therein referring to, unless otherwise expressly stated, the date of such acquisition) and (iv) has been approved in writing by the Support Provider.

“Rating Agency”: As defined in the Indenture.

“Rating Agency Notification Condition”: As defined in the Indenture.

“Rating Condition”: As defined in the Indenture.

“Re-Appraised Value: With respect to each Mortgaged Property that is the subject of a Global Appraisal Event, the Appraised Value that is determined with respect to such Mortgaged Property in connection with such Global Appraisal Event. In the event that multiple Global Appraisal Events occur with respect to the same Mortgaged Property, the Appraised Value determined with respect to the most recent Global Appraisal Event shall constitute the Re-Appraised Value of such Mortgaged Property.

“Reimbursement Rate”: The rate per annum applicable to the accrual of Advance Interest, which rate per annum is equal to the Prime Rate plus 2.0%.

“Release”: As defined in Section 7.01(a).

“Release Account”: ~~The segregated account established and maintained by the Indenture Trustee on behalf of the Noteholders and the Issuers~~As defined in Section 3.04(b).

“Release Parcel”: With respect to the Post-Closing Properties identified as Buehler’s Food Market (1055 Sugarbush Drive) and Buehler’s Food Market (3540 Burbank Road), an undeveloped portion of each such property that (i) was not considered in determining the purchase price thereof paid by the Originator with respect thereto and (ii) is subject to an option on the part of the related Tenant permitting such Tenant to subdivide and reacquire such undeveloped portion for a nominal amount.

“Release Price”: As defined in Section 7.01(b).

“Remaining Parcel”: As defined in Section 7.01(a).

“Relinquished Property”: Any Mortgaged Property qualifying as “relinquished property” within the meaning of Section 1.1031(k)-(1(a) of the Treasury Regulations (or any successor section).

“Relinquished Property Agreement”: Any agreement relating to the sale or disposition of Relinquished Property.

“Relinquished Property Proceeds”: means the proceeds of the sale or disposition of Relinquished Property.

“Remittance Date”: The Business Day preceding each Payment Date.

“Removed Mortgaged Property”: Each Third Party Option Mortgaged Property and each Lease Transfer Mortgaged Property, released at any time from the lien of the Indenture.

“REO Acquisition”: The acquisition of any REO Property pursuant to Section 3.09.

“REO Disposition”: The sale or other disposition of any REO Property pursuant to Section 3.18.

“REO Property”: A Mortgaged Property acquired by or on behalf of the Indenture Trustee through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Mortgage Loan.

“REO Revenues”: All income, rents, profits and proceeds derived from the ownership, operation or leasing of any REO Property.

“Replacement Property”: Mortgaged Properties that are (i) of a “like-kind” (within the meaning of Section 1.1031(a)-1(b) of the Treasury Regulations (or any successor section)) to any Relinquished Property and otherwise satisfying the definition of and requirements for “replacement property” under the Treasury Regulations and (ii) satisfy the definition of Qualified Substitute Mortgaged Property.

“Replacement Property Agreement”: Any agreement relating to the acquisition of Replacement Property.

“Request for Release”: A request signed by a Servicing Officer, as applicable, of the Property Manager substantially in the form of Exhibit B attached hereto or of the Special Servicer substantially in the form of Exhibit C attached hereto.

“Requisite Global Majority”: As defined in the Indenture.

“Responsible Officer”: As defined in the Indenture.

“Restaurant Concept”: With respect to any properties operated within the Restaurants Business Sector, any chain of properties that share substantially the same characteristics.

“S&P”: Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc.

“Series”: As defined in the Indenture.

“Series 2014-1 Supplement”: The Series 2014-1 Supplement to the Indenture, dated as of the date hereof, among the Issuers and the Indenture Trustee, as amended, supplemented or modified from time to time.

“Series 2017-1 Supplement”: The Series 2017-1 Supplement to the Indenture, dated as of the Series 2017-1 Closing Date, among the Issuers and the Indenture Trustee, as amended, supplemented or modified from time to time.

“Series Account: As defined in the Indenture.

“Servicer Replacement Event”: The meaning specified in Section 6.01(a).

“Servicing Account”: The segregated account or accounts created and maintained pursuant to Section 3.03(a).

“Servicing Fees”: With respect to each Mortgage Loan, Mortgaged Property and Lease, the Property Management Fee, the Back-Up Fee, the Special Servicing Fee, if any, and the Additional Servicing Compensation, if any.

“Servicing File”: Any documents (other than documents required to be part of the related Loan File or Lease File) in the possession of the Property Manager or the Special Servicer and relating to the origination and servicing of any Mortgage Loan or Lease or the administration of any Mortgaged Property (including copies of all applicable Property Insurance Policies with respect thereto).

“Servicing Officer”: Any officer or employee of the Property Manager or the Special Servicer, as applicable, involved in, or responsible for, the administration, management and servicing of the Mortgage Loans, Mortgaged Properties and Leases, whose name and specimen signature appear on the list of servicing officers furnished, from time to time, by such party to the applicable Issuers and the Indenture Trustee.

“Servicing Standard”: To provide property management services for the Mortgaged Properties and to service and special service the Mortgage Loans and Leases on behalf of the applicable Issuers in accordance with applicable law, the terms of this Agreement, the terms of the respective Mortgage Loans and Leases and, to the extent consistent with the foregoing, (x) in the same manner in which, and with the same care, skill, prudence and diligence with which, the Property Manager or the Special Servicer, as the case may be, (a) services and administers similar mortgage loans, leases and mortgaged properties for other third party portfolios or (b) administers similar mortgage loans, leases and mortgaged properties for its own account or (y) in a manner normally associated with the servicing and administration of similar properties, whichever standard is highest, in all cases taking into account the best interests of the Noteholders and taking into consideration the maximization of revenue, but without regard to: (i) any known relationship that the Property Manager or Special Servicer, or an Affiliate of the Property Manager or Special Servicer, may have with any Issuer, any Originator, the Support Provider, any Tenant, any Borrower, any of their respective Affiliates or any other party to the Transaction Documents; (ii) the ownership of any Note or LLC Interest by the Property Manager or Special Servicer or any Affiliate of the Property Manager or Special Servicer, as applicable; (iii) the Property Manager’s obligation to make Advances, to incur servicing expenses or to withdraw (or, in the event the Property Manager is Spirit Realty, to direct the Indenture Trustee to withdraw) funds from the Collection Account to pay Emergency Property Expenses with respect to the Mortgage Loans, the Leases or the Mortgaged Properties; (iv) the Property Manager’s or Special Servicer’s right to receive compensation for its services or reimbursements of the costs under this Agreement; (v) the ownership, servicing or management for others, by the

Property Manager, the Special Servicer or any Originator or other Affiliate of any other leases or property; (vi) the repurchase and indemnification obligations of the Originators or Support Provider; or (vii) the existence of any loans made to a Tenant by the Property Manager, the Special Servicer or Spirit Realty or any Affiliate of the Property Manager, the Special Servicer or Spirit Realty.

~~“Servicing Transfer Agreement”: As defined in Section 5.04.~~

~~“Servicing Transfer Date”: As defined in Section 5.04.~~

“Servicing Transfer Event”: With respect to any Mortgaged Property, the occurrence of any of the events described in clauses (a) through (e) of the definition of “Specially Serviced Lease.” With respect to any Mortgage Loan, the occurrence of any of the events described in clauses (a) through (e) of the definition of “Specially Serviced Loan.”

“Special Servicer”: Spirit Realty, in its capacity as special servicer under this Agreement, or any successor special servicer appointed as herein provided.

“Special Servicer Additional Servicing Compensation”: As defined in Section 3.11(d).

“Special Servicer Report”: As defined in Section 4.01(b).

“Special Servicing Fee”: With respect to each Specially Serviced Asset, the fee designated as such and payable to the Special Servicer pursuant to the first paragraph of Section 3.11(c).

“Special Servicing Fee Rate”: With respect to each Specially Serviced Asset, a fixed percentage rate equal to 0.75% per annum.

“Specially Serviced Asset”: A Specially Serviced Lease or a Specially Serviced Loan.

“Specially Serviced Lease”: Any Lease as to which any of the following events occurs or exists:

(i)	any Monthly Lease Payment becomes delinquent for 60 or more consecutive days;

(ii)	the Property Manager determines in its good faith and reasonable judgment that a default in making a Monthly Lease Payment is likely to occur within 30 days and is not likely to be remedied for 60 days;

(iii)	the Property Manager receives written notice from the Tenant indicating that such Tenant cannot make future Monthly Lease Payments or requesting a reduction in the amount of its Monthly Lease Payments;

(iv)	a default (other than as described in clause (a) above) occurs that materially and adversely affects the interests of the Issuers and that continues unremedied for the applicable grace period under the terms of the Lease (or, if no grace period is specified, for 30 days); or

(v)	the related Tenant becomes insolvent, readjusts its debt, is subject to marshaling of assets and liabilities, or similar proceedings in respect of the related Tenant occur, or as to which the related Tenant (in the good faith and reasonable judgment of the Property Manager) takes actions indicating its insolvency or its inability to pay its obligations or the Property Manager or the Special Servicer receives notice of commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property.

“Specially Serviced Lease Trigger Event”: Each of the circumstances identified in clauses (a) through (e) of the definition of the term “Specially Serviced Lease”.

“Specially Serviced Loan”: Any Mortgage Loan as to which any of the following events has occurred:

(i)	any Monthly Loan Payment becomes delinquent for 60 or more consecutive days;

(ii)	the Property Manager determines in its good faith and reasonable judgment that a default in making a Monthly Loan Payment is likely to occur within 30 days and is not likely to be remedied for 60 days;

(iii)	the Property Manager receives written notice from the Borrower indicating that such Borrower cannot make future Monthly Loan Payments or requesting a reduction in the amount of its payment;

(iv)	a default (other than as described in clause (a) above) occurs that materially and adversely affects the interests of the Issuers and that continues unremedied for the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, for 30 days); or

(v)	the related Borrower becomes insolvent, readjusts its debt, is subject to marshaling of assets and liabilities, or similar proceedings in respect of the related Borrower occur, or as to which the related Borrower (in the good faith and reasonable judgment of the Property Manager) takes actions indicating its insolvency or its inability to pay its obligations or the Property Manager or the Special Servicer receives notice of commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property.

“Specially Serviced Loan Trigger Event”: Each of the circumstances identified in clauses (a) through (e) of the definition of the term “Specially Serviced Loan”.

“Specified Permitted Subdivision”: With respect to each Post-Closing Property containing a Release Parcel, the subdivision of such Mortgaged Property to permit the transfer of the Release Parcel to the related Tenant.

“Specified Permitted Subdivision Conditions”: As defined in Section 7.01(a).

“Spin-Off”: A transaction whereby Spirit Realty (or its parent) will “spin-off” certain of its real estate assets, including the Issuers and the Collateral Pool.

“Spirit MTA”: Spirit MTA REIT, a Maryland real estate investment trust, and its successors and assigns.

“Spirit Realty”: Spirit Realty, L.P., a Delaware limited partnership, and its successors and assigns.

“Spirit SPE”: Any special purpose, bankruptcy remote subsidiary (direct or indirect) of Spirit Realty ~~(other than any Originator)~~.

“Starting Closing Date”: With respect to any Closing Date Period, the Series Closing Date upon which such Closing Date Period commences.

“Sub-Manager”: Any Person with which the Property Manager or the Special Servicer has entered into a Sub-Management Agreement.

“Sub-Management Agreement”: The written contract between the Property Manager or the Special Servicer, on the one hand, and any Sub-Manager, on the other hand, relating to servicing and administration of Mortgage Loans, Leases and Mortgaged Properties, as provided in Section 3.21, as may be amended, supplemented or otherwise modified.

“Successor Property Manager”: As defined in Section 6.01(b).

“Successor Replacement Date”: As defined in Section 6.01(b).

“Successor Special Servicer”: As defined in Section 6.01(b).

“Support Provider”: Spirit Realty or any successor support provider.

“Support Provider SPE”: Any special purpose, bankruptcy remote subsidiary (direct or indirect) of the Support Provider.

“Sweep Period”: As defined in the Indenture.

~~“Tax Required Condition”: As defined in Section 7.01(a).~~

“Taxable REIT Subsidiary” With respect to Spirit Realty, an Affiliate thereof that is a “taxable REIT subsidiary” under the Code.

“Tenant”: With respect to each Lease, the tenant under such Lease and any successor or assign thereof.

“Terminated Lease Property”: A Mortgaged Property, with respect to which (a) the related Lease has expired, has been terminated or has been rejected in a bankruptcy, insolvency or similar proceeding of the Tenant, (b) the related Tenant has notified the Property Manager or the applicable Issuer of its intent to not renew such Lease within 24 months of the termination date of the related Lease or (c) the related Tenant has otherwise failed to comply with the procedures for renewal under the terms of the related Lease (including, but not limited to, any notice provisions relating to renewal of the Lease); provided solely in the case of an expiration, termination or rejection as described in clause (a), the Property Manager has used commercially reasonable efforts to renew such Lease or obtain a new Lease of such Mortgaged Property.

“Third Party Option Expenses”: Any reasonable out-of-pocket costs and expenses (but not internal costs and expenses) incurred by the Issuers (or Property Manager or Special Servicer, as applicable, on behalf of the Issuers) in connection with the exercise of a Third Party Purchase Option with respect to the applicable Mortgaged Property; provided, that such costs and expenses shall not exceed $50,000 with respect to any single Mortgaged Property.

“Third Party Option Mortgaged Property”: As defined in Section 7.02(a).

“Third Party Option Price”: A cash price equal to (i) the amount specified in a related Lease ~~or other~~, Lease Document or ~~related~~other agreement, as payable by a Tenant or any other Person in connection with the exercise of a Third Party Purchase Option minus (ii) the Third Party Option Expenses in connection with such exercise.

“Third Party Purchase Option”: An option of a Tenant or any other Person under or in connection with a Lease, Lease Documents or other related agreements to purchase the related Mortgaged Property before or at the expiration of the Lease term.

“Title Company”: As defined in Section 2.03(a).

“Title Insurance Policies”: As defined in Section 2.03(a).

“Total Debt Service”: As defined in the Indenture.

“Transfer Date”: The date on which a Mortgage Loan or Mortgaged Property is acquired by the applicable Issuer.

“Treasury Regulations” Any treasury regulations relating to like-kind exchanges and Section 1031 of the Code (or any successor section thereof).

“Unscheduled Principal Payment”: On any Payment Date, the sum of (a) the Unscheduled Proceeds deposited into the Collection Account during the Collection Period relating to such Payment Date plus (b) any Purchase Option Deficiency arising during such Collection Period, together with any Purchase Option Deficiency from any prior Payment Date or related Collection Period with respect to which Available Amounts were not allocated to any Series pursuant to Section 2.11(b) the Indenture.

“Unscheduled Proceeds”: Collectively, Liquidation Proceeds, Condemnation Proceeds, Property Insurance Proceeds, Principal Prepayments, Release Prices, Balloon Payments ~~and~~, Purchase Premiums and Exchange Cash Collateral; provided, however, that any amounts which are on deposit in the Release Account or the Exchange Reserve Account shall not be deemed Unscheduled Proceeds until such amounts have been transferred to the Collection Account.

“Uniform Commercial Code”: The Uniform Commercial Code as in effect in any applicable jurisdiction.

“Workout Fee”: With respect to each Corrected Loan and each Corrected Lease, the fee payable to the Special Servicer pursuant to Section 3.11(f).

“Workout Fee Rate”: With respect to each Corrected Loan and each Corrected Lease, a fixed percentage rate equal to 0.50%.

~~“Yield Maintenance Premium”: With respect to any Mortgage Loan, any premium, penalty or fee paid or payable, as the context requires, by a Borrower in connection with a Principal Prepayment on or other early collection of principal of a Mortgage Loan.~~

Section 1.02 Other Definitional Provisions.

(a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(b) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document, to the extent not defined, shall have the respective meanings given to them under GAAP. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under GAAP, the definitions contained in this Agreement or in any such certificate or other document shall control.

(c) The words “hereof,” “herein,” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section and Exhibit references contained in this Agreement are references to Sections and Exhibits in or to this Agreement unless otherwise specified; a reference to a subsection or other subdivision without further reference to a Section is a reference to such subsection or other subdivision as contained in the Section in which the reference appears; and the words “include” and “including” shall mean without limitation by reason of enumeration.

(d) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as the feminine and neuter genders of such terms.

(e) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted assignees.

Section 1.03 Certain Calculations in Respect of the Leases and the Mortgage Loans.

(a) All amounts collected in respect of any Lease in the form of payments from the related Tenants, Guaranties, Property Insurance Proceeds or otherwise shall be applied to amounts due and owing under the Lease in accordance with the express provisions of such Lease, and all amounts collected in respect of any Mortgage Loan in the form of payments from the related Borrower, Guaranties, Liquidation Proceeds or Property Insurance Proceeds shall be applied to amounts due and owing under the related Mortgage Note and Mortgage (including for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Note and Mortgage; in the absence of such express provisions, all amounts collected shall be applied for purposes of this Agreement: (i) with respect to amounts collected in respect to any Lease, first, as a recovery of any related and unreimbursed Property Protection Advances, and second, in accordance with the Servicing Standard, but subject to Section 1.03(c), as a recovery of any other amounts then due and owing under such Lease, including, without limitation, Additional Rent and Default Interest; and (ii) with respect to amounts collected in respect of any Mortgage Loan, first, as a recovery of any related and unreimbursed Property Protection Advances, second, as a recovery of accrued and unpaid interest at the related Interest Rate on such Mortgage Loan to but not including, as appropriate, the date of receipt or the Due Date in the Collection Period of receipt, third, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of the Mortgage Loan following a default thereunder (or, if a liquidation event has occurred in respect of such Mortgage Loan, a recovery of principal to the extent of its entire remaining unpaid principal balance), fourth, as a recovery of any ~~Yield Maintenance Premium~~Prepayment Consideration Payment then due and owing under such Mortgage Loan, fifth, in accordance with the Servicing Standard, but subject to Section 1.03(c), as a recovery of any other amounts then due and owing under such Mortgage Loan, including Default Interest, and sixth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance. Any proceeds derived from an unleased Mortgaged Property (exclusive of related operating costs, including reimbursement of Property Protection Advances made by the Property Manager or the Back-Up Manager in connection with the operation and disposition of such Mortgaged Property) shall be applied by the Property Manager in the same manner as if they were Monthly Lease Payments due on the previously existing Lease for such Mortgaged Property until such Lease becomes a Liquidated Lease pursuant to the terms of such Lease and the related Lease Documents.

(b) Collections in respect of each REO Property (exclusive of amounts to be applied to the payment of the costs of operating, managing, maintaining and disposing of such REO Property) shall be treated: first, as a recovery of any related and unreimbursed Property Protection Advances; second, as a recovery of accrued and unpaid interest on the related Mortgage Loan at the related Interest Rate to but not including the Due Date in the Collection Period of receipt; third, as a recovery of principal of the related Mortgage Loan to the extent of its entire unpaid principal balance; and fourth, in accordance with the Servicing Standard, but subject to Section 1.03(c), as a recovery of any other amounts deemed to be due and owing in respect of the related Mortgage Loan.

(c) Insofar as amounts received in respect of any Lease, Mortgage Loan or REO Property which are allocable to fees and charges owing in respect of such Lease, Mortgage Loan or REO Property which constitute Additional Servicing Compensation payable to the Property Manager or Special Servicer are insufficient to cover the full amount of such fees and charges, such amounts shall be allocated between such of those fees and charges as are payable to the Property Manager, on the one hand, and as are payable to the Special Servicer, on the other, pro rata in accordance with their respective entitlements with respect to such Lease, Mortgage Loan or REO Property.

(d) The foregoing applications of amounts received in respect of any Lease, Mortgage Loan or REO Property shall be determined by the Property Manager and reflected in the appropriate monthly Determination Date Report and any Modified Collateral Detail and Realized Loss Report.

(e) Notwithstanding the early termination of any Lease resulting from a default by the related Tenant, such Lease will be treated for purposes of determining Servicing Fees and Indenture Trustee Fees as remaining in effect until such Lease becomes a Liquidated Lease.

Section 1.04 Fee Calculations; Interest Calculations.

(a) The calculation of the Servicing Fees shall be made in accordance with Section 3.11. All dollar amounts calculated hereunder shall be rounded to the nearest penny with one-half of one penny being rounded up.

(b) The amount of interest accrued on each Mortgage Loan during any Interest Accrual Period will be calculated in arrears based on the terms specified in the related Mortgage Documents.

ARTICLE II

REPRESENTATIONS AND WARRANTIES; RECORDINGS AND FILINGS; BOOKS AND

RECORDS; DEFECT, BREACH, CURE, REPURCHASE AND SUBSTITUTION;

FINANCIAL COVENANTS

Section 2.01 Representations and Warranties of ~~Spirit Realty~~the Property Manager and the Back-Up Manager.

(a) ~~Spirit Realty~~The Property Manager represents and warrants to the other parties hereto, and for the benefit of the Issuers, the Indenture Trustee on behalf of the Noteholders, as of each Series Closing Date:

(i) ~~Spirit Realty~~The Property Manager is a limited partnership duly organized, validly existing, and in good standing under the laws of the State of Delaware and is in compliance with the laws of each state (within the United States of America) in which any Mortgaged Property is located to the extent necessary to its performance under this Agreement;

(ii) The execution and delivery of this Agreement by ~~Spirit Realty~~the Property Manager, and the performance and compliance with the terms of this Agreement by ~~Spirit Realty~~the Property Manager, do not violate its organizational documents or constitute an event that, with notice or lapse of time, or both, would constitute a default under, or result in the breach of, any material agreement or other instrument to which it is a party or by which it is bound;

(iii) ~~Spirit Realty~~The Property Manager has the power and authority to enter into and consummate all transactions to be performed by it contemplated by this Agreement, has duly authorized the execution, delivery and performance by it of this Agreement, and has duly executed and delivered this Agreement;

(iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of ~~Spirit Realty~~the Property Manager, enforceable against ~~Spirit Realty~~the Property Manager in accordance with the terms hereof (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing);

(v) ~~Spirit Realty~~The Property Manager is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation is likely to affect materially and adversely either the ability of ~~Spirit Realty~~the Property Manager to perform its obligations under this Agreement or the financial condition of ~~Spirit Realty~~the Property Manager;

(vi) No litigation is pending or, to ~~Spirit Realty’s~~the Property Manager’s knowledge, threatened against ~~Spirit Realty~~the Property Manager that is reasonably likely to be determined adversely to ~~Spirit Realty~~the Property Manager and, if determined adversely to ~~Spirit Realty~~the Property Manager, would prohibit ~~Spirit Realty~~the Property Manager from entering into this Agreement or that, in ~~Spirit Realty’s~~the Property Manager’s good faith and reasonable judgment, is likely to materially and adversely affect either the ability of ~~Spirit Realty~~the Property Manager to perform its obligations under this Agreement or the financial condition of ~~Spirit Realty~~the Property Manager;

(vii) No consent, approval, authorization or order under any court or governmental agency or body is required for the execution, delivery and performance by ~~Spirit Realty~~the Property Manager of, or the compliance by ~~Spirit Realty~~the Property Manager with, this Agreement or the consummation of the transactions of ~~Spirit Realty~~the Property Manager contemplated by this Agreement, except for any consent, approval, authorization or order that has been obtained or that if not obtained would not have a material and adverse effect on the ability of ~~Spirit Realty~~the Property Manager to perform its obligations hereunder; and

(viii) Each officer and employee of ~~Spirit Realty~~the Property Manager that has responsibilities concerning the management, servicing and administration of Mortgaged Properties, Leases and Mortgage Loans is covered by errors and omissions insurance and the fidelity bond as and to the extent required by Section 3.07(c).

(b) The representations and warranties of ~~Spirit Realty~~the Property Manager set forth in Section 2.01(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons to whom and for whose benefit they were made until all amounts owed to the Noteholders under or in connection with this Agreement, the Indenture and the Notes have been indefeasibly paid in full. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties.

(c) Any successor Property Manager or Special Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 2.01(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.01(a)(i) to accurately reflect such successor’s jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

(d) The Back-Up Manager represents and warrants to the other parties hereto, and for the benefit of the Issuers and the Indenture Trustee on behalf of the Noteholders, as of each Series Closing Date:

(i) The Back-Up Manager is a national banking association duly organized, validly existing, and in good standing under the laws of the United States of America and is in compliance with the laws of each state (within the United States of America) in which any Mortgaged Property is located to the extent necessary to its performance under this Agreement;

(ii) The execution and delivery of this Agreement by the Back-Up Manager, and the performance and compliance with the terms of this Agreement by the Back-Up Manager, do not violate its organizational documents or constitute an event that, with notice or lapse of time, or both, would constitute a default under, or result in the breach of, any material agreement or other instrument to which it is a party or by which it is bound;

(iii) The Back-Up Manager has the corporate power and authority to enter into and consummate all transactions to be performed by it contemplated by this Agreement, has duly authorized the execution, delivery and performance by it of this Agreement, and has duly executed and delivered this Agreement;

(iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Back-Up Manager, enforceable against the Back-Up Manager in accordance with the terms hereof (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing);

(v) The Back-Up Manager is not in violation of, and its execution and delivery of, this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation is likely to affect materially and adversely either the ability of the Back-Up Manager to perform its obligations under this Agreement or the financial condition of the Back-Up Manager;

(vi) No litigation is pending or, to the Back-Up Manager’s knowledge, threatened against the Back-Up Manager that is reasonably likely to be determined adversely to the Back-Up Manager and, if determined adversely to the Back-Up Manager, would prohibit the Back-Up Manager from entering into this Agreement or that, in the Back-Up Manager’s good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Back-Up Manager to perform its obligations under this Agreement or the financial condition of the Back-Up Manager;

(vii) No consent, approval, authorization or order under any court or governmental agency or body is required for the execution, delivery and performance by the Back-Up Manager of, or the compliance by the Back-Up Manager with, this Agreement or the consummation of the transactions contemplated by the Back-Up Manager by this Agreement, except for any consent, approval, authorization or order that has been obtained or that if not obtained would not have a material and adverse effect on the ability of the Back-Up Manager to perform its obligations hereunder; and

(viii) Each officer and employee of the Back-Up Manager that has responsibilities concerning the management, servicing and administration of the Mortgaged Properties, Leases and Mortgage Loans is covered by errors and omissions insurance and the fidelity bond as and to the extent required by Section 3.07(c).

Section 2.02 Representations and Warranties of the Issuers.

(a) Each Issuer hereby represents and warrants to each of the other parties hereto and for the benefit of the Indenture Trustee, on behalf of the Noteholders as of each Series Closing Date on or after the date on which such Issuer becomes a party to this Agreement:

(i) Such Issuer is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware and is in compliance with the laws of each state (within the United States of America) in which any applicable Mortgaged Property is located to the extent necessary for the Issuer to perform its obligations under this Agreement;

(ii) The execution and delivery by such Issuer of this Agreement and the consummation by such Issuer of the transactions provided for in this Agreement have been duly authorized by all necessary action on the part of the Issuer;

(iii) The execution and delivery of this Agreement by such Issuer, and the performance and compliance with the terms of this Agreement by such Issuer, do not violate its organizational documents or constitute an event that, with notice or lapse of time, or both, would constitute a default under, or result in the breach of, any material agreement or other instrument to which it is a party or by which it is bound;

(iv) Such Issuer has the limited liability company power and authority to enter into and consummate all transactions to be performed by it contemplated by this Agreement, has duly authorized the execution, delivery and performance by it of this Agreement and any applicable Joinder Agreement, and has duly executed and delivered this Agreement and any applicable Joinder Agreement;

(v) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of such Issuer, enforceable against such Issuer in accordance with the terms hereof (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing);

(vi) Such Issuer is not in violation of, and its execution and delivery of, this Agreement or any applicable Joinder Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation is likely to affect materially and adversely either the ability of such Issuer to perform its obligations under this Agreement or the financial condition of such Issuer;

(vii) No litigation is pending or, to such Issuer’s knowledge, threatened against such Issuer that is reasonably likely to be determined adversely to such Issuer and, if determined adversely to such Issuer, would prohibit such Issuer from entering into this Agreement or that, in such Issuer’s good faith and reasonable judgment, is likely to materially and adversely affect either the ability of such Issuer to perform its obligations under this Agreement or the financial condition of such Issuer;

(viii) No consent, approval, authorization or order under any court or governmental agency or body is required for the execution, delivery and performance by such Issuer of, or the compliance by such Issuer with, this Agreement or the consummation of the transactions of such Issuer contemplated by this Agreement, except for any consent, approval, authorization or order that has been obtained or that if not obtained would not have a material and adverse effect on the ability of such Issuer to perform its obligations hereunder;

(ix) Each officer and employee of such Issuer that has responsibilities concerning the management, servicing and administration of the applicable Mortgaged Properties, Leases and Mortgage Loans is covered by errors and omissions insurance and the fidelity bond as and to the extent required by Section 3.07(c); and

(x) To such Issuer’s knowledge, each of the Mortgaged Properties owned by such Issuer or securing a Mortgage Loan owned by such Issuer is a commercial property.

(b) The representations and warranties of each Issuer set forth in Section 2.02(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons to whom and for whose benefit they were made for so long as such Issuer remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties.

Section 2.03 Recordings and Filings; Books and Records.

(a) In connection with the Grant made by the Issuers to the Indenture Trustee pursuant to the Granting Clause of the Indenture, each Issuer shall cause the delivery of the applicable Lease Files for the Leases and the applicable Loan Files for the applicable Mortgage Loans to the Custodian in accordance with the Custody Agreement for the benefit of the Indenture Trustee in furtherance of such Grant and such Issuer shall cause: (i) with respect to the Mortgaged Properties owned by such Issuer (A) each Mortgage, Financing Statement and continuation statement referred to in the definition of “Lease File” in the Custody Agreement to be submitted to the appropriate Title Company (as defined below) on or before the First Collateral Date with respect thereto for recording or filing, as the case may be, in the appropriate public office for real property records or for Financing Statements, at the expense of such Issuer and (B) each title insurance binder or commitment referred to in the definition of “Lease File” in the Custody Agreement to be issued as a final title insurance policy by the title companies (the “Title Companies”) issuing the same (the “Title Insurance Policies”); and (ii) with respect to the Mortgage Loans owned by such Issuer, promptly (and in any event within 60 days following the applicable First Collateral Date) cause each assignment of Mortgage in favor of the Collateral Agent referred to in clauses (v) and (vi) of the definition of “Loan File” in the Custody Agreement and each Financing Statement on the applicable UCC form in favor of the Collateral Agent referred to in clause (iii) of such definition to be submitted for recording or filing, as the case may be, in the appropriate public office for real property records or for Financing Statements. Each such assignment and each Mortgage shall reflect that, following recording, it should be returned by the public recording office to the Custodian, on behalf of the Indenture Trustee (or to the Property Manager (or its designee), who shall then deliver such recorded document to the Custodian), and each such Financing Statement shall reflect that the file copy thereof should be returned to the Custodian, for the benefit of the Indenture Trustee (or to the

Property Manager (or its designee), who shall then deliver such filed document to the Custodian) following filing; provided, that in those instances where the public recording office retains the original Mortgage, assignment of Mortgage and assignment of Assignment of Leases, the Property Manager, on behalf of the Indenture Trustee, shall obtain therefrom a certified copy of the recorded original. Each of the Title Companies issuing the Title Insurance Policies shall be instructed by the applicable Issuer to deliver such policies to the Custodian, for the benefit of the Indenture Trustee. The Property Manager, on behalf of the Indenture Trustee, shall use reasonable efforts to diligently pursue with the Title Companies the return of each of the Mortgages, assignments of Mortgage and Financing Statements from the appropriate recording or filing offices and the delivery of the Title Insurance Policies by the related Title Companies. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the applicable Issuer shall promptly prepare and cause to be executed a substitute therefor or cure such defect, as the case may be, and thereafter, such Issuer shall cause the same to be duly recorded or filed, as appropriate. The Property Manager shall file any continuation statements necessary to continue the effectiveness of the Financing Statements.

(b) Each Issuer shall deliver to and deposit with, or cause to be delivered to and deposited with, the Property Manager all documents and records in the possession of such Issuer or any related Originators that relate to the applicable Mortgaged Properties, Leases and Mortgage Loans and that are not required to be a part of a Lease File or a Loan File in accordance with the definition thereof, and the Property Manager shall hold all such documents and records in trust on behalf of the Indenture Trustee (in hard copy or electronic format). The Property Manager’s possession of such documents and records shall be at the will of the related Issuer and the Indenture Trustee for the sole purpose of facilitating the servicing and administration of the applicable Leases, Mortgage Loans and Mortgaged Properties pursuant to this Agreement and such possession by the Property Manager shall be in a custodial capacity only on behalf of the Indenture Trustee. The ownership of such documents and records shall be vested in each Issuer, as applicable, subject to the lien of the Indenture, and the ownership of all documents and records with respect to the applicable Leases, Mortgage Loans and Mortgaged Properties that are prepared by or which come into possession of the Property Manager or the Special Servicer shall immediately vest in such Issuer, subject to the lien of the Indenture, and shall be delivered to and deposited with the Property Manager, in the case of documents or records in the hands of the Special Servicer, and retained and maintained in trust by the Property Manager in such custodial capacity only on behalf of the Indenture Trustee, except as otherwise provided herein. All such documents and records shall be appropriately maintained in a manner to clearly reflect the ownership of such documents and records by the applicable Issuers, subject to the lien of the Indenture, and that such documents and records are being held on behalf of the Indenture Trustee, and the Property Manager shall release such documents and records from its custody only in accordance with this Agreement.

(c) With respect to any Mortgaged Property or Mortgage Loan the First Collateral Date of which occurred prior to the Applicable Series Closing Date, no additional documents shall be delivered by any Issuer or Property Manager to, or reviewed by, the Custodian in connection with the Applicable Series Closing Date, it being understood that the related Loan Files and related Lease Files were previously delivered by each Issuer and reviewed by the Custodian.

(d) The Property Manager shall monitor the delivery of the Lease Files and the Loan Files to the Custodian, for the benefit of the Indenture Trustee.

Section 2.04 Repurchase or Transfer for Collateral Defects and Breaches of Representations and Warranties.

(a) If any party hereto discovers that any document required to be included in any Loan File or Lease File is missing (after the date it is required to be delivered) or otherwise deficient (any such absence or deficiency, an “Applicable Absence or Deficiency”) or that there exists a breach of any of the representations and warranties made by any Originator set forth in the applicable Property Transfer Agreement, any Issuer as required under Section 2.19 of the Indenture or Section 3.04 of the Series 2014-1 Supplement or the Support Provider under Section 2 of the applicable Performance Undertaking with respect to any applicable Mortgage Loan or Mortgaged Property or related Lease (such representations and warranties, the “Applicable Representations”), and if such absence or deficiency or breach materially and adversely affects the value of such Mortgage Loan or such Mortgaged Property and related Lease or the interests of ~~the applicable~~any Issuer or the Noteholders therein, such party shall give prompt written notice thereof to the other parties to this Agreement. If such absence, deficiency or breach materially and adversely affects the value of the applicable Mortgage Loan or Mortgaged Property or the related Lease or the interests of the applicable Issuer or the Noteholders in the related Mortgage Loan or Mortgaged Property or related Lease (a “Collateral Defect”), within 60 days following notice thereof (which may be extended for an additional 60 days if such Collateral Defect is capable of being cured but not within such initial 60 day period and the applicable Cure Party is diligently proceeding with the cure), an applicable Cure Party shall (a) deliver the missing document or cure the deficiency or breach, as the case may be, in all material respects or (b) repurchase such Mortgage Loan or Mortgaged Property from the applicable Issuer at an amount equal to the Payoff Amount for such Mortgage Loan or Mortgaged Property (or if the applicable Issuer acquired such Mortgage Loan or Mortgaged Property by contribution from the applicable Cure Party, transfer the applicable Payoff Amount to the applicable Issuer upon which transfer the applicable Issuer may at its option reconvey such Mortgage Loan or Mortgaged Property to such Cure Party), or exchange one or more Qualified Substitute Mortgage Loans or Qualified Substitute Mortgaged Properties for such Mortgage Loan or Mortgaged Property (or if the applicable Issuer assigned such Mortgage Loan or Mortgaged Property by contribution from the applicable Cure Party, substitute a Qualified Substitute Mortgage Loan or Qualified Substitute Mortgaged Property by contribution to the applicable Issuer, upon which contribution the applicable Issuer may at its option reconvey the Mortgage Loan or Mortgaged Property being substituted for by the applicable Cure Party), as the case may be (subject to Section 7.04); provided, that if (i) such Collateral Defect is capable of being cured (including by delivery of a missing document) but not within such 60-day period, (ii) an applicable Cure Party has commenced and is diligently proceeding with the cure (which may include the delivery of a missing document) of such Collateral Defect within such 60-day period, and (iii) prior to the end of such 60-day period, an applicable Cure Party shall have delivered to the applicable Issuer, the Property Manager and the Indenture Trustee a certification executed on its behalf by an officer thereof setting forth the reason such Collateral Defect is not capable of being cured within an initial 60-day period and what actions such Cure Party is pursuing in connection with the cure thereof and stating that it anticipates that such Collateral Defect will be cured within an additional period of 60 days, then such Cure Party shall have an additional 60 days commencing on the 61st day from receipt of such certification by the Indenture Trustee to (x) complete such cure or (y) effectuate a repurchase of, or exchange for, the applicable Mortgage Loan or Mortgaged Property as described in clause (b) above. If the affected Mortgaged Property or Mortgage Loan is to be repurchased, funds in the amount of the Payoff Amount shall be wired to the Release Account, and the Property Manager shall promptly notify the applicable Issuer, the Back-Up Manager, and the Indenture Trustee when such deposit is made. In addition, failure to deliver the documents specified in clauses (i), (ii), (iv) or (ix) of the definition of “Loan File” with respect to any Mortgage Loan or clauses (i), (iv) or (v) in the definition of “Lease File” with respect to any Mortgaged Property, in each case to the Collateral Agent, shall be deemed to constitute a Collateral Defect with respect to such Mortgaged Property or Mortgage Loan, as applicable.

In the event that an applicable Cure Party elects to substitute one or more Qualified Substitute Mortgaged Properties or Qualified Substitute Mortgage Loans for the affected Mortgaged Property or Mortgage Loan pursuant to this Section 2.04(a), such Cure Party shall give notice of same to the Back-Up Manager and each Issuer and deliver, or cause to be delivered, to the Custodian all documents as specified in the definition of “Lease File” or “Loan File” in the Custody Agreement with respect to each such Qualified Substitute Mortgaged Property or Qualified Substitute Mortgage Loan no later than the date such Qualified Substitute Mortgaged Property or Qualified Substitute Mortgage Loan is acquired by the applicable Issuer. Notwithstanding anything to the contrary herein, Monthly Lease Payments due with respect to Qualified Substitute Mortgaged Properties and Monthly Loan Payments due with respect to Qualified Substitute Mortgage Loans in the month in which the applicable substitution occurs shall not be part of the Collateral and will be retained by the Property Manager and remitted by the Property Manager to the applicable Cure Party. Notwithstanding anything to the contrary herein, in the event that any Mortgaged Property or Mortgage Loan is to be substituted for (and released) pursuant to this Section 2.04(a), the applicable Issuer shall be entitled to receive the Monthly Lease Payment due on the Lease for any such Mortgaged Property in the month in which such substitution occurs and the Monthly Loan Payment due on any such Mortgage Loan in the month in which such substitution occurs and thereafter the applicable Person acquiring such Mortgaged Property or Mortgage Loan shall be entitled to retain all amounts received in respect of such Lease or Mortgage Loan. On or prior to the effective date of any substitution or repurchase pursuant to this Section 2.04(a), the Property Manager shall deliver to the Indenture Trustee and the Issuers an amended Mortgaged Property Schedule and Mortgage Loan Schedule reflecting the addition (if any) to the Collateral of each new Qualified Substitute Mortgaged Property and Lease and each new Qualified Substitute Mortgage Loan and the removal from the Collateral of each Mortgaged Property and Lease and each Mortgage Loan that, in either case, was repurchased or substituted for. For the avoidance of doubt, in the event that any Cure Party takes any action described in this Section 2.4(a), the failure to take such action shall not constitute a default or breach with respect to any other Cure Party. Notwithstanding anything to the contrary herein, it is understood and agreed that the obligations of the Cure Parties expressly set forth in this Section 2.04(a) constitute (i) the sole remedies available to the Noteholders and to the Indenture Trustee on their behalf in respect of a breach of the Applicable Representations and (ii) the sole remedies available to the Noteholders and to the Indenture Trustee on their behalf in respect of an Applicable Absence or Deficiency.

(b) Upon receipt of an Officer’s Certificate from the Property Manager to the effect that all requirements for any repurchase or substitution pursuant to Section 2.4(a) have been satisfied, which Officer’s Certificate shall be furnished by the Property Manager promptly after such requirements have been satisfied, the Indenture Trustee or the Custodian, as applicable, shall release or cause to be released to the Person acquiring such Mortgaged Property or Mortgage Loan, or its designee, the related Lease File or Loan File, as applicable, and each of the applicable Issuer, the Indenture Trustee and the Collateral Agent shall execute and deliver such instruments of release, transfer and assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in such Person the ownership of such Mortgaged Property and the related Lease or Mortgage Loan, free and clear of the lien of the Indenture and the related Mortgage. The Property Manager shall, and is hereby authorized and empowered by each applicable Issuer and the Indenture Trustee to, prepare, execute and deliver in its own name, on behalf of such Issuer, the Indenture Trustee and the Collateral Agent or any of them, the endorsements, assignments and other documents contemplated by this Section 2.04(b), and such Issuer, the Indenture Trustee and the Collateral Agent shall execute and deliver any limited powers of attorney substantially in the form of Exhibit D necessary to permit the Property Manager to do so; provided, however, that none of the Issuers, the Issuer Members, the Indenture Trustee or the Collateral Agent shall be held liable for any misuse of any such power of attorney by the Property Manager and the Property Manager hereby agrees to indemnify the Issuers, the Issuer Members, the Indenture Trustee and the Collateral Agent against, and hold the Issuers, the Issuer Members, the Indenture Trustee and the Collateral Agent harmless from, any loss or liability arising from any misuse of such power of attorney. In connection with any such repurchase or substitution by any Cure Party, the Property Manager or the Special Servicer, as appropriate, shall deliver the related Lease File or Loan File, as applicable, to such Cure Party.

(c) If any Cure Party defaults on its obligations to repurchase or substitute for any Mortgaged Property as contemplated by Section 2.04(a) or the applicable Performance Undertaking, as the case may be, the Property Manager shall promptly notify the Issuers, the Back-Up Manager and the Indenture Trustee and shall take such actions with respect to the enforcement of such obligations, including the institution and prosecution of appropriate proceedings, as the Property Manager shall determine, in its good faith and reasonable judgment, are in the best interests of the applicable Issuer and the Noteholders. In the event the Property Manager fails to take such actions, the Back-Up Manager shall do so if it has notice of such default by the Property Manager. Any and all expenses incurred by the Property Manager or the Back-Up Manager with respect to the foregoing shall constitute Property Protection Advances in respect of the affected Mortgaged Property and neither the Property Manager nor the Back-Up Manager shall have any obligation to any such expenses if it determines that such amounts would constitute Nonrecoverable Advances.

Section 2.05 Non-Petition.

The Issuers will cause each party to any property transfer agreement, purchase and sale agreement or loan purchase agreement between any such Issuer and seller of Mortgage Loans or Mortgaged Properties pursuant thereto (other than such agreement in which the applicable Issuer does not incur any material liability or obligation or in which the applicable Issuer satisfies each of its material liabilities or obligations thereunder as of the date of such agreement) to covenant and agree that such party shall not institute against, or join any other Person in instituting against, any Issuer, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or any other proceeding under any federal or state bankruptcy or similar law.

ARTICLE III

ADMINISTRATION AND SERVICING OF MORTGAGED PROPERTIES AND LEASES

Section 3.01 Administration of the Mortgaged Properties, Leases and Mortgage Loans.

(a) Each of the Property Manager and the Special Servicer shall service and administer the Mortgaged Properties, Leases and Mortgage Loans in the Collateral Pool that it is obligated to service and administer pursuant to this Agreement on behalf of the applicable Issuers, and in the best interests and for the benefit of the holders of the Notes and the LLC Interests (as a collective whole) in accordance with any and all applicable laws and the terms of this Agreement, the Property Insurance Policies and the respective Leases and Mortgage Loans and, to the extent consistent with the foregoing, in accordance with the Servicing Standard. Without limiting the foregoing, and subject to Section 3.20, (i) the Property Manager shall service and administer each Lease (and each related Mortgaged Property) and each Mortgage Loan as to which no Servicing Transfer Event has occurred and each Corrected Lease and Corrected Loan, and (ii) the Special Servicer shall service and administer each Lease (and each related Mortgaged Property) and each Mortgage Loan as to which a Servicing Transfer Event has occurred and that is not a Corrected Lease or Corrected Loan, as applicable; provided, however, that the Property Manager shall continue to collect information and prepare and deliver all reports to the Indenture Trustee and the Issuers required hereunder with respect to any Specially Serviced Leases (and the related Mortgaged Properties) and Specially Serviced Loans, and further to render such incidental services with respect to any Specially Serviced Assets as are specifically provided for herein. No direction, consent or approval or lack of direction, consent or approval of any Controlling Party or the Requisite Global Majority may (and the Special Servicer or the Property Manager will ignore and act without regard to any such advice or approval or lack of approval that the Special Servicer or the Property Manager has determined, in its reasonable, good faith judgment, would) (A) require or cause the Special Servicer or the Property Manager to violate applicable law, the Servicing Standard or the terms of any Mortgage Loan or any Lease or (B) expand the scope of the Property Manager’s or Special Servicer’s responsibilities under this Agreement. In addition, neither the Property Manager nor the Special Servicer, acting in its individual capacity (and, for the avoidance of doubt, not in the capacity of Special Servicer or Property Manager), shall take any action or omit to take any action as lessor of any Collateral if such action or omission would materially and adversely affect the interests of the holders of the Notes or the LLC Interests or the Issuers. None of the Property Manager, the Special Servicer or the Back-Up Manager shall be liable to the Indenture Trustee, any Noteholder or any other Person for following any direction of a Controlling Party hereunder, and any action taken in accordance with such direction shall be deemed to be in accordance with the Servicing Standard and deemed not to breach such party’s obligations hereunder.

(b) Subject to Section 3.01(a), the Property Manager and the Special Servicer each shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration of the Mortgage Loans and Mortgaged Properties and related Leases that it may deem necessary or desirable. Without limiting the generality of the foregoing, each of the Property Manager and the Special Servicer, in its own name, with respect to each of the Mortgaged Properties, Leases and Mortgage Loans it is obligated to service or administer hereunder, is hereby authorized and empowered by the applicable Issuers and the Indenture Trustee to execute and deliver, on behalf of each such Issuer and the Indenture Trustee: (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by any Mortgage or other security document in the related Asset File on the related Collateral; (ii) in accordance with the Servicing Standard and subject to Sections 3.08 and 3.19, any and all modifications, waivers, amendments or consents to or with respect to any documents contained in the related Asset File; and (iii) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments. Subject to Section 3.10, each applicable Issuer and the Indenture Trustee shall, at the written request of a Servicing Officer of the Property Manager or the Special Servicer, furnish, or cause to be so furnished, to the Property Manager or the Special Servicer, as the case may be, any limited powers of attorney (substantially in the form of Exhibit D attached hereto) and other documents necessary or appropriate to enable it to carry out its servicing and administrative duties hereunder; provided, however, that none of the Issuers, the Issuer Members or the Indenture Trustee shall be held liable for any misuse of any such power of attorney by the Property Manager or the Special Servicer and each of the Property Manager and the Special Servicer hereby agree to indemnify the Issuers, the Issuer Members, the Back-Up Manager and the Indenture Trustee against, and hold the Issuers, the Issuer Members, the Back-Up Manager and the Indenture Trustee harmless from, any cost, loss or liability arising from any misuse by it of such power of attorney. Notwithstanding anything contained herein to the contrary, the Property Manager shall not, without the Indenture Trustee’s written consent: (i) initiate any action, suit or proceeding solely under the Indenture Trustee’s name without indicating the Indenture Trustee’s representative capacity or (ii) take any action with the intent to cause, and which actually does cause, the Indenture Trustee to be registered to do business in any state.

(c) Promptly after any request therefor, the Property Manager shall provide to the Indenture Trustee: (i) the most recent inspection report prepared or obtained by the Property Manager or the Special Servicer in respect of each Mortgaged Property pursuant to Section 3.12(a); (ii) the most recent available operating statement and financial statements of the related Obligor collected by the Property Manager or the Special Servicer pursuant to Section 3.12(b), together with the accompanying written reports to be prepared by the Property Manager or the Special Servicer, as the case may be, pursuant to Section 3.12(c); and (iii) any and all notices and reports with respect to any Mortgaged Property as to which environmental testing is contemplated by Section 10.08 of the Indenture.

(d) The relationship of each of the Property Manager and the Special Servicer to the Issuers and the Indenture Trustee under this Agreement is intended by the parties to be and shall be that of an independent contractor and not that of a joint venturer, partner or agent.

(e) The Property Manager will cause the form of each Mortgage with respect to Mortgaged Properties added to the Collateral Pool after the Applicable Series Closing Date to be prepared with review and comment by counsel licensed to practice in the state where such Mortgage is filed.

Section 3.02 Collection of Lease Payments and Loan Payments; Lockbox Accounts; Lockbox Transfer Accounts.

(a) Each of the Property Manager and the Special Servicer shall undertake reasonable efforts to collect all payments called for under the terms and provisions of the Leases and the Mortgage Loans it is obligated to service hereunder and shall, to the extent such procedures shall be consistent with this Agreement (including Section 3.01(a)), follow such collection procedures as it would follow were it the owner of such Leases and Mortgage Loans. Consistent with the foregoing (and without regard to Section 3.19), the Special Servicer or the Property Manager, as the case may be, may waive any Net Default Interest or late payment charge it is entitled to in connection with any delinquent payment on a Lease or Mortgage Loan it is obligated to service hereunder.

(b) The Property Manager shall establish and maintain one or more segregated accounts (each, a “Lockbox Account”) with one or more banks (each, a “Lockbox Account Bank”). Each Lockbox Account shall be an Eligible Account and may be an account to which payments relating to other assets serviced or managed by the Property Manager are paid; provided, that such account shall be in the nature of a clearing account and the Property Manager shall not have access to such account; provided, further, that the Property Manager shall at all times be able to readily identify any amounts that constitute Collateral. Each of the Property Manager and the Special Servicer shall, as to those Leases and Mortgage Loans it is obligated to service hereunder, instruct the related Obligor to make all Monthly Lease Payments and Monthly Loan Payments to a Lockbox Account. The Property Manager shall cause all amounts deposited into the Lockbox Account with respect to the Collateral to be transferred to the Collection Account or a Lockbox Transfer Account within one Business Day after such funds have been identified, cleared and become available in accordance with the polices of the Lockbox Account Bank; provided, that the Property Manager shall cause all such amounts to be transferred to the Collection Account or the Lockbox Transfer Account no later than seven Business Days after such amounts have been deposited into a Lockbox Account (the requirements set forth in this sentence, the “Lockbox Transfer Requirements”).

(c) The Property Manager may establish and maintain one or more segregated accounts in the name of the Property Manager on behalf of the Indenture Trustee, held for the benefit of the Noteholders (each, a “Lockbox Transfer Account”) with one or more banks (each, a “Lockbox Transfer Account Bank”). Each Lockbox Transfer Account shall be an Eligible Account. Each Lockbox Transfer Account shall be subject to an Account Control Agreement (in form and substance satisfactory to the Indenture Trustee) among the Property Manager, the Indenture Trustee and the applicable Lockbox Transfer Account Bank. Except as expressly permitted herein, neither the Property Manager nor the Issuers will have any right of withdrawal from the Lockbox Transfer Account, and the Property Manager hereby covenants and agrees that it shall not withdraw, or direct any Person to withdraw, any funds from the Lockbox Transfer Account except as expressly permitted hereunder.

Section 3.03 Collection of Real Estate Taxes and Insurance Premiums; Servicing Accounts; Property Protection Advances; P&I Advances; Emergency Property Expenses.

(a) Each of the Property Manager and the Special Servicer shall, as to those Mortgaged Properties, Leases and Mortgage Loans it is obligated to service and administer hereunder, establish and maintain one or more accounts (the “Servicing Accounts”), and shall cause to be deposited from the Lockbox Transfer Account or otherwise into such Servicing Accounts all Escrow Payments, security deposits received from Tenants pursuant to the Leases, subject to the Tenants’ rights to such amounts (“Lease Security Deposits”), and amounts required to be paid by the applicable Issuers as lessors under the Leases in respect of sales taxes (“Sales Tax Deposits”). Notwithstanding the foregoing, no Servicing Accounts shall be established and maintained with respect to those Mortgaged Properties, Leases or Mortgage Loans pursuant to which the Tenant or Borrower is not required to make Escrow Payments, Lease Security Deposit or Sales Tax Deposits. Each Servicing Account shall be an Eligible Account. Withdrawals of amounts so collected from a Servicing Account (other than Lease Security Deposits) may be made only to: (i) effect payment of real estate or personal property taxes, sales taxes, assessments, insurance premiums, ground rents (if applicable) and comparable items (including taxes or other amounts that could constitute liens prior to or on parity with the lien of the related Mortgage); (ii) refund to Obligors any sums as may be determined to be overages; (iii) pay interest, if required and as described below in clause (b), to Obligors on balances in the Servicing Account; (iv) clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 8.01; (v) withdraw any amounts deposited in error or (vi) for any other purpose required by the applicable Lease or Mortgage Loan; provided, however, that Lease Security Deposits may not be withdrawn for such purposes and shall be withdrawn only in accordance with the terms of the related Lease, to be repaid to the related Tenant or applied in full or partial satisfaction of the obligations of the related Tenant in accordance with the Servicing Standard (for application in the same manner as payments in respect of such obligations). Any remaining portion of such Lease Security Deposit (after no further allocations could be required pursuant to clauses (i) through (vi) above) shall be withdrawn by the Property Manager from the Servicing Account and deposited into the Collection Account and shall constitute part of the Available Amount on the next Payment Date.

(b) The Property Manager and the Special Servicer shall each pay or cause to be paid to the Obligors interest, if any, earned on the investment of funds in Servicing Accounts maintained thereby, if required by law or the terms of the related Lease or Mortgage Loan. If the Property Manager or the Special Servicer shall deposit in a Servicing Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Servicing Account, any provision herein to the contrary notwithstanding.

(c) Each of the Property Manager and the Special Servicer shall, as to those Mortgaged Properties and Mortgage Loans it is obligated to service hereunder, maintain accurate records with respect to any Mortgaged Property and Mortgage Loan reflecting the status of real estate taxes, ground rents, assessments and other similar items that are or may become a lien thereon, and the status of insurance premiums payable in respect thereof that, in each case, the related Obligor is contractually or legally obligated to pay under the terms of the applicable Lease or Mortgage Loan or applicable law, and the Property Manager shall effect payment thereof, as a Property Protection Advance or otherwise as payment of an Emergency Property Expense from funds on deposit in the Collection Account, as described below, if not paid by such Obligor prior to the applicable due, penalty or termination date, promptly after the Property Manager or Special Servicer, as the case may be, receives actual notice from any source of such nonpayment by such Obligor. For purposes of effecting any such payment for which it is responsible, the Property Manager or the Special Servicer, as the case may be, shall apply Escrow Payments as allowed under the terms of the related Lease or Mortgage Loan or, if such Lease or Mortgage Loan does not require the related Obligor to escrow for the payment of real estate taxes, assessments and insurance premiums, each of the Property Manager and the Special Servicer shall, as to those Leases and Mortgage Loans it is obligated to service hereunder, enforce the requirement of the related Lease and Mortgage Loan that such Obligor make payments in respect of such items at the time they first become due.

(d) In accordance with the Servicing Standard, the Property Manager shall make Property Protection Advances with respect to each Mortgaged Property, Lease and Mortgage Loan in the Collateral Pool; provided, that in no event shall the Property Manager be required to make any Property Protection Advance that it determines would constitute a Nonrecoverable Property Protection Advance in accordance with Section 3.03(f). Notwithstanding anything to the contrary herein, (i) the Property Manager shall not have any obligation to advance funds in respect of delinquent payments of principal or interest in respect of the Mortgage Loans and (ii) the Property Manager shall not have any obligation to advance real estate taxes or premiums on Insurance Policies that the related obligor or the Issuer is not contractually or legally obligated to pay, nor shall it have any obligation to monitor the timely payment of real estate taxes and insurance premiums the payment of which is the responsibility of a person other than the applicable Tenant or Borrower or Issuer; provided that if the Property Manager has actual knowledge of the nonpayment of such real estate taxes and insurance premiums, it shall be obligated to make such advance in accordance with the provisions set forth herein if it would otherwise make such advance in accordance with the Servicing Standard. Each of the Property Manager, the Indenture Trustee and the Back-Up Manager will be entitled to recover any Property Protection Advance (i) from general collections if such Property Protection Advance is determined to be a Nonrecoverable Property Protection Advance, (ii) from any amounts subsequently received on the related Mortgage Loan or Lease or with respect to the related Mortgaged Property with respect to which such Property Protection Advance was made or (iii) in the case of the Back-Up Manager or Indenture Trustee, to the extent not recovered under clauses (i) and (ii) immediately above, from the Property Manager or any Successor Property Manager. The Property Manager shall give prompt written notice to the Indenture Trustee and the Back-Up Manager in the event that it has not made, and does not intend to make, any Property Protection Advance it is required to make hereunder. Promptly upon obtaining knowledge that the full amount of any Property Protection Advance required to be made by the Property Manager has not been so made, the Indenture Trustee shall provide notice of such failure to a Servicing Officer of the Property Manager and the Back-Up Manager. If the Indenture Trustee does not receive confirmation that the full amount of such Property Protection Advance has been made within four (4) Business Days following the date of such notice, then the Back-Up Manager, upon written notice from the Indenture Trustee, shall make the portion of such Property Protection Advance that was required to be, but was not, made by the Property Manager in accordance with the Servicing Standard, unless the Back-Up Manager determines in accordance with the Servicing Standard that such Property Protection Advance would be a Nonrecoverable Property Protection Advance. Promptly upon obtaining knowledge that the full amount of any Property Protection Advance required to be made by the Back-Up Manager has not been so made, then the Indenture Trustee shall make the portion of such Property Protection Advance that was required to be, but was not, made by the Back-Up Manager, unless the Indenture

Trustee determines in its commercially reasonable judgment that such Property Protection Advance would be a Nonrecoverable Property Protection Advance. In making any such determination, the Indenture Trustee may conclusively rely on any determination of nonrecoverability by the Property Manager or the Back-Up Manager, as the case may be. Any such Property Protection Advance made by the Back-Up Manager or the Indenture Trustee shall thereafter be reimbursable to the such Indenture Trustee or Back-Up Manager, together with Advance Interest thereon, in accordance Section 2.11 of the Indenture or from any Successor Property Manager.

(e) If, prior to making any Property Protection Advance, the Property Manager shall have determined (which shall be evidenced by an Officer’s Certificate delivered to the Indenture Trustee), in accordance with the Servicing Standard, (i) that such Property Protection Advance, if made, would constitute a Nonrecoverable Property Protection Advance, and (ii) that the payment of such cost, expense or other amount for which a Property Protection Advance might be made is nonetheless in the best interest of the Noteholders, the Property Manager shall, in accordance with the Servicing Standard, withdraw (or, in the event the Property Manager is Spirit Realty, direct the Indenture Trustee to withdraw) funds from the Collection Account and use such funds in order to pay such costs, expenses and other amounts (collectively, “Emergency Property Expenses”) to the extent necessary to preserve the security interest in, and value of, any Mortgaged Property or Mortgage Loan, as applicable. Any such funds withdrawn from the Collection Account to pay Emergency Property Expenses shall not constitute part of the Available Amount on any Payment Date.

(f) In determining whether it has made a Nonrecoverable Property Protection Advance or whether any proposed Property Protection Advance, if made, would constitute a Nonrecoverable Property Protection Advance, the Property Manager (or, if applicable, the Back-Up Manager or Indenture Trustee) shall be entitled to (a) consider (among other things) the obligations of the Obligor under the terms of the related Lease Documents or Loan Documents as they may have been modified, (b) consider the related Mortgaged Properties or REO Properties in their “as is” or then current conditions and occupancies, as modified by such party’s assumptions (consistent with the Servicing Standard in the case of the Property Manager or the Back-Up Manager) regarding the possibility and effects of future adverse changes with respect to such Mortgaged Properties or REO Properties, (c) estimate and consider (consistent with the Servicing Standard in the case of the Property Manager or the Back-Up Manager) (among other things) future expenses, and (d) estimate and consider (consistent with the Servicing Standard in the case of the Property Manager or the Back-Up Manager) (among other things) the timing of recoveries. If applicable to a Series of Notes, none of the Property Manager, the Back-Up Manager or the Indenture Trustee, as applicable, shall take into account amounts on deposit in the Post-Closing Acquisition Reserve Account in determining whether it has made a Nonrecoverable Property Protection Advance or whether any proposed Property Protection Advance, if made, would constitute a Nonrecoverable Property Protection Advance. In addition, any such Person may update or change its recoverability determinations at any time (but not reverse any other Person’s determination that a Property Protection Advance is a Nonrecoverable Property Protection Advance) and, consistent with the Servicing Standard, in the case of the Property Manager, the Back-Up Manager or the Indenture Trustee, may obtain promptly upon request, from the Special Servicer, any reasonably required analysis, appraisals or market value estimates or other information in the Special Servicer’s possession for making a recoverability determination. The determination by the Property Manager, the Back-Up Manager or the Indenture Trustee, as the case may be, that it has made a Nonrecoverable Property Protection Advance or that any proposed Property Protection Advance, if made, would constitute a Nonrecoverable Property Protection Advance, or any updated or changed recoverability determination, shall be evidenced by an Officer’s Certificate delivered by such Back-Up Manager, Property Manager or Indenture Trustee to each other such Person and to the Issuers. Any such determination shall be conclusive and binding on the applicable Issuer, the Property Manager, the Noteholders the Back-Up Manager and the Indenture Trustee. The Officer’s Certificate shall set forth such determination of nonrecoverability and the considerations of the Property Manager, the Back-Up Manager or the Indenture Trustee, as applicable, forming the basis of such determination (which shall be accompanied by, to the extent available, information such as related income and expense statements, rent rolls, occupancy status and property inspections, and shall include an appraisal of the related Lease, Mortgage Loan or Mortgaged Property or REO Property). The Special Servicer shall promptly furnish any party required to make Property Protection Advances hereunder with any information in its possession regarding the Specially Serviced Assets which are Leases, Mortgaged Properties, Mortgage Loans and REO Properties as such party required to make Property Protection Advances may reasonably request for purposes of making recoverability determinations. In the case of a cross collateralized Mortgage Loan, such recoverability determination shall take into account the cross collateralization of the related cross-collateralized Mortgage Loan.

(g) In the event that a P&I Shortfall exists with respect to any Series for any Payment Date, the Property Manager shall deposit an amount equal to such P&I Shortfall with respect to such Series into a Series Account for such Series no later than 11:00 a.m. New York time on the related Remittance Date, and such amount shall be added to (and applied as) Series Available Amount for such Series for such Payment Date (any such amount, a “P&I Advance”).

(h) Notwithstanding anything to the contrary herein, none of the Property Manager, the Back-Up Manager or the Indenture Trustee shall be required to make any P&I Advance that it determines would constitute a Nonrecoverable P&I Advance. In making a determination that any P&I Advance is (or is not) a Nonrecoverable Advance, the Property Manager, the Back-Up Manager or the Indenture Trustee, as applicable, may consider only the obligations of the Issuers under the terms of the transaction documents as they may have been modified, the Collateral in “as is” or then current condition and the timing and availability of anticipated cash flows as modified by such party’s assumptions regarding the possibility and effect of future adverse changes, together with such other factors, including but not limited to an estimate of future expenses, timing of recovery, the inherent risk of a protracted period to complete liquidation or the potential inability to liquidate Collateral as a result of intervening creditor claims or of a bankruptcy proceeding affecting the Issuer and the effect thereof on the existence, validity and priority of any security interest encumbering the Collateral, available cash on deposit in the Collection Account, the future allocations and disbursements of cash on deposit in the Collection Account, and the net proceeds derived from any of the foregoing. If applicable to a Series of Notes, none of the Property Manager, the Back-Up Manager or the Indenture Trustee, as applicable, shall take into account amounts on deposit in the Post-Closing Acquisition Reserve Account in such determination of whether a P&I Advance is (or is not) a Nonrecoverable Advance. Any such determination shall be conclusive and binding on the applicable Issuer, the Property Manager, the Special Servicer, the Noteholders the Back-Up Manager and the Indenture Trustee.

(i) If the Indenture Trustee does not receive confirmation that the full amount of such P&I Advance has been made by 5:00 p.m. New York time on such Remittance Date for any Series, then the Back-Up Manager, after receipt of written notice from the Indenture Trustee, shall deposit, into a Series Account for such Series, the portion of such P&I Advance that was required to be, but was not, made by the Property Manager in respect of such Series by 10:00 a.m. New York time on the Payment Date, unless the Back-Up Manager determines (in accordance with clause (h) above) that such P&I Advance would be a Nonrecoverable P&I Advance. If the Indenture Trustee does not receive confirmation that the full amount of such P&I Advance for such Series that was required to be made in respect of such Series by such Back-Up Manager has been made by 11:00 a.m. New York time on such Remittance Date, then the Indenture Trustee, shall deposit, into a Series Account for such Series, the portion of such P&I Advance that was required to be, but was not, made by the Property Manager in respect of such Series on or prior to the time the Series Available Amount is distributed to such Series in accordance with the terms of the Indenture, unless the Indenture Trustee determines (in accordance with clause (h) above) that such P&I Advance would be a Nonrecoverable P&I Advance. In making any such determination, the Indenture Trustee may conclusively rely on any determination of nonrecoverability by the Property Manager or the Back-Up Manager, as the case may be.

(j) Additionally, in the event that a Series of Notes is proposed to be issued after the Applicable Series Closing Date, the Property Manager will give notice to the Back-Up Manager and the Indenture Trustee of such proposed issuance. Within ten business days of receipt of such notice, the Back-Up Manager will be obligated to notify the Property Manager and the Indenture Trustee in writing as to whether the Back-Up Manager is willing to make Advances after such Series of Notes is issued. Notwithstanding anything to the contrary herein, in the event that the Back-Up Manager delivers to the Property Manager and the Indenture Trustee a notice stating that it is unwilling to make such Advances after such issuance (with respect to any such Series of Notes, a “Decline to Advance Notice”), the Property Manager in its sole discretion (and without the consent of the Indenture Trustee, any Issuer or any Noteholder) will be permitted to remove the Back-Up Manager (a “Discretionary Back-Up Manager Removal”) and appoint a successor Back-Up Manager (so long as the Rating Condition is satisfied in connection with such appointment); provided, that, no such removal will be effective until such a successor Back-Up Manager is appointed. In the event of any such removal, the Issuer, the Indenture Trustee and the Back-Up Manager shall be required to (i) cooperate reasonably to effectuate the transfer of the back-up servicing rights, duties and obligations to such successor and (ii) take any actions reasonably requested by the Property Manager in order to effectuate such appointment. In the event that a Series of Notes is issued with respect to which the Back-Up Manager has delivered to the Property Manager and the Indenture Trustee a Decline to Advance Notice but a successor Back-Up Manager has not been appointed, the Back-Up Manager will have no further obligation to make any Advance from and after the date (the “Non-Advance Date”) of issuance of such Series of Notes (but, for the avoidance of doubt, will have the right to be reimbursed for any Advances previously made). If the Back-Up Manager has delivered a Decline to Advance Notice to the Property Manager and the Indenture Trustee and a successor Back-Up Manager has not been appointed, the obligations of the Indenture Trustee to make Advances shall automatically cease as of the Non-Advance Date (but, for the avoidance of doubt, the Indenture Trustee will have the right to be reimbursed for any Advances previously made). So long as the Back-Up Manager has not been removed, after any Non-Advance Date, the Back-Up Manager may deliver an Officer’s Certificate to each of the Property Manager and the Indenture Trustee stating that it wishes to reinstate its obligation to make Advances. Upon such delivery, (x) the Back-Up Manager and the Indenture Trustee will again be obligated to make Advances to the extent required in accordance with this Agreement and in the manner described in this Agreement (as if the applicable Decline to Advance Notice had not been delivered) and (y) the Property Manager will no longer be permitted to effectuate a Discretionary Back-Up Manager Removal, in each case until a subsequent Decline to Advance Notice is delivered by the Back-Up Manager (which may only be delivered in connection with an additional proposed issuance of a Series of Notes).

Section 3.04 Collection Account; Release Account; Exchange Reserve Account.

(a) The Property Manager shall establish and maintain one or more separate accounts in the name of the Indenture Trustee for the benefit of the Noteholders, for the collection of payments on and other amounts received in respect of the Leases, the Mortgaged Properties and the Mortgage Loans (collectively, the “Collection Account”), which shall be established in such manner and with the type of depository institution (the “Collection Account Bank”) specified in this Agreement that permits the Collection Account to be an Eligible Account. The Collection Account shall be an Eligible Account. If the Property Manager is Spirit Realty, the Property Manager shall establish and maintain the Collection Account at a Collection Account Bank at the Indenture Trustee and the Indenture Trustee shall have the sole right of withdrawal from such account; provided, that the Property Manager shall be permitted to make withdrawals from such Collection Account to the extent expressly permitted under the terms hereof. If the Property Manager is not Spirit Realty or another Affiliate of the Issuers, the Collection Account shall be subject to an Account Control Agreement among the applicable Issuers, the Property Manager, the Indenture Trustee and the Collection Account Bank.

Unless otherwise expressly required hereunder, the Property Manager shall deposit or cause to be deposited in the Collection Account, (i) other than payments and collections deposited into a Lockbox Account, within two (2) Business Days after receipt, the following payments and collections received or made by or on behalf of the Property Manager on or after the later of the applicable Transfer Date (other than payments due before the applicable Transfer Date) and (ii) in the case of collections and payments deposited into a Lockbox Account, in accordance with the Lockbox Transfer Requirements, the Property Manager shall instruct each Lockbox Account Bank to transfer the following payments and collections deposited in the Lockbox Account (A) to the Lockbox Transfer Account and, within one Business Day thereafter from the Lockbox Transfer Account into the Collection Account or (B) directly into the Collection Account:

(i) all payments on account of Monthly Lease Payments, Monthly Loan Payments and, so long as an Early Amortization Event or Sweep Period has occurred and is continuing, Excess Cashflow;

(ii) all payments of other amounts payable by the Obligors on the Leases and the Mortgage Loans, including without limitation ~~Yield Maintenance Premiums~~Prepayment Consideration Payments;

(iii) all Property Insurance Proceeds, Condemnation Proceeds (other than proceeds paid to the related Borrower or Tenant as required by Loan Documents or Lease Documents, as applicable, proceeds applied to the restoration or remediation of property or otherwise released in accordance with the Servicing Standard) and all Liquidation Proceeds;

(iv) all cash proceeds and other amounts (other than Property Insurance Proceeds and REO Revenues) from the release or substitution of any Mortgage Loan or Mortgaged Property to the extent not deposited into the Release Account or any Exchange Account; and all cash proceeds from the release or substitution of any Mortgage Loan or Mortgaged Property transferred from the Release Account or the Exchange Reserve Account to the Collection Account pursuant to Section 3.05(b) and all proceeds representing earnings on investments in the Release Account (including interest on any Permitted Investments) made with such proceeds;

(v) any amounts required to be deposited into the Collection Account pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket hazard insurance policy;

(vi) any amounts received on account of payments under the Guaranties, the Property Transfer Agreements, the Performance Undertakings or the Environmental Indemnity Agreements;

(vii) all REO Revenues; and

(viii) any other amounts required to be so deposited under this Agreement.

Except as expressly permitted hereunder, the Property Manager shall not make any withdrawals from the Collection Account except in accordance with this Section 3.04 and Section 3.05(a) hereof. The Collection Account shall be maintained as a segregated account, separate and apart from trust funds created for certificates, bonds or notes of other series of notes (other than any Series) serviced by and the other accounts of the Property Manager.

Upon direct receipt by the Special Servicer of any of the amounts described above with respect to any Specially Serviced Asset or the Mortgaged Property or REO Property relating thereto, the Special Servicer shall promptly but in no event later than the second Business Day after receipt (or, if later, the date on which such amounts are available to the Special Servicer), remit such amounts to the Property Manager for deposit into the Collection Account in accordance with this Section 3.04(a), unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited therein because of a restrictive endorsement or other reasonably appropriate reason. The Property Manager shall not deposit (or cause to be deposited) into the Collection Account or the Lockbox Transfer Account any collections allocated to Companion Loans, any Additional Servicing Compensation, amounts received on account of Excess Cashflow (so long as no Early Amortization Event or Sweep

Period has occurred and is continuing), Sales Tax Deposits, Escrow Payments, Lease Security Deposits, amounts received as reimbursement for any cost paid by the Issuers as lessors or lenders under the Leases or Mortgage Loans, as applicable, amounts collected by or on behalf of the Issuers and held in escrow or impound as lenders or lessors to pay future obligations or other amounts that the Property Manager is not required to deposit into the Collection Account as expressly set forth herein.

With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Property Manager and shall deliver promptly, but in no event later than one (1) Business Day after receipt, any such check to the Property Manager by overnight courier, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other reasonably appropriate reason. The funds held in the Collection Account may be held as cash or invested in Permitted Investments in accordance with the provisions of Section 3.06(a). Any interest or other income earned on funds in the Collection Account will be added to the Available Amount.

(b) The Property Manager shall establish and maintain at a bank designated by the Indenture Trustee a segregated account in the name of the Indenture Trustee for the deposit of cash proceeds from the sale of any Mortgage Loan or Mortgaged Property or receipt of any Balloon Payments or Principal Prepayments (the “Release Account”). The Release Account shall be an Eligible Account. The funds held in the Release Account may be held as cash or invested in Permitted Investments in accordance with the provisions of Section 3.06(b). The Release Account and the amounts on deposit therein will be pledged to the Indenture Trustee under the Indenture. The Property Manager will deposit or cause to be deposited in the Release Account any cash proceeds from the sale of any Mortgage Loan or Mortgaged Property and any Balloon Payments or Principal Prepayments received in connection with any Mortgage Loan within one Business Day after such funds have been identified, cleared and become available.

(c) The Property Manager shall establish and maintain at a bank designated by the Indenture Trustee a segregated account in the name of the Indenture Trustee for the deposit of cash proceeds from the sale of any Mortgaged Property released pursuant to Section 7.01(a) (the “Exchange Reserve Account”). The Exchange Reserve Account shall be an Eligible Account. The funds held in the Exchange Reserve Account may be held as cash or invested in Permitted Investments in accordance with the provisions of Section 3.06(b). The Exchange Reserve Account and the amounts on deposit therein will be pledged to the Indenture Trustee under the Indenture. The Property Manager will deposit or cause to be deposited, on behalf of the Issuers, any Exchange Cash Collateral.

Section 3.05 Withdrawals From the Collection Account and the Release Account.

(a) If the Property Manager is Spirit Realty, Spirit MTA or any of their respective affiliates, then the Indenture Trustee shall make withdrawals upon the written direction of the Property Manager from the Collection Account (i) on each Remittance Date, for delivery by wire transfer of immediately available funds for deposit into the Payment Account, of the Available Amount for the related Payment Date for application by the Indenture Trustee to make payments in accordance with the priorities set forth pursuant to Section 2.11(b) of the Indenture, (ii) on any date, to pay any Emergency Property Expenses (pursuant to Section 3.03(e)) and (iii) on any date, to remove amounts deposited in the Collection Account in error. If the Property Manager is an entity other than Spirit Realty, Spirit MTA or any of their respective affiliates, then the Property Manager shall make withdrawals from the Collection Account (i) on each Remittance Date, for delivery by wire transfer of immediately available funds for deposit into the Payment Account, of the Available Amount for the related Payment Date for application by the Indenture Trustee to make payments in accordance with the priorities set forth pursuant to Section 2.11(b) of the Indenture, (ii) at any time on or prior to each Remittance Date, to pay the Property Management Fee, the Back-Up Fee, any Special Servicing Fees, any Liquidation Fees and any Workout Fees (each, pursuant to Section 3.11), (iii) on any date, to pay any Emergency Property Expenses (pursuant to Section 3.03(e)) or (iv) on any date, to remove amounts deposited in the Collection Account in error. Except as provided in Section 3.04(a), no other amounts may be withdrawn from the Collection Account by the Property Manager.

(b) Amounts deposited in the Release Account with respect to any Mortgage Loan, Lease or Mortgaged Property (including Net Investment Earnings on funds on deposit therein) shall be applied by the Property Manager (or the Indenture Trustee based on the instructions of the Property Manager if the Property Manager is Spirit Realty), to reimburse the Property Manager, the Special Servicer and the Back-Up Manager any amounts owed with respect to unreimbursed Extraordinary Expenses, Property Protection Advances and Advance Interest thereon and Emergency Property Expenses related to such Mortgage Loan, Lease or Mortgaged Property and to pay the expenses related to the release of such Mortgage Loan, Lease or Mortgaged Property. After any such reimbursements have been made, any remaining amounts deposited in the Release Account with respect to any Mortgage Loan, Lease or Mortgaged Property ~~shall be~~(such amount with respect to any Mortgage Loan, Lease or Mortgaged Property, the “Net Release Price” thereof) shall be applied by the Property Manager (or the Indenture Trustee based on the instructions of the Property Manager if the Property Manager is Spirit Realty) to either (i) permit an Issuer to acquire (or to acquire on behalf of an Issuer) Qualified Substitute Mortgage Loans or Qualified Substitute Mortgaged Properties within twelve months following the release of the applicable Mortgage Loan or Mortgaged Property (in the event that such amounts were received in connection with such a release) or following the receipt of such amounts (in the event that such amounts were received in connection with a Balloon Payment or Principal Prepayment, as applicable) or (ii) after such ~~twelve-month~~ period concludes with respect to the applicable amounts (or, if the Property Manager elects, prior to the conclusion of such twelve-month period) be deposited as Unscheduled Proceeds into the Collection Account and included in the Available Amount on the Payment Date relating to the Collection Period in which such deposit occurs. Upon the occurrence and during the continuance of an Early Amortization Event, all amounts in the Release Account (and all amounts that otherwise would have been deposited into the Release Account excluding amounts on deposit in the Exchange Account, but including equivalent amounts on deposit in the Exchange Reserve Account) shall be deposited as Unscheduled Proceeds into the Collection Account and will be included in the Available Amount on the Payment Date relating to the Collection Period in which such deposit occurs. If the Like-Kind Exchange Program is established, in connection with the sale or disposition of a Mortgaged Property, the Property Manager may elect to deposit or cause to be deposited the related Net Release Price into an Exchange Account (in lieu of the Release Account) for the purpose of consummating an Exchange pursuant to Section 7.01(d).

Section 3.06 Investment of Funds in the Collection Account and the Release Account.

(a) The Property Manager may direct any institution maintaining the Collection Account to invest the funds held therein in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, not later than the Business Day immediately preceding the Remittance Date relating to the Payment Date for which such funds will constitute Available Amounts, which may be in the form of a standing direction.

(b) The Property Manager may direct any institution maintaining the Release Account or Exchange Reserve Account to invest the funds held therein in one or more specific Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, not later than the Business Day immediately preceding the day such amounts are required to be distributed pursuant to Section 3.05(b), which may be in the form of a standing direction.

(c) The Property Manager may direct any institution maintaining the Servicing Accounts with respect to Lease Security Deposits to invest the funds held therein in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, not later than the Business Day immediately preceding the day such amounts are required to be distributed pursuant to the related Lease and this Agreement, which may be in the form of a standing direction.

(d) [Reserved]

(e) All Permitted Investments in the Collection Account, the Release Account, the Expense Reserve Account and the Servicing Accounts shall be held to maturity, unless payable on demand. Any investment of funds in the Collection Account, the Release Account, the Expense Reserve Account and the Servicing Accounts shall be made in the name of the Indenture Trustee (in its capacity as such). The Property Manager shall promptly deliver to the Indenture Trustee, and the Indenture Trustee shall maintain continuous possession of, any Permitted Investment that is either (i) a “certificated security,” as such term is defined in the Uniform Commercial Code, or (ii) other property in which the lack of possession of such property could reasonably be expected to materially adversely affect the Noteholders’ interest in such property. If amounts on deposit in the Collection Account, the Release Account, the Expense Reserve Account or the Servicing Accounts are at any time invested in a Permitted Investment payable on demand, the Property Manager shall:

(i) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature thereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

(ii) demand payment of all amounts due thereunder promptly upon determination by the Property Manager that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Collection Account, the Release Account, the Expense Reserve Account or the Servicing Accounts, as applicable.

(f) Interest and investment income realized on funds deposited in the Collection Account and, if applicable, the Release Account~~,~~ that constitute part of the Available Amount for any Collection Period, to the extent of the Net Investment Earnings, if any, shall be added to the Available Amount for such Collection Period and distributed in accordance with Section 2.11 of the Indenture on the applicable Payment Date. Notwithstanding the investment of funds held in the Collection Account, for purposes of the calculations hereunder, including the calculation of the Available Amount, the amounts so invested shall be deemed to remain on deposit in the Collection Account. Except as provided in Section 5.03(a), the Property Manager shall have no liability for any investment of funds in the Collection Account, the Release Account, the Expense Reserve Account or Servicing Account.

(g) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Property Manager may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

Section 3.07 Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage.

(a) The Property Manager (other than with respect to Specially Serviced Assets) and the Special Servicer (with respect to Specially Serviced Assets) shall use reasonable efforts in accordance with the Servicing Standard to cause the related Obligor to maintain for each Mortgaged Property all insurance coverage as is required under the terms of the related Lease or Mortgage Loan, as applicable (including for the avoidance of doubt, any Environmental Policy); provided, that if and to the extent that any such Lease or Mortgage Loan permits the lessor thereunder any discretion (by way of consent, approval or otherwise) as to the insurance coverage that the related Obligor is required to maintain, the Property Manager or the Special Servicer, as the case may be, shall exercise such discretion in a manner consistent with the Servicing Standard; and provided, further, that, if and to the extent that a Lease or Mortgage Loan so permits, the related Obligor shall be required to obtain the required insurance coverage from Qualified Insurers that have a claims-paying ability rated at least “A:VIII” by A.M. Best’s Key Rating Guide and at least “A” by S&P, which are licensed to do business in the state wherein the related Obligor or the Mortgaged Property subject to the policy, as applicable, is located. If such Obligor does not maintain the required insurance or, with respect to any Environmental Policy in place as of the applicable First Collateral Date, the Property Manager will itself cause such insurance to be maintained with Qualified Insurers meeting such criteria; provided, that the Property Manager shall not be required to maintain such insurance if the Indenture Trustee (as mortgagee of record on behalf of the Noteholders) does not have an insurable interest or the Property Manager has determined (in its reasonable judgment in accordance with the Servicing Standard) that either (i) such insurance is not available at a commercially reasonable rate and the subject hazards are at the time not commonly insured against by prudent owners of properties similar to the Mortgaged Property located in or around the region in which such Mortgaged Property is located or (ii) such insurance is not available at any rate. Subject to Section 3.17(b), the Special Servicer shall also use reasonable efforts to cause to be maintained for each REO Property no less insurance coverage than was previously required of the Obligor under the related Mortgage or Lease and at a minimum, (i) hazard insurance with a replacement cost rider and (ii) comprehensive general liability insurance, in each case, in an amount customary for the type and geographic location of such REO Property and consistent with the Servicing Standard; provided, that all such insurance shall be obtained from Qualified Insurers that, if they are providing casualty insurance, shall have a claims-paying ability rated at least “A:VIII” by A.M. Best’s Key Rating Guide and “A” by S&P. The cost of any such insurance coverage obtained by either the Property Manager or the Special Servicer shall be a Property Protection Advance to be paid by the Property Manager. All such insurance policies shall contain (if they insure against loss to property) a “standard” mortgagee clause, with loss payable to the Property Manager, as agent of and for the account of the applicable Issuer and the Indenture Trustee, and shall be issued by an insurer authorized under applicable law to issue such insurance. Any amounts collected by the Property Manager or the Special Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or amounts to be released to the related Tenant, in each case in accordance with the Servicing Standard) shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 2.11 of the Indenture.

(b) The Property Manager or Special Servicer may satisfy its obligations under Section 3.07(a) by obtaining, maintaining or causing to be maintained a blanket or forced place insurance policy. If applicable, the Property Manager or the Special Servicer shall obtain and maintain, or cause to be obtained and maintained on behalf of each applicable Issuer, a master forced place insurance policy or a blanket policy (or an endorsement to an existing policy) insuring against hazard losses (not otherwise insured by a Tenant or Borrower due to a default by such Tenant or Borrower under the insurance covenants of its Lease or Mortgage Loan or because a Tenant or Borrower permitted to self-insure fails to pay for casualty losses) on the applicable Mortgaged Properties that it is required to service and administer, which policy shall (i) be obtained from a Qualified Insurer having a claims-paying ability rated at least “A:VIII” by A.M. Best’s Key Rating Guide and at least “A” by S&P, and (ii) provide protection equivalent to the individual policies otherwise required under Section 3.07(a). The Property Manager and the Special Servicer shall bear the cost of any premium payable in respect of any such blanket policy (other than blanket policies specifically obtained for Mortgaged Properties or REO Properties) without right of reimbursement; provided, that if the Property Manager or the Special Servicer, as the case may be, causes any Mortgaged Property or REO Property to be covered by such blanket policy in order to satisfy such obligations, the incremental costs of such insurance applicable to such Mortgaged Property or REO Property shall constitute, and be reimbursable as, a Property Protection Advance (it being understood that such incremental costs incurred by the Special Servicer shall be paid by the Property Manager to the Special Servicer and that such payment shall constitute, and be reimbursable as, a Property Protection Advance). If the Property Manager or Special Servicer, as applicable, causes any Mortgaged Property or REO Property to be covered by a force-placed insurance policy, the incremental costs of such insurance applicable to such Mortgaged Property or REO Property (which shall not include any minimum or standby premium payable for such policy whether or not any Mortgaged Property or REO Property is covered thereby) shall be paid as a Property Protection Advance (it being understood that such incremental costs incurred by the Special Servicer shall be paid by the Property Manager to the Special Servicer and that such payment shall constitute, and be reimbursable as, a Property Protection Advance). Any such policy may contain a deductible clause (not in excess of a customary amount) in which case the Property Manager or the Special Servicer, as appropriate, shall, if there shall not have been maintained on the related Mortgaged Property or REO Property a hazard insurance policy complying with the requirements of Section 3.07(a) and there shall have been one or more losses that would have been covered by such policy, promptly deposit into the Collection Account from its own funds the amount not otherwise payable under the blanket policy in connection with such loss or losses because of such deductible clause. The Property Manager or the Special Servicer, as appropriate, shall prepare and present, on behalf of itself, the Indenture Trustee and the applicable Issuer, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy. Any payments on such policy shall be made to the Property Manager as agent of and for the account of the applicable Issuer, the Noteholders and the Indenture Trustee.

(c) Each of the Property Manager, the Special Servicer and the Back-Up Manager shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement in which Specially Serviced Assets exist as part of the Collateral) keep in force with a Qualified Insurer having a claims paying ability rated at least “A:VIII” by A.M. Best’s Key Rating Guide and at least “A” by S&P, a fidelity bond in such form and amount as does not adversely affect any rating assigned by any Rating Agency to the Notes; provided, that, unless any Rating Agency then rating any Notes at the request of an Issuer states that the form or amount of any such fidelity bond would be the sole cause of or be a material reason for a downgrade, qualification or withdrawal of any rating then assigned by such Rating Agency to such Notes, the form and amount of such fidelity bond shall be deemed to not adversely affect any rating assigned by any Rating Agency to the Notes. Each of the Property Manager and the Special Servicer shall be deemed to have complied with the foregoing provision if an Affiliate thereof has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Property Manager or the Special Servicer, as the case may be. Such fidelity bond shall provide that it may not be canceled without ten (10) days’ prior written notice to the Issuers.

Each of the Property Manager, the Special Servicer and the Back-Up Manager shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement in which Specially Serviced Assets exist as part of the Collateral) also keep in force with a Qualified Insurer having a claims-paying ability rated at least “A: VIII” by A.M. Best’s Key Rating Guide and at least “A” by S&P, a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers, employees and agents in connection with its servicing obligations hereunder, which policy or policies shall name the Indenture Trustee as an additional insured and shall be in such form and amount as does not adversely affect any rating assigned by any Rating Agency to the Notes; provided, that, unless any Rating Agency then rating any Notes at the request of an Issuer states that the form or amount of any such insurance would be the sole cause of or be a material reason for a downgrade, qualification or withdrawal of any rating then assigned by such Rating Agency to such Notes, the form and amount of such insurance shall be deemed to not adversely affect any rating assigned by any Rating Agency to the Notes. Each of the Property Manager and the Special Servicer shall be deemed to have complied with the foregoing provisions if an Affiliate thereof has such insurance and, by the terms of such policy or policies, the coverage afforded thereunder extends to the Property Manager or the Special Servicer, as the case may be. Any such errors and omissions policy shall provide that it may not be canceled without ten (10) days’ prior written notice to the Issuers.

Each of the Property Manager and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement in which Specially Serviced Assets exist as part of the Collateral) also, on behalf of the Issuers, keep in force with a Qualified Insurer having a claims-paying ability rated at least “A:VIIF” by A.M. Best’s Key Rating Guide and at least “A” by S&P, a lessor’s general liability insurance policy or policies, which policy or policies shall be in such form and amount as does not adversely affect any rating assigned by any Rating Agency to the Notes; provided, that, unless any Rating Agency then rating any Notes at the request of an Issuer states that the form or amount of any such insurance would be the sole cause of or be a material reason for a downgrade, qualification or withdrawal of any rating then assigned by such Rating Agency to such Notes, the form and amount of such insurance shall be deemed to not adversely affect any rating assigned by any Rating Agency to the Notes. Any such general liability insurance policy shall provide that it may not be canceled without ten (10) days’ prior written notice to the Issuers and the Indenture Trustee. Any payments on such policy shall be made to the Property Manager as agent of and for the account of any applicable Issuer and the Indenture Trustee.

The insurance described in this clause (c) shall be required to include coverage in respect of losses that may be sustained as a result of an officer’s or employee’s of the Property Manager or the Special Servicer misappropriation of funds and errors and omissions.

If the Property Manager (or its corporate parent), the Special Servicer (or its corporate parent) or the Back-Up Manager (or its corporate parent), as applicable, are rated not lower than “A2” by Moody’s, “A” by S&P and “A” by Fitch Ratings, Inc., the Property Manager, the Special Servicer or the Back-Up Manager, as applicable, may self-insure with respect to any insurance coverage or fidelity bond coverage required hereunder, in which case it shall not be required to maintain an insurance policy with respect to such coverage; provided, that Spirit Realty may not self-insure with respect to any such insurance coverage or fidelity bond.

Section 3.08 Enforcement of Alienation Clauses; Consent to Assignment.

With respect to those Leases and Mortgage Loans it is obligated to service hereunder, each of the Property Manager and the Special Servicer, on behalf of the Issuers and the Indenture Trustee for the benefit of the holders of the Notes, shall enforce the restrictions contained in the related Lease and Mortgage Loans or in any other document in the related Lease File or Loan File on transfers or further encumbrances of the related Mortgaged Property and Mortgage Loan and on transfers of interests in the related Borrower or Tenant, unless it has determined, consistent with the Servicing Standard, that waiver of such restrictions would be in accordance with the Servicing Standard. After having made any such determination, the Property Manager or the Special Servicer, as the case may be, shall deliver to the Indenture Trustee (and the Property Manager in the case of the Special Servicer) an Officer’s Certificate setting forth the basis for such determination. In connection with any assignment or sublet by a Tenant of its interest under a Lease, the applicable Issuer shall not take any action to release such Tenant from its obligations under such Lease unless a new Tenant approved by such Issuer assumes the obligations under such Lease and any applicable requirements set forth in the applicable Lease have been satisfied.

Section 3.09 Realization Upon Specially Serviced Assets.

(a) If the Special Servicer has determined, in its good faith and reasonable judgment, that any material default related to a Specially Serviced Asset will not be cured by the related Obligor, the Special Servicer will be required to evaluate the possible alternatives available in accordance with the Servicing Standard and this Agreement with respect to such Specially Serviced Asset. Such alternatives may include, among other things, modification or restructuring of the related Mortgage Loan or Lease, sale or exchange of the related Mortgage Loan or Mortgaged Property in accordance with Section 3.18 or the enforcement of remedies available under the related Mortgage Loan or Lease in accordance with Section 3.19, including foreclosure of the Mortgage Loan or eviction of the Tenant, as applicable, and the re-leasing of the related Mortgaged Property. Subject to all other provisions and limitations set forth herein, the Special Servicer shall take such actions with respect to each Specially Serviced Asset as it determines in accordance with the Servicing Standard, acting in the best interests of the applicable Issuer and the Noteholders. If the Property Manager re-leases any Mortgaged Property, the Property Manager shall deliver to the Indenture Trustee and the Issuers an amended Exhibit A-1 reflecting the addition of such Lease to the Collateral Pool.

(b) Upon the request of the Special Servicer, the Property Manager shall pay or cause to be paid, as Property Protection Advances or Emergency Property Expenses, as applicable, in accordance with Section 3.17(c), all costs and expenses (other than costs or expenses that would, if incurred, constitute a Nonrecoverable Property Protection Advance) incurred in connection with each Specially Serviced Asset, and shall be entitled to reimbursement therefor as provided herein and in Section 2.11 of the Indenture. If and when the Property Manager or the Special Servicer deems it necessary and prudent for purposes of establishing the Fair Market Value of any Mortgaged Property related to a Specially Serviced Asset, the Special Servicer or the Property Manager; as the case may be, is authorized to have an appraisal done by an Independent MAI-designated appraiser or other expert (the cost of which appraisal shall be paid by the Property Manager and shall constitute a Property Protection Advance).

(c) Notwithstanding anything to the contrary contained herein, neither the Property Manager nor the Special Servicer shall, on behalf of the applicable Issuer, obtain title to a Mortgaged Property that secures a Mortgage Loan by deed in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property that secures a Mortgage Loan, if, as a result of any such action, the applicable Issuer or the Indenture Trustee could, in the reasonable judgment of the Property Manager or the Special Servicer, as the case may be, made in accordance with the Servicing Standard and which shall be based on Opinions of Counsel (of which the Indenture Trustee shall be an addressee) and evidenced by an officer’s certificate delivered to the Indenture Trustee, be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of such Mortgaged Property within the meaning of CERCLA or any comparable law, unless:

(i) the Property Manager or the Special Servicer, as the case may be, has previously determined in accordance with the Servicing Standard (and as evidenced by an officer’s certificate delivered to the Indenture Trustee), based on (x) a Phase I Environmental Assessment or comparable environmental assessment (and any additional environmental testing, investigation or analysis that the Property Manager or the Special Servicer, as applicable, deems necessary and prudent) of such Mortgaged Property conducted by an Independent Person who regularly conducts such environmental testing, investigation or analysis, or (y) any environmental testing, investigation and/or analysis conducted in connection with any related Environmental Policy, and performed during the twelve-month period preceding any such acquisition of title or other action and in each case after consultation with an environmental expert, that:

(A)	the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that it would maximize the recovery to the applicable Issuer on a present value basis (the relevant discounting of anticipated collections to be performed at the relevant interest rate for the applicable Mortgage Loan or the capitalization rate used in respect of the Lease for any Mortgaged Property) to acquire title to or possession of the Mortgaged Property and to effect such compliance, which determination shall take into account any coverage afforded under any related Environmental Policy with respect to such Mortgaged Property; and

(B)	there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could reasonably be expected to be required, that it would maximize the recovery to the applicable Issuer on a present value basis (the relevant discounting of anticipated collections to be performed at the relevant interest rate for the applicable Mortgage Loan or the capitalization rate used in respect of the Lease for any Mortgaged Property) to acquire title to or possession of the Mortgaged Property and to take such actions, which determination shall take into account any coverage afforded under any related Environmental Policy with respect to such Mortgaged Property; or

(ii) ~~(ii)~~ in the event that the conditions set forth in clauses (i)(A) or (i)(B) are not satisfied, it shall have notified the Indenture Trustee in writing that it has determined that the applicable Issuer or the Indenture Trustee could not reasonably be considered to be a potentially responsible party (which determination may be based on an Opinion of Counsel the cost of which shall be a Property Protection Advance).

(d) Any such determination in clauses (c)(i) or (c)(ii) above by the Property Manager or the Special Servicer shall be evidenced by an Officer’s Certificate to such effect delivered to the Indenture Trustee (which the Indenture Trustee shall provide to the Noteholders), the Issuers and, in the case of the Special Servicer, the Property Manager, specifying all of the bases for such determination, such Officer’s Certificate to be accompanied by all related environmental reports. The Property Manager or the Special Servicer, as appropriate, shall undertake reasonable efforts to make the determination referred to in clause (ii) immediately above, and may conclusively rely on any related environmental assessments referred to above in making such determination. The cost of any opinions, testing, analysis and investigation and any remedial, corrective or other action contemplated by clause (c) above, shall be reimbursed, to the extent not paid by an Environmental Insurer or other party with liability for such amounts, to the Property Manager from the Collection Account as a Property Protection Advance, subject to Section 5.03.

(e) If the Property Manager or Special Servicer, as applicable, determines (in accordance with Section 3.09(c)) that any of the conditions set forth in Section 3.09(c)(i) or (ii) above have not been satisfied with respect to any such Mortgaged Property, the Property Manager or Special Servicer, as applicable, shall take such action as is in accordance with the Servicing Standard and, at such time as it deems appropriate, may, on behalf of the applicable Issuer and the Indenture Trustee, release all or a portion of such Mortgaged Property from the lien of the related Mortgage; provided, that prior to the release of all or a portion of the related Mortgaged Property from the lien of the related Mortgage, (~~i~~x) the Property Manager or the Special Servicer, as applicable, shall have notified the Indenture Trustee in writing of its intention to so release all or a portion of such Mortgaged Property and (~~ii~~y) the Indenture Trustee shall have notified the Controlling Parties in writing of the Property Manager’s intention to so release all or a portion of such Mortgaged Property. The Indenture Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it by the Property Manager and are reasonably necessary to release any lien on or security interest in such Mortgaged Property.

(f) The Property Manager or the Special Servicer, as applicable, shall report to the Indenture Trustee and the Property Manager (if applicable) monthly in writing as to any actions taken by such party with respect to any Mortgaged Property as to which the environmental testing contemplated in Section 3.09(c) has revealed that any of the conditions set forth in either Section 3.09(c)(i)(A) or (i)(B) have not been satisfied, in each case until such matter has been resolved.

(g) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of seeking to obtain a deficiency judgment if the state in which the Collateral securing a Specially Serviced Loan is located and the terms of the Mortgage Loan permit such an action and shall, in accordance with the Servicing Standard, seek such deficiency judgment if it deems advisable.

(h) The Special Servicer shall prepare and file the reports of foreclosures and abandonments of any Mortgaged Property and the information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property required by Sections 6050J and 6050P of the Code and promptly deliver to the Indenture Trustee an Officer’s Certificate stating that such reports have been filed. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by Sections 6050J and 6050P of the Code.

(i) All sales of Mortgaged Properties pursuant to this Section 3.09 shall be conducted in accordance with the provisions of Section 3.18 and Article VII, as applicable.

Section 3.10 Issuers, Custodian and Indenture Trustee to Cooperate; Release of Lease Files and Loan Files.

(a) If from time to time, and as appropriate for servicing of any Mortgage Loan, Lease, assumption of a Lease, modification of a Lease or the re-lease or sale of any Mortgaged Property, the Property Manager or the Special Servicer shall otherwise require the use of any Lease File or Loan File, as applicable (or any portion thereof), the Custodian, upon request of the Property Manager and receipt from the Property Manager of a Request for Release substantially in the form of Exhibit B attached hereto signed by a Servicing Officer thereof, or upon request of the Special Servicer and receipt from the Special Servicer of a Request for Release substantially in the form of Exhibit C attached hereto, shall release such Lease File or Loan File, as applicable (or portion thereof), to the Property Manager or the Special Servicer, as the case may be. Upon return of such Lease File or Loan File, as applicable (or portion thereof), to the Custodian, or upon the Special Servicer’s delivery to the Indenture Trustee of an Officer’s Certificate stating that (i) such Lease or Mortgage Loan has been liquidated and all amounts received or to be received in connection with such Lease or Mortgage Loan are required to be deposited into the Collection Account pursuant to Section 3.04(a) have been or will be so deposited or (ii) such Mortgaged Property has been sold, a copy of the Request for Release shall be released by the Indenture Trustee to the Property Manager or the Special Servicer, as applicable.

(b) Within seven (7) Business Days of the Special Servicer’s request therefor (or, if the Special Servicer notifies the Issuers and the Indenture Trustee of an exigency, within such shorter period as is reasonable under the circumstances), each of the applicable Issuer and the Indenture Trustee shall execute and deliver to the Special Servicer, in the form supplied to the applicable Issuer and the Indenture Trustee by the Special Servicer, any court pleadings, leases, sale documents or other documents reasonably necessary to the re-lease, foreclosure or sale in respect of any Mortgage Loan or Mortgaged Property or to any legal action brought to obtain judgment against any Obligor on the related Lease or Mortgage Loan or to obtain a judgment against an Obligor, or to enforce any other remedies or rights provided by the Lease or Mortgage Loan or otherwise available at law or in equity or to defend any legal action or counterclaim filed against the applicable Issuer, the Property Manager or the Special Servicer; provided, that each of the applicable Issuer and the Indenture Trustee may alternatively execute and deliver to the Special Servicer, in the form supplied to the applicable Issuer and the Indenture Trustee by the Special Servicer, a limited power of attorney substantially in the form of Exhibit D issued in favor of the Special Servicer and empowering the Special Servicer to execute and deliver any or all of such pleadings, leases, sale documents or other documents on behalf of the applicable Issuer or the Indenture Trustee, as the case may be; provided, however, that neither the applicable Issuer nor the Indenture Trustee shall be held liable for any misuse of such power of attorney by the Special Servicer. Together with such pleadings, leases, sale documents or documents (or such power of attorney empowering the Special Servicer to execute the same on behalf of the applicable Issuer and the Indenture Trustee), the Special Servicer shall deliver to each of the applicable Issuer and the Indenture Trustee an Officer’s Certificate requesting that such pleadings, leases, sale documents or other documents (or such power of attorney empowering the Special Servicer to execute the same on behalf of the applicable Issuer or the Indenture Trustee, as the case may be) be executed by the applicable Issuer or the Indenture Trustee and certifying as to the reason such pleadings or documents are required.

(c) Upon the payment in full of any Mortgage Loan, or the receipt by the Property Manager of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Property Manager shall promptly notify the Custodian and the Indenture Trustee by a certification (which certification shall be in the form of a Request for Release substantially in the form of Exhibit B attached hereto, shall be accompanied by the form of any necessary release or discharge and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.04(a) have been or will be so deposited) of a Servicing Officer (a copy of which certification shall be delivered to the Special Servicer) and shall request delivery to it and release of the related Loan File. Upon receipt of such certification and request, the Custodian shall promptly cause the release of the related Loan File to the Property Manager and the Indenture Trustee shall deliver to the Property Manager such release or discharge, duly executed. Except customary fees and expenses, no expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account or other amounts that constitute Collateral.

Section 3.11 Servicing Compensation; Interest on Property Protection Advances.

(a) As compensation for its activities hereunder, the Property Manager shall be entitled to receive the Property Management Fee with respect to each Mortgaged Property and Mortgage Loan included in the Collateral Pool. As to each such Mortgaged Property and Mortgage Loan included in the Collateral Pool, the Property Management Fee shall accrue daily at the related Property Management Fee Rate on the basis of the Collateral Value of each such Mortgaged Property and Mortgage Loan and shall be calculated with respect to each Mortgage Loan on the same basis as interest accrues on such Mortgage Loan and with respect to each Mortgaged Property on a 30/360 Basis. The right to receive the Property Management Fee may not be transferred in whole or in part except in connection with the transfer of all of the Property Manager’s responsibilities and obligations under this Agreement. Earned but unpaid Property Management Fees shall be payable monthly out of general collections on deposit in the Collection Account pursuant to Section 3.05 and Section 2.11 of the Indenture.

(b) On each Remittance Date, the Property Manager shall be entitled to receive: (i) all returned check fees, assumption, modification and similar fees and late payment charges from Obligors with respect to Mortgaged Properties, Leases and Mortgage Loans that are not Specially Serviced Assets as of such Remittance Date; and (ii) any default interest collected on a Mortgaged Property, Lease or Mortgage Loan, but only to the extent that (x) such default interest is allocable to the period (not to exceed 60 days) when such Mortgaged Property, Lease or Mortgage Loan did not constitute a Specially Serviced Asset and (y) such default interest is not allocable to reimburse the Property Manager, the Back-Up Manager or the Indenture Trustee with respect to any Property Protection Advances or interest thereon made in respect of such Mortgage Loan, Lease or Mortgaged Property (collectively, the “Property Manager Additional Servicing Compensation”).

(c) As compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Special Servicing Fee with respect to each Specially Serviced Asset. As to each Specially Serviced Asset, the Special Servicing Fee shall accrue daily from time to time at the Special Servicing Fee Rate on the basis of the Collateral Value of such Specially Serviced Asset and shall be calculated with respect to each Specially Serviced Loan on the same basis as interest accrues on such Specially Serviced Loan and with respect to each Mortgaged Property related to a Specially Serviced Lease on a 30/360 Basis. The Special Servicing Fee with respect to any

Specially Serviced Asset shall (subject to Section 3.20 hereof) cease to accrue if (i) the related Mortgaged Property is sold or exchanged for a Qualified Substitute Mortgaged Property or the Specially Serviced Loan is sold or exchanged for a Qualified Substitute Mortgage Loan, as applicable, or (ii) such Specially Serviced Asset becomes a Corrected Lease or a Corrected Loan, as applicable, or (iii) such Specially Serviced Asset becomes a Liquidated Lease or liquidated Mortgage Loan, as applicable. Earned but unpaid Special Servicing Fees shall be payable monthly out of collections on deposit in the Collection Account pursuant to Section 3.05 hereof and Section 2.11 of the Indenture.

The Special Servicer’s right to receive the Special Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer’s responsibilities and obligations under this Agreement.

(d) Subject to the last sentence of this Section 3.11(d), on each Remittance Date, the Special Servicer shall be entitled to receive: (i) all returned check fees, assumption, modification and similar fees and late payment charges received on or with respect to the Specially Serviced Assets (determined as of the Remittance Date relating to such Payment Date); and (ii) any default interest collected on a Specially Serviced Asset (to the extent that such default interest is not allocable to reimburse the Property Manager, Indenture Trustee or Back-Up Manager with respect to any Property Protection Advances made in respect of the related Mortgage Loan, Lease or Mortgaged Property or interest thereon and such default interest is not allocable to the Property Manager under Section 3.11(b)) as additional servicing compensation (collectively, the “Special Servicer Additional Servicing Compensation”). Notwithstanding the foregoing, if the Special Servicer is terminated at a time when no Servicer Replacement Event existed with respect to the Special Servicer and such Special Servicer was servicing or administering any Specially Serviced Asset as of the date of such termination, and such servicing or administration had been continuing for at least two (2) months, then the terminated Special Servicer will be entitled to 50% of all modification fees earned by its successor with respect to such Specially Serviced Asset during the 12-month period following the date of such termination.

(e) As and to the extent permitted by Section 2.11 of the Indenture, the Property Manager, Indenture Trustee and the Back-Up Manager, as applicable, shall each be entitled to receive Advance Interest on the amount of each Advance made thereby for so long as such Advance is outstanding. The Property Manager and the Back-Up Manager shall be reimbursed for Property Protection Advances in accordance with Sections 3.03(d) and 3.05(a) and (b), and Section 2.11 of the Indenture.

Except as otherwise expressly set forth herein, the Property Manager and the Special Servicer shall each be required to pay all ordinary expenses incurred by it in connection with its servicing activities under this Agreement, including fees of any subservicers retained by it. In addition, the Property Manager and the Special Servicer shall not be reimbursed for its own internal costs and expenses and overhead expenses, such as office space expenses, office equipment costs, supply costs or employee salaries or related costs and expenses.

(f) A Workout Fee shall be payable to the Special Servicer with respect to each Corrected Loan or Corrected Lease. As to each such Corrected Loan or Corrected Lease, the Workout Fee will be payable out of, and shall be calculated by application of the Workout Fee Rate to, each collection of rents, interest (other than Default Interest) and principal (including scheduled payments, prepayments, Balloon Payments and payments at maturity) received on such Corrected Loan or Corrected Lease, as applicable, so long as it remains a Corrected Lease or Corrected Loan; provided, that no Workout Fee shall be payable from, or based upon the receipt of, Liquidation Proceeds collected in connection with (i) the purchase of any Specially Serviced Loan, Mortgaged Property related to any Specially Serviced Lease or REO Property by the Property Manager or the Special Servicer or (ii) the repurchase of any Specially Serviced Loan or Mortgaged Property related to any Specially Serviced Lease by the Originator or Support Provider due to a Collateral Defect within the period provided to the Originator and Support Provider to cure such Collateral Defect. In addition, no Workout Fee shall be payable with respect to any Corrected Loan or Corrected Lease if and to the extent (i) such Mortgage Loan again becomes a Specially Serviced Loan under clause (b) of the definition of “Specially Serviced Loan” or the Lease again becomes a Specially Serviced Lease under clause (b) of the definition of “Specially Serviced Lease” and (ii) no default under the Mortgage Loan or Lease, as applicable, actually occurs, or if such default has occurred, it is remedied within the 60 days provided in such clauses. Except as provided in the preceding sentence, for the avoidance of doubt, a new Workout Fee will become payable if and when a Mortgage Loan or Lease that ceased to be a Corrected Lease or Corrected Loan again becomes a Corrected Lease or Corrected Loan. If the Special Servicer is terminated (with or without cause) or resigns with respect to any or all of its servicing duties, it shall retain the right to receive any and all Workout Fees payable with respect to the Mortgage Loans or Leases that became Corrected Loans or Corrected Leases during the period that it had responsibility for servicing Specially Serviced Assets (and the successor Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such Corrected Loan or Corrected Lease ceases to be payable in accordance with the second preceding sentence. If the Special Servicer is terminated for any reason or resigns as Special Servicer hereunder, and prior to such resignation or termination, any Specially Serviced Asset would have been a Corrected Loan or Corrected Lease but for the related Borrower or Tenant, as applicable, not yet having made three full and consecutive Monthly Payments as provided in the Lease Documents or Loan Documents, then such terminated or resigning Special Servicer shall be entitled to all, and the Successor Special Servicer shall be entitled to none, of the Workout Fee payable in connection with such Specially Serviced Asset after it actually becomes a Corrected Loan or Corrected Lease, as applicable.

(g) A ~~“~~Liquidation Fee~~”~~ shall be payable to the Special Servicer with respect to (i) each Mortgage Loan or Mortgaged Property repurchased by the related Originator or the Support Provider due to a Collateral Defect if purchased after the applicable cure period, and shall equal the product of (x) the repurchase price with respect to any such repurchase and (y) the Liquidation Fee Rate, (ii) any Specially Serviced Asset as to which the Special Servicer obtains a full, partial or discounted payoff from the related Borrower of a Mortgage Loan or for some or all of the Collateral Value from the Mortgaged Property related to a Lease from the Tenant, and shall equal the product of (x) the amount of any such payoff and (y) the Liquidation Fee Rate, or (iii) any Specially Serviced Asset or REO Property as to which the Special Servicer recovers any Liquidation Proceeds, and shall equal the product of (x) the amount of such Liquidation Proceeds and (y) the Liquidation Fee Rate; provided, that no Liquidation Fee shall be payable from, or based upon the receipt of, Liquidation Proceeds collected in connection with the purchase of any Specially Serviced Loan, Mortgaged Property related to any Specially Serviced Lease or REO Property by the Property Manager or the Special Servicer.

(h) As compensation for its activities hereunder, the Back-Up Manager shall be entitled to receive the Back-Up Fee with respect to each Mortgaged Property and Mortgage Loan included in the Collateral Pool. As to each such Mortgaged Property and Mortgage Loan included in the Collateral Pool, the Back-Up Fee shall accrue each day at the related Back-Up Fee Rate on the basis of the Collateral Value of each such Mortgaged Property and Mortgage Loan. The right to receive the Back-Up Fee may not be transferred in whole or in part except in connection with the transfer of all of the Back-Up Manager’s responsibilities and obligations under this Agreement. Earned but unpaid Back-Up Fees shall be payable monthly pursuant to Section 3.05(a) and Section 2.11 of the Indenture.

Section 3.12 Property Inspections; Collection of Financial Statements; Delivery of Certain Reports.

(a) If a Lease or Mortgage Loan becomes a Specially Serviced Asset, the Special Servicer shall perform a physical inspection of the related Mortgaged Property as soon as practicable thereafter and, if such Lease or Mortgage Loan remains a Specially Serviced Asset for more than two years, at least annually thereafter so long as such Lease or Mortgage Loan remains a Specially Serviced Asset. The Special Servicer shall prepare a written report of each such inspection performed by it that sets forth in detail the condition of the related Mortgaged Property and that specifies the existence of (i) any sale, abandonment or transfer of such Mortgaged Property, or (ii) any change in the condition or value of such Mortgaged Property that it, in its good faith and reasonable judgment, considers material. The Special Servicer shall deliver to the Issuers, the Indenture Trustee, the Property Manager and the Rating Agencies a copy of each such written report prepared by it within 15 days of the completion of each such inspection. The Special Servicer (i) shall receive reimbursement for reasonable out-of-pocket expenses related to any such inspection and (ii) shall be entitled to a reasonable inspection fee for any such inspection, in each case from the applicable Issuers pursuant to Section 2.11(b) of the Indenture.

(b) The Special Servicer, in the case of any Specially Serviced Asset, and the Property Manager, in the case of all other Leases and Mortgage Loans, shall make reasonable efforts to collect promptly from each related Obligor and review annual operating statements of the related Mortgaged Properties and financial statements of such Obligor required to be provided under the applicable Mortgage Loan or Lease.

(c) Not later than December 15 of each year, commencing December 15, 2014, the Property Manager shall deliver to the Issuers, the Indenture Trustee and the Special Servicer (i) from information, if any, that the Property Manager has most recently received pursuant to Section 3.12(b), a report setting forth the aggregate Fixed Charge Coverage Ratios of all Mortgaged Properties with respect to which it has received sufficient financial information from the applicable Obligor(s) to permit it to calculate such Fixed Charge Coverage Ratio (either at the “unit” level, master lease level or corporate level, as applicable) and, in each case, identifying the period covered by the related financial statements in its possession, and (ii) a schedule, in the form of the Mortgaged Property Schedule or Mortgage Loan Schedule, as applicable, prepared as of the later of (1) the most recent Series Closing Date and (2) the most recent Transfer Date, and further identifying on such schedule each Lease or Mortgage Loan (x) that has become a Liquidated Lease or liquidated Mortgage Loan since the most recent delivery of such schedule pursuant to this Section 3.12(c)(ii) (or, in the case of the first such delivery, since the Series Closing Date), and specifying the date on which the sale or re-lease of the related Mortgaged Property or Mortgage Loan occurred or (y) that has otherwise terminated in accordance with its terms and, in each case, specifying the date of such sale, re-lease or termination, the amount collected in connection therewith and the amount of any unreimbursed Property Protection Advances, Emergency Property Expenses, Extraordinary Expenses and other amounts due and unpaid under the related Mortgage Loan or Lease incurred in connection therewith.

Section 3.13 Annual Statement as to Compliance.

Each of the Property Manager and the Special Servicer shall deliver to the Issuers, to the Indenture Trustee and, in the case of the Special Servicer, to the Property Manager, as soon as available, and in any event by the 15th day after each March 31 of each year (or the next succeeding Business Day if any such day is not a Business Day) beginning in March 2015, an Officer’s Certificate stating, as to each officer signatory thereof, that (i) a review of the activities of the Property Manager or the Special Servicer, as the case may be, during the prior calendar year, and of its performance under this Agreement, has been made under the supervision of the signatories signing such Officer’s Certificate, and (ii) to the best of such signatory’s knowledge, based on such review, the Property Manager or the Special Servicer, as the case may be, complied in all material respects throughout such period with the minimum servicing standards in this Agreement and fulfilled in all material respects throughout such period its obligations under this Agreement or, if there was noncompliance with such standards or a default in the fulfillment of any such obligation in any material respect, such Officer’s Certificate shall include a description of such noncompliance or specify each such default, as the case may be, known to such signatory and the nature and status thereof.

Section 3.14 Reports by Independent Public Accountants.

On or before March 31 of each year, beginning in March 2015, each of the Property Manager and the Special Servicer, at its expense, shall cause an independent, registered public accounting firm (which may also render other services to the Property Manager or the Special Servicer, as the case may be) to furnish to the Issuers and the Indenture Trustee and, in the case of the Special Servicer, to the Property Manager a report containing such firm’s opinion that, on the basis of an examination conducted by such firm substantially in accordance with standards established by the American Institute of Certified Public Accountants, the officer’s assertion made pursuant to Section 3.13 by the Property Manager or the Special Servicer, as the case may be, is fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such institute’s standards require it to report and that such examination included tests in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, to the extent the procedures in such program are applicable to the servicing obligations set forth in this Agreement. In rendering such statement, such firm may rely, as to matters relating to direct servicing of leases and mortgage loans by Sub-Managers, upon comparable reports for examinations conducted substantially in accordance with such institute’s standards (rendered within one year of such report) of independent public accountants with respect to the related Sub-Manager.

Section 3.15 Access to Certain Information; Delivery of Certain Information.

(a) Each of the Property Manager and the Special Servicer shall afford to the other, to the Issuers, the Indenture Trustee, the Back-Up Manager and the Rating Agencies and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any holder of Notes or LLC Interests, reasonable access to any documentation regarding the Leases, Mortgage Loans and Mortgaged Properties and its servicing thereof within its control, except to the extent it is prohibited from doing so by applicable law, rule or regulation or contract or to the extent such information is subject to a privilege under applicable law. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Property Manager or the Special Servicer, as the case may be, designated by it.

(b) The Property Manager or the Special Servicer shall notify the Rating Agencies, the Back-Up Manager and the Indenture Trustee of any Mortgaged Property whose Tenant has ceased to exercise its business activity on such Mortgaged Property within 30 days of becoming aware of such a circumstance.

Section 3.16 Title to REO Property.

(a) If title to any REO Property is acquired by the Special Servicer on behalf of the Issuer, the deed or certificate of sale shall be issued to the applicable Issuer. Upon acquisition of such REO Property, the Special Servicer shall, if any amounts remain due and owing under the related Mortgage Note, cause the applicable Issuer to execute and deliver to the Indenture Trustee or the Collateral Agent a new Mortgage (along with appropriate Financing Statements), as applicable, in favor of the Indenture Trustee or the Collateral Agent to secure the lien of the Indenture.

(b) The Special Servicer shall remit to the Property Manager for deposit in the Collection Account or Release Account, as applicable, upon receipt, all REO Revenues, Property Insurance Proceeds and Liquidation Proceeds received in respect of an REO Property or Specially Serviced Asset.

Section 3.17 Management of REO Properties and Mortgaged Properties relating to Defaulted Assets.

(a) [Reserved].

(b) At any time that a Mortgaged Property is not subject to a Mortgage Loan or a Lease or is subject to a Mortgage Loan or a Lease that is (or relates to) a Defaulted Asset or with respect to an REO Property or a Terminated Lease Property, the Special Servicer’s decision as to how such Mortgaged Property or REO Property shall be managed and operated shall be based on the good faith and reasonable judgment of the Special Servicer as to the best interest of the applicable Issuer and the Noteholders by maximizing (to the extent commercially feasible) the net after-tax revenues received by the applicable Issuer with respect to such property and, to the extent consistent with the foregoing, in the same manner as would commercial loan and lease servicers and asset managers operating property comparable to the respective Mortgaged Property ~~or~~, REO Property or Terminated Lease Property under the Servicing Standard. The applicable Issuer, the Indenture Trustee and the Special Servicer may consult with counsel at the expense of the applicable Issuer in connection with determinations required under this Section 3.17(b). Neither the Indenture Trustee nor the Special Servicer shall be liable to the Issuers, the holders of the Notes, the other parties hereto or each other, nor shall the applicable Issuer be liable to the other Issuers, any such holders or to the other parties hereto, for errors in judgment made in good faith in the exercise of their discretion while performing their respective duties, obligations and responsibilities under this Section 3.17(b). Nothing in this Section 3.17(b) is intended to prevent the sale or re-lease of a Mortgaged Property ~~or~~, REO Property or Terminated Lease Property pursuant to the terms and subject to the conditions of Section 3.18 and Article VII, as applicable.

(c) The Special Servicer shall have full power and authority to do any and all things in connection with the servicing and administration of any Defaulted Asset and Mortgaged Property subject to a Defaulted Asset and any REO Property or Terminated Lease Property as are consistent with the Servicing Standard and, consistent therewith, shall request that the Property Manager make, and the Property Manager shall make, Property Protection Advances, or pay (or cause to be paid) Emergency Property Expenses from funds on deposit in the Collection Account, necessary for the proper operation, management, maintenance and disposition of such Mortgaged Property ~~or~~, REO Property or Terminated Lease Property, including:

(i) all insurance premiums due and payable in respect of such Mortgaged Property ~~or~~, REO Property or Terminated Lease Property;

(ii) all real estate and personal property taxes and assessments in respect of such Mortgaged Property ~~or~~, REO Property or Terminated Lease Property that may result in the imposition of a lien thereon (including taxes or other amounts that could constitute liens prior to or on parity with the lien of the related Mortgage);

(iii) [Reserved]; and

(iv) all costs and expenses necessary to maintain, lease, sell, protect, manage, operate and restore such Mortgaged Property ~~or~~, REO Property or Terminated Lease Property.

Notwithstanding the foregoing, the Property Manager shall have no obligation to make any such Property Protection Advance if (as evidenced by an Officer’s Certificate delivered to the applicable Issuer and the Indenture Trustee) the Property Manager determines, in accordance with the Servicing Standard, that such payment would be a Nonrecoverable Property Protection Advance. The Special Servicer shall submit requests to make Property Protection Advances to the Property Manager not more than once per month unless the Special Servicer determines on an emergency basis in accordance with the Servicing Standard that earlier payment is required to protect the interests of the Issuers and the Noteholders.

Section 3.18 Sale and Exchange of Mortgage Loans, Leases and Mortgaged Properties.

(a) The Property Manager, the Special Servicer and the applicable Issuer may sell or purchase, or permit the sale or purchase of, a Mortgage Loan or Mortgaged Property only on the terms and subject to the conditions set forth in this Section 3.18 or as otherwise expressly provided in or contemplated hereunder. Except with respect to repurchases or substitutions by a related Originator or the Support Provider due to a Collateral Defect, an Issuer may only sell or exchange a Mortgaged Property or Mortgage Loan to or with any of its Affiliates subject to the applicable conditions (if any) set forth in the Indenture (including any applicable Series Supplement) and herein.

(b) The Special Servicer shall act on behalf of the applicable Issuer and the Indenture Trustee in negotiating and taking any other action necessary or appropriate in connection with the sale of any Defaulted Asset, Lease related to a Defaulted Asset, Terminated Lease Property or REO Property and the collection of all amounts payable in connection therewith. The Special Servicer shall take such actions as it determines in accordance with the Servicing Standard will be in the best interests of the applicable Issuer and the Noteholders, including, in the case of a Terminated Lease Property, the Special Servicer shall use reasonable efforts, consistent with the Servicing Standard, to (i) attempt to induce another Tenant to assume the obligations under the existing Lease, with or without modification, (ii) lease the Terminated Lease Property under a new Lease on economically desirable terms or (iii) dispose of the related Mortgaged Property. The decision to enter into a lease assumption or re-lease the Terminated Lease Property shall be made by the Special Servicer in accordance with the Servicing Standard. If the Special Servicer is successful in re-leasing the related Mortgaged Property, a new Appraised Value will be determined in the Special Servicer’s discretion. Any sale of a Mortgage Loan, Mortgaged Property, Lease, Defaulted Asset, Terminated Lease Property or REO Property shall be free and clear of the lien of the Indenture and shall be final and without recourse to the applicable Issuer or the Indenture Trustee. If such sale is consummated in accordance with the terms of this Agreement, none of the Property Manager, the Special Servicer or the Indenture Trustee shall have any liability to the Issuers or any holder of Notes with respect to the purchase price therefor accepted by the Property Manager, the Special Servicer or the Indenture Trustee, as the case may be.

Section 3.19 Modifications, Waivers, Amendments and Consents.

(a) The Property Manager and the Special Servicer each may, consistent with the Servicing Standard, agree to any modification, waiver or amendment of any term of, forgive any Lease or Mortgage Loan payment on, permit the release of the Obligor on or guarantor of, or approve of the assignment of a Tenant’s interest in its Lease with respect to, or the sublease of all or a portion of, any Mortgaged Property, Lease or Mortgage Loan it is required to service and administer hereunder, without the consent of the Issuers, the Indenture Trustee, any holder of Notes or any Controlling Party or Requisite Global Majority; provided; that (i) in the reasonable judgment of the party agreeing to any such amendment, such amendment will not cause the Current Cashflow Coverage Ratio to be reduced to or below 1.30 or, if the Current Cashflow Coverage Ratio is already equal to or lower than 1.30, will not cause the Current Cashflow Coverage Ratio to be further reduced and (ii) in the reasonable judgment of the party agreeing to any such amendment, such amendment is in the best interest of the Noteholders and will not have an adverse effect on the Collateral Value of the related Mortgaged Property (in the case of any such amendment with respect to a Lease) or Mortgage Loan (in the case of any such amendment with respect to a Mortgage Loan); provided; that any such amendment (x) in connection with a Delinquent Asset or Defaulted Asset, (y) that is required by the terms of the applicable Lease or Mortgage Loan or (z) with respect to which the Rating Condition is satisfied, shall not be subject to the foregoing restrictions set forth in (i) or (ii) above;

(b) From time to time, subject to the Servicing Standard and upon satisfaction of the Rating Agency Notification Condition, the Property Manager or Special Servicer, as applicable, shall be entitled (on behalf of the Issuer and the Indenture Trustee) to release an immaterial portion of any Mortgaged Property that it is then administering from the lien of the Indenture and the Mortgage (and simultaneously release the Issuer’s interest in such portion of such Mortgaged Property) or consent to, or make, an immaterial modification with respect to any Mortgaged Property that it is then administering; provided, that, such Property Manager or Special Servicer shall have certified that it reasonably believes that such release or modification (both individually and collectively with any other similar releases or modifications with respect to such Mortgaged Property) will not materially adversely affect (i) the Appraised Value of such Mortgaged Property or (ii) the Noteholders’ or the holders’ of the Related Series Notes interests in such Mortgaged Property;

(c) The Property Manager and the Special Servicer each may, as a condition to its granting any request by an Obligor for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within the Property Manager’s or Special Servicer’s, as the case may be, discretion pursuant to the terms of the instruments evidencing or securing the related Lease or Mortgage Loan and is permitted by the terms of such Lease or Mortgage Loan, require that such Obligor pay to it, as Additional Servicing Compensation, a reasonable or customary fee for the additional services performed in connection with such request, together with any related costs and expenses incurred by it; and

(d) All modifications, waivers, amendments and other actions entered into or taken in respect of a Lease or Mortgage Loan pursuant to this Section 3.19 shall be in writing. Each of the Property Manager and the Special Servicer shall notify the other such party and the Issuers and the Indenture Trustee, in writing, of any modification, waiver, amendment or other action entered into or taken in respect of any Lease or Mortgage Loan pursuant to this Section 3.19 and the date thereof, and shall deliver to the Custodian for deposit in the related Lease File or Loan File an original counterpart of the agreements relating to such modification, waiver, amendment or other action, promptly (and in any event within ten (10) Business Days) following the execution thereof.

Section 3.20 Transfer of Servicing Between Property Manager and Special Servicer; Record Keeping.

(a) Upon determining that a Servicing Transfer Event has occurred with respect to any Lease or Mortgage Loan and if the Property Manager is not also the Special Servicer, the Property Manager shall immediately give notice thereof, and shall deliver the related Servicing File, to the Special Servicer, and shall use its best efforts to provide the Special Servicer with all information, documents (or copies thereof) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such Lease or Mortgage Loan reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto without acting through a Sub-Manager. The Property Manager shall use its best efforts to comply with the preceding sentence within five (5) Business Days of the occurrence of each related Servicing Transfer Event.

Upon determining that a Specially Serviced Asset has become a Corrected Lease or Corrected Loan and if the Property Manager is not also the Special Servicer, the Special Servicer shall immediately give notice thereof, and shall return the related Servicing File, to the Property Manager and, upon giving such notice and returning such Servicing File, to the Property Manager, (i) the Special Servicer’s obligation to service such Corrected Lease or Corrected Loan shall terminate, (ii) the Special Servicer’s right to receive the Special Servicing Fee with respect to such Corrected Lease or Corrected Loan shall terminate, and (iii) the obligations of the Property Manager to service and administer such Lease or Mortgage Loan shall resume, in each case, effective as of the first day of the calendar month following the calendar month in which such notice was delivered and return effected.

(b) In servicing any Specially Serviced Assets, the Special Servicer shall provide to the Custodian, for the benefit of the Indenture Trustee, originals of documents included within the definition of “Lease File” for inclusion in the related Lease File and “Loan File” for inclusion in the related Loan File (with a copy of each such original to the Property Manager), and copies of any additional related Lease and Mortgage Loan information, including correspondence with the related Obligor.

(c) Notwithstanding anything in this Agreement to the contrary, in the event that the Property Manager and the Special Servicer are the same Person, all notices, certificates, information and consents required to be given by the Property Manager to the Special Servicer or vice versa shall be deemed to be given without the necessity of any action on such Person’s part.

Section 3.21 Sub-Management Agreements.

(a) The Property Manager and the Special Servicer may enter into Sub-Management Agreements to provide for the performance by third parties of any or all of their respective obligations hereunder; provided, that, in each case, the Sub-Management Agreement: (i) is consistent with this Agreement in all material respects and requires the Sub-Manager to comply with all of the applicable conditions of this Agreement; (ii) provides that if the Property Manager or the Special Servicer, as the case may be, shall for any reason no longer act in such capacity hereunder (including by reason of a Servicer Replacement Event), any Back-Up Manager, Successor Property Manager or Successor Special Servicer, may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Property Manager or the Special Servicer, as the case may be, under such agreement or, alternatively, may (or the Indenture Trustee may) terminate such Sub-Management Agreement without cause and without payment of any penalty or termination fee; (iii) provides that the Issuers, the Back-Up Manager, the Indenture Trustee, the other parties hereto and, as and to the extent provided herein, the third party beneficiaries hereof shall be third party beneficiaries under such agreement, but that (except to the extent the Back-Up Manager or Successor Property Manager or Successor Special Servicer assumes the obligations of the Property Manager or the Special Servicer, as the case may be, under the applicable Sub-Management Agreement as contemplated by the immediately preceding clause (ii) and, in such case, only from the date of such assumption) none of the Issuers, the Indenture Trustee, the Back-Up Manager, any other party hereto, any successor Property Manager or Special Servicer, as the case may be, any holder of Notes or LLC Interests or any other third party beneficiary hereof shall have any duties under such agreement or any liabilities arising therefrom; (iv) permits any purchaser of a Mortgaged Property and any related Lease or Mortgage Loan pursuant to this Agreement to terminate such Sub-Management Agreement with respect to such purchased Mortgaged Property and related Lease or Mortgage Loan at its option and without penalty; (v) does not permit the Sub-Manager to enter into or consent to any modification, waiver or amendment or otherwise take any action on behalf of the Property Manager or Special Servicer, as the case may be, contemplated by Section 3.19 without the written consent of the Property Manager or Special Servicer, as the case may be; and (vi) does not permit the Sub-Manager any rights of indemnification that may be satisfied out of the Collateral (it being understood that any Sub-Manager shall be entitled to recover amounts in respect of Property Protection Advances as described in the following paragraph). In addition, each Sub-Management Agreement entered into by the Property Manager shall provide that such agreement shall terminate with respect to any Lease and the related Mortgaged Property, and any Mortgage Loan serviced thereunder at the time such Lease or Mortgage Loan becomes a Specially Serviced Asset, and each Sub-Management Agreement entered into by the Special Servicer shall relate only to Specially Serviced Assets and shall terminate with respect to any such Lease or Mortgage Loan that ceases to be a Specially Serviced Asset, in each case pursuant to the terms hereof.

The Property Manager and the Special Servicer shall each deliver to the Issuers and the Indenture Trustee copies of all Sub-Management Agreements, and any amendments thereto and modifications thereof, entered into by it, promptly upon its execution and delivery of such documents. References in this Agreement to actions taken or to be taken by the Property Manager or the Special Servicer include actions taken or to be taken by a Sub-Manager on behalf of the Property Manager or the Special Servicer, as the case may be, and in connection therewith, all amounts advanced by any Sub-Manager to satisfy the obligations of the Property Manager hereunder to make Advances shall be deemed to have been advanced by the Property Manager out of its own funds and, accordingly, such amounts constituting Advances shall be recoverable by such Sub-Manager in the same manner and out of the same funds as if such Sub-Manager were the Property Manager. For so long as they are outstanding, Advances shall accrue Advance Interest in accordance with the terms hereof, such interest to be allocable between the Property Manager and such Sub-Manager as they may agree. For purposes of this Agreement, the Property Manager and the Special Servicer each shall be deemed to have received any payment, and shall be obligated to handle such payment in accordance with the terms of this Agreement, when a Sub-Manager retained by it receives such payment. The Property Manager and the Special Servicer each shall notify the other, the Issuers and the Indenture Trustee in writing promptly of the appointment by it of any Sub-Manager.

(b) The Property Manager shall have determined to its commercially reasonable satisfaction that each Sub-Manager shall be authorized to transact business, and shall have obtained all necessary licenses and approvals, in each jurisdiction in which the failure to be so authorized or qualified or to have obtained such licenses would adversely affect its ability to carry out its obligations under the Sub-Management Agreement to which it is a party.

(c) The Property Manager and the Special Servicer, for the benefit of the Issuers, shall (at no expense to the Issuers or the Indenture Trustee) monitor the performance and enforce the obligations of their respective Sub-Managers under the related Sub-Management Agreements. Such enforcement, including the legal prosecution of claims, termination of Sub-Management Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Property Manager or the Special Servicer, as applicable, in its good faith and reasonable judgment, would require were it the owner of the Mortgaged Properties and the Mortgage Loans. Subject to the terms of the related ~~SubManagement~~Sub-Management Agreement, the Property Manager and the Special Servicer shall each have the right to (in its sole discretion and without the consent of any other person) remove a Sub-Manager retained by it at any time it considers such removal to be in the best interests of the Issuers.

(d) In the event that the Back-Up Manager has succeeded to the rights and assumed the obligations hereunder, of the Property Manager or the Special Servicer, then the Back-Up Manager shall succeed to the rights and assume the obligations of the Property Manager or the Special Servicer, as applicable, under any Sub-Management Agreement, unless the Indenture Trustee elects to terminate any such Sub-Management Agreement in accordance with its terms. In any event, if a Sub-Management Agreement is to be assumed by the Back-Up Manager, then the predecessor Property Manager or the Special Servicer, as applicable, at its expense, shall, upon request of the Back-Up Manager, deliver to the Back-Up Manager all documents and records relating to such Sub-Management Agreement and the Mortgaged Properties and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held on behalf of it thereunder, and otherwise use its best efforts to effect the orderly and efficient transfer of the Sub-Management Agreement to the assuming party.

(e) Notwithstanding any Sub-Management Agreement, the Property Manager and the Special Servicer shall remain obligated and liable to the Issuers, the Noteholders, the Indenture Trustee and each other for the performance of their respective obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if each alone were servicing and administering the Mortgage Loans, the Mortgaged Properties and Leases for which it is responsible.

(f) Except as otherwise expressly provided for herein, the Property Manager or Special Servicer, as applicable, will be solely liable for all fees owed by it to any Sub-Manager, irrespective of whether its compensation pursuant to this Agreement is sufficient to pay such fees.

(g) Each of the Property Manager and the Special Servicer shall have all the limitations upon liability and all the indemnities for the actions and omissions of any such Sub-Manager retained by it that it has for its own actions hereunder.

(h) For the avoidance of doubt, this Section 3.21 shall not apply to any delegation of obligations pursuant to Section 6.04(a) following a Permitted Replacement Event or Section 6.04(b) following a Permitted Termination Event.

ARTICLE IV

REPORTS

Section 4.01 Reports to the Issuers, the Indenture Trustee and the Insurers.

(a) Not later than 2:00 p.m. (New York City time), three (3) Business Days prior to each Payment Date, the Property Manager shall deliver to each of the Issuers and the Indenture Trustee a report containing the information specified on Exhibit F hereto, and such other information with respect to the Mortgage Loans, the Leases and Mortgaged Properties as the Indenture Trustee may reasonably request (such report, the “Determination Date Report”), reflecting information as of the close of business on the last day of the related Collection Period, in a mutually agreeable electronic format. The Determination Date Report and any written information supplemental thereto shall include such information with respect to the Mortgage Loans, the Leases and Mortgaged Properties as is required by the Indenture Trustee for purposes of making the payments required by Section 2.11(b) of the Indenture and the calculations and reports referred to in Section 6.01 of the Indenture and otherwise therein, in each case as set forth in the written specifications or guidelines issued by any of the Issuers of the Indenture Trustee, as the case may be, from time to time. The Property Manager shall also provide to the Indenture Trustee the wire instructions for the relevant parties to which payments under Section 2.11(b) of the Indenture will be made. The Determination Date Report shall also contain a certification by the Property Manager that the Issuers have not incurred any indebtedness except indebtedness permitted by the Transaction Documents. Such information shall be delivered by the Property Manager to each of the Issuers and the Indenture Trustee in agreed-upon format and such electronic or other form as may be reasonably acceptable to the Issuers and the Indenture Trustee. The Special Servicer shall from time to time (and, in any event, as may be reasonably required by the Property Manager) provide the Property Manager with such information regarding the Specially Serviced Assets as may be necessary for the Property Manager to prepare each Determination Date Report and any supplemental information to be provided by the Property Manager to the Issuers or the Indenture Trustee.

(b) Not later than 2:00 p.m. (New York City time), three (3) Business Days prior to each Payment Date, the Special Servicer shall deliver to the Property Manager and the Indenture Trustee a report containing such information relating to the Specially Serviced Assets and in such form as the Indenture Trustee may reasonably request (such report, the “Special Servicer Report”), reflecting information as of the close of business on the last day of the related Collection Period. For the avoidance of doubt, the Special Servicer Report may be included in the Determination Date Report.

(c) Not later than the 30th day following the end of each calendar quarter, commencing with the quarter ended September 30, 2014, the Special Servicer shall deliver to the Indenture Trustee and the Property Manager a report containing such information and in such form as the Indenture Trustee may reasonably request (such report a “Modified Collateral Detail and Realized Loss Report”) with respect to all operating statements and other financial information collected or otherwise obtained by the Special Servicer pursuant to Section 3.12(b) during such calendar quarter.

Section 4.02 Use of Agents.

The Property Manager may at its own expense utilize agents or attorneys-in-fact, including Sub-Managers, in performing any of its obligations under this Article IV, but no such utilization shall relieve the Property Manager from any of such obligations, and the Property Manager shall remain responsible for all acts and omissions of any such agent or attorney-in-fact. The Property Manager shall have all the limitations upon liability and all the indemnities for the actions and omissions of any such agent or attorney-in-fact that it has for its own actions hereunder pursuant to Article V, and (except as set forth in Section 3.21(a)) any such agent or attorney-in-fact shall have the benefit of all the limitations upon liability, if any, and all the indemnities provided to the Property Manager under Section 5.03(a). Such indemnities shall be expenses, costs and liabilities of the Issuers, and any such agent or attorney-in-fact shall be entitled to be reimbursed (to the same extent the Property Manager would be entitled to be reimbursed) as provided in Section 2.11 of the Indenture.

ARTICLE V

THE PROPERTY MANAGER AND THE SPECIAL SERVICER

Section 5.01 Liability of the Property Manager and the Special Servicer.

The Property Manager and the Special Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Property Manager and the Special Servicer, respectively, herein.

Section 5.02 Merger, Consolidation or Conversion of the Property Manager and the Special Servicer.

Subject to the following paragraph, the Property Manager and the Special Servicer shall each keep in full effect its existence, rights and franchises as a partnership, corporation, bank or association under the laws of the jurisdiction of its formation, and each will obtain and preserve its qualification to do business as a foreign partnership, corporation, bank or association in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Leases and the Mortgage Loans and to perform its respective duties under this Agreement.

Each of the Property Manager and the Special Servicer may be merged or consolidated with or into any Person, or may transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Property Manager or the Special Servicer is a party, or any Person succeeding to the business of the Property Manager or the Special Servicer, will be the successor Property Manager or the successor Special Servicer, as the case may be, hereunder, and each of the Property Manager and the Special Servicer may transfer any or all of its rights and obligations under this Agreement to any Person; provided, however, that no such successor, surviving Person or transferee shall succeed to the rights of the Property Manager or the Special Servicer unless (a) the Rating Condition is satisfied or (b) such successor is an affiliate of the Property Manager or the Special Servicer and the obligations of such successor hereunder are guaranteed by the Support Provider.

Section 5.03 Limitation on Liability of the Property Manager, the Special Servicer and the Back-Up Manager; Environmental Liabilities.

(a) None of the Property Manager, the Special Servicer or the Back-Up Manager or any director, partner, member, manager, officer, employee or agent of any such party or Control Person over any of them shall be under any liability to the Issuers, the Indenture Trustee, the Collateral Agent, the Custodian or the holders of the Notes or the LLC Interests or any other Person for any action taken, or not taken, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that none of the Property Manager, the Special Servicer or the Back-Up Manager shall be protected against any liability that would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of obligations or duties hereunder. The Property Manager and the Special Servicer and the Back-Up Manager (each, an “Applicable Party”) and any director, officer, partner, member, manager, employee or agent of any such person or Control Person of any of them shall be entitled to indemnification by the Issuers, payable, subject to Section 5.04 of the Indenture and pursuant to Section 2.11 of the Indenture, against any loss, liability or expense incurred in connection with the performance of duties or obligations hereunder or under any other Transaction Document or in connection with any legal action that relates to this Agreement or any other Transaction Document; provided, however, that such indemnification shall not extend to any loss, liability or expense incurred by reason of misfeasance, bad faith or negligence in the performance of obligations or duties under this Agreement. Each Applicable Party shall indemnify the Issuers, the Indenture Trustee and the Collateral Agent and any director, officer, employee, agent or Control Person of any of them against any loss, liability or expense resulting from the misfeasance, bad faith or negligence in the performance of such Applicable Party’s duties or obligations under this Agreement. No Applicable Party shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under this Agreement and that in its opinion may involve it in any expense or liability; provided, however, that each Applicable Party shall be permitted, at its sole discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties hereto or the interests of any Issuer hereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, shall be reimbursed by the Issuers in accordance with Section 2.11(b) of the Indenture.

(b) The Property Manager shall enforce or pursue in accordance with the Servicing Standard any claim for payment, indemnity or reimbursement available to any of the Issuers or the Indenture Trustee in respect of any environmental liabilities, losses, claims, costs or expenses, including, without limitation, any right to payment under an Environmental Indemnity Agreement or a Performance Undertaking. The Property Manager shall seek payment from the Support Provider for any indemnities due under an Environmental Indemnity Agreement to the extent any such amounts are not paid by the applicable Issuer on a current basis from the Available Amount on any Payment Date in accordance with Section 2.11(b) of the Indenture. Any amounts advanced by Spirit Realty, in its capacity as Property Manager, in respect of environmental matters that are payable by the applicable Issuer under an Environmental Indemnity Agreement and are not reimbursed on a current basis as described above, shall be deemed to be payment by Spirit Realty, in its capacity as Support Provider, and Spirit Realty shall not be entitled to reimbursement of any such amounts as a Property Protection Advance.

Section 5.04 Term of Service; Property Manager and Special Servicer Not to Resign.

Subject to (and without limiting) Section 5.02, Section 6.04(a) and Section 6.04(b), hereof, neither the Property Manager nor the Special Servicer shall resign from the obligations and duties hereby imposed on it, except upon determination that the performance of its duties hereunder is no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, such other activities causing such a conflict being of a type and nature carried on by the Property Manager or the Special Servicer, as the case may be, at the date of this Agreement. Any such determination permitting the resignation of the Property Manager or the Special Servicer, as applicable, shall be evidenced by an Opinion of Counsel to such effect that shall be delivered to the Issuers and the Indenture Trustee. No such resignation shall become effective until a successor shall have assumed the responsibilities and obligations of the resigning party hereunder. If within one hundred twenty (120) days of the date of such determination, no successor shall have assumed the applicable responsibilities and obligations of the resigning party, such Property Manager or Special Servicer shall be permitted to petition a court of competent jurisdiction to appoint a successor.

Notwithstanding anything to the contrary herein, each of the Property Manager and the Special Servicer may cause all or part of the obligations and duties imposed on it by this Agreement to be assumed by, and may assign part or all of its rights, benefits or privileges hereunder to, another Person; provided, that (i) the assuming party is an Eligible Successor and (ii) unless the assuming party or assignee is an Affiliate of the Property Manager or Special Servicer whose obligations and duties hereunder are guaranteed by the Support Provider, the Rating Condition shall have been satisfied with respect to any such assumption or assignment. Upon any such assignment or assumption, the Property Manager and/or the Special Servicer, as applicable, shall be relieved from all liability hereunder for acts or omissions the assuming Person or assignee, as applicable, occurring after the date of such assignment or assumption.

If the Property Manager, Special Servicer or Back-Up Manager shall resign pursuant to this Section 5.04 or be removed pursuant to Section 6.01, then such resigning Property Manager, Special Servicer or Back-Up Manager, as applicable, must pay all reasonable costs and expenses associated with the transfer of its duties and cooperate reasonably with its successor in order to effect such transfer.

Except as provided herein, neither the Property Manager nor the Special Servicer shall assign or transfer any of its rights, benefits or privileges hereunder to any other Person or delegate to or subcontract with, or authorize or appoint, any other Person to perform any of the duties, covenants or obligations to be performed by it hereunder, or cause any other Person to assume such duties, covenants or obligations. If, pursuant to any provision hereof, all of the duties and obligations of the Property Manager or the Special Servicer are transferred by an assignment and assumption to a successor thereto, the entire amount of compensation payable to the Property Manager or the Special Servicer, as the case may be, that accrues pursuant hereto from and after the date of such transfer shall be payable to such successor.

Section 5.05 Rights of Certain Persons in Respect of the Property Manager and the Special Servicer.

Each of the Property Manager and the Special Servicer shall afford to the other and, also to the Issuers and the Indenture Trustee, upon reasonable notice, during normal business hours, (a) access to all records maintained by it relating to the Mortgage Loans, Mortgaged Properties and Leases included in the Collateral Pool and in respect of its rights and obligations hereunder and (b) access to such of its officers as are responsible for such obligations; provided, that, in no event shall the Property Manager or Special Servicer be required to take any action that violates applicable law, contract or regulation. The Issuers may, but are not obligated to, enforce the obligations of the Property Manager and the Special Servicer hereunder and may, but are not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Property Manager or the Special Servicer hereunder, or, in connection with any such defaulted obligation, exercise the related rights of the Property Manager or the Special Servicer hereunder; provided, however, that neither the Property Manager nor the Special Servicer shall be relieved of any of its obligations hereunder by virtue of such performance by any such Issuer or its designee. The Issuer shall not have any responsibility or liability for any action or failure to act by or with respect to the Property Manager or the Special Servicer.

Section 5.06 [Reserved].

Section 5.07 Property Manager or Special Servicer as Owner of Notes.

The Property Manager or an Affiliate of the Property Manager, or the Special Servicer or an Affiliate of the Special Servicer, may become the holder of any Notes or any LLC Interests with the same rights (unless otherwise expressly provided in a Transaction Document) as it would have if it were not the Property Manager, the Special Servicer or any such Affiliate. If, at any time during which the Property Manager, the Special Servicer or any of their respective Affiliates is the holder of any Note or LLC Interest, the Property Manager or the Special Servicer proposes to take or omit to take action (i) which action or omission is not expressly prohibited by the terms hereof and would not, in the Property Manager or the Special Servicer’s good faith judgment, violate the Servicing Standard, and (ii) which action, if taken, or omission, if made, might nonetheless, in the Property Manager’s or the Special Servicer’s good faith judgment, be considered by other Persons to violate the Servicing Standard, the Property Manager or the Special Servicer may, but need not, seek the approval of the holders of the Notes and the LLC Interests to such action or omission by delivering to the Issuers and the Indenture Trustee a written notice that (a) states that it is delivered pursuant to this Section 5.07, (b) identifies the portion of Notes and LLC Interests beneficially owned by the Property Manager or the Special Servicer or any Affiliate of the Property Manager or the Special Servicer, and (c) describes in reasonable detail the action that the Property Manager or the Special Servicer, as the case may be, proposes to take or omit. Upon receipt of such notice, the Issuers shall forward such notice to the applicable holders of the LLC Interests. If, at any time, the Requisite Global Majority separately consent in writing to the proposal described in the such notice, and if the Property Manager or the Special Servicer, as the case may be, takes action and/or omits to take action as proposed in such notice, such action and/or omission will be deemed to comply with the Servicing Standard. It is not the intent of the foregoing provision that the Property Manager or the Special Servicer be permitted to invoke the procedure set forth herein with respect to routine servicing matters arising hereunder, but rather in the case of unusual circumstances.

ARTICLE VI

SERVICER REPLACEMENT EVENTS

Section 6.01 Servicer Replacement Events.

(a) “Servicer Replacement Event~~,~~” wherever used herein with respect to the Property Manager or Special Servicer, means any one of the following events:

(i) any failure by the Property Manager or the Special Servicer to remit or deposit moneys, as required under the Indenture or this Agreement, to the Collection Account, the Release Account or the Payment Account, which failure remains unremedied for ~~one~~two (~~1~~2) Business Day after the earlier of (x) the date on which notice of such failure, requiring the same to be remedied, is given to the Property Manager or Special Servicer, as applicable, by the Indenture Trustee, or to such Property Manager or Special Servicer, as applicable, and the Indenture Trustee by the Noteholders holding at least 25% of the Aggregate Series Principal Balance and (y) actual knowledge of such failure by such Property Manager or Special Servicer, as applicable; or

(ii) the Property Manager fails to make any P&I Advance as required by this Agreement;

(iii) the Property Manager fails to make any Property Protection Advance or fails to pay (or, in the event the Property Manager is Spirit Realty, fails to direct the Indenture Trustee to pay) any Emergency Property Expenses from funds on deposit in the Collection Account, in each case as required by the Indenture or this Agreement, which failure remains unremedied for ~~three~~four (~~3~~4) Business Days after the earlier of (x) the date on which notice of such failure, requiring the same to be remedied, shall have been given to such Property Manager by the Indenture Trustee, or to such Property Manager and the Indenture Trustee by the Noteholders holding at least 25% of the Aggregate Series Principal Balance and (y) actual knowledge of such failure by such Property Manager; or

(iv) either the Property Manager or the Special Servicer fails to comply in any material respect with any other of the covenants or agreements on the part of the Property Manager or the Special Servicer, as the case may be, contained in this Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure shall have been received by the Property Manager or the Special Servicer, as applicable ~~(15 days in the case of a failure to pay the premium for any insurance policy required to be maintained pursuant to this Agreement or such fewer days as may be required to avoid the commencement of foreclosure proceedings for unpaid real estate taxes or the lapse of insurance, as applicable)~~; provided, however, that if the failure is capable of being cured and such Property Manager or Special Servicer is diligently pursuing that cure, the 30 day period will be extended for another 30 days; or

(v) any breach on the part of the Property Manager or the Special Servicer of any representation or warranty contained in this Agreement that materially and adversely affects the interests of the Issuers or the Noteholders, and that continues unremedied for a period of 30 days after the date on which notice of such breach is given to the Property Manager or the Special Servicer, as applicable; provided, however, that if the breach is capable of being cured and such Property Manager or Special Servicer is diligently pursuing that cure, the 30 day period will be extended for another 30 days; or

(vi) (a) the Property Manager or the Special Servicer consents to the appointment of a receiver, liquidator, trustee or similar official relating to it or relating to all or substantially all of its assets or admits in writing its inability to pay its debts or takes other actions indicating its insolvency or inability to pay its obligations; or (b) a decree or order of a court having jurisdiction in any involuntary case for the appointment of a receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings is entered against the Property Manager or the Special Servicer and the decree or order remains in force for a period of 60 days; provided, that if any decree or order cannot be discharged, dismissed or stayed within the 60-day period, such Property Manager or Special Servicer will have an addition 30 days to effect the discharge, so long as it commenced proceedings to have the decree or order dismissed within the initial 60-day period and it is continuing to pursue the discharge; or

(vii) either the Property Manager or Special Servicer assigns any of its obligations to any third party other than as permitted under this Agreement or any other Transaction Document and does not remedy such breach within five ~~business days~~Business Days of such assignment; or

(viii) either the Property Manager or the Special Servicer fails to observe any material reporting requirements under this Agreement, which failure remains unremedied 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Property Manager or the Special Servicer, as applicable, by any other party to this Agreement or the Indenture Trustee; or

(ix) any Issuer or the Indenture Trustee has received notice in writing from any Rating Agency then rating any Notes at the request of an Issuer citing servicing concerns and stating that the continuation of the Property Manager or the Special Servicer in such capacity would ~~be the sole cause of or be a material reason for~~, in and of itself, result in a downgrade, qualification or withdrawal of any of the ratings then assigned by such Rating Agency or other nationally recognized statistical ratings organization to such Notes; or

(x) the declaration of an Indenture Event of Default; or

(xi) an Early Amortization Event occurs and is continuing that is reasonably determined by the ~~Backup~~Back-Up Manager (unless the Back-Up Manager is then serving as Property Manager or Special Servicer) or the Requisite Global Majority to be primarily attributable to acts or omissions of the Property Manager or the Special

Servicer rather than general market factors (provided that the occurrence of an Early Amortization Event determined to be attributable to the acts or omissions of a Property Manager or Special Servicer that has been replaced shall not cause a Servicer Replacement Event with respect to any Successor Property Manager or Successor Special Servicer (including the Back-Up Manager)); or

(xii) the Property Manager or the Special Servicer has engaged in fraud, gross negligence or willful misconduct in connection with its performance under this Agreement and such event could reasonably be expected to have a material adverse effect on the use, value or operation of the Collateral Pool (taken as a whole), and remains unremedied for 30 days after the Property Manager or the Special Servicer receives written notice thereof.

When a single entity acts as Property Manager and Special Servicer, a Servicer Replacement Event in one such capacity shall constitute a Servicer Replacement Event in each such capacity. In the event that the same entity is serving as both Property Manager and Special Servicer and such entity is terminated hereunder in one such capacity (in accordance with Section 6.01(b)), it shall automatically be terminated in both such capacities. Each of the Property Manager and the Special Servicer will notify the Indenture Trustee in writing of the occurrence of a Servicer Replacement Event or an event that, with the giving of notice or the expiration of any cure period, or both, would constitute a Servicer Replacement Event promptly upon obtaining actual knowledge thereof.

(b) (i)If any Servicer Replacement Event (other than any Servicer Replacement Event under Sections 6.01(a)(vi)) occurs with respect to the Property Manager or the Special Servicer (in either case, for purposes of this Section 6.01(b), the “Defaulting Party”) of which a responsible officer of the Indenture Trustee shall have actual knowledge shall occur, then the Indenture Trustee shall provide written notice thereof to the Noteholders requesting that the Noteholders (excluding Spirit Realty and its affiliates) direct the removal of the Property Manager and/or Special Servicer or waive such Servicer Replacement Event. In the event that, while such Servicer Replacement Event is continuing, the Requisite Global Majority directs the removal of such Property Manager and/or Special Servicer, as applicable, the Indenture Trustee will terminate such Property Manager or Special Servicer by notice in writing to the Defaulting Party (with a copy of such notice to each other party hereto). For the avoidance of doubt, no such direction may occur in the event that a Servicer Replacement Event is not continuing. Upon the occurrence of any Servicer Replacement Event under Sections 6.01(a)(vi) with respect to any Defaulting Party, such Defaulting Party shall be immediately terminated without any further action on the part of any other person. Following any such termination of a Defaulting Party as described in this Section 6.01(b), the Back-Up Manager shall replace the Defaulting Party as Property Manager and/or Special Servicer, as applicable, subject to and in accordance with Section 6.02(b) and shall have all the rights, duties and obligations of the Property Manager and/or Special Servicer, as applicable, hereunder until a Successor Property Manager or Successor Special Servicer, as applicable, shall have been appointed. Promptly after any such termination, the Indenture Trustee (acting at the written direction of the Requisite Global Majority) shall appoint a successor property manager (any property manager appointed in such manner, the “Successor Property Manager”) and/or a successor special servicer (~~the “~~any special servicer appointed in such manner, the “Successor Special Servicer”) in accordance with Section 6.01(b)(iii), each of which shall serve as and have all the rights, duties and obligations of the Property Manager and/or of the Special Servicer, as applicable, hereunder; provided, that any Successor Property Manager or Successor Special Servicer must be an Eligible Successor at the time of such appointment. Upon its appointment, the Successor Property Manager or Successor Special Servicer shall be the successor in all respects to the Property Manager or Special Servicer, as applicable, and shall be subject to all the responsibilities, duties and liabilities relating thereto placed upon the Property Manager or Special Servicer by the terms and provisions hereof; provided, that, no such Successor Special Servicer or Successor Property Manager shall have any liability with respect to any duties or obligations of the terminated Property Manager or Special Servicer, as applicable, accruing prior to the date of such appointment. Notwithstanding the foregoing, if a Servicer Replacement Event under Section 6.01(b)(ii) or (iii) occurs as a result of a failure by the Property Manager to make any Advance and the Back-Up Manager makes such Advance, for so long as the Property Manager has not reimbursed the amount of such Advance to the Back-Up Manager, the Back-Up Manager will have the right to immediately terminate the Property Manager (and the Special Servicer, if the Property Manager and the Special Servicer are the same entity) and become the Successor Property Manager (and the Successor Special Servicer, if the Property Manager being replaced and the Special Servicer are the same entity). In any such event, the Back-Up Manager shall be deemed to have been appointed the Successor Property Manager and, if applicable, the Successor Special Servicer hereunder (regardless of whether any of the other conditions of this Section 6.01(b) are satisfied).

(ii) ~~(i)~~ Unless otherwise expressly set forth herein, any such appointment of a Successor Property Manager or Successor Special Servicer, other than the Back-Up Manager, will be subject to (i) the satisfaction of the Rating Condition and (ii) the written agreement of the Successor Property Manager or Successor Special Servicer to be bound by the terms and conditions of this Agreement, together with an Opinion of Counsel regarding the enforceability of such agreement. Subject to the foregoing conditions set forth in Section 6.01(b), any person, including any holder of Notes or LLC Interests or any Affiliate thereof, may be appointed as Successor Property Manager or Successor Special Servicer.

(iii) ~~(ii)~~ In the event that a Successor Property Manager or Successor Special Servicer (other than the Back-Up Manager), as applicable, has failed to assume all of the duties and obligations of the Defaulting Party as provided in this Agreement within 30 days of written notice of termination to such Defaulting Party (the “Successor Replacement Date”), the Back-Up Manager shall automatically (and without further action and regardless of whether any of the other conditions of this Section 6.01(b) are satisfied) be (and shall have been deemed to have been appointed) the Successor Property Manager or the Successor Special Servicer, as applicable, under this Agreement; provided, however, that the Indenture Trustee shall (at the direction of the Requisite Global Majority) replace the Back-Up Manager acting as Successor Property Manager or Successor Special Servicer without cause upon 30 days written notice and appoint a new Successor Property Manager or Successor Special Servicer specified in such Requisite Global Majority’s direction; provided, that (i) such appointment shall be subject to the terms and conditions of the appointment of a Successor Property Manager or Successor Special Servicer, as applicable, set forth in this Section 6.01(b)(i) and (if) the Back-Up Manager shall continue serving as Property Manager or Special Servicer, as applicable, until such appointment is effected.

(iv) ~~(iii)~~ In the event that a Successor Property Manager or Successor Special Servicer, as applicable, other than the Back-Up Servicer has not been appointed within thirty (30) days of the applicable Successor Replacement Date, the Back-Up Manager may (but shall not be obligated to) direct the Indenture Trustee to appoint (for the avoidance of doubt, subject to the terms and conditions of the appointment of a Successor Property Manager or Successor Special Servicer, as applicable, set forth in ~~this Section~~Sections 6.01(b)(i) and (ii)) a Successor Property Manager or Successor Special Servicer designated by the Back-Up Manager (which successor will be subject to the criteria described above, including satisfaction of the Rating Condition); provided, that the Back-Up Manager will continue serving as Property Manager or Special Servicer, as applicable, until a Successor Property Manager or Successor Special Servicer, as applicable, has been so appointed. If the Back-Up Manager does not direct the Indenture Trustee to appoint a Successor Property Manager or Successor Special Servicer within ~~60~~30 days of the applicable Successor Replacement Date, then such Back-Up Manager will continue to serve as Property Manager or Special Servicer, as applicable, and will no longer be permitted to so direct the Indenture Trustee.

(v) ~~(iv)~~ Each of the Property Manager and the Special Servicer agrees that, if it is terminated pursuant to this Section 6.01(b), it shall (i) promptly (and in any event not later than ten (10) Business Days prior to the effective date of such termination) provide the Back-Up Manager or any Successor Property Manager or Successor Special Servicer, as applicable, with all documents and records in accordance with Section 6.02(b), (ii) cooperate with such successor in effecting the termination of the duties, obligations, responsibilities and rights of the Property Manager or Special Servicer hereunder and transferring such duties, obligations and responsibilities to such successor, (including carrying out the actions set forth in Section 6.02) and (iii) in the event that it receives any amounts that constitute Collateral, transfer such amounts to the Property Manager (it being understood that if the Property Manager has been terminated, such amounts shall be transferred to the Successor Property Manager that succeeds such Property Manager) within two (2) Business Days after receipt thereof; provided, however, that the Property Manager and the Special Servicer each shall, if terminated pursuant to this Section 6.01(b), continue to be obligated for or entitled to pay or receive all amounts accrued or owing by or to it under this Agreement on or prior to the date of such termination, whether in respect of Property Protection Advances or otherwise, and it and its directors, officers, employees and agents shall continue to be entitled to the benefits of Section 5.03(a) notwithstanding any such termination. Any Successor Property Manager or a Successor Special Servicer shall use reasonable efforts to diligently complete the physical transfer of servicing from the terminated Property Manager or Special Servicer, as applicable, with the cooperation of such Property Manager or Special Servicer.

Section 6.02 Successor Property Manager.

(a) In the event that a Successor Property Manager (including the Back-Up Manager) is appointed, the terminated Property Manager shall arrange for the delivery to the Successor Property Manager of all of the Servicing Files (other than with respect to any Specially Serviced Asset), which Servicing Files shall contain sufficient data to permit the Successor Property Manager to assume the duties of the Property Manager hereunder without delay on account of the absence of relevant servicing information. In the event that a Successor Special Servicer (including the Back-Up Manager) is appointed, the terminated Special Servicer shall arrange for the delivery to the Successor Special Servicer of all of the Servicing Files for any Specially Serviced Asset, which Servicing Files shall contain sufficient data to permit the Successor Special Servicer to assume the duties of the Special Servicer hereunder without delay on account of the absence of relevant servicing information. If the Back-Up Manager has made any Advances that the Property Manager was required to make but did not make which have not been reimbursed, any Successor Property Manager (other than the Back-Up Manager) will be required to reimburse the Back-Up Manager for such Advances as a condition to its appointment as successor (and any amount so reimbursed will be deemed to constitute Advances made by the Successor Property Manager).

(b) The Issuers, if they determine in their reasonable discretion that enforcement rights and/or remedies are available to the holders of the Notes against the terminated Property Manager or Special Servicer and it is prudent under the circumstances to enforce such rights, agree to enforce their rights under this Agreement against the terminated Property Manager or Special Servicer, including any rights they have to enforce each Defaulting Party’s obligation to fully cooperate in the orderly transfer and transition of servicing and otherwise comply with the terms of this Agreement. In the event that the Successor Special Servicer or Successor Property Manager discovers or becomes aware of any errors in any records or data of the terminated Special Servicer or Property Manager which impairs its ability to perform its duties hereunder, such Successor Property Manager or Successor Special Servicer shall notify the Issuers and the Indenture Trustee in writing of such errors and shall, at such terminated Special Servicer’s or Property Manager’s expense and upon the Issuers’ direction, undertake to correct or reconstruct such records or data.

(c) From and after the date of this Agreement until the Back-Up Manager becomes the Successor Property Manager, the Property Manager shall (i) provide or cause to be provided to the Back-Up Manager on the 20th day of each month, in electronic form, a complete data tape of the Mortgage Loan Schedule, the Mortgaged Property Schedule and such other information as any Issuer may reasonably deem necessary, including all information necessary to determine the Release Price with respect to any Mortgage Loan or Mortgaged Property and the original purchase price paid by any Issuer in respect of any Mortgage Loan or Mortgaged Property and (ii) make available to the Back-Up Manager a copy of each Determination Date Report, Modified Collateral Detail and Realized Loss Report and any Special Servicer Report. The Back-Up Manager will perform an initial comprehensive data integrity review and a monthly review of this information to determine whether it provides adequate information to enable the Back-Up Manager to perform its obligations hereunder as the Back-Up Manager. To the extent that the Back-Up Manager determines within ten (10) calendar days of its receipt of such information that such information is adequate for the Back-Up Manager to perform its obligations as the Back-Up Manager, the Back-Up Manager will provide the Issuers and the Indenture Trustee with written notice to that effect. To the extent that the Back-Up Manager determines within ten (10) calendar days of its receipt of such information that such information is inadequate for the Back-Up Manager to perform its obligations as the Back-Up Manager, the Back-Up Manager will provide prompt written notice to the Issuers and the Property Manager identifying any deficiencies in such information that do not enable the Back-Up Manager to perform its obligations as the Back-Up Manager. The Property Manager shall use its best efforts to provide any such deficient information to the Back-Up Manager within ten (10) calendar days of receipt of such notice from the ~~BackUp~~Back-Up Manager.

(d) Within ten (10) Business Days of the date of receipt from the Property Manager, the Back-Up Manager shall, in order to understand the purpose of each data field (and the interrelationships among such data fields), review the form of Determination Date Report, Modified Collateral Detail and Realized Loss Report and the Special Servicer Report, each in the form agreed to by the Property Manager and the Back-Up Manager. Provided the data in the Determination Date Report, the Special Servicer Report and the Modified Collateral Detail and Realized Loss Report are in a format readable by the Back-Up Manager, the Back-Up Manager shall create a set of conversion routines and database mapping programs, as necessary, that will enable the Back-Up Manager to (i) receive such data from the Property Manager on a monthly basis and to ensure that the data is readable, and (ii) independently generate such Determination Date Reports and Special Servicer Reports, as applicable, in the event that it is appointed Successor Property Manager or Successor Special Servicer.

(e) On a monthly basis, the Back-Up Manager shall (x) verify receipt of the Determination Date Report and the Special Servicer Report required to be delivered by the Property Manager, together with any other records and data supplied to the Issuers, Indenture Trustee or otherwise hereunder, by Property Manager with respect to the Mortgage Loans and Leases, and (y) verify that such records and data are in a readable format.

(f) The Back-Up Manager may resign from its obligations under this Agreement (i) with the consent of the Requisite Global Majority, (ii) upon a determination that the performance of its hereunder duties and obligations are no longer permitted under applicable law or (iii) if the Back-Up Manager identifies a successor back-up manager whose appointment as successor Back-Up Manager satisfies the Rating Condition, and in each case a written assumption agreement is executed whereby such successor assumes all rights, duties and obligations of the Back-Up Manager. No such resignation shall become effective a successor shall have assumed the responsibilities and obligations of the Back-Up Manager party hereunder.

Section 6.03 Additional Remedies of the Issuers and the Indenture Trustee upon a Servicer Replacement Event.

During the continuance of any Servicer Replacement Event, so long as such Servicer Replacement Event shall not have been remedied, in addition to the rights specified in Section 6.01, the Issuers shall have the right, and the Indenture Trustee shall have the right, in its own name and as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Noteholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Servicer Replacement Event.

Section 6.04 Replacement of the Servicer.

(a) Following the occurrence of the Spin-Off, Sprit Realty may elect by written notice to the Issuers and the Indenture Trustee to be replaced as Property Manager and Special Servicer by a direct or indirect wholly owned subsidiary that is a Taxable REIT Subsidiary (any such replacement, a “Permitted Replacement Event”); provided that (i) Spirit Realty has entered into a performance guarantee (a copy of which shall be provided to the Issuers and the Indenture Trustee) whereby Spirit Realty fully, unconditionally and irrevocably guarantees the all obligations, including financial obligations, of such subsidiary pursuant to this Agreement in such subsidiary’s capacity as successor Property Manager and Special Servicer and (ii) immediately after giving effect to such replacement, such subsidiary delegates all of its obligations under this Agreement to Spirit Realty and Spirit Realty accepts such delegation (which may involve an employee sharing agreement between Spirit Realty and the Taxable REIT Subsidiary) (as confirmed by an Officer’s Certificate of Spirit Realty and the applicable Taxable REIT Subsidiary). Any such appointment of a successor Property Manager or successor Special Servicer will be subject to the written agreement of the successor Property Manager or successor Special Servicer to be bound by the terms and conditions of this Agreement, together with an Opinion of Counsel delivered to the Issuers and the Indenture Trustee regarding the enforceability of such agreement.

(b) If a Qualified Deleveraging Event occurs or if the Corporate Asset Management Agreement is terminated for any reason, Spirit Realty (or any Taxable REIT Subsidiary that has been appointed Property Manager and/or Special Servicer) may resign or be replaced as Property Manager and Special Servicer (a “Permitted Termination Event”), in each case, upon 30 days prior written notice from Spirit Realty to the Issuers, or from the Issuers to Spirit Realty, as applicable, so long as (i) a Qualified Eligible Successor has been appointed Property Manager and Special Servicer, (ii) the Rating Condition has been satisfied and (iii) the successor Property Manager and/or successor Special Servicer has agreed in writing to be bound by the terms and conditions of this Agreement and the Indenture Trustee has received an Opinion of Counsel regarding the enforceability of such agreement. A “Qualified Eligible Successor” means any Eligible Successor that, immediately prior to giving effect to its appointment as Property Manager and/or Special Servicer, (i) owns and/or manages at least ten million (10,000,000) square feet of commercial property and (ii) has Net Assets of not less than $50,000,000 and covenants with the Indenture Trustee (on behalf of the Noteholders) to maintain Net Assets in at least such amount at all times. “Net Assets” for purposes of such definition means with respect to any entity the difference between (i) the fair value of such entity’s assets, but excluding accumulated depreciation, and (ii) such entity’s liabilities determined in accordance with GAAP. Each of the Property Manager and the Special Servicer agrees that in the event that it receives any amounts that constitute Collateral after giving effect to its resignation, it will transfer such amounts to the successor Property Manager within two business days after receipt thereof.

ARTICLE VII

TRANSFERS AND EXCHANGES OF MORTGAGED PROPERTIES AND MORTGAGE

LOANS BY THE APPLICABLE ISSUERS; RELEASE OF MORTGAGED PROPERTIES

AND MORTGAGE LOANS BY THE APPLICABLE ISSUERS.

Section 7.01 Released Mortgage Loans and Released Mortgaged Properties.

(a) The applicable Issuers may obtain the release (the “Release”) of Mortgage Loans or Mortgaged Properties (any such Mortgage Loan or Mortgaged Property, a “Released Mortgage Loan” or “Released Mortgaged Property” as applicable) from the lien of the Indenture in connection with (i) the exercise of a Third Party Purchase Option, (ii) the purchase or substitution of a Delinquent Asset or Defaulted Asset by the Special Servicer or the Property Manager or any assignee thereof, (iii) the repurchase or substitution of a Mortgage Loan or Mortgaged Property by an applicable Cure Party due to a Collateral Defect, (iv) the sale of a Mortgage Loan or Mortgaged Property to the Support Provider~~, a~~ or to a Support Provider SPE, Spirit Realty or to a third party unaffiliated with Spirit Realty or ~~to a Spirit SPE or~~the Support Provider , (v) the exchange of a Mortgage Loan or Mortgaged Property with the Support Provider, a third party unaffiliated with the Support Provider, a Support Provider SPE, Spirit Realty, Spirit SPE or a third-party unaffiliated with Spirit Realty or the Support Provider or ~~a Spirit SPE~~(vi) an Early Refinancing Prepayment. In connection with the Release of (~~i~~x) any Released Mortgaged Property, the related Lease and the related Lease File shall be simultaneously released from the lien of the Indenture or (~~ii~~y) any Released Mortgage Loan, the related Loan File shall be simultaneously released from the lien of the Indenture. The applicable Issuers shall obtain any Release that it is required to obtain in accordance with the terms hereof.

~~(b)~~ Except in connection with the release of a Mortgage Loan or a Mortgaged Property in exchange for one or more Qualified Substitute Mortgage Loans or one or more Qualified Substitute Mortgaged Properties or a release in connection with an Early Refinancing Prepayment, the applicable Issuer will be required to obtain the applicable Release Price in order to obtain the Release of a Mortgage Loan or Mortgaged Property. The “Release Price” for any Mortgage Loan or Mortgaged Property will be an amount equal to (i) the Third Party Option Price if the release occurs in connection with any Third Party Purchase Option, (ii) with respect to any Delinquent Asset or Defaulted Asset purchased by the Special Servicer or the Property Manager or any assignee thereof the greater of (A) the Fair Market Value thereof and (B) the Allocated Loan Amount thereof ~~as of the First Collateral Date with respect thereto~~, (iii) the Payoff Amount with respect to any Mortgage Loan or Mortgaged Property repurchased by the related Originator or the Support Provider due to a Collateral Defect~~, (iv~~ (or an equivalent amount recorded as a contribution in such calculations), (iv) with respect to any Terminated Lease Property, the Fair Market Value thereof, (v) the greater of (A) the Fair Market Value and (B) the sum of ~~125~~115% of the Allocated Loan Amount thereof ~~as of the First Collateral Date with respect thereto~~ plus unreimbursed Property Protection Advances (plus Advance Interest thereon), Emergency Property Expenses,

Extraordinary Expenses, Special Servicing Fees, Liquidation Fees and Workout Fees for any Mortgage Loan or Mortgaged Property sold to the Support Provider, a Support Provider SPE, Spirit Realty, a Spirit SPE or to a third party unaffiliated with Spirit Realty or ~~to a Spirit SPE~~the Support Provider or (~~v~~vi) the Fair Market Value of any Mortgage Loan or Mortgaged Property, ~~as applicable~~in each case, in each case if (X) the Property Manager or the Special Servicer deems the release and sale of such Mortgage Loan or Mortgaged Property pursuant to this clause (vi) to be in the best interest of the Noteholders and (Y) the Rating Agency Notification Condition is satisfied with respect to such release and sale; provided, that after giving effect to such sale, the aggregate Collateral Value of all Mortgaged Properties ~~(determined as of the First Collateral Date with respect to such Mortgaged Properties)~~ and Mortgage Loans (determined as of the release date with respect to each such Released Mortgage Loan) owned by the Issuer that have been sold to affiliates of ~~the Issuers~~any Issuer or Spirit Realty pursuant to this clause (~~v~~vi) would not exceed, ~~(a) in any twelve month period, 15.0% of the Aggregate Collateral Value as of the most recent Series Closing Date (which may be as of the date hereof) or (b)~~ 35.0% of the Aggregate Collateral Value (determined as of the applicable Starting Closing Date) during the Series Closing Period in which such sale occurs; provided, further, that the Issuers shall only be permitted to sell such Mortgaged Properties and Mortgage Loans pursuant to this clause (~~v~~vi) to its affiliates (or affiliates of Spirit Realty) in the event that the Property Manager or the Special Servicer determines that such sale is reasonably necessary in order to manage the Cashflow Coverage Ratios or compliance with the Maximum Asset Concentrations. In addition, the Issuers shall not acquire any Mortgaged Property or Mortgage Loan pursuant to this Section 7.01 in the event that, after giving effect to such acquisition, any Property Concentration would exceed the Maximum Asset Concentrations set forth in the Indenture or any Series Supplement and in effect at the time of such acquisition. Notwithstanding anything in the Transaction Documents to the contrary, no Release Price will be payable with respect to any Release Parcel transferred to a Tenant pursuant to an obligation under the related Lease in connection with a Specified Permitted Subdivision and, in such case, the Indenture Trustee will release such property from the Collateral Pool, subject only to receipt of an Officer’s Certificate from the Property Manager certifying that: (i) the Specified Permitted Subdivision will not result in a reduction of the Collateral Value of the original property that was subdivided in connection with such Specified Permitted Subdivision, (ii) the Specified Permitted Subdivision is in compliance in all material respects with all requirements of law, (iii) the Specified Permitted Subdivision will not impair or otherwise adversely affect the liens, security interests and other rights of the Issuers in the portion of the property not being released (the “Remaining Parcel”), (iv) the Remaining Parcel will comply with all requirements of law (including, without limitation, all zoning (including any parking requirements) and building codes) as well as the applicable requirements of the Lease, (v) the Remaining Parcel will constitute a separate and legal lot for subdivision, assessment and zoning purposes, (vi) the Remaining Parcel will either constitute a separate and legal lot for tax purposes or an application for a separate tax lot identification will have been submitted and an escrow account will have been established with sufficient funds on deposit to pay taxes on both the Release Parcel and the Remaining Parcel, (vii) the release of the Release Parcel will not materially adversely affect ingress or egress to or from the Remaining Parcel or access to utilities for the Remaining Parcel, (viii) the Release Parcel does not include any improvements that are subject to the related Lease, (ix) the documents with respect to the Specified Permitted Subdivision will not impose any new obligations upon, or otherwise further burden, the Remaining Parcel in any way other than customary reciprocal easements; and (x) the Property Manager or the Tenant has obtained or caused to be obtained all necessary approvals, consents or permits with respect to such Specified Permitted Subdivision (whether from applicable governmental or municipal authorities, parties to instruments of record affecting the property or otherwise). The certifications described in the preceding sentence are collectively referred to herein as the “Specified Permitted Subdivision Conditions.” Any costs or expenses incurred in connection with any Specified Permitted Subdivision will be paid by the Property Manager from its own funds.

In determining the Fair Market Value with respect to any Mortgaged Property or Mortgage Loan, the Property Manager or the Special Servicer, as applicable, shall establish a price determined to be the most probable price which such Mortgage Loan or Mortgaged Property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. In making any such determination, the Property Manager or Special Servicer, as applicable, (X) may obtain an MAI appraisal of the related Mortgaged Property; provided that in the case of a sale of a Mortgaged Property or Mortgage Loan to an affiliate of ~~the~~any Issuer or Spirit Realty pursuant to clause (~~v~~vi) of the definition of “Release Price”, the Property Manager or Special Servicer shall obtain such an appraisal unless (x) an appraisal with respect to the related Mortgaged Property or property securing such Mortgage Loan has been delivered within twelve months prior to the sale of such Mortgaged Property or Mortgage Loan and (y) neither the Property Manager nor the Special Servicer reasonably believes that the value of such Mortgaged Property or property securing such Mortgage Loan has materially increased in value since the date of such appraisal and (Y) shall assume the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby: (i) buyer and seller are typically motivated; (ii) both parties are well informed or well advised, and acting in what they consider their best interests; (iii) a reasonable time is allowed for exposure in the open market; (iv) payment is made in terms of cash in United States dollars or in terms of financial arrangements comparable thereto; and (v) the price represents the normal consideration for such Mortgage Loan or Mortgaged Property unaffected by special or creative financing or sales concessions granted by anyone associated with the sale. In making any such determination, the Property Manager or Special Servicer shall take into account, among other factors, the period and amount of the delinquency on such Mortgage Loan or Lease, the occupancy level and physical condition of the related Mortgaged Property, the state of the local economy in the area where the Mortgaged Property is located, and the time and expense associated with a purchaser’s foreclosing on the related Mortgaged Property. In addition, the Property Manager or the Special Servicer, as applicable, shall refer to all other relevant information obtained by it or otherwise contained in the related servicing file, taking into account any change in circumstances regarding the related Mortgaged Property known to the Property Manager or the Special Servicer, as applicable, that would materially affect the value of the related Mortgaged Property reflected in the most recent related appraisal. Furthermore, the Property Manager or the Special Servicer, as applicable, may consider available objective third party information obtained from generally available sources, as well as information obtained from vendors providing real estate services to the Property Manager or the Special Servicer, as applicable, concerning the market for distressed real estate loans and the real estate market for the subject property type in the area where the related Mortgaged Property is located. The Property Manager or the Special Servicer, as applicable, may also conclusively rely on any opinions or reports of qualified independent experts in real estate or commercial mortgage loan matters. All reasonable costs and expenses incurred by the Property Manager or the Special Servicer, as applicable, pursuant to making a determination of Fair Market Value shall constitute, and be reimbursable as, Property Protection Advances.

(c) Any (i) Release Price (plus sales proceeds in excess thereof (any such excess amount, a “Purchase Premium”)) received by the applicable Issuer in connection with the release of a Mortgage Loan or Mortgaged Property (other than during a Disposition Period) and (ii) any Balloon ~~Payments~~Payment or Principal ~~Prepayments~~Prepayment received in connection with a Mortgage Loan, in each case shall be deposited into the Release Account (or, during the continuance of an Early Amortization Event, the Collection Account or an Exchange Account pursuant to Section 7.01(d) below).

(d) For the avoidance of doubt, an Issuer may obtain the release of a Mortgage Loan or a Mortgaged Property in exchange for one or more Qualified Substitute Mortgage Loans or one or more Qualified Substitute Mortgaged Properties, as applicable, subject to the terms hereof.

(e) (i) After giving effect to any sale or exchange of a Mortgage Loan or Mortgaged Property, the aggregate Collateral Value of all Released Mortgaged Properties ~~(determined as of the First Collateral Date with respect to each such Released Mortgaged Property)~~ and Released Mortgage Loans (determined as of the release date with respect to each such Released Mortgage Loan) sold or exchanged by any Issuer during the Closing Date Period in which such sale or exchange occurs shall not exceed 35.0% of the Aggregate Collateral Value (determined as of the applicable Starting Closing Date) unless the Rating Condition is satisfied; provided that releases and exchanges or substitutions in connection with Collateral Defects, sales pursuant to the exercise of Third Party Purchase Options, sales during the Disposition Period ~~and~~, transfers or exchanges of Terminated Lease Properties, Risk-Based Substitutions and releases in connection with an Early Refinancing Prepayment shall not be subject to the foregoing limitation or taken into consideration in determining such aggregate Collateral Values of such Released Mortgaged Properties and Released Mortgage Loans.~~.~~

(ii) If any of the following criteria are satisfied, the release of a Mortgaged Property in exchange for one or more Qualified Substitute Mortgaged Properties or, solely in the case of clause (d) below, the release of a Mortgage Loan in exchange for one or more Qualified Substitute Mortgage Loans or Qualified Substitute Mortgaged Properties will constitute a “~~Risk-Based~~Risk-Based Substitution”: (a) the remaining term to maturity of the related Lease is less than three years from the date of the proposed substitution and the Property Manager, in accordance with the Servicing Standard, determines that there is a reasonable risk of non-renewal of such Lease;

based on written communications from the Tenant under such Lease, the Property Manager, in accordance with the Servicing Standard, determines that there is a reasonable risk of nonrenewal of such Lease; (c) the Issuer has received from the Tenant under the related Lease written notice of the non-renewal of such Lease; or (d) the Property Manager, in accordance with the Servicing Standard, determines that there is a reasonable risk of monetary default by the Tenant under such Lease or the Borrower under such Mortgage Loan, as applicable, or such a default has occurred or such Lease or Mortgage Loan is or relates to a Defaulted Asset.

(iii) ~~(f) (iii)~~ If the Class Principal Balance of any Class of Notes is greater than zero on the Payment Date that is three years prior to the earliest Legal Final Payment Date of any outstanding Class of Notes, then a disposition period (the “Disposition Period”) will commence on such Payment Date and will continue until the earlier of (i) the date on which the Class Principal Balance of the Class of Notes having the earliest Legal Final Payment Date is reduced to zero and (ii) such Legal Final Payment Date. During the Disposition Period, the Property Manager will be required to utilize efforts consistent with the Servicing Standard to either (i) sell (on behalf of the Issuers) each Mortgage Loan and Mortgaged Property for a price equal to the greater of (x) the applicable Release Price and (y) the applicable Allocated Loan Amount (and in each case in accordance with the other provisions set forth in this Agreement) or (ii) sell (on behalf of the Issuers) ~~all the~~ Mortgage Loans and Mortgaged Properties for no less than an amount sufficient to generate proceeds which would, when combined with all other amounts available for such purposes on deposit in the Collection Account and applied as described in Section 2.11 of the Indenture, cause the Class Principal Balance of each Class of Notes to be reduced to zero and all outstanding expenses of the Issuers to be paid. In the event of any such disposition, the sales proceeds therefor will be deposited as Unscheduled Proceeds into the Collection Account and applied as part of the Available Amount on the Payment Date relating to the Collection Period in which such deposit occurs.

~~(g) Except with respect to repurchases or substitutions by the Originator or Support Provider due to a Collateral Defect, an Issuer may only sell or exchange its Mortgaged Properties and Mortgage Loans to or with any of its affiliates subject to the following conditions: (a) such Issuer may sell or exchange such Mortgaged Properties and Mortgage Loans only to or with a Spirit SPE that is not the Originator who conveyed such Mortgaged Property or Mortgage Loan to the Issuer or, in the case of such Mortgaged Properties or Mortgage Loans that are (or relate to) Delinquent Assets or Defaulted Assets, to or with the Property Manager, the Special Servicer or a Spirit SPE that is not the Originator who conveyed such Delinquent Asset or Defaulted Asset to the Issuer and (b) unless such Issuer receives (or has previously received) an Opinion of Counsel relating to “true sale”, “true contribution” or similar matters (or a bring-down to any such Opinion of Counsel previously given), the Aggregate Collateral Value of all Mortgaged Properties and Mortgage Loans owned by such Issuer that are sold to or exchanged with affiliates of such Issuer during any Closing Date Period or twelve-month period may not exceed~~

~~(h) 15.0% of the Collateral Value of the Mortgage Loans and Mortgaged Properties owned by such Issuer as of the beginning of such twelve-month period or the Starting Closing Date of such Closing Date Period, as applicable or (b) 10.0% of the Collateral Value of the Mortgage Loans and Mortgaged Properties owned by such Issuer as of the first date on which such Issuer issued (or co-issued) any Notes.~~

(f) If the Rating Condition is satisfied, the Property Manager and the Issuers may enter into an Exchange Agreement with a Qualified Intermediary to establish a Like-Kind Exchange Program. If a Like-Kind Exchange Program is established, the Property Manager and the Issuers (or the Property Manager on behalf of the Issuers) shall be permitted to:

(i) Assign their respective rights to each Relinquished Property Agreement and Replacement Property Agreement to the Qualified Intermediary in accordance with Section 1.1031(k)-1(g)(4)(iv) of the Treasury Regulations (or any successor section thereto); and

(ii)  Deposit all Relinquished Property Proceeds in the Exchange Account (in lieu of depositing such amount in the Release Account), which such amounts may be disbursed from such Exchange Account to the applicable seller of any Replacement Property;

Provided, that, no such assignment pursuant to clause (d)(i) above or deposit in the Exchange Account pursuant to clause (ii) above shall be permitted unless, (A) the Issuers have established the Exchange Reserve Account and (B) the Exchange Cash Collateral relating to the applicable Relinquished Property has been deposited in the Exchange Reserve Account.

If an Early Amortization Event has occurred and is continuing, all Exchange Cash Collateral on deposit in the Exchange Reserve Account shall be transferred to the Collection Account as Unscheduled Proceeds and applied as Unscheduled Principal Payments on the Payment Date following the commencement of such Early Amortization Event. Upon such transfer of Exchange Cash Collateral, the Indenture Trustee will release any interest in any right to receive any related amounts of Relinquished Property Proceeds on deposit in the Exchange Account. Upon the purchase of any Qualified Substitute Mortgaged Property using any Relinquished Property Proceeds, if directed by the Property Manager, the Indenture Trustee will release Exchange Cash Collateral in an amount equal to the amount of such Relinquished Property Proceeds that were used for such purchase directly to the Issuers without depositing such amount in the Collection Account. In addition, if any Relinquished Property Proceeds on deposit in the Exchange Account are transferred to the Release Account as a result of a failed exchanged or otherwise, if directed by the Property Manager, the Indenture Trustee to release Exchange Cash Collateral in an amount equal to the amount of such Relinquished Property Proceeds transferred to the Release Account directly to the Issuers without depositing such amount in the Collection Account.

Exchange Cash Collateral will be invested in Permitted Investments as directed by the Issuers, or if no such direction is received, will be held uninvested. Any such Permitted Investment must (i) have a maturity date prior to the Payment Date following the date of such direction and (ii) have a short-term rating of not less than “A- 2” by S&P. Any interest or other income earned on funds in the Exchange Reserve Account (including interest on any Permitted Investments) will be treated as Unscheduled Proceeds for the applicable Payment Date.

Section 7.02 Third Party Purchase Options; Release of Mortgaged Properties to Affiliates under Defaulted or Delinquent Assets; Early Refinancing Prepayment; Other Sales or Exchanges.

(a) In the event any third party authorized to do so exercises a Third Party Purchase Option in accordance with the terms of the applicable Lease, the Third Party Option Price (without giving effect to clause (ii) in the definition thereof) paid by such third party shall be deposited into the Release Account (or, during the continuance of an Early Amortization Amount, the Collection Account), at the direction of the Property Manager, and upon receipt of an Officer’s Certificate from the Property Manager to the effect that such deposit has been or will be made (which the Property Manager shall deliver to the Indenture Trustee and the Issuers promptly after such deposit is made or immediately prior to the time at which such deposit will be made), the Indenture Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it by the Property Manager and are reasonably necessary to release the related Mortgage or any other lien on or security interest in such Mortgaged Property (each, a “Third Party Option Mortgaged Property”), whereupon such Mortgaged Property may be sold, transferred or otherwise disposed of by such Issuer, free and clear of the lien of the Indenture and any Mortgage. Each of the applicable Issuers and the Property Manager hereby covenant and agree that they shall not solicit any Person to exercise any Third Party Purchase Option.

(b) A Mortgaged Property leased under or constituting any Delinquent Asset or any Defaulted Asset, or a Mortgage Property securing or constituting any Delinquent Asset or any Defaulted Asset, may at the option of the Property Manager or Special Servicer be (a) purchased by the Special Servicer or the Property Manager or any assignee thereof for cash in an amount equal to the applicable Release Price, or (b) substituted for one or more Qualified Substitute Mortgaged Properties or Qualified Substitute Mortgage Loans owned by the Special Servicer, the Property Manager or any assignee thereof; provided, that (1) no Early Amortization Event has occurred and is continuing or would occur as a result of such purchase or substitution or (2) the Rating Condition is satisfied with respect to such purchase or substitution. The Indenture Trustee shall execute and deliver such instruments of release, transfer or assignment, in each case without recourse, as shall be provided to it by the applicable Issuer and are reasonably necessary to release any lien or security interest in the Released Mortgage Loan or Released Mortgage Property relating to such purchase or substitution, whereupon such Mortgaged Property may be sold, transferred or otherwise disposed of by such Issuer, free and clear of the lien of the Indenture and any Mortgage.

(c) The applicable Issuer may (i) sell any of its Mortgage Loans or Mortgaged Properties and related Leases for cash equal to any amount not less than the applicable Release Price and/or (ii) exchange such Mortgage Loan or Mortgaged Property for one or more Qualified Substitute Mortgage Loans or Qualified Substitute Mortgaged Properties, as applicable, in each case in a transaction with (1) a third party unaffiliated with Spirit Realty ~~or~~, (2) a Spirit SPE or (3) a Support Provider SPE; provided, however, that no Early Amortization Event has occurred and is continuing or would occur as a result of such sale or exchange (unless the Rating Condition is satisfied with respect to such sale or exchange) ~~and that any Spirit SPE purchasing such Mortgage Loan or Mortgaged Property must agree in writing not to transfer or convey such Mortgage Loan or Mortgaged Property to the Support Provider or~~

~~any Affiliate thereof that was a prior owner of such Mortgage Loan or Mortgaged Property without the receipt of an Opinion of Counsel relating to true sale matters with respect to such sale or exchange~~. The Indenture Trustee shall execute and deliver such instruments of release, transfer or assignment, in each case without recourse, as shall be provided to it by the applicable Issuer and are reasonably necessary to release any lien or security interest in the Released Mortgage Loan or Released Mortgage Property relating to such sale or exchange, whereupon such Mortgaged Property may be sold, transferred or otherwise disposed of by such Issuer, free and clear of the lien of the Indenture and any Mortgage.

(d) In the event that the applicable Tenant or any other Person pays any cash price in connection with the exercise of a Third Party Purchase Option, the Issuers (or the Property Manager or Special Servicer, as applicable, on behalf of the Issuers) may use a portion of such cash price (not to exceed the Third Party Option Expenses with respect to such exercise) to pay the applicable costs and expenses incurred by the Issuers (or such Property Manager or Special Servicer on behalf of such Issuers) in connection with such exercise (and such portion shall not constitute part of the Available Amount for any Payment Date).

Section 7.03 Transfer of Lease to New Mortgaged Property.

In the event a Tenant under a Lease requests that such Lease be modified to apply to a property (owned by such Tenant or an Affiliate thereof) in lieu of the related Mortgaged Property, the substitute property shall be acquired by the applicable Issuer (with the consent of the Issuer and the Property Manager or Special Servicer, as applicable) from such Tenant or Affiliate thereof in exchange for the original Mortgaged Property (each such original Mortgaged Property, a “Lease Transfer Mortgaged Property”) and such substitute property will be mortgaged to the Indenture Trustee; provided, however, that none of the applicable Issuer, the Property Manager or the Special Servicer shall consent to the substitution of a Lease Transfer Mortgaged Property unless (i) the substituted property is a Qualified Substitute Mortgaged Property and satisfies any criteria set forth in such Lease and (ii) the Property Manager and Back-Up Manager have been reimbursed for all Property Protection Advances and Emergency Property Expenses related to the Lease Transfer Mortgaged Property. Upon the Indenture Trustee’s receipt of an Officer’s Certificate from the Property Manager to the effect that such modification and substitution has been or will be completed in accordance with the terms hereof (which shall include a certification that the applicable Issuer has executed and delivered (or immediately will execute and deliver) a Mortgage with respect to the applicable Lease Transfer Mortgaged Property to the Indenture Trustee), the Indenture Trustee shall execute and deliver such instruments of release, transfer or assignment, in each case without recourse, as shall be provided to it by such Issuer and are reasonably necessary to release any lien or security interest in the Lease Transfer Mortgaged Property, whereupon such Lease Transfer Mortgaged Property may be sold, transferred or otherwise disposed of by such Issuer, free and clear of the lien of the Indenture and any Mortgage. Any proceeds of such sale, transfer or other disposition shall not constitute part of the Collateral and shall not be deposited in the Collection Account or the Release Account.

In connection with an Early Refinancing Prepayment, if directed by an Issuer (or the Property Manager on behalf of an Issuer) the Indenture Trustee will release Mortgaged Properties and Mortgage Loans with an aggregate Allocated Loan Amount not to exceed the Qualified Release Amount; provided, however, that the Rating Condition is satisfied in connection with such release and such release does not cause (i) an Event of Default or Early Amortization Event to occur or (ii) a Maximum Asset Concentration to be exceeded after giving effect to such release (or if, prior to such release, an existing Maximum Asset Concentration is already exceeded, the release of such Mortgaged Properties or Mortgage Loans will reduce the Maximum Asset Concentration or such Maximum Asset Concentration will remain unchanged after giving effect to such release).

Section 7.04 Criteria Applicable to all Mortgage Properties and Mortgage Loans included in the Collateral Pool.

(a) No Issuer shall acquire, either in connection with a New Issuance or as a Qualified Substitute Mortgage Loan or Qualified Substitute Mortgaged Property, any real property or mortgage loan that will not meet the definition of “Mortgaged Property” or “Mortgage Loan”, as applicable, set forth herein or that is operated in a business sector other than a “Business Sector” as defined in the most recent Series Supplement which includes a definition of “Business Sector.”

(b) For each Mortgaged Property included in the Collateral Pool, on or prior to the later of (i) the First Collateral Date with respect to such Mortgaged Property and (ii) the Applicable Series Closing Date, the Property Manager shall assign such Mortgaged Property to a particular Business Sector (and such Mortgaged Property shall be categorized as solely being in such Business Sector). From and after such assignment with respect to such Mortgaged Property, the Property Manager shall not assign such Mortgaged Property to a different Business Sector.

(c) For each Mortgaged Property securing a Mortgage Loan included in the Collateral Pool, on or prior to the later of (i) the First Collateral Date with respect to such Mortgage Loan and (ii) the Applicable Series Closing Date, the Property Manager shall assign such Mortgaged Property to a particular Business Sector (and such Mortgaged Property shall be categorized as solely being in such Business Sector). From and after such assignment with respect to such Mortgaged Property, the Property Manager shall not assign such Mortgaged Property to a different Business Sector.

(d) ~~(d)~~ If the definition of “Business Sector” in the Indenture is amended pursuant to an amendment, the Property Manager may reasonably re-designate any Mortgaged Property included in the Collateral Pool in order to give effect to such amendment.

(e) The Loan Documents for any adjustable rate Mortgage Loan added to the Collateral Pool after the Series 2017-1 Closing Date that accrues interest based on LIBOR will contain provisions that provide for interest to accrue in an alternate manner in the event LIBOR becomes unavailable.

(f) The Loan Documents for any Mortgage Loan added to the Collateral Pool after the Series 2017-1 Closing Date will contain provisions that require Monthly Loan Payments of interest and scheduled principal to be payable by the related Borrower on the first day of each calendar month.

Section 7.05 Restrictions on Environmental Condition Mortgaged Properties.

An Environmental Condition Mortgaged Property shall not be considered a Qualified Substitute Mortgaged Property; provided that a Protective Mortgage Loan may be secured by an Environmental Condition Mortgaged Property (and, for the avoidance of doubt, any Environmental Condition Mortgaged Property may be considered a Qualified Substitute Mortgaged Property for purposes of determining whether a Protective Mortgage Loan constitutes a Qualified Substitute Protective Mortgage Loan).

Section 7.06 Terminated Lease Property.

An Issuer may remove a Terminated Lease Property from the Collateral Pool in exchange for the addition of one or more Qualified Substitute Mortgaged Properties to the Collateral Pool pursuant to the provisions of Section 7.01.

ARTICLE VIII

TERMINATION

Section 8.01 Termination Upon Repurchase or Liquidation of All Mortgaged Properties or Discharge of Indenture.

The respective obligations and responsibilities under this Agreement of the Property Manager, the Special Servicer, the Back-Up Manager and the Issuers shall terminate upon the earlier of (i) liquidation or final payment under the last remaining Mortgage Loan or Lease with respect to a Mortgaged Property included in the Collateral Pool and (ii) satisfaction of the indebtedness evidenced by the Notes.

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.01 Amendment.

Subject to the provisions of Article VIII of the Indenture governing amendments, supplements and other modifications to this Agreement, this Agreement may be amended, supplemented or modified by the parties hereto from time to time but only by the mutual written agreement signed by the parties hereto with 20 days’ prior written notice to the Rating Agencies. The Property Manager shall furnish to each party hereto and to the Issuers a fully executed counterpart of each amendment to this Agreement.

The parties hereto agree that no modifications or amendments will be made to the Indenture, any Series Supplement or other Transaction Documents without the consent of the Property Manager, the Special Servicer or the Back-Up Manager, as applicable, if such person would be materially adversely affected by such modification or amendment, regardless of whether such person is a party to such agreement.

Section 9.02 Counterparts.

This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one and the same instrument. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) or by facsimile transmission shall be as effective as delivery of a manually executed original counterpart of this Agreement.

Section 9.03 GOVERNING LAW.

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE (WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 9.04 Notices.

All notices, requests and other communications hereunder shall be in writing and, unless otherwise provided herein, shall be deemed to have been duly given if delivered by courier or mailed by first class mail, postage prepaid, or if transmitted by facsimile or e-mail and confirmed in a writing delivered or mailed as aforesaid, to:

(a) the Property Manager or Special Servicer, Spirit Realty, L.P., 16767 N. Perimeter Drive, Suite 210, Scottsdale, Arizona 85260; fax: 480-606-0826; e-mail: rberry@spiritrealty.com;

(b) in the case of the Back-Up Manager, Midland Loan Services, a division of PNC Bank, National Association, 10851 Mastin Street, Suite 700, Overland Park, Kansas, 66210, Attention: President, facsimile number: 913-253-9009, e-mail: noticeadmin@midlandls.com and noticeadmin@pnc.com, with a copy to, Andrascik & Tita LLC, 1425 Locust Street, Suite 268, Philadelphia, PA 19102, Attention: Stephanie Tita, e-mail: stephanie@kanlegal.com;

(c) in the case of the Issuers: to Spirit Master Funding, LLC, Spirit Master Funding II, LLC, Spirit Master Funding III, LLC or the name of any other Issuer, as applicable, at 16767 N. Perimeter Drive, Suite 210, Scottsdale, Arizona 85260, facsimile number: 480- 606-0820; Attention: Ryan Berry, General Counsel; e-mail: rberry@spiritrealty.com;

(d) in the case of the Indenture Trustee, Citibank, N.A., 388 Greenwich Street, 14th Floor, New York, New York 10013, Attention: Structured Finance Agency and Trust- Spirit Master Funding, LLC, facsimile number: 212-816-5527;

(e) in the case of any Originator, at its address for notices specified in the related Property Transfer Agreement; provided, however, that any notice required to be given hereunder to any Originator which has ceased to exist as a legal entity for any reason may be given directly to the Support Provider;

(f) in the case of the Support Provider, at its address for notices specified in the Performance Undertakings;

(g) in the case of any Rating Agency, as provided in each outstanding Series Supplement;

or, as to each such Person, to such other address and facsimile number as shall be designated by such Person in a written notice to parties hereto. Any notice required or permitted to be delivered to a holder of LLC Interests or Notes shall be deemed to have been duly given if mailed by first class mail, postage prepaid, at the address of such holder as shown in the register maintained for such purposes under the applicable LLC Agreement and the Indenture, respectively. Any notice so mailed within the time prescribed in this Agreement shall conclusively be presumed to have been duly given, whether or not such holder receives such notice.

Section 9.05 Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 9.06 Effect of Headings and Table of Contents.

The article and section headings and the table of contents herein are for convenience of reference only and shall not limit or otherwise affect the construction hereof.

Section 9.07 Notices to Rating Agencies.

(a) The Indenture Trustee shall promptly provide notice to the Rating Agencies with respect to each of the following of which a Responsible Officer of the Indenture Trustee has actual knowledge:

(i) Any requests for the satisfaction of the Rating Condition;

(ii) The occurrence of any Servicer Replacement Event that has not been cured; and

(iii) the resignation or termination of the Property Manager or the Special Servicer and the appointment of a successor.

(b) The Property Manager shall promptly provide notice to the Rating Agencies with respect to each of the following of which it has actual knowledge:

(i) the resignation or removal of the Indenture Trustee and the appointment of a successor;

(ii) any change in the location of the Collection Account or the Release Account;

(iii) any change in the identity of an Obligor; and

(iv) any requests for the satisfaction of the Rating Condition;

(v) any addition or removal of a Mortgage Loan or Mortgaged Property from the Collateral.

(c) Each of the Property Manager and the Special Servicer, as the case may be, shall furnish each Rating Agency such information with respect to the Mortgage Loans, Leases and Mortgaged Properties as such Rating Agency shall reasonably request and that the Property Manager or the Special Servicer, as the case may be, can reasonably provide.

(d) Prior to providing any information to, or communicating with, any Rating Agency in accordance with its obligations hereunder or under the Indenture, the Property Manager, Special Servicer or Indenture Trustee, as applicable, shall cause such information or communication to be uploaded to the 17g-5 Website subject to and in accordance with the terms of the Indenture relating thereto (including with respect to such uploading).

(e) Any Officer’s Certificate, Opinion of Counsel, report, notice, request or other material communication prepared by the Property Manager, the Special Servicer, the Issuer Members on behalf of each Issuer or the Indenture Trustee, or caused to be so prepared, for dissemination to any of the parties to this Agreement or any holder of Notes or LLC Interests shall also be concurrently forwarded by such Person to Spirit Realty and the Issuers to the extent not otherwise required to be so forwarded.

Section 9.08 Successors and Assigns: Beneficiaries.

The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto. The Indenture Trustee shall be an express third party beneficiary hereof. No other person, including any Obligor, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement. Except as otherwise expressly permitted herein, the Back-Up Manager may not assign any of its rights, duties or obligations under this Agreement, in whole or in part, without the prior written consent of each other party hereto.

Section 9.09 Complete Agreement.

This Agreement embodies the complete agreement among the parties with respect to the subject matter hereof and may not be varied or (other than pursuant to Section 8.01) terminated except by a written agreement conforming to the provisions of Section 9.01. All prior negotiations or representations of the parties are merged into this Agreement and shall have no force or effect unless expressly stated herein.

Section 9.10 [Reserved].

Section 9.11 Consent to Jurisdiction.

Any action or proceeding against any of the parties hereto relating in any way to this Agreement may be brought and enforced in the courts of the State of New York sitting in the borough of Manhattan or of the United States District Court for the Southern District of New York and each of the parties hereto irrevocably submits to the jurisdiction of each such court in respect of any such action or proceeding. Each of the parties hereto hereby waives, to the fullest extent permitted by law, any right to remove any such action or proceeding by reason of improper venue or inconvenient forum.

Section 9.12 No Proceedings.

The Property Manager, the Special Servicer, each Issuer (with respect to any other Issuer) and the Back-Up Manager hereby covenant and agree that, prior to the date which is two years and thirty-one days after the payment in full of the latest maturing Note, it will not institute against, or join with, encourage or cooperate with any other Person in instituting, against an Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any federal or state bankruptcy or similar law; provided, however, that nothing in this Section 9.12 shall constitute a waiver of any right to indemnification, reimbursement or other payment from the Issuer pursuant to the Indenture. In the event that any such Person takes action in violation of this Section 9.12, the applicable Issuer, shall file or cause to be filed an answer with the bankruptcy court or otherwise properly contesting the filing of such a petition by any such Person against such Issuer or the commencement of such action and raising the defense that such Person has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. The provisions of this Section 9.12 shall survive the termination of this Agreement, and the resignation or removal of any party hereto. Nothing contained herein shall preclude participation by any Person in the assertion or defense of its claims in any such proceeding involving an Issuer.

The obligations of each Issuer under Agreement are solely the obligations of such Issuer. No recourse shall be had for the payment of any amount owing in respect of any fee hereunder or any other obligation or claim arising out of or based upon this Agreement against any member, employee, officer or director of such Issuer. Fees, expenses, costs or other obligations payable by an Issuer hereunder shall be payable by such Issuer solely to the extent that funds are then available or thereafter become available for such purpose pursuant to Section 2.11 of the Indenture. In the event that sufficient funds are not available for their payment pursuant to Section 2.11 of the Indenture, the excess unpaid amount of such fees, expenses, costs or other obligations shall in no event constitute a claim (as defined in Section 101 of the Bankruptcy Code) against, or corporate obligation of, such Issuer.

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed by their respective officers or representatives all as of the day and year first above written.

SPIRIT MASTER FUNDING, LLC, as Issuer

By:	Spirit SPE Manager, LLC, a Delaware limited liability company
Its:	Manager

By:
Name: Peter M. Mavoides
Its: President and Chief Operating Officer

SPIRIT MASTER FUNDING II, LLC, as Issuer

By:	Spirit SPE Manager, LLC, a Delaware limited liability company
Its:	Manager

By:
Name: Peter M. Mavoides
Its: President and Chief Operating Officer

SPIRIT MASTER FUNDING III, LLC, as Issuer

By:	Spirit SPE Manager, LLC, a Delaware limited liability company
Its:	Manager

By:
Name: Peter M. Mavoides
Its: President and Chief Operating Officer

Signature Page to

Property Management and Servicing Agreement

SPIRIT REALTY, L.P.,

By:	Spirit General OP Holdings, LLC, a Delaware limited liability company
Its:	Manager

By:
Name: Peter M. Mavoides
Its: President and Chief Operating Officer

MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION, as Back-Up Manager

By:
Name: Lawrence D. Ashley
Title: Senior Vice President

Signature Page to

Property Management and Servicing Agreement

EXHIBIT B

Amended Exhibit E

EXHIBIT E

CALCULATION OF FIXED CHARGE COVERAGE RATIOS

1.	Adjusted EBITDAR: As to any unit, an amount equal to the sum of such unit’s (i) pre-tax income, (ii) interest expense, (iii) all non-cash amounts in respect of depreciation and amortization, (iv) all non-recurring expenses, (v) specifically documented discretionary management fees and (vi) all operating lease or rent expense (including with respect to any Equipment Loans) less (vii) all non-recurring income and standardized overhead expense based on the industry standards;

2.	Fixed Charges: As to any unit, an amount equal to the sum of (i) total operating lease or rent expenses, (ii) interest expense and (iii) scheduled principal payments on indebtedness, in each case for the period of time as to which such figure is presented; and

3.	FCCR: Adjusted EBITDAR/Fixed Charges.

Or in summarized Form

(EBITDA + Management Fees + Rent) / ( Rent + Principal + Interest)

In the event that the Property Manager does not receive sufficient financial information with respect to any Mortgaged Property from the applicable Obligor(s) to make the calculations set forth above on a “unit” level, FCCR may be calculated based on corporate financial statements received from the applicable Obligor(s) or the Parent(s). In the case of master leases, references to “units” refer to the group of units subject to the same master lease, in the aggregate.

EXHIBIT C

New Exhibit I

EXHIBIT I

POST-CLOSING ACQUISITION PROPERTIES

Property ID	Asset/Property Name	Address	City	State	Zip Code
P04603	Mills Fleet Farm	2630 Division Street	Waite Park	MN	56387
P01274	Casual Male	555 Turnpike Street	Canton	MA	02021
P02748	Station Casinos	1505 S. Pavilion Center Dr.	Las Vegas	NV	89135
P04507	Buehler’s Food Market	1055 Sugarbush Drive	Ashland	OH	48805
P04508	Buehler’s Food Market	3000 N. Wooster Road	Dover	OH	44622
P04509	Buehler’s Food Market	3626 Medina Road	Medina	OH	44256
P04510	Buehler’s Food Market	3540 Burbank Road	Wooster	OH	44691
P04511	Buehler’s Food Market	175 Great Oaks Trail	Wadsworth	OH	44281
P02850	CarMax	2800 Laurens Road	Greenville	SC	29607
P00876	CarMax	11335 Atlantic Blvd	Jacksonville	FL	32225

Exhibit C

OMNIBUS AMENDMENT TO CERTAIN SERIES SUPPLEMENTS

This Omnibus Amendment to the Series Supplements described below (this “Amendment”), is entered into as of this 14th day of December, 2017, by and among Spirit Master Funding, LLC (“SMF”), Spirit Master Funding II, LLC (“SMF II”), Spirit Master Funding III, LLC (“SMF III”), Spirit Master Funding VI, LLC (“SMF VI”), Spirit Master Funding VIII, LLC (“SMF VIII” and, collectively with SMF, SMF II, SMF III and SMF VI, the “Issuers”) and Citibank, N.A., as indenture trustee (the “Indenture Trustee”).

WITNESSETH:

WHEREAS, SMF, SMF II, SMF III and the Indenture Trustee entered into that certain Second Amended and Restated Master Indenture, dated as of May 20, 2014 (the “Master Indenture”);

WHEREAS, SMF, SMF II, SMF III and the Indenture Trustee entered into that certain (i) Series 2014-1 Series Supplement to the Master Indenture, dated as of May 20, 2014 (the “Series 2014-1 Supplement”); (ii) Series 2014-2 Series Supplement to the Master Indenture, dated as of May 20, 2014 (the “Series 2014-2 Supplement”); and (iii) Series 2014-3 Series Supplement to the Master Indenture, dated as of May 20, 2014 (the “Series 2014-3 Supplement”);

WHEREAS, the Issuers and the Indenture Trustee have entered that certain Series 2014-4 Supplement to the Master Indenture, dated as of November 26, 2014 (the “Series 2014-4 Supplement” and, collectively with the Series 2014-1 Supplement, Series 2014-2 Supplement and Series 2014-3 Supplement, the “Series Supplements”);

WHEREAS, Section 8.04 of the Master Indenture permits the Issuers and the Indenture Trustee to amend any Transaction Document in connection with a New Issuance, subject to the conditions set forth therein;

WHEREAS, the Rating Condition has been satisfied with respect to the amendments set forth in this Amendment;

WHEREAS, the parties hereto desire, in accordance with Section 8.04 of the Master Indenture, to amend the Series Supplements as provided herein; and

NOW, THEREFORE, based upon the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:

AGREEMENTS

1. Defined Terms. All capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the Master Indenture.

2. Amendments to the Series Supplements. Each Series Supplement is hereby amended as follows:

(a) The definition of “Controlling Party” in the Series 2014-1 Supplement shall be deleted in its entirety and replaced with the following:

“‘Controlling Party’: The Series 2014-1 Noteholders that own in the aggregate more than 50% of the aggregate Class Principal Balance of the Series 2014-1 Notes (excluding, for the purposes of this determination, any Notes owned by Spirit Realty, any Issuer or any of their Affiliates).”

(b) The definition of “Controlling Party” in the Series 2014-2 Supplement shall be deleted in its entirety and replaced with the following:

“‘Controlling Party’: The Series 2014-2 Noteholders that own in the aggregate more than 50% of the aggregate Class Principal Balance of the Series 2014-2 Notes (excluding, for the purposes of this determination, any Notes owned by Spirit Realty, any Issuer or any of their Affiliates).”

(c) The definition of “Controlling Party” in the Series 2014-3 Supplement shall be deleted in its entirety and replaced with the following:

“‘Controlling Party’: The Series 2014-3 Noteholders that own in the aggregate more than 50% of the aggregate Class Principal Balance of the Series 2014-3 Notes (excluding, for the purposes of this determination, any Notes owned by Spirit Realty, any Issuer or any of their Affiliates).”

(d) The definition of “Controlling Party” in the Series 2014-4 Supplement shall be deleted in its entirety and replaced with the following:

“‘Controlling Party’: The Series 2014-4 Noteholders that own in the aggregate more than 50% of the aggregate Class Principal Balance of the Series 2014-4 Notes (excluding, for the purposes of this determination, any Notes owned by Spirit Realty, any Issuer or any of their Affiliates).”

(e) The definition of “Make Whole Payment” in the Series 2014-1 Supplement shall be deleted in its entirety and replaced with the following:

“‘Make Whole Payment’: For each Class of Series 2014-1 Notes, on any Payment Date occurring prior to the End Make Whole Payment Date for such Class of Series 2014-1 Notes on which a Voluntary Prepayment is made on such Class of Series 2014-1 Notes, an amount equal to: (A) using the Reinvestment Yield, the sum of the present values of the scheduled payments of principal and interest remaining on such Class of Series 2014-1 Notes until the End Make Whole Payment Date for such Class of Series 2014-1 Notes (assuming for such purpose that the entire principal amount of such Class of Series 2014-1 Notes remaining after such scheduled payments of principal is due and paid on such End Make Whole Payment Date), calculated prior to the application of such Voluntary Prepayment to such Class of Series 2014-1 Notes, minus (B) the sum of (i) using the Reinvestment Yield, the sum of the present values of the scheduled payments of principal and interest remaining on such Class of Series 2014-1 Notes until the End Make Whole Payment Date for such Class of Series 2014-1 Notes (assuming for such purpose that the entire principal amount of such Class of Series 2014-1 Notes

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remaining after such scheduled payments of principal is due and paid on such End Make Whole Payment Date), calculated prior to the application of such Voluntary Prepayment to such Class of Series 2014-1 Notes, and (ii) the amount of the Voluntary Prepayment that will be allocated on such Payment Date to such Class of Series 2014-1 Notes.”

(f) The definition of “Make Whole Payment” in the Series 2014-2 Supplement shall be deleted in its entirety and replaced with the following:

“‘Make Whole Payment’: For each Class of Series 2014-2 Notes, on any Payment Date occurring prior to the End Make Whole Payment Date for such Class of Series 2014-2 Notes on which a Voluntary Prepayment is made on such Class of Series 2014-2 Notes, an amount equal to: (A) using the Reinvestment Yield, the sum of the present values of the scheduled payments of principal and interest remaining on such Class of Series 2014-2 Notes until the End Make Whole Payment Date for such Class of Series 2014-2 Notes (assuming for such purpose that the entire principal amount of such Class of Series 2014-2 Notes remaining after such scheduled payments of principal is due and paid on such End Make Whole Payment Date), calculated prior to the application of such Voluntary Prepayment to such Class of Series 2014-2 Notes, minus (B) the sum of (i) using the Reinvestment Yield, the sum of the present values of the scheduled payments of principal and interest remaining on such Class of Series 2014-2 Notes until the End Make Whole Payment Date for such Class of Series 2014-2 Notes (assuming for such purpose that the entire principal amount of such Class of Series 2014-2 Notes remaining after such scheduled payments of principal is due and paid on such End Make Whole Payment Date), calculated prior to the application of such Voluntary Prepayment to such Class of Series 2014-2 Notes, and (ii) the amount of the Voluntary Prepayment that will be allocated on such Payment Date to such Class of Series 2014-2 Notes.”

(g) The definition of “Make Whole Payment” in the Series 2014-3 Supplement shall be deleted in its entirety and replaced with the following:

“‘Make Whole Payment’: For each Class of Series 2014-3 Notes, on any Payment Date occurring prior to the End Make Whole Payment Date for such Class of Series 2014-3 Notes on which a Voluntary Prepayment is made on such Class of Series 2014-3 Notes, an amount equal to: (A) using the Reinvestment Yield, the sum of the present values of the scheduled payments of principal and interest remaining on such Class of Series 2014-3 Notes until the End Make Whole Payment Date for such Class of Series 2014-3 Notes (assuming for such purpose that the entire principal amount of such Class of Series 2014-3 Notes remaining after such scheduled payments of principal is due and paid on such End Make Whole Payment Date), calculated prior to the application of such Voluntary Prepayment to such Class of Series 2014-3 Notes, minus (B) the sum of (i) using the Reinvestment Yield, the sum of the present values of the scheduled payments of principal and interest remaining on such Class of Series 2014-3 Notes until the End Make Whole Payment Date for such Class of Series 2014-3 Notes (assuming for such purpose that the entire principal amount of such Class of Series 2014-3 Notes remaining after such scheduled payments of principal is due and paid on such End Make Whole Payment Date), calculated prior to the application of such Voluntary Prepayment to such Class of Series 2014-3 Notes, and (ii) the amount of the Voluntary Prepayment that will be allocated on such Payment Date to such Class of Series 2014-3 Notes.”

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(h) The definition of “Make Whole Payment” in the Series 2014-4 Supplement shall be deleted in its entirety and replaced with the following:

“‘Make Whole Payment’: For each Class of Series 2014-4 Notes, on any Payment Date occurring prior to the End Make Whole Payment Date for such Class of Series 2014-4 Notes on which a Voluntary Prepayment is made on such Class of Series 2014-4 Notes, an amount equal to: (A) using the Reinvestment Yield, the sum of the present values of the scheduled payments of principal and interest remaining on such Class of Series 2014-4 Notes until the End Make Whole Payment Date for such Class of Series 2014-4 Notes (assuming for such purpose that the entire principal amount of such Class of Series 2014-4 Notes remaining after such scheduled payments of principal is due and paid on such End Make Whole Payment Date), calculated prior to the application of such Voluntary Prepayment to such Class of Series 2014-4 Notes, minus (B) the sum of (i) using the Reinvestment Yield, the sum of the present values of the scheduled payments of principal and interest remaining on such Class of Series 2014-4 Notes until the End Make Whole Payment Date for such Class of Series 2014-4 Notes (assuming for such purpose that the entire principal amount of such Class of Series 2014-4 Notes remaining after such scheduled payments of principal is due and paid on such End Make Whole Payment Date), calculated prior to the application of such Voluntary Prepayment to such Class of Series 2014-4 Notes, and (ii) the amount of the Voluntary Prepayment that will be allocated on such Payment Date to such Class of Series 2014-4 Notes.”

3. Reference to and Effect on the Series Supplement; Ratification.

(a) Except as specifically amended above, each Series Supplement is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects.

(b) Except as expressly set forth above, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party hereto under any Series Supplement, or constitute a waiver of any provision of any other agreement.

(c) Upon the effectiveness hereof, each reference in each Series Supplement to “this Series 2014-1 Supplement”, “this Series 2014-2 Supplement”, “this Series 2014-3 Supplement” or “this Series 2014-4 Supplement”, as applicable, “hereto”, “hereunder”, “hereof” or words of like import referring to the Indenture, and each reference in any other Transaction Document to “Indenture”, “Series Supplement”, “Series 2014-1 Supplement”, “Series 2014-2 Supplement”, “Series 2014-3 Supplement” or “Series 2014-4 Supplement” (as applicable), “thereto”, “thereof”, “thereunder” or words of like import referring to any Series Supplement shall mean and be a reference to such Series Supplement as amended hereby.

4. Effectiveness. This Amendment shall be effective upon delivery of executed signature pages by all parties hereto. The parties hereto agree and acknowledge that the Rating Condition has been satisfied with respect to this Amendment.

5. Counterparts; Signatures. This Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be as effective as delivery of a manually executed original counterpart of this Amendment.

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6. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE (WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

7. Headings. The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions thereof.

8. Severability. The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment. Whenever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

9. Indenture Trustee. The Indenture Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Issuers and the Indenture Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity, execution or sufficiency of this Amendment and makes no representation with respect thereto. In entering into this Amendment, the Indenture Trustee shall be entitled to the benefit of every provision of each Supplement relating to the conduct of or affecting the liability of or affording protection to the Indenture Trustee.

10. Interpretation. Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers and delivered as of the day and year first above written.

SPIRIT MASTER FUNDING, LLC

By:	Spirit SPE Manager, LLC,
a Delaware limited liability company

Its:	Manager

By:	/s/ Phillip D. Joseph, Jr.
Name: Phillip D. Joseph, Jr.
Its: Executive Vice President, Chief Financial Officer and Treasurer

SPIRIT MASTER FUNDING II, LLC

By:	Spirit SPE Manager, LLC,
a Delaware limited liability company

Its:	Manager

By:	/s/ Phillip D. Joseph, Jr.
Name: Phillip D. Joseph, Jr.
Its: Executive Vice President, Chief Financial Officer and Treasurer

SPIRIT MASTER FUNDING III, LLC

By:	Spirit SPE Manager, LLC,
a Delaware limited liability company

Its:	Manager

By:	/s/ Phillip D. Joseph, Jr.
Name: Phillip D. Joseph, Jr.
Its: Executive Vice President, Chief Financial Officer and Treasurer

[Signature Page to Omnibus Amendment]

SPIRIT MASTER FUNDING VI, LLC

By:	Spirit SPE Manager, LLC,
a Delaware limited liability company

Its:	Manager

By:	/s/ Phillip D. Joseph, Jr.
Name: Phillip D. Joseph, Jr.
Its: Executive Vice President, Chief Financial Officer and Treasurer

SPIRIT MASTER FUNDING VIII, LLC

By:	Spirit SPE Manager, LLC,
a Delaware limited liability company

Its:	Manager

By:	/s/ Phillip D. Joseph, Jr.
Name: Phillip D. Joseph, Jr.
Its: Executive Vice President, Chief Financial Officer and Treasurer

[Signature Page to Omnibus Amendment]

CITIBANK, N.A., not in its individual capacity but solely as Indenture Trustee

By:	/s/ Camille Tomao
Name:	Camille Tomao
Title:	Director

[Signature Page to Omnibus Amendment]

Exhibit D

Execution Version

AMENDMENT NO. 2 TO THE SECOND AMENDED AND RESTATED

CUSTODY AGREEMENT

This Amendment No. 2 to the Second Amended and Restated Custody Agreement (this “Amendment”), is entered into as of this 14th day of December, 2017, by and among Spirit Master Funding, LLC (“SMF I”), Spirit Master Funding II, LLC (“SMF II”), Spirit Master Funding III, LLC (“SMF III”), Spirit Master Funding VI, LLC (“SMF VI”) and Spirit Master Funding VIII, LLC (“SMF VIII” and, collectively with SMF I, SMF II SMF III and SMF VI, the “Issuers”), Citibank, N.A., as indenture trustee (the “Indenture Trustee”), and U.S. Bank National Association, as custodian (the “Custodian”).

WITNESSETH:

WHEREAS, the Issuers, the Indenture Trustee and the Custodian entered into that certain Second Amended and Restated Custody Agreement, dated as of May 20, 2014 (as amended by Amendment No. 1 thereto, dated as of November 26, 2014, the “Custody Agreement”);

WHEREAS, Article VIII of the Second Amended and Restated Master Indenture, dated as of May 20, 2014, as amended by Amendment No. 1 thereto, dated as of November 26, 2014, and Amendment No. 2 thereto, dated as of the date hereof (as so amended, the “Master Indenture”), among the Issuers and the Indenture Trustee, and Section 5.1 of the Custody Agreement permit amendments to the Custody Agreement subject to certain conditions set forth therein;

WHEREAS, the Issuers have entered into that certain Series 2017-1 Supplement to the Master Indenture related to the issuance by the Issuers of $542,400,000 Net-Lease Mortgage Notes, Series 2017-1, Class A and $132,000,000 Net-Lease Mortgage Notes, Series 2017-1, Class B (collectively, the “Series 2017-1 Notes”) on the date hereof (the “Series 2017-1 Notes Issuance”), which constitutes a New Issuance (as defined in the Master Indenture);

WHEREAS, Section 8.04 of the Master Indenture authorizes the Issuers and the other parties thereto to amend, modify or supplement any of the Transaction Documents, including the Custody Agreement, without the consent of the Noteholders, in connection with any New Issuance, including the Series 2017-1 Notes Issuance; provided that consent of holders of 100% of the Aggregate Series Principal Balance affected by such amendment, modification or supplement is required if the related amendments, modifications or supplements to such Transaction Document is set forth in Section 8.04(a)(1)-(7) of the Master Indenture;

WHEREAS, the parties hereto desire, in accordance with Section 5.1 of the Custody Agreement and Article VIII of the Master Indenture, to amend the Custody Agreement as provided herein, which amendments, modifications and supplements are not enumerated in Section 8.04(a)(1)-(7) of the Master Indenture; and

NOW, THEREFORE, based upon the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:

AGREEMENTS

1. Defined Terms. All capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the Custody Agreement.

2. Amendment to the Custody Agreement.

(a) The following definitions shall hereby be incorporated in alphabetical order into Section 1.2 of the Custody Agreement:

Spin-Off: As defined in the Property Management Agreement.

Spirit MTA: As defined in the Property Management Agreement.

(b) Section 3.2(a) of the Custody Agreement shall be amended by deleting the final sentence thereof and replacing such sentence with the following language:

“On or prior to the Post-Closing Acquisition Date with respect to the transfer of a Post-Closing Property, the applicable Issuer shall deliver the Post-Closing Acquisition Deliverables to the Custodian and shall deliver the related Lease Files to the Custodian within 30 days following such Post-Closing Date.”

(c) Section 4.3 of the Custody Agreement shall be deleted and replaced in its entirety with the following replacement Section 4.3:

Section 4.3 Charges and Expenses. Spirit Realty, L.P. (“Spirit Realty”) will pay (or cause to be paid) all fees of the Custodian in connection with the performance of its duties hereunder in accordance with that certain fee letter, dated as of April 7, 2014, among the Custodian, the Issuers and the Property Manager, as the same may be amended from time to time, including fees and expenses of counsel incurred by the Custodian in the performance of its duties hereunder; provided, however, that (i) the Custodian shall in no event acquire and hereby agrees not to assert any lien upon any Mortgage Loan, Mortgaged Property, Lease, Loan File or Lease File deposited under this Agreement, and (ii) in the event Spirit Realty fails to pay (or cause to be paid) the fees and expenses of the Custodian as set forth in such written agreements, the Custodian shall have no obligation to take actions or incur costs in connection with this Agreement unless the Indenture Trustee or another Person has made adequate provision for payment of the Custodian’s fees and expenses. The parties and Spirit Realty agree and acknowledge that any amounts paid by Spirit Realty pursuant to this Section 4.3 are payable by Spirit Realty as an expense in connection with its administration and servicing activities under the Property Management Agreement but that such amounts paid by Spirit Realty will not be reimbursable to Spirit Realty under the Property Management Agreement or the Indenture. Notwithstanding the foregoing, Spirit Realty may transfer its obligations under this Section 4.3 to (i) Spirit MTA, (ii) an entity which owns, directly or indirectly, all of the equity interests of Spirit MTA or (iii) an operating partnership subsidiary of Spirit MTA following the Spin-Off without the consent of the Noteholders or any other person and, following such transfer, Spirit Realty shall be released from all obligations with respect thereto.

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3. Reference to and Effect on the Custody Agreement; Ratification.

(a) Except as specifically amended above, the Custody Agreement is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects.

(b) Except as expressly set forth above, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party hereto under the Custody Agreement, or constitute a waiver of any provision of any other agreement.

(c) Upon the effectiveness hereof, each reference in the Custody Agreement to “this Agreement”, “Custody Agreement”, “Second Amended and Restated Custody Agreement”, “hereto”, “hereunder”, “hereof” or words of like import referring to the Custody Agreement, and each reference in any other Transaction Document to “Custody Agreement”, “Second Amended and Restated Custody Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Custody Agreement shall mean and be a reference to the Custody Agreement as amended hereby.

4. Effectiveness. This Amendment shall be effective upon delivery of executed signature pages by all parties hereto. The Issuers agree and acknowledge that the amendments, modifications set forth herein are being made in connection with a New Issuance and that the related amendments, modifications and supplements are not of the type described in Section 8.04(a)(1)-(7) of the Master Indenture.

5. Counterparts; Facsimile Signature. This Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be as effective as delivery of a manually executed original counterpart of this Amendment.

6. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE (WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

7. Headings. The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions thereof.

8. Severability. The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment. Whenever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

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9. Neither the Indenture Trustee nor the Custodian assume any responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Issuers and neither the Indenture Trustee nor the Custodian shall be responsible or accountable in any way whatsoever for or with respect to the validity, execution or sufficiency of this Amendment and makes no representation with respect thereto. In entering into this Amendment, the Indenture Trustee shall be entitled to the benefit of every provision of the Master Indenture relating to the conduct of or affecting the liability of or affording protection to the Indenture Trustee.

10. Interpretation. Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

[Remainder of Page Intentionally Blank; Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers and delivered as of the day and year first above written.

SPIRIT MASTER FUNDING, LLC, as Issuer

By:	Spirit SPE Manager, LLC, a Delaware limited liability company
Its:	Manager

By:	/s/ Phillip D. Joseph, Jr.
Name: Phillip D. Joseph, Jr.
Title: Executive Vice President, Chief Financial Officer and Treasurer

SPIRIT MASTER FUNDING II, LLC, as Issuer

By:	Spirit SPE Manager, LLC, a Delaware limited liability company
Its:	Manager

By:	/s/ Phillip D. Joseph, Jr.
Name: Phillip D. Joseph, Jr.
Title: Executive Vice President, Chief Financial Officer and Treasurer

SPIRIT MASTER FUNDING III, LLC, as Issuer

By:	Spirit SPE Manager, LLC, a Delaware limited liability company
Its:	Manager

By:	/s/ Phillip D. Joseph, Jr.
Name: Phillip D. Joseph, Jr.
Title: Executive Vice President, Chief Financial Officer and Treasurer

[Signature Page to Amendment No. 2 to the Second Amended and Restated Custody Agreement]

SPIRIT MASTER FUNDING VI, LLC, as Issuer

By:	Spirit SPE Manager, LLC, a Delaware limited liability company
Its:	Manager

By:	/s/ Phillip D. Joseph, Jr.
Name: Phillip D. Joseph, Jr.
Title: Executive Vice President, Chief Financial Officer and Treasurer

SPIRIT MASTER FUNDING VIII, LLC, as Issuer

By:	Spirit SPE Manager, LLC, a Delaware limited liability company
Its:	Manager

By:	/s/ Phillip D. Joseph, Jr.
Name: Phillip D. Joseph, Jr.
Title: Executive Vice President, Chief Financial Officer and Treasurer

[Signature Page to Amendment No. 2 to the Second Amended and Restated Custody Agreement]

CITIBANK, N.A., not in its individual capacity but solely as Indenture Trustee

By:	/s/ Camille Tomao
Name: Camille Tomao
Title: Director

[Signature Page to Amendment No. 2 to the Second Amended and Restated Custody Agreement]

U.S. BANK NATIONAL ASSOCIATION, as Custodian

By:	/s/ Kevin E. Brown
Name: Kevin E. Brown
Title: Vice President

[Signature Page to Amendment No. 2 to the Second Amended and Restated Custody Agreement]

Exhibit E

AMENDMENT NO. 2 TO THE SECOND AMENDED AND RESTATED

COLLATERAL AGENCY AGREEMENT

This Amendment No. 2 to the Second Amended and Restated Collateral Agency Agreement (this “Amendment”), is entered into as of this 14th day of December, 2017, by and among Spirit Master Funding, LLC, Spirit Master Funding II, LLC, Spirit Master Funding III, LLC, Spirit Master Funding VI, LLC, Spirit Master Funding VIII each as an issuer (each, an “Issuer” and, collectively, the “Issuers”), Citibank, N.A., as collateral agent (the “Collateral Agent”) and Spirit Realty, L.P. (“Spirit Realty” and, collectively with the Issuers and the Collateral Agent, the “Remaining Parties”).

WITNESSETH:

WHEREAS, the Issuers, the Collateral Agent, Spirit SPE Warehouse Funding, LLC (“Spirit Warehouse”) and Spirit Realty entered into that certain Second Amended and Restated Collateral Agency Agreement, dated as of May 20, 2014 (as amended by Amendment No. 1 thereto, dated as of November 26, 2014, the “CAA”);

WHEREAS, Article VIII of the Second Amended and Restated Master Indenture, dated as of May 20, 2014, as amended by Amendment No. 1 thereto, dated as of November 26, 2014, and Amendment No. 2 thereto, dated as of the date hereof (as so amended, the “Master Indenture”), among the Issuers and the Indenture Trustee, and Section 9.01 of the Property Management Agreement permit amendments to the CAA subject to certain conditions set forth therein;

WHEREAS, the Issuers have entered into that certain Series 2017-1 Supplement to the Master Indenture related to the issuance by the Issuers of $542,400,000 Net-Lease Mortgage Notes, Series 2017-1, Class A and $132,000,000 Net-Lease Mortgage Notes, Series 2017-1, Class B (collectively, the “Series 2017-1 Notes”) on the date hereof (the “Series 2017-1 Notes Issuance”), which constitutes a New Issuance (as defined in the Master Indenture);

WHEREAS, Section 8.04 of the Master Indenture authorizes the Issuers and the other parties thereto to amend, modify or supplement any of the Transaction Documents, including the Property Management Agreement, without the consent of the Noteholders, in connection with any New Issuance, including the Series 2017-1 Notes Issuance; provided that consent of holders of 100% of the Aggregate Series Principal Balance affected by such amendment, modification or supplement is required if the related amendments, modifications or supplements to such Transaction Document is set forth in Section 8.04(a)(1)-(7) of the Master Indenture;

WHEREAS, the parties hereto desire, in accordance with Article VIII of the Master Indenture and Section 19 of the CAA, to amend the CAA as provided herein, which amendments, modifications and supplements are not enumerated in Section 8.04(a)(1)-(7) of the Master Indenture; and

NOW, THEREFORE, based upon the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:

AGREEMENTS

1. Defined Terms. All capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the CAA and if not defined therein, shall have the meaning assigned thereto in the Master Indenture.

2. Amendment to the CAA.

(a) The following definitions shall hereby be incorporated in alphabetical order into Section 1.2 of the CAA:

Spin-Off: As defined in the Property Management Agreement.

Spirit MTA: As defined in the Property Management Agreement.

(b) Section 16 of the CAA shall be deleted and replaced in its entirety with the following replacement Section 16:

16. Indemnification. Spirit Realty and any Joining Party Lender, as applicable, each agree jointly and severally, or Spirit Realty agrees, as applicable, to indemnify Collateral Agent against, and to hold it and its employees, officers and directors harmless from, any liabilities, and related out-of-pocket expenses, which it may incur in connection with its performance under this Agreement, other than any liabilities and expenses arising out of Collateral Agent’s negligence or bad faith or willful misconduct. Such indemnifications shall survive the removal or resignation of Collateral Agent hereunder and the termination of this Agreement. Notwithstanding the foregoing, Spirit Realty may transfer its obligations under this Section 16 to (i) Spirit MTA, (ii) an entity which owns, directly or indirectly, all of the equity interests of Spirit MTA or (iii) an operating partnership subsidiary of Spirit MTA following the Spin-Off without the consent of the Noteholders or any other person and, following such transfer, Spirit Realty shall be released from all obligations with respect thereto.

3. Reference to and Effect on the CAA; Ratification.

(a) Except as specifically amended above, the CAA is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects.

(b) Except as expressly set forth above, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party hereto under the Master Indenture or the CAA, or constitute a waiver of any provision of any other agreement.

(c) Upon the effectiveness hereof, each reference in the CAA to “this Agreement”, “Collateral Agency Agreement”, “Second Amended and Restated Collateral Agency Agreement”, “hereto”, “hereunder”, “hereof” or words of like import referring to the CAA, and each reference in any other Transaction Document to “Collateral Agency Agreement”, “CAA”, “Second Amended and Restated Collateral Agency Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the CAA shall mean and be a reference to the CAA as amended hereby.

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4. Effectiveness. This Amendment shall be effective upon delivery of executed signature pages by all parties hereto. The Issuers and the Property Manager agree and acknowledge that the amendments, modifications set forth herein are being made in connection with a New Issuance and that the related amendments, modifications and supplements are not of the type described in Section 8.04(a)(1)-(7) of the Master Indenture.

5. Counterparts; Facsimile Signature. This Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be as effective as delivery of a manually executed original counterpart of this Amendment.

6. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE (WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

7. Headings. The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions thereof.

8. Severability. The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment. Whenever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

9. The Collateral Agent assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Issuers and the Collateral Agent shall not be responsible or accountable in any way whatsoever for or with respect to the validity, execution or sufficiency of this Amendment and makes no representations with respect thereto. In entering into this Amendment, the Collateral Agent shall be entitled to the benefit of every provision of the CAA relating to the conduct of or affecting the liability of or affording protection to the Collateral Agent.

10. Interpretation. Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

[Remainder of Page Intentionally Blank; Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers and delivered as of the day and year first above written.

SPIRIT MASTER FUNDING, LLC, as Issuer

By:	Spirit SPE Manager, LLC, a Delaware limited liability company
Its:	Manager

By:	/s/ Phillip D. Joseph, Jr.
Name: Phillip D. Joseph, Jr.
Title: Executive Vice President, Chief Financial Officer and Treasurer

SPIRIT MASTER FUNDING II, LLC, as Issuer

By:	Spirit SPE Manager, LLC, a Delaware limited liability company
Its:	Manager

By:	/s/ Phillip D. Joseph, Jr.
Name: Phillip D. Joseph, Jr.
Title: Executive Vice President, Chief Financial Officer and Treasurer

SPIRIT MASTER FUNDING III, LLC, as Issuer

By:	Spirit SPE Manager, LLC, a Delaware limited liability company
Its:	Manager

By:	/s/ Phillip D. Joseph, Jr.
Name: Phillip D. Joseph, Jr.
Title: Executive Vice President, Chief Financial Officer and Treasurer

[Signature Page to Amendment No. 2 to the Second Amended and Restated Collateral Agency Agreement]

SPIRIT MASTER FUNDING VI, LLC, as Issuer

By:	Spirit SPE Manager, LLC, a Delaware limited liability company
Its:	Manager

By:	/s/ Phillip D. Joseph, Jr.
Name: Phillip D. Joseph, Jr.
Title: Executive Vice President, Chief Financial Officer and Treasurer

SPIRIT MASTER FUNDING VIII, LLC, as Issuer

By:	Spirit SPE Manager, LLC, a Delaware limited liability company
Its:	Manager

By:	/s/ Phillip D. Joseph, Jr.
Name: Phillip D. Joseph, Jr.
Title: Executive Vice President, Chief Financial Officer and Treasurer

[Signature Page to Amendment No. 2 to the Second Amended and Restated Collateral Agency Agreement]

SPIRIT REALTY, L.P.

By:	Spirit General OP Holdings, LLC, a Delaware limited liability company
Its:	General Partner

By:	/s/ Phillip D. Joseph, Jr.
Name: Phillip D. Joseph, Jr.
Title: Executive Vice President, Chief Financial Officer and Treasurer

[Signature Page to Amendment No. 2 to the Second Amended and Restated Collateral Agency Agreement]

CITIBANK, N.A., as Collateral Agent

By:	/s/ Camille Tomao
Name: Camille Tomao
Title: Director

[Signature Page to Amendment No. 2 to the Second Amended and Restated Collateral Agency Agreement]

Exhibit F

Final Form

AMENDMENT NO. 1 TO PERFORMANCE UNDERTAKING

This Amendment No. 1 to Performance Undertaking (this “Amendment”), is entered into as of this 14th day of December, 2017, by and among Spirit Master Funding VI, LLC (“SMF VI”) and Spirit Master Funding VIII, LLC (“SMF VIII” and, together with SMF VI, the “Issuers”) and the other “Beneficiaries” (as defined in the Performance Undertaking (defined below)).

WITNESSETH:

WHEREAS, the Support Provider entered into that certain Performance Undertaking, dated as of November 26, 2014 (the “Performance Undertaking”) in favor of the Issuers and the other “Beneficiaries” (as defined in the Performance Undertaking);

WHEREAS, Article VIII of the Second Amended and Restated Master Indenture, dated as of May 20, 2014, as amended by Amendment No. 1 thereto, dated as of November 26, 2014, and Amendment No. 2 thereto, dated as of the date hereof (as so amended, the “Master Indenture”), among the Issuers and the Indenture Trustee, and Section 11 of the Performance Undertaking permit amendments to the Performance Undertaking subject to certain conditions set forth therein;

WHEREAS, the Issuers have entered into that certain Series 2017-1 Supplement to the Master Indenture related to the issuance by the Issuers of $542,400,000 Net-Lease Mortgage Notes, Series 2017-1, Class A and $132,000,000 Net-Lease Mortgage Notes, Series 2017-1, Class B (collectively, the “Series 2017-1 Notes”) on the date hereof (the “Series 2017-1 Notes Issuance”), which constitutes a New Issuance (as defined in the Master Indenture);

WHEREAS, Section 8.04 of the Master Indenture authorizes the Issuers and the other parties thereto to amend, modify or supplement any of the Transaction Documents, including the Performance Undertaking, without the consent of the Noteholders, in connection with any New Issuance, including the Series 2017-1 Notes Issuance; provided that consent of holders of 100% of the Aggregate Series Principal Balance affected by such amendment, modification or supplement is required if the related amendments, modifications or supplements to such Transaction Document is set forth in Section 8.04(a)(1)-(7) of the Master Indenture;

WHEREAS, the parties hereto desire, in accordance with Section 11 of the Performance Undertaking and Article VIII of the Master Indenture, to amend the Performance Undertaking as provided herein, which amendments, modifications and supplements are not enumerated in Section 8.04(a)(1)-(7) of the Master Indenture; and

NOW, THEREFORE, based upon the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:

AGREEMENTS

1. Defined Terms. All capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the Performance Undertaking.

2. Amendment to the Performance Undertaking.

(a) The following definitions shall hereby be incorporated in alphabetical order into Section 1 of the Performance Undertaking:

“Eligible Successor Support Provider” means (i) Spirit MTA, (ii) an entity which owns, directly or indirectly, all of the equity interests of Spirit MTA or (iii) an operating partnership subsidiary of Spirit MTA, provided that in the case of either (i), (ii) or (iii) such entity (a) has Net Assets of not less than $750,000,000 and covenants with the Indenture Trustee (on behalf of the Noteholders) to maintain Net Assets in at least such amount at all times, (b) has not been the subject of (x) an involuntary or voluntary bankruptcy proceeding, in each case, that has not been discharged or (y) a governmental or regulatory investigation which resulted in a final, nonappealable conviction for criminal activity involving moral turpitude, (c) owns directly or indirectly 100% of the limited liability company interests of the Issuers and (d) satisfies the Rating Condition with respect to its appointment as successor Support Provider.

“GAAP” shall have the meaning set forth in the Property Management Agreement.

“Net Assets” means with respect to any entity, the difference between (i) the fair value of such entity’s assets, but excluding accumulated depreciation, and (ii) such entity’s liabilities determined in accordance with GAAP.

“Qualified Deleveraging Event” shall have the meaning set forth in the Property Management Agreement.

“Spin-Off” shall have the meaning set forth in the Property Management Agreement.

“Spirit MTA” shall have the meaning set forth in the Property Management Agreement.

(b) Section 7 of the Performance Undertaking is hereby amended by replacing the phrase “the Series 2014-4 Notes” with the phrase “the Notes”.

(c) Section 10 of the Performance Undertaking shall be deleted and replaced in its entirety with the following replacement Section 10:

SECTION 10. Successors and Assigns. This Undertaking shall be binding upon the Support Provider and its successors and assigns, and shall inure to the benefit of and be enforceable by the Beneficiaries and their respective successors, permitted transferees and permitted assigns. From and after the date hereof, and so long as any of the Notes remain outstanding, the Support Provider may not assign or transfer any of its obligations hereunder without obtaining confirmation that the Rating Condition (as defined in the Indenture) has been satisfied and the prior written consent of the Indenture Trustee and the Issuers; provided that at any time after either (i) the second anniversary of the Spin-Off or (ii) the occurrence of a Qualified Deleveraging Event, Spirit Realty, as Support Provider, may transfer its obligations hereunder to an Eligible Successor Support Provider (who has agreed in writing to be bound by the terms of this Undertaking) without the need for any Noteholder consent and Spirit Realty will be released from all its obligations as Support Provider and the Issuers and the Eligible Successor Support Provider will be deemed to have agreed to such release. From and after the date hereof, the Indenture Trustee (for the benefit of the holders of the Notes) shall be a third party

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beneficiary under this Undertaking, and all representations and warranties made by the Support Provider shall be deemed made to the Indenture Trustee (for the benefit of the holders of the Notes). For the avoidance of doubt, the Indenture Trustee may enforce this Undertaking without regard to whether an Indenture Event of Default or other default has occurred and is continuing under the Indenture. No person other than the parties hereto and the Beneficiaries shall have any rights hereunder. No Beneficiary may assign any of its rights hereunder without the prior written consent of the Support Provider.

3. Reference to and Effect on the Performance Undertaking; Ratification.

(a) Except as specifically amended above, the Performance Undertaking is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects.

(b) Except as expressly set forth above, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party hereto under the Performance Undertaking, or constitute a waiver of any provision of any other agreement.

(c) Upon the effectiveness hereof, each reference in the Performance Undertaking to “this Undertaking”, “Performance Undertaking”, “hereto”, “hereunder”, “hereof” or words of like import referring to the Performance Undertaking, and each reference in any other Transaction Document to “Performance Undertaking”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Performance Undertaking shall mean and be a reference to the Performance Undertaking as amended hereby.

4. Effectiveness. This Amendment shall be effective upon delivery of executed signature pages by all parties hereto. The parties hereto agree and acknowledge that the amendments, modifications set forth herein are being made in connection with a New Issuance and that the related amendments, modifications and supplements are not of the type described in Section 8.04(a)(1)-(7) of the Master Indenture.

5. Counterparts; Facsimile Signature. This Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be as effective as delivery of a manually executed original counterpart of this Amendment.

6. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE (WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

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7. Headings. The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions thereof.

8. Severability. The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment. Whenever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

9. The Indenture Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Issuers and the Indenture Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity, execution or sufficiency of this Amendment and makes no representation with respect thereto. In entering into this Amendment, the Indenture Trustee shall be entitled to the benefit of every provision of the Master Indenture relating to the conduct of or affecting the liability of or affording protection to the Indenture Trustee.

10. Interpretation. Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

[Remainder of Page Intentionally Blank; Signature Pages Follow]

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IN WITNESS WHEREOF, the Support Provider has caused this Amendment to be executed and delivered as of the date first above written.

SPIRIT REALTY, L.P.

By:	Spirit General OP Holdings, LLC, a Delaware limited liability company
Its:	General Partner

By:	/s/ Phillip D. Joseph, Jr.
Name: Phillip D. Joseph, Jr.
Title: Executive Vice President, Chief Financial Officer and Treasurer

Signed, sealed and delivered in the presence of

/s/ Jay Young
Name:	Jay Young
Title:	Executive Vice President

[Signature Page to Amendment No. 1 to the Performance Undertaking]

Issuers:

SPIRIT MASTER FUNDING, LLC, as Issuer

By:	Spirit SPE Manager, LLC, a Delaware limited liability company
Its:	Manager

By:	/s/ Phillip D. Joseph, Jr.
Name: Phillip D. Joseph, Jr.
Title: Executive Vice President, Chief Financial Officer and Treasurer

SPIRIT MASTER FUNDING II, LLC, as Issuer

By:	Spirit SPE Manager, LLC, a Delaware limited liability company
Its:	Manager

By:	/s/ Phillip D. Joseph, Jr.
Name: Phillip D. Joseph, Jr.
Title: Executive Vice President, Chief Financial Officer and Treasurer

SPIRIT MASTER FUNDING III, LLC, as Issuer

By:	Spirit SPE Manager, LLC, a Delaware limited liability company
Its:	Manager

By:	/s/ Phillip D. Joseph, Jr.
Name: Phillip D. Joseph, Jr.
Title: Executive Vice President, Chief Financial Officer and Treasurer

[Signature Page to Amendment No. 1 to Performance Undertaking]

SPIRIT MASTER FUNDING VI, LLC, as Issuer

By:	Spirit SPE Manager, LLC, a Delaware limited liability company
Its:	Manager

By:	/s/ Phillip D. Joseph, Jr.
Name: Phillip D. Joseph, Jr.
Title: Executive Vice President, Chief Financial Officer and Treasurer

SPIRIT MASTER FUNDING VIII, LLC, as Issuer

By:	Spirit SPE Manager, LLC, a Delaware limited liability company
Its:	Manager

By:	/s/ Phillip D. Joseph, Jr.
Name: Phillip D. Joseph, Jr.
Title: Executive Vice President, Chief Financial Officer and Treasurer

[Signature Page to Amendment No. 1 to Performance Undertaking]

Acknowledged and agreed:

CITIBANK, N.A., not in its individual capacity but solely as Indenture Trustee

By:	/s/ Camille Tomao
Name: Camille Tomao
Title: Director

[Signature Page to Amendment No. 1 to Performance Undertaking]

Exhibit G

Execution Version

AMENDMENT NO. 1 TO LIMITED LIABILITY COMPANY AGREEMENT OF SPIRIT

MASTER FUNDING, LLC

This Amendment No. 1 to Limited Liability Company Agreement of Spirit Master Funding, LLC (the “Company”), is entered into as of this 14th day of December, 2017 (this “Amendment”), by Spirit Realty, L.P., a Delaware limited partnership, as the sole member (the “Member”), Spirit SPE Manager, LLC, a Delaware limited liability company, as the non-member manager of the Company (the “Manager”) and Steven P. Zimmer, as independent manager (the “Independent Manager”).

WITNESSETH:

WHEREAS, the Member, the Manager and the Independent Manager entered into that certain Second Amended and Restated Limited Liability Company Agreement, dated as of July 17, 2013 (the “LLC Agreement”);

WHEREAS, Article VIII of the Second Amended and Restated Master Indenture, dated as of May 20, 2014, as amended by Amendment No. 1 thereto, dated as of November 26, 2014, and Amendment No. 2 thereto, dated as of the date hereof (as so amended, the “Master Indenture”), among the Company, Spirit Master Funding, LLC, Spirit Master Funding II, LLC, Spirit Master Funding III, LLC, Spirit Master Funding VI, LLC and Spirit Master Funding VIII, LLC (collectively, the “Issuers”) and the Indenture Trustee, and Section 11.06 of the LLC Agreement permit amendments to the LLC Agreement subject to certain conditions set forth therein;

WHEREAS, the Issuers have entered into that certain Series 2017-1 Supplement to the Master Indenture related to the issuance by the Issuers of $542,400,000 Net-Lease Mortgage Notes, Series 2017-1, Class A and $132,000,000 Net-Lease Mortgage Notes, Series 2017-1, Class B (collectively, the “Series 2017-1 Notes”) on the date hereof (the “Series 2017-1 Notes Issuance”), which constitutes a New Issuance (as defined in the Master Indenture);

WHEREAS, Section 8.04 of the Master Indenture authorizes the Issuers, including the Company, and the other parties thereto to amend, modify or supplement any of the Transaction Documents, including the LLC Agreement, without the consent of the Noteholders, in connection with any New Issuance, including the Series 2017-1 Notes Issuance; provided that consent of holders of 100% of the Aggregate Series Principal Balance affected by such amendment, modification or supplement is required if the related amendments, modifications or supplements to such Transaction Document is set forth in Section 8.04(a)(1)-(7) of the Master Indenture;

WHEREAS, the parties hereto desire, in accordance with Section 11.06 of the LLC Agreement and Article VIII of the Master Indenture, to amend the LLC Agreement as provided herein, which amendments, modifications and supplements are not enumerated in Section 8.04(a)(1)-(7) of the Master Indenture; and

NOW, THEREFORE, based upon the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:

AGREEMENTS

1. Defined Terms. All capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the LLC Agreement.

2. Amendment to the LLC Agreement.

(a) Section 1.01 of the LLC Agreement shall be amended by deleting the words “proposed,” from the definition of “Treasury Regulations” in Section 1.01 of the LLC Agreement:

(b) Section 9.02(a) of the LLC Agreement shall be deleted and replaced in its entirety with the following replacement Section 9.02(a):

(a) the Company has received a written instrument of Transfer of such Membership Interest in a form satisfactory to the Company, which instrument shall be signed by the transferring Member and the transferee, shall contain the transferee’s express acceptance of and agreement to be bound by all of the terms and conditions of this Agreement and whereby the transferee shall represent, warrant and covenant that:

(i) the transferee has not acquired, and will not sell, trade or transfer any such Membership Interest or an interest therein, or cause any such Membership Interest or interests therein to be marketed, on or through either an “established securities market” or a “secondary market (or the substantial equivalent thereof),” in each case within the meaning of Section 7704(b) of the Code; and

(ii) the transferee will not enter into any instrument contract or arrangement with respect to any Membership Interest that would constitute a “transfer” of such Membership Interest or an interest therein under Section 7704 of the Code other than by means of a transfer consented to by the Members.

(c) Section 10.01(c) of the LLC Agreement shall be deleted and replaced in its entirety with the following replacement Section 10.01(c):

(c) Upon dissolution of the Company pursuant to Section 10.01(a), the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act; provided that, in the event the Company is classified as a partnership for U.S. federal income tax purposes, any distributions of the positive balances of Members’ capital accounts shall be made in accordance with the time requirements set forth in Section 1.704-1(b)(2)(ii)(b)(2) of the Treasury Regulations.

3. Reference to and Effect on the LLC Agreement; Ratification.

(a) Except as specifically amended above, the LLC Agreement is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects.

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(b) Except as expressly set forth above, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party hereto under the LLC Agreement, or constitute a waiver of any provision of any other agreement.

(c) Upon the effectiveness hereof, each reference in the LLC Agreement to “this Agreement”, “Limited Liability Agreement”, “hereto”, “hereunder”, “hereof” or words of like import referring to the LLC Agreement, and each reference in any other Transaction Document to “Limited Liability Company Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the LLC Agreement shall mean and be a reference to the LLC Agreement as amended hereby.

4. Effectiveness. This Amendment shall be effective upon delivery of executed signature pages by all parties hereto. The parties hereto agree and acknowledge that the amendments, modifications set forth herein are being made in connection with a New Issuance and that the related amendments, modifications and supplements are not of the type described in Section 8.04(a)(1)-(7) of the Master Indenture.

5. Counterparts; Facsimile Signature. This Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be as effective as delivery of a manually executed original counterpart of this Amendment.

6. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE (WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

7. Headings. The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions thereof.

8. Severability. The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment. Whenever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

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9. The Indenture Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Issuers and the Indenture Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity, execution or sufficiency of this Amendment and makes no representation with respect thereto. In entering into this Amendment, the Indenture Trustee shall be entitled to the benefit of every provision of the Master Indenture relating to the conduct of or affecting the liability of or affording protection to the Indenture Trustee.

10. Interpretation. Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

[Remainder of Page Intentionally Blank; Signature Pages Follow]

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IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Amendment No. 1 to Second Amended and Restated Limited Liability Company Agreement of Spirit Master Funding, LLC as of the date first set forth above.

COMPANY:

SPIRIT MASTER FUNDING, LLC

By: SPIRIT SPE MANAGER, LLC, its non-member manager

By:	/s/ Phillip D. Joseph, Jr.
Name:	Phillip D. Joseph, Jr.
Title:	Executive Vice President, Chief Financial Officer and Treasurer

MEMBER:

SPIRIT REALTY, L.P.

By: SPIRIT GENERAL OP HOLDINGS, LLC, its General Partner

By:	/s/ Phillip D. Joseph, Jr.
Name:	Phillip D. Joseph, Jr.
Title:	Executive Vice President, Chief Financial Officer and Treasurer

MANAGER:

SPIRIT SPE MANAGER, LLC

By:	/s/ Phillip D. Joseph, Jr.
Name:	Phillip D. Joseph, Jr.
Title:	Executive Vice President, Chief Financial Officer and Treasurer

[Amendment No. 1 to Second Amended and Restated LLC Agreement of Spirit Master Funding, LLC]

ACKNOWLEDGED AND AGREED TO:

INDEPENDENT MANAGER:

/s/ Steven P. Zimmer
Name: Steven P. Zimmer
The Corporation Trust Company
1209 Orange Street
Wilmington, DE 19801

SPECIAL MEMBER:

SPIRIT SPE MANAGER, LLC

By:
Name:	Phillip D. Joseph, Jr.
Title:	Executive Vice President, Chief
Financial Officer and Treasurer

[Amendment No. 1 to Second Amended and Restated LLC Agreement of Spirit Master Funding, LLC]

ACKNOWLEDGED AND AGREED TO:

INDEPENDENT MANAGER:

Name:
The Corporation Trust Company
1209 Orange Street
Wilmington, DE 19801

SPECIAL MEMBER:

SPIRIT SPE MANAGER, LLC

By:	/s/ Phillip D. Joseph, Jr.
Name:	Phillip D. Joseph, Jr.
Title:	Executive Vice President, Chief
Financial Officer and Treasurer

[Amendment No. 1 to Second Amended and Restated LLC Agreement of Spirit Master Funding, LLC]

Execution Version

AMENDMENT NO. 1 TO LIMITED LIABILITY COMPANY AGREEMENT OF SPIRIT

MASTER FUNDING II, LLC

This Amendment No. 1 to Limited Liability Company Agreement of Spirit Master Funding II, LLC (the “Company”), is entered into as of this 14th day of December, 2017 (this “Amendment”), by Spirit Realty, L.P., a Delaware limited partnership, as the sole member (the “Member”), Spirit SPE Manager, LLC, a Delaware limited liability company, as the non-member manager of the Company (the “Manager”) and Steven P. Zimmer, as independent manager (the “Independent Manager”).

WITNESSETH:

WHEREAS, the Member, the Manager and the Independent Manager entered into that certain Second Amended and Restated Limited Liability Company Agreement, dated as of July 17, 2013 (the “LLC Agreement”);

WHEREAS, Article VIII of the Second Amended and Restated Master Indenture, dated as of May 20, 2014, as amended by Amendment No. 1 thereto, dated as of November 26, 2014, and Amendment No. 2 thereto, dated as of the date hereof (as so amended, the “Master Indenture”), among the Company, Spirit Master Funding, LLC, Spirit Master Funding II, LLC, Spirit Master Funding III, LLC, Spirit Master Funding VI, LLC and Spirit Master Funding VIII, LLC (collectively, the “Issuers”) and the Indenture Trustee, and Section 11.06 of the LLC Agreement permit amendments to the LLC Agreement subject to certain conditions set forth therein;

WHEREAS, the Issuers have entered into that certain Series 2017-1 Supplement to the Master Indenture related to the issuance by the Issuers of $542,400,000 Net-Lease Mortgage Notes, Series 2017-1, Class A and $132,000,000 Net-Lease Mortgage Notes, Series 2017-1, Class B (collectively, the “Series 2017-1 Notes”) on the date hereof (the “Series 2017-1 Notes Issuance”), which constitutes a New Issuance (as defined in the Master Indenture);

WHEREAS, Section 8.04 of the Master Indenture authorizes the Issuers, including the Company, and the other parties thereto to amend, modify or supplement any of the Transaction Documents, including the LLC Agreement, without the consent of the Noteholders, in connection with any New Issuance, including the Series 2017-1 Notes Issuance; provided that consent of holders of 100% of the Aggregate Series Principal Balance affected by such amendment, modification or supplement is required if the related amendments, modifications or supplements to such Transaction Document is set forth in Section 8.04(a)(1)-(7) of the Master Indenture;

WHEREAS, the parties hereto desire, in accordance with Section 11.06 of the LLC Agreement and Article VIII of the Master Indenture, to amend the LLC Agreement as provided herein, which amendments, modifications and supplements are not enumerated in Section 8.04(a)(1)-(7) of the Master Indenture; and

NOW, THEREFORE, based upon the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:

AGREEMENTS

1. Defined Terms. All capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the LLC Agreement.

2. Amendment to the LLC Agreement.

(a) Section 1.01 of the LLC Agreement shall be amended by deleting the words “proposed,” from the definition of “Treasury Regulations” in Section 1.01 of the LLC Agreement:

(b) Section 9.02(a) of the LLC Agreement shall be deleted and replaced in its entirety with the following replacement Section 9.02(a):

(a) the Company has received a written instrument of Transfer of such Membership Interest in a form satisfactory to the Company, which instrument shall be signed by the transferring Member and the transferee, shall contain the transferee’s express acceptance of and agreement to be bound by all of the terms and conditions of this Agreement and whereby the transferee shall represent, warrant and covenant that:

(i) the transferee has not acquired, and will not sell, trade or transfer any such Membership Interest or an interest therein, or cause any such Membership Interest or interests therein to be marketed, on or through either an “established securities market” or a “secondary market (or the substantial equivalent thereof),” in each case within the meaning of Section 7704(b) of the Code; and

(ii) the transferee will not enter into any instrument contract or arrangement with respect to any Membership Interest that would constitute a “transfer” of such Membership Interest or an interest therein under Section 7704 of the Code other than by means of a transfer consented to by the Members.

(c) Section 9.02(d) of the LLC Agreement shall be amended by deleting the words “and the consent of each Lender” from Section 9.02(d) of the LLC Agreement.

(d) Section 10.01(c) of the LLC Agreement shall be deleted and replaced in its entirety with the following replacement Section 10.01(c):

(c) Upon dissolution of the Company pursuant to Section 10.01(a), the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act; provided that, in the event the Company is classified as a partnership for U.S. federal income tax purposes, any distributions of the positive balances of Members’ capital accounts shall be made in accordance with the time requirements set forth in Section 1.704-1(b)(2)(ii)(b)(2) of the Treasury Regulations.

2

3. Reference to and Effect on the LLC Agreement; Ratification.

(a) Except as specifically amended above, the LLC Agreement is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects.

(b) Except as expressly set forth above, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party hereto under the LLC Agreement, or constitute a waiver of any provision of any other agreement.

(c) Upon the effectiveness hereof, each reference in the LLC Agreement to “this Agreement”, “Limited Liability Agreement”, “hereto”, “hereunder”, “hereof” or words of like import referring to the LLC Agreement, and each reference in any other Transaction Document to “Limited Liability Company Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the LLC Agreement shall mean and be a reference to the LLC Agreement as amended hereby.

4. Effectiveness. This Amendment shall be effective upon delivery of executed signature pages by all parties hereto. The parties hereto agree and acknowledge that the amendments, modifications set forth herein are being made in connection with a New Issuance and that the related amendments, modifications and supplements are not of the type described in Section 8.04(a)(1)-(7) of the Master Indenture.

5. Counterparts; Facsimile Signature. This Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be as effective as delivery of a manually executed original counterpart of this Amendment.

6. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE (WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

7. Headings. The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions thereof.

8. Severability. The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment. Whenever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

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9. The Indenture Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Issuers and the Indenture Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity, execution or sufficiency of this Amendment and makes no representation with respect thereto. In entering into this Amendment, the Indenture Trustee shall be entitled to the benefit of every provision of the Master Indenture relating to the conduct of or affecting the liability of or affording protection to the Indenture Trustee.

10. Interpretation. Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

[Remainder of Page Intentionally Blank; Signature Pages Follow]

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IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Amendment No. 1 to Second Amended and Restated Limited Liability Company Agreement of Spirit Master Funding II, LLC as of the date first set forth above.

COMPANY:

SPIRIT MASTER FUNDING II, LLC

By: SPIRIT SPE MANAGER, LLC, its non-member manager

By:	/s/ Phillip D. Joseph, Jr.
Name:	Phillip D. Joseph, Jr.
Title:	Executive Vice President, Chief Financial Officer and Treasurer

MEMBER:

SPIRIT REALTY, L.P.

By: SPIRIT GENERAL OP HOLDINGS, LLC, its General Partner

By:	/s/ Phillip D. Joseph, Jr.
Name:	Phillip D. Joseph, Jr.
Title:	Executive Vice President, Chief Financial Officer and Treasurer

MANAGER:

SPIRIT SPE MANAGER, LLC

By:	/s/ Phillip D. Joseph, Jr.
Name:	Phillip D. Joseph, Jr.
Title:	Executive Vice President, Chief Financial Officer and Treasurer

[Amendment No. 1 to Second Amended and Restated LLC Agreement of Spirit Master Funding II, LLC]

ACKNOWLEDGED AND AGREED TO:

INDEPENDENT MANAGER:

/s/ Steven P. Zimmer
Name: Steven P. Zimmer
The Corporation Trust Company
1209 Orange Street
Wilmington, DE 19801

SPECIAL MEMBER:

SPIRIT SPE MANAGER, LLC

By:
Name:	Phillip D. Joseph, Jr.
Title:	Executive Vice President, Chief Financial Officer and Treasurer

[Amendment No. 1 to Second Amended and Restated LLC Agreement of Spirit Master Funding II, LLC]

ACKNOWLEDGED AND AGREED TO:

INDEPENDENT MANAGER:

Name:
The Corporation Trust Company
1209 Orange Street
Wilmington, DE 19801

SPECIAL MEMBER:

SPIRIT SPE MANAGER, LLC

By:	/s/ Phillip D. Joseph, Jr.
Name:	Phillip D. Joseph, Jr.
Title:	Executive Vice President, Chief Financial Officer and Treasurer

[Amendment No. 1 to Second Amended and Restated LLC Agreement of Spirit Master Funding II, LLC]

Execution Version

AMENDMENT NO. 1 TO LIMITED LIABILITY COMPANY AGREEMENT OF SPIRIT

MASTER FUNDING III, LLC

This Amendment No. 1 to Limited Liability Company Agreement of Spirit Master Funding III, LLC (the “Company”), is entered into as of this 14th day of December, 2017 (this “Amendment”), by Spirit Realty, L.P., a Delaware limited partnership, as the sole member (the “Member”), Spirit SPE Manager, LLC, a Delaware limited liability company, as the non-member manager of the Company (the “Manager”) and Steven P. Zimmer, as independent manager (the “Independent Manager”).

WITNESSETH:

WHEREAS, the Member, the Manager and the Independent Manager entered into that certain Second Amended and Restated Limited Liability Company Agreement, dated as of July 17, 2013 (the “LLC Agreement”);

WHEREAS, Article VIII of the Second Amended and Restated Master Indenture, dated as of May 20, 2014, as amended by Amendment No. 1 thereto, dated as of November 26, 2014, and Amendment No. 2 thereto, dated as of the date hereof (as so amended, the “Master Indenture”), among the Company, Spirit Master Funding, LLC, Spirit Master Funding II, LLC, Spirit Master Funding III, LLC, Spirit Master Funding VI, LLC and Spirit Master Funding VIII, LLC (collectively, the “Issuers”) and the Indenture Trustee, and Section 11.06 of the LLC Agreement permit amendments to the LLC Agreement subject to certain conditions set forth therein;

WHEREAS, the Issuers have entered into that certain Series 2017-1 Supplement to the Master Indenture related to the issuance by the Issuers of $542,400,000 Net-Lease Mortgage Notes, Series 2017-1, Class A and $132,000,000 Net-Lease Mortgage Notes, Series 2017-1, Class B (collectively, the “Series 2017-1 Notes”) on the date hereof (the “Series 2017-1 Notes Issuance”), which constitutes a New Issuance (as defined in the Master Indenture);

WHEREAS, Section 8.04 of the Master Indenture authorizes the Issuers, including the Company, and the other parties thereto to amend, modify or supplement any of the Transaction Documents, including the LLC Agreement, without the consent of the Noteholders, in connection with any New Issuance, including the Series 2017-1 Notes Issuance; provided that consent of holders of 100% of the Aggregate Series Principal Balance affected by such amendment, modification or supplement is required if the related amendments, modifications or supplements to such Transaction Document is set forth in Section 8.04(a)(1)-(7) of the Master Indenture;

WHEREAS, the parties hereto desire, in accordance with Section 11.06 of the LLC Agreement and Article VIII of the Master Indenture, to amend the LLC Agreement as provided herein, which amendments, modifications and supplements are not enumerated in Section 8.04(a)(1)-(7) of the Master Indenture; and

NOW, THEREFORE, based upon the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:

AGREEMENTS

1. Defined Terms. All capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the LLC Agreement.

2. Amendment to the LLC Agreement.

(a) Section 1.01 of the LLC Agreement shall be amended by deleting the words “proposed,” from the definition of “Treasury Regulations” in Section 1.01 of the LLC Agreement:

(b) Section 9.02(a) of the LLC Agreement shall be deleted and replaced in its entirety with the following replacement Section 9.02(a):

(a) the Company has received a written instrument of Transfer of such Membership Interest in a form satisfactory to the Company, which instrument shall be signed by the transferring Member and the transferee, shall contain the transferee’s express acceptance of and agreement to be bound by all of the terms and conditions of this Agreement and whereby the transferee shall represent, warrant and covenant that:

(i) the transferee has not acquired, and will not sell, trade or transfer any such Membership Interest or an interest therein, or cause any such Membership Interest or interests therein to be marketed, on or through either an “established securities market” or a “secondary market (or the substantial equivalent thereof),” in each case within the meaning of Section 7704(b) of the Code; and

(ii) the transferee will not enter into any instrument contract or arrangement with respect to any Membership Interest that would constitute a “transfer” of such Membership Interest or an interest therein under Section 7704 of the Code other than by means of a transfer consented to by the Members.

(c) Section 9.02(d) of the LLC Agreement shall be amended by deleting the words “and the consent of each Lender” from Section 9.02(d) of the LLC Agreement.

(d) Section 10.01(c) of the LLC Agreement shall be deleted and replaced in its entirety with the following replacement Section 10.01(c):

(c) Upon dissolution of the Company pursuant to Section 10.01(a), the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act; provided that, in the event the Company is classified as a partnership for U.S. federal income tax purposes, any distributions of the positive balances of Members’ capital accounts shall be made in accordance with the time requirements set forth in Section 1.704-1(b)(2)(ii)(b)(2) of the Treasury Regulations.

2

3. Reference to and Effect on the LLC Agreement; Ratification.

(a) Except as specifically amended above, the LLC Agreement is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects.

(b) Except as expressly set forth above, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party hereto under the LLC Agreement, or constitute a waiver of any provision of any other agreement.

(c) Upon the effectiveness hereof, each reference in the LLC Agreement to “this Agreement”, “Limited Liability Agreement”, “hereto”, “hereunder”, “hereof” or words of like import referring to the LLC Agreement, and each reference in any other Transaction Document to “Limited Liability Company Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the LLC Agreement shall mean and be a reference to the LLC Agreement as amended hereby.

4. Effectiveness. This Amendment shall be effective upon delivery of executed signature pages by all parties hereto. The parties hereto agree and acknowledge that the amendments, modifications set forth herein are being made in connection with a New Issuance and that the related amendments, modifications and supplements are not of the type described in Section 8.04(a)(1)-(7) of the Master Indenture.

5. Counterparts; Facsimile Signature. This Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be as effective as delivery of a manually executed original counterpart of this Amendment.

6. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE (WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

7. Headings. The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions thereof.

8. Severability. The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment. Whenever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

3

9. The Indenture Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Issuers and the Indenture Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity, execution or sufficiency of this Amendment and makes no representation with respect thereto. In entering into this Amendment, the Indenture Trustee shall be entitled to the benefit of every provision of the Master Indenture relating to the conduct of or affecting the liability of or affording protection to the Indenture Trustee.

10. Interpretation. Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

[Remainder of Page Intentionally Blank; Signature Pages Follow]

4

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Amendment No. 1 to Second Amended and Restated Limited Liability Company Agreement of Spirit Master Funding III, LLC as of the date first set forth above.

COMPANY:

SPIRIT MASTER FUNDING III, LLC

By: SPIRIT SPE MANAGER, LLC, its non-member manager

By:	/s/ Phillip D. Joseph, Jr.
Name:	Phillip D. Joseph, Jr.
Title:	Executive Vice President, Chief Financial Officer and Treasurer

MEMBER:

SPIRIT REALTY, L.P.

By: SPIRIT GENERAL OP HOLDINGS, LLC, its General Partner

By:	/s/ Phillip D. Joseph, Jr.
Name:	Phillip D. Joseph, Jr.
Title:	Executive Vice President, Chief Financial Officer and Treasurer

MANAGER:

SPIRIT SPE MANAGER, LLC

By:	/s/ Phillip D. Joseph, Jr.
Name:	Phillip D. Joseph, Jr.
Title:	Executive Vice President, Chief Financial Officer and Treasurer

[Amendment No. 1 to Second Amended and Restated LLC Agreement of Spirit Master Funding III, LLC]

ACKNOWLEDGED AND AGREED TO:

INDEPENDENT MANAGER:

/s/ Steven P. Zimmer
Name: Steven P. Zimmer
The Corporation Trust Company
1209 Orange Street
Wilmington, DE 19801

SPECIAL MEMBER:

SPIRIT SPE MANAGER, LLC

By:
Name:	Phillip D. Joseph, Jr.
Title:	Executive Vice President, Chief Financial Officer and Treasurer

[Amendment No. 1 to Second Amended and Restated LLC Agreement of Spirit Master Funding III, LLC]

ACKNOWLEDGED AND AGREED TO:

INDEPENDENT MANAGER:

Name:
The Corporation Trust Company
1209 Orange Street
Wilmington, DE 19801

SPECIAL MEMBER:

SPIRIT SPE MANAGER, LLC

By:	/s/ Phillip D. Joseph, Jr.
Name:	Phillip D. Joseph, Jr.
Title:	Executive Vice President, Chief Financial Officer and Treasurer

[Amendment No. 1 to Second Amended and Restated LLC Agreement of Spirit Master Funding III, LLC]

Execution Version

AMENDMENT NO. 1 TO LIMITED LIABILITY COMPANY AGREEMENT OF SPIRIT

MASTER FUNDING VI, LLC

This Amendment No. 1 to Limited Liability Company Agreement of Spirit Master Funding VI, LLC (the “Company”), is entered into as of this 14th day of December, 2017 (this “Amendment”), by Spirit Realty, L.P., a Delaware limited partnership, as the sole member (the “Member”), Spirit SPE Manager, LLC, a Delaware limited liability company, as the non-member manager of the Company (the “Manager”) and Steven P. Zimmer, as independent manager (the “Independent Manager”).

WITNESSETH:

WHEREAS, the Member, the Manager and the Independent Manager entered into that certain Limited Liability Company Agreement, dated as of August 16, 2013 (the “LLC Agreement”);

WHEREAS, Article VIII of the Second Amended and Restated Master Indenture, dated as of May 20, 2014, as amended by Amendment No. 1 thereto, dated as of November 26, 2014, and Amendment No. 2 thereto, dated as of the date hereof (as so amended, the “Master Indenture”), among the Company, Spirit Master Funding, LLC, Spirit Master Funding II, LLC, Spirit Master Funding III, LLC, Spirit Master Funding VI, LLC and Spirit Master Funding VIII, LLC (collectively, the “Issuers”) and the Indenture Trustee, and Section 33 of the LLC Agreement permit amendments to the LLC Agreement subject to certain conditions set forth therein;

WHEREAS, the Issuers have entered into that certain Series 2017-1 Supplement to the Master Indenture related to the issuance by the Issuers of $542,400,000 Net-Lease Mortgage Notes, Series 2017-1, Class A and $132,000,000 Net-Lease Mortgage Notes, Series 2017-1, Class B (collectively, the “Series 2017-1 Notes”) on the date hereof (the “Series 2017-1 Notes Issuance”), which constitutes a New Issuance (as defined in the Master Indenture);

WHEREAS, Section 8.04 of the Master Indenture authorizes the Issuers, including the Company, and the other parties thereto to amend, modify or supplement any of the Transaction Documents, including the LLC Agreement, without the consent of the Noteholders, in connection with any New Issuance, including the Series 2017-1 Notes Issuance; provided that consent of holders of 100% of the Aggregate Series Principal Balance affected by such amendment, modification or supplement is required if the related amendments, modifications or supplements to such Transaction Document is set forth in Section 8.04(a)(1)-(7) of the Master Indenture;

WHEREAS, the parties hereto desire, in accordance with Section 33 of the LLC Agreement and Article VIII of the Master Indenture, to amend the LLC Agreement as provided herein, which amendments, modifications and supplements are not enumerated in Section 8.04(a)(1)-(7) of the Master Indenture; and

NOW, THEREFORE, based upon the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:

AGREEMENTS

1. Defined Terms. All capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the LLC Agreement.

2. Amendment to the LLC Agreement.

(a) Section 36 of the LLC Agreement shall be deleted and replaced in its entirety with the following replacement Section 36:

Section 36. Tax Matters. For Federal (and to the extent possible state and local) income tax purposes, it is intended that the Company will not be an association (or publicly traded partnership) taxable as a corporation and, so long as it has only a single member, that it will be a disregarded entity. The Manager is hereby authorized to file any tax elections necessary to achieve these results. No transfer of an interest in the Company shall be effective if such transfer would cause the Company to be a publicly traded partnership taxable as a corporation.

3. Reference to and Effect on the LLC Agreement; Ratification.

(a) Except as specifically amended above, the LLC Agreement is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects.

(b) Except as expressly set forth above, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party hereto under the LLC Agreement, or constitute a waiver of any provision of any other agreement.

(c) Upon the effectiveness hereof, each reference in the LLC Agreement to “this Agreement”, “Limited Liability Agreement”, “hereto”, “hereunder”, “hereof” or words of like import referring to the LLC Agreement, and each reference in any other Transaction Document to “Limited Liability Company Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the LLC Agreement shall mean and be a reference to the LLC Agreement as amended hereby.

4. Effectiveness. This Amendment shall be effective upon delivery of executed signature pages by all parties hereto. The parties hereto agree and acknowledge that the amendments, modifications set forth herein are being made in connection with a New Issuance and that the related amendments, modifications and supplements are not of the type described in Section 8.04(a)(1)-(7) of the Master Indenture.

5. Counterparts; Facsimile Signature. This Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be as effective as delivery of a manually executed original counterpart of this Amendment.

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6. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE (WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

7. Headings. The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions thereof.

8. Severability. The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment. Whenever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

9. The Indenture Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Issuers and the Indenture Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity, execution or sufficiency of this Amendment and makes no representation with respect thereto. In entering into this Amendment, the Indenture Trustee shall be entitled to the benefit of every provision of the Master Indenture relating to the conduct of or affecting the liability of or affording protection to the Indenture Trustee.

10. Interpretation. Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

[Remainder of Page Intentionally Blank; Signature Pages Follow]

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IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Amendment No. 1 to Limited Liability Company Agreement as of the 14 day of December, 2017.

MEMBER:

SPIRIT REALTY, L.P.

By:	Spirit General OP Holdings, LLC its general partner

	By:	/s/ Phillip D. Joseph, Jr.
Name: Phillip D. Joseph, Jr.
Title: Executive Vice President, Chief Financial Officer and Treasurer

MANAGER:

SPIRIT SPE MANAGER, LLC

By:	/s/ Phillip D. Joseph, Jr.
Name: Phillip D. Joseph, Jr.
Title: Executive Vice President, Chief Financial Officer and Treasurer

INDEPENDENT MANAGER:

Name:

[Amendment No. 1 to Limited Liability Company Agreement of Spirit Master Funding VI, LLC]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Amendment No. 1 to Limited Liability Company Agreement as of the 14 day of December, 2017.

MEMBER:

SPIRIT REALTY, L.P.

By:	Spirit General OP Holdings, LLC its general partner

By:
Name: Phillip D. Joseph, Jr.
Title: Executive Vice President, Chief Financial Officer and Treasurer

MANAGER:

SPIRIT SPE MANAGER, LLC

By:
Name: Phillip D. Joseph, Jr.
Title: Executive Vice President, Chief Financial Officer and Treasurer

INDEPENDENT MANAGER:

/s/ Steven P. Zimmer
Name: Steven P. Zimmer

[Amendment No. 1 to Limited Liability Company Agreement of Spirit Master Funding VI, LLC]

Execution Version

AMENDMENT NO. 1 TO LIMITED LIABILITY COMPANY AGREEMENT OF SPIRIT

MASTER FUNDING VIII, LLC

This Amendment No. 1 to Limited Liability Company Agreement of Spirit Master Funding VIII, LLC (the “Company”), is entered into as of this 14th day of December, 2017 (this “Amendment”), by Spirit Realty, L.P., a Delaware limited partnership, as the sole member (the “Member”), Spirit SPE Manager, LLC, a Delaware limited liability company, as the non-member manager of the Company (the “Manager”) and Steven P. Zimmer, as independent manager (the “Independent Manager”).

WITNESSETH:

WHEREAS, the Member, the Manager and the Independent Manager entered into that certain Limited Liability Company Agreement, dated as of April 24, 2014 (the “LLC Agreement”);

WHEREAS, Article VIII of the Second Amended and Restated Master Indenture, dated as of May 20, 2014, as amended by Amendment No. 1 thereto, dated as of November 26, 2014, and Amendment No. 2 thereto, dated as of the date hereof (as so amended, the “Master Indenture”), among the Company, Spirit Master Funding, LLC, Spirit Master Funding II, LLC, Spirit Master Funding III, LLC, Spirit Master Funding VI, LLC and Spirit Master Funding VIII, LLC (collectively, the “Issuers”) and the Indenture Trustee, and Section 33 of the LLC Agreement permit amendments to the LLC Agreement subject to certain conditions set forth therein;

WHEREAS, the Issuers have entered into that certain Series 2017-1 Supplement to the Master Indenture related to the issuance by the Issuers of $542,400,000 Net-Lease Mortgage Notes, Series 2017-1, Class A and $132,000,000 Net-Lease Mortgage Notes, Series 2017-1, Class B (collectively, the “Series 2017-1 Notes”) on the date hereof (the “Series 2017-1 Notes Issuance”), which constitutes a New Issuance (as defined in the Master Indenture);

WHEREAS, Section 8.04 of the Master Indenture authorizes the Issuers, including the Company, and the other parties thereto to amend, modify or supplement any of the Transaction Documents, including the LLC Agreement, without the consent of the Noteholders, in connection with any New Issuance, including the Series 2017-1 Notes Issuance; provided that consent of holders of 100% of the Aggregate Series Principal Balance affected by such amendment, modification or supplement is required if the related amendments, modifications or supplements to such Transaction Document is set forth in Section 8.04(a)(1)-(7) of the Master Indenture;

WHEREAS, the parties hereto desire, in accordance with Section 33 of the LLC Agreement and Article VIII of the Master Indenture, to amend the LLC Agreement as provided herein, which amendments, modifications and supplements are not enumerated in Section 8.04(a)(1)-(7) of the Master Indenture; and

NOW, THEREFORE, based upon the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:

AGREEMENTS

1. Defined Terms. All capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the LLC Agreement.

2. Amendment to the LLC Agreement.

(a) Section 36 of the LLC Agreement shall be deleted and replaced in its entirety with the following replacement Section 36:

Section 36. Tax Matters. For Federal (and to the extent possible state and local) income tax purposes, it is intended that the Company will not be an association (or publicly traded partnership) taxable as a corporation and, so long as it has only a single member, that it will be a disregarded entity. The Manager is hereby authorized to file any tax elections necessary to achieve these results. No transfer of an interest in the Company shall be effective if such transfer would cause the Company to be a publicly traded partnership taxable as a corporation.

3. Reference to and Effect on the LLC Agreement; Ratification.

(a) Except as specifically amended above, the LLC Agreement is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects.

(b) Except as expressly set forth above, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party hereto under the LLC Agreement, or constitute a waiver of any provision of any other agreement.

(c) Upon the effectiveness hereof, each reference in the LLC Agreement to “this Agreement”, “Limited Liability Agreement”, “hereto”, “hereunder”, “hereof” or words of like import referring to the LLC Agreement, and each reference in any other Transaction Document to “Limited Liability Company Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the LLC Agreement shall mean and be a reference to the LLC Agreement as amended hereby.

4. Effectiveness. This Amendment shall be effective upon delivery of executed signature pages by all parties hereto. The parties hereto agree and acknowledge that the amendments, modifications set forth herein are being made in connection with a New Issuance and that the related amendments, modifications and supplements are not of the type described in Section 8.04(a)(1)-(7) of the Master Indenture.

5. Counterparts; Facsimile Signature. This Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be as effective as delivery of a manually executed original counterpart of this Amendment.

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6. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE (WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

7. Headings. The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions thereof.

8. Severability. The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment. Whenever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

9. The Indenture Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Issuers and the Indenture Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity, execution or sufficiency of this Amendment and makes no representation with respect thereto. In entering into this Amendment, the Indenture Trustee shall be entitled to the benefit of every provision of the Master Indenture relating to the conduct of or affecting the liability of or affording protection to the Indenture Trustee.

10. Interpretation. Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

[Remainder of Page Intentionally Blank; Signature Pages Follow]

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IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Amendment No. 1 to Limited Liability Company Agreement as of the 14 day of December, 2017.

MEMBER:

SPIRIT REALTY, L.P.

By:	Spirit General OP Holdings, LLC its general partner

	By:	/s/ Phillip D. Joseph, Jr.
Name: Phillip D. Joseph, Jr.
Title: Executive Vice President, Chief Financial Officer and Treasurer

MANAGER:

SPIRIT SPE MANAGER, LLC

By:	/s/ Phillip D. Joseph, Jr.
Name: Phillip D. Joseph, Jr.
Title: Executive Vice President, Chief Financial Officer and Treasurer

INDEPENDENT MANAGER:

Name:

[Amendment No. 1 to Limited Liability Company Agreement of Spirit Master Funding VIII, LLC]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Amendment No. 1 to Limited Liability Company Agreement as of the 14 day of December , 2017.

MEMBER:

SPIRIT REALTY, L.P.

By:	Spirit General OP Holdings, LLC its general partner

By:

Name: Phillip D. Joseph, Jr.
Title: Executive Vice President, Chief Financial Officer and Treasurer

MANAGER:

SPIRIT SPE MANAGER, LLC

By:
Name: Phillip D. Joseph, Jr.
Title: Executive Vice President, Chief Financial Officer and Treasurer

INDEPENDENT MANAGER:

/s/ Steven P. Zimmer
Name: Steven P. Zimmer

[Amendment No. 1 to Limited Liability Company Agreement of Spirit Master Funding VIII, LLC]